UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PLURALSIGHT, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)

Title of each class of securities to which transaction applies: Class A Common Stock of Pluralsight, Inc., par value $0.0001 per share (the “Class A common stock”), Class B Common Stock of Pluralsight, Inc., par value $0.0001 per share (the “Class B common stock”), Class C Common Stock of Pluralsight, Inc., par value $0.0001 per share (the “Class C common stock”), and Common Units of Pluralsight Holdings, LLC (the “Holdings units”).

(2)

Aggregate number of securities to which transaction applies: As of the close of business on December 28, 2020, 121,635,561 shares of Class A common stock were outstanding; 3,638,712 shares of Class A common stock were issuable upon the exercise of outstanding stock options; 9,532,751 shares of Class A common stock were underlying outstanding restricted stock units; 713,417 shares of Class A common stock were underlying outstanding performance restricted stock units (assuming, if applicable, the achievement of all applicable performance goals at 200% maximum levels); 25,081,790 Holdings units and corresponding shares of Class B common stock or Class C common stock were outstanding; 562,500 Holdings units were underlying outstanding restricted stock units of Pluralsight Holdings, LLC; and 482,942 unvested incentive Holdings units and corresponding shares of Class B common stock or Class C common stock were outstanding.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The maximum aggregate value was determined based upon the sum of: (A) 121,635,561 shares of Class A common stock multiplied by $20.26 per share; (B) 12,008,579 shares of Class B common stock multiplied by $0.0001 per share; (C) 13,073,211 shares of Class C common stock multiplied by $0.0001 per share; (D) options to purchase 3,638,712 shares of Class A common stock multiplied by $5.56 per option (the difference between $20.26 and the weighted average exercise price of $14.70 per share); (E) 9,532,751 shares of Class A common stock underlying restricted stock units multiplied by $20.26 per share; (F) 713,417 shares of Class A common stock underlying performance restricted stock units multiplied by $20.26 per share; (G) 25,081,790 Holdings units multiplied by $20.26 per share; (H) 562,500 Holdings units underlying restricted stock units of Pluralsight Holdings, LLC multiplied by $20.26 per share; (I) 482,942 unvested incentive Holdings units multiplied by $20.26 per share; (J) 155,366 shares of Class B common stock corresponding to unvested incentive Holdings units multiplied by $0.0001 per share; and (K) 327,576 shares of Class C common stock corresponding to unvested incentive Holdings units multiplied by $0.0001 per share.

	(4)	Proposed maximum aggregate value of transaction: $3,221,495,345.05
	(5)	Total fee paid: $351,465.14 In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filed fee was determined by multiplying $3,221,495,345.05 by ..0001091.

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED JANUARY 7, 2021

PLURALSIGHT, INC.

42 Future Way

Draper, UT 84020

[                ], 2021

Dear Pluralsight Stockholder:

You are cordially invited to attend a special meeting (including any adjournments, postponements or other delays thereof, the “special meeting”) of stockholders of Pluralsight, Inc. (“Pluralsight”) to be held on [                ], 2021, at [                ] Mountain time. The special meeting will be held exclusively online via a live interactive webcast on the internet at [                ]. You will be able to listen to the special meeting live, submit questions during the meeting and vote online. We elected to use a virtual meeting given the current public health implications of the COVID-19 pandemic and our desire to promote the health and welfare of our stockholders.

At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated December 11, 2020 (as it may be amended from time to time, the “merger agreement”), by and among Pluralsight, Lake Holdings, LP (“Parent I”), Lake Guarantor, LLC (“Parent II” and together with Parent I, the “Parent Entities”), Lake Merger Sub I, Inc. (“Merger Sub I”), Lake Merger Sub II, LLC (“Merger Sub II” and together with Merger Sub I, the “Merger Subs” and together with the Parent Entities and Merger Sub I, the “Buyer Parties”) and Pluralsight Holdings, LLC (“Pluralsight Holdings” and together with Pluralsight, the “Pluralsight Parties”). Pursuant to the terms of the merger agreement, Merger Sub II will merge with and into Pluralsight Holdings (the “Holdings merger”), with Pluralsight Holdings continuing as the surviving entity in the Holdings merger, and Merger Sub I will merge with and into Pluralsight (the “Pluralsight merger” and together with the Holdings merger, the “mergers”), with Pluralsight continuing as the surviving corporation in the Pluralsight merger. The Buyer Parties are entities that are affiliated with Vista Equity Partners Management, LLC, a leading private equity firm focused on investments in software, data and technology-enabled companies.

If the mergers are completed, at the effective times of the mergers:

•

each share of class A common stock of Pluralsight (the “Class A common stock”) outstanding as of immediately prior to the effective time of the Pluralsight merger (except as otherwise provided in the merger agreement) will be cancelled and automatically converted into the right to receive cash in an amount equal to $20.26, without interest; and

•

each common unit of Pluralsight Holdings (the “Holdings units”) outstanding as of immediately prior to the effective time of the Holdings merger (except as otherwise provided in the merger agreement) will be cancelled and automatically converted into the right to receive cash in an amount equal to $20.26, without interest.

In addition, at the effective time of the Pluralsight merger, each share of class B common stock of Pluralsight (the “Class B common stock”) and each share of Class C common stock of Pluralsight (the “Class C common stock” and, together with the Class A common stock and the Class B common stock, the “common stock”), which correspond on a one-for-one basis with the Holdings units, outstanding as of immediately prior to the effective time of the Pluralsight merger (except as otherwise provided in the merger agreement) will be cancelled and automatically converted into the right to receive cash in an amount equal to $0.0001, without interest, as provided in the amended and restated certificate of incorporation of Pluralsight.

Following the mergers, Pluralsight will no longer have its shares of Class A common stock listed for trading on the Nasdaq.

The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the mergers. A copy of the merger agreement is attached as Annex A to the proxy statement.

The proxy statement also describes the actions and determinations of the Pluralsight Board of Directors (the “Pluralsight Board”) and the Transaction Committee of the Pluralsight Board (the “Transaction Committee”) in connection with their consideration of the merger agreement and the mergers and related matters. You should carefully read and consider the entire enclosed proxy statement and its annexes, including the merger agreement, as they contain important information about, among other things, the mergers and how they affect Pluralsight stockholders.

The Transaction Committee and the Pluralsight Board, after considering the factors more fully described in the enclosed proxy statement, have each unanimously: (1) determined that the merger agreement, the mergers and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, Pluralsight and its stockholders; and (2) adopted and approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement. The Pluralsight Board recommends that Pluralsight stockholders vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the advisory non-binding vote on merger-related compensation for Pluralsight’s named executive officers.

Whether or not you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the mergers unless the proposal to adopt the merger agreement is approved by the affirmative vote of each of (1) the holders of a majority of the voting power of the outstanding shares of common stock (voting together as a single class) and (2) the holders of a majority of the voting power of the outstanding shares of common stock (voting together as a single class) not held by any party to Pluralsight’s Tax Receivable Agreement, any person that Pluralsight has determined to be an “officer” of Pluralsight within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, and any other stockholder known by certain executive officers of Pluralsight to be an affiliate or immediate family member of any of the foregoing.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders may call toll free: (877) 687-1866

Banks and Brokers may call collect: (212) 750-5833

On behalf of the Pluralsight Board, I thank you for your support and appreciate your consideration of these matters.

Sincerely,

Aaron Skonnard President and Chief Executive Officer

The accompanying proxy statement is dated [                ], 2021 and, together with the enclosed form of proxy card, is first being mailed on or about [                ], 2021.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED JANUARY 7, 2021

PLURALSIGHT, INC.

42 Future Way

Draper, UT 84020

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [                ], 2021

Notice is hereby given that a special meeting of stockholders (including any adjournments, postponements or other delays thereof, the “special meeting”) of Pluralsight, Inc., a Delaware corporation (“Pluralsight”) will be held via a live webcast on [                ], 2021, at [                ] Mountain time, for the following purposes:

1. To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated December 11, 2020, (the “merger agreement”), by and among Pluralsight, Lake Holdings, LP (“Parent I”), Lake Guarantor, LLC (“Parent II” and together with Parent I, the “Parent Entities”), Lake Merger Sub I, Inc. (“Merger Sub I”), Lake Merger Sub II, LLC (“Merger Sub II” and together with Merger Sub I, the “Merger Subs” and together with the Parent Entities and Merger Sub I, the “Buyer Parties”) and Pluralsight Holdings, LLC (“Pluralsight Holdings” and together with Pluralsight, the “Pluralsight Parties”). Pursuant to the terms of the merger agreement, Merger Sub II will merge with and into Pluralsight Holdings (the “Holdings merger”), with Pluralsight Holdings continuing as the surviving entity in the Holdings merger, and Merger Sub I will merge with and into Pluralsight (the “Pluralsight merger” and together with the Holdings merger, the “mergers”), with Pluralsight continuing as the surviving corporation in the Pluralsight merger;

2. To consider and vote on any proposal to adjourn the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

3. To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable by Pluralsight to its named executive officers in connection with the mergers.

The special meeting will be held by means of a live interactive webcast on the internet at [                ]. You will be able to listen to the special meeting live, submit questions during the meeting and vote online. The special meeting will begin promptly at [                ], Mountain time. Online check-in will begin at [                ], Mountain time. You will need the control number found on your proxy card or voting instruction form in order to vote at the special meeting.

Only stockholders of record as of the close of business on [                ], 2021, are entitled to notice of the special meeting and to vote at the special meeting.

The Pluralsight Board of Directors (the “Pluralsight Board”) unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the advisory non-binding vote on merger-related compensation for Pluralsight’s named executive officers.

Whether or not you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

By Order of the Pluralsight Board,

Aaron Skonnard President and Chief Executive Officer

Dated: [                ], 2021

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the special meeting.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

If you are a stockholder of record, voting at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote at the special meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the internet or by telephone or (3) vote at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

You should carefully read and consider the entire accompanying proxy statement and its annexes, including, but not limited to, the merger agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the mergers and how they affect Pluralsight stockholders. If you have any questions concerning the merger agreement, the mergers, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders may call toll free: (877) 687-1866

Banks and Brokers may call collect: (212) 750-5833

i

ii

SUMMARY

This summary highlights selected information from this proxy statement related to the mergers, and may not contain all of the information that is important to you. To understand the mergers more fully and for a more complete description of the legal terms of the mergers, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the merger agreement, along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the mergers and how they affect Pluralsight stockholders. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.” The merger agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire merger agreement, which is the legal document that governs the mergers.

Except as otherwise specifically noted in this proxy statement, the following terms have the following meanings:

•	“Pluralsight,” “we,” “our,” “us” and similar words refer to Pluralsight, Inc.

•	“Pluralsight Holdings” refers to Pluralsight Holdings, LLC.

•	“Pluralsight Parties” refer to Pluralsight and Pluralsight Holdings, collectively.

•	“Parent I” refers to Lake Holdings, LP, “Parent II” refers to Lake Guarantor, LLC, and the “Parent Entities” refer to Parent I and Parent II, collectively.

•	“Merger Sub I” refers to Lake Merger Sub I, Inc., “Merger Sub II” refers to Lake Merger Sub II, LLC, and the “Merger Subs” refer to Merger Sub I and Merger Sub II, collectively.

•	“Buyer Parties” refer to the Parent Entities and the Merger Subs, collectively.

•

“Surviving Corporation” refers to the surviving corporation in the Pluralsight merger (as defined below), the “Surviving LLC” refers to the surviving limited liability company in the Holdings merger (as defined below), and the “Surviving Entities” refer to the Surviving Corporation and the Surviving LLC, collectively.

•	“Merger agreement” refers to the Agreement and Plan of Merger, dated December 11, 2020, by and among the Pluralsight Parties and the Buyer Parties, as it may be amended from time to time.

•

“Class A common stock” refers to our Class A Common Stock, par value $0.0001 per share, “Class B common stock” refers to our Class B Common Stock, par value $0.0001 per share, “Class C common stock” refers to our Class C Common Stock, par value $0.0001 per share, and “common stock” refers to our Class A common stock, Class B common stock and Class C common stock, collectively.

•	“Holdings units” refer to common units of Pluralsight Holdings contemplated by the amended and restated limited liability company agreement of Pluralsight Holdings.

•	“Stockholders” refer to the holders of common stock and “unitholders” refer to the holders of Holdings units (other than Pluralsight).

•	“Pluralsight Board” refers to the Pluralsight Board of Directors.

Certain other terms used in this proxy statement are defined elsewhere in this proxy statement. Unless defined in this proxy statement, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the merger agreement.

Parties Involved in the Mergers

Pluralsight, Inc.

Pluralsight, together with its subsidiaries, is a leading cloud-based technology skills development platform committed to closing the global technology skills gap. Learners on our platform can acquire today’s most valuable technology skills through high-quality learning experiences delivered by subject-matter experts. Real-time measurement and assessment of a learner’s performance on our platform provides technology leaders with visibility into the capabilities of their teams and confidence their teams will deliver on critical objectives. Our platform empowers teams to keep up with the pace of technological change, puts the right people on the right projects, and boosts productivity.

Pluralsight is a holding company and has no material assets other than its ownership of the Holdings units.

For the years ended December 31, 2019, 2018, and 2017 and the nine months ended September 30, 2020, Pluralsight’s consolidated revenue totaled $316.9 million, $232.0 million, $166.8 million and $286.9 million, respectively. Pluralsight’s consolidated net loss for the years ended December 31, 2019, 2018, and 2017 and the nine months ended September 30, 2020, was $163.6 million, $146.8 million, $96.5 million and $121.0 million, respectively.

Pluralsight was incorporated in Delaware in December 2017.

Pluralsight Holdings, LLC

Pluralsight Holdings is a subsidiary of Pluralsight, and owns directly or indirectly all of the material operating and other assets indirectly owned by Pluralsight. As of December 28, 2020, the unitholders (other than Pluralsight) held approximately 17.4% of the outstanding Holdings units.

As the sole managing member and manager of Pluralsight Holdings, Pluralsight has the sole voting interest in Pluralsight Holdings and controls all of the business operations, affairs, and management of Pluralsight Holdings. Accordingly, Pluralsight consolidates the financial results of Pluralsight Holdings and reports the non-controlling interests of the unitholders’ Holdings units on its consolidated financial statements.

Pluralsight Holdings was formed in Delaware in August 2014.

Lake Holdings, LP

Parent I was formed on December 7, 2020, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the mergers.

Lake Guarantor, LLC

Parent II was formed on December 7, 2020, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the mergers.

Lake Merger Sub I, Inc.

Merger Sub I is a wholly owned direct subsidiary of Parent I and was formed on December 7, 2020, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the mergers.

Lake Merger Sub II, LLC

Merger Sub II is a wholly owned direct subsidiary of Parent II and was formed on December 7, 2020, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the mergers.

The Buyer Parties are each affiliated with Vista Equity Partners Fund VII, L.P. (“Vista Fund VII”), and the Buyer Parties and Vista Fund VII are each affiliated with Vista Equity Partners Management, LLC (“Vista”). Vista is a leading private equity firm focused on investments in software, data and technology-enabled companies.

In connection with the transactions contemplated by the merger agreement, Vista Fund VII has provided the Parent Entities with an equity commitment of up to $3.06 billion, which will be available, together with cash on hand at Pluralsight as of the closing of the mergers, to fund the aggregate merger consideration and to pay the fees, expenses and other amounts required to be paid in connection with the closing of the mergers by the Pluralsight Parties and the Buyer Parties. For more information, please see the section of this proxy statement captioned “The Mergers—Financing of the Mergers.”

The Mergers

Upon the terms and subject to the conditions of the merger agreement, at the effective time of the Holdings merger, Merger Sub II will merge with and into Pluralsight Holdings, with Pluralsight Holdings continuing as the surviving entity in the Holdings merger. At the effective time of the Pluralsight merger, which will immediately follow the Holdings merger, Merger Sub I will merge with and into Pluralsight, with Pluralsight continuing as the surviving corporation in the Pluralsight merger. As a result of the mergers, Pluralsight’s Class A common stock will no longer be publicly traded, and will be delisted from the Nasdaq. In addition, Pluralsight’s Class A common stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Pluralsight will no longer file periodic reports with the United States Securities and Exchange Commission (the “SEC”). If the mergers are completed, you will not own any shares of the capital stock of Pluralsight following the effective time of the Pluralsight merger. The mergers will become effective upon the filing of the certificates of merger with respect to the mergers with the Secretary of State of the State of Delaware (or at such later time as may be specified in the certificates of merger).

Merger Consideration

Pluralsight Common Stock and Holdings Units

At the effective time of the Pluralsight merger, each share of Class A common stock outstanding as of immediately prior to the effective time of the Pluralsight merger (except as described below) will be cancelled and automatically converted into the right to receive cash in an amount equal to $20.26, without interest (the “Per Share Price”).

At the effective time of the Holdings merger, each Holdings unit outstanding as of immediately prior to the effective time of the Holdings merger (other than the Holdings units held by the Pluralsight Parties) will be cancelled and automatically converted into the right to receive cash in an amount equal to $20.26, without interest (the “Per Unit Price”).

In addition, at the effective time of the Pluralsight merger, each share of Class B common stock and each share of Class C common stock, which correspond on a one-for-one basis with the Holdings units, outstanding as of immediately prior to the effective time of the Pluralsight merger (except as described below) will be cancelled and automatically converted into the right to receive cash in an amount equal to $0.0001, without interest (the “Class B Per Share Price” and “Class C Per Share Price” as applicable), as provided in the amended and restated certificate of incorporation of Pluralsight (the “Pluralsight Charter”).

Each share of common stock that is either (1) held by the Pluralsight Parties and their respective subsidiaries, (2) owned by the Buyer Parties, (3) owned by any direct or indirect wholly owned subsidiary of the Buyer Parties or (4) owned by stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares of common stock under Delaware law (collectively, the “Excluded Shares”) will not be converted into the right to receive the consideration described above.

At or immediately prior to the closing, the Parent Entities will deposit sufficient funds to pay the aggregate consideration to stockholders and unitholders with a designated payment agent for payment of each share of common stock (other than the Excluded Shares) owned by each stockholder and each Holdings unit owned by unitholders (other than the Pluralsight Parties). For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.”

After the mergers are completed, stockholders and unitholders will have the right to receive the Per Share Price, the Per Unit Price, the Class B Per Share Price or the Class C Per Share Price, as applicable, but stockholders and unitholders will no longer have any rights as a stockholder of Pluralsight or a unitholder of Pluralsight Holdings (except that stockholders who properly exercise their appraisal rights may have the right to receive payment for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement captioned “The Mergers—Appraisal Rights.”

Treatment of Pluralsight Options, Pluralsight RSUs, Pluralsight PSUs, Holdings RSUs, and Holdings Incentive Units

The merger agreement generally provides that equity awards granted under equity incentive plans of Pluralsight and Pluralsight Holdings, including options to purchase shares of Class A common stock, restricted stock units covering shares of Class A and Class B common stock or Holdings units, performance-based restricted stock units covering shares of Class A common stock, or Holdings incentive units that are outstanding and vested as of immediately before the closing date of the mergers will be cancelled and converted into cash consideration equal to $20.26 multiplied by the number of vested shares or units subject to the equity award (less the applicable per share exercise price of those vested shares, with respect to any options), subject to any required tax withholdings, payable shortly after the closing of the mergers. Certain equity awards that are outstanding and unvested as of immediately before the closing date of the mergers will be cancelled and converted into cash consideration (the “cash replacement amount”) equal to $20.26 multiplied by the number of unvested shares or units subject to the equity award (less the applicable per share exercise price of those unvested shares, with respect to any options), subject to any required tax withholdings, which consideration will be subject to generally the same terms as the corresponding, cancelled equity award, including vesting conditions; provided that, with respect to performance-based restricted stock units, the number of unvested shares of our common stock for purposes of determining the cash replacement amount will be based on actual performance of the performance objectives if the applicable performance period specified in the underlying award agreement had been completed as of the closing of the mergers and the determination of the achievement of the applicable performance objectives had not yet been made as of the closing of the mergers, and the applicable cash replacement amount will be paid within 30 days following the end of the original performance period, subject to the holder’s continued service with the Parent Entities and their affiliates through the end of such original performance period. Any options with a per share exercise price equal to or above $20.26 will be cancelled at the effective time of the Pluralsight merger for no payment or consideration. Equity incentive plans of Pluralsight and Pluralsight Holdings will terminate as of the effective times of the mergers. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Outstanding Pluralsight Options, Pluralsight RSUs, Pluralsight PSUs, Holdings RSUs and Holdings Incentive Units.”

Treatment of Purchase Rights under the 2018 Employee Stock Purchase Plan

The merger agreement generally provides that no new offering periods or purchase periods will begin under Pluralsight’s 2018 Employee Stock Purchase Plan (the “ESPP”) after December 11, 2020, any outstanding offering period will end no later than five days before the effective times of the mergers, and the ESPP will terminate as of the effective times of the mergers. In addition, with respect to any offering periods in effect on December 11, 2020, as of such date, no new participants will be permitted in the ESPP and existing participants will not be allowed to increase payroll contribution rates. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Purchase Rights under the 2018 Employee Stock Purchase Plan.” In addition, the ESPP equivalent program in which Aaron Skonnard and James Budge participate that allows each of Mr. Skonnard and Mr. Budge to receive Class A common stock on each ESPP exercise date in lieu of their respective participation in the ESPP (the “ESPP equivalent program”) will be terminated no later than the effective times of the mergers.

Material U.S. Federal Income Tax Consequences of the Mergers

The receipt of cash by stockholders in exchange for shares of common stock in the Pluralsight merger will be a taxable transaction to U.S. Holders (as defined under the caption, “The Mergers—Material U.S. Federal Income Tax Consequences of the Pluralsight Merger”) for U.S. federal income tax purposes. Such receipt of cash by each stockholder that is a U.S. Holder generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Pluralsight merger per share and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the Pluralsight merger by such stockholder. Backup withholding may also apply to the cash payments made pursuant to the Pluralsight merger, unless the U.S. Holder complies with certification procedures under the backup withholding rules.

Stockholders that are Non-U.S. Holders (as defined under the caption, “The Mergers—Material U.S. Federal Income Tax Consequences of the Pluralsight Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the Pluralsight merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to the backup withholding rules described above unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding.

Stockholders should read the section of this proxy statement captioned “The Mergers—Material U.S. Federal Income Tax Consequences of the Pluralsight Merger.”

Stockholders should also consult their own tax advisors concerning the U.S. federal income tax consequences relating to the mergers in light of their particular circumstances and any consequences arising under U.S. federal estate, gift and other non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Appraisal Rights

If the mergers are consummated and certain conditions are met, stockholders who continuously hold shares of Pluralsight common stock through the effective time of the Pluralsight merger, who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares and who do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Pluralsight merger under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”). This means that stockholders may be entitled to have their shares of common stock appraised by the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the mergers, together with interest to be paid on the amount determined to be the fair value, if any, as determined by the court, as described further below. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares of common stock.

To exercise appraisal rights, stockholders must: (1) submit a written demand for appraisal to Pluralsight before the vote is taken on the proposal to adopt the merger agreement; (2) not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement; (3) continue to hold shares of common stock of record through the effective time of the Pluralsight merger; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. Failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Pluralsight unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced in Annex C to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee. For more information, please see the section of this proxy statement captioned “The Mergers—Appraisal Rights.”

Regulatory Approvals Required for the Mergers

Under the merger agreement, the mergers cannot be completed until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has expired or been terminated. For more information, please see the section of this proxy captioned “The Mergers—Regulatory Approvals Required for the Mergers.”

On December 21, 2020, the filings required to be made under the HSR Act were made.

Completion of the mergers is further subject to the receipt of other required regulatory approvals or clearances under the competition laws of Austria and Germany, and under the foreign investment laws of Australia and New Zealand, unless a relevant exemption applies.

Closing Conditions

The obligations of the Pluralsight Parties and the Buyer Parties, as applicable, to consummate the mergers are subject to the satisfaction or waiver of certain conditions, including (among other conditions), the following:

•	the absence of any law or order restraining, enjoining or otherwise prohibiting the mergers;

•

the adoption of the merger agreement by the affirmative vote of each of (1) the holders of a majority of the voting power of the outstanding shares of common stock (voting together as a single class) and (2) the holders of a majority of the voting power of the outstanding shares of common stock (voting together as a single class) not held by (a) any party to the TRA (as defined below), (b) any person that Pluralsight has determined to be an “officer” of Pluralsight within the meaning of Rule 16a-1(f) of the Exchange Act and (c) any other stockholder known by certain executive officers of Pluralsight to be an affiliate or immediate family member of any of the foregoing (the “Pluralsight excluded parties”);

•	the expiration or termination of the applicable waiting period under the HSR Act and the receipt of certain other required regulatory approvals or clearances;

•

in the case of the Buyer Parties, the absence of any change, event, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that have occurred on or prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or would reasonably be expected to have a Company Material Adverse Effect on the business, financial condition or results of operations of the Pluralsight Parties and their subsidiaries, taken as a whole;

•

the accuracy of the representations and warranties of the Pluralsight Parties and the Buyer Parties in the merger agreement, subject to materiality qualifiers, as of the closing date of the mergers or the date in respect of which such representation or warranty was specifically made; and

•

the performance in all material respects by the Pluralsight Parties and the Buyer Parties of their respective obligations required to be performed by them under the merger agreement at or prior to the closing date of the mergers.

Financing of the Mergers

The obligation of the Buyer Parties to consummate the mergers is not subject to any financing condition. In connection with the financing of the mergers, Vista Fund VII and the Parent Entities have entered into an equity commitment letter, dated as of December 11, 2020 (the “Equity Commitment Letter”), pursuant to which Vista Fund VII has agreed to provide the Parent Entities with an equity commitment of up to $3.06 billion in cash, which will be available, together with cash on hand at Pluralsight as of the closing of the mergers, to fund the aggregate merger consideration (including payments in respect of our outstanding equity-based awards payable in connection with the closing of the mergers pursuant to the merger agreement) and to pay the fees, expenses and other amounts required to be paid in connection with the closing of the mergers by the Pluralsight Parties and the Buyer Parties. Pluralsight has a contractual right to enforce the Equity Commitment Letter against Vista Fund VII and, under the terms of the merger agreement, Pluralsight has the right to specifically enforce the Parent Entities’ obligation to consummate the mergers, subject to the satisfaction of the conditions to the Buyer Parties’ obligations to consummate the mergers set forth in the merger agreement.

Pursuant to the limited guaranty delivered by Vista Fund VII in favor of the Pluralsight Parties, dated as of December 11, 2020 (the “Limited Guaranty”), Vista Fund VII has agreed to guarantee the payment of all of the liabilities and obligations of the Buyer Parties under the merger agreement, subject to an aggregate cap equal to $209.2 million, plus amounts in respect of certain reimbursement and indemnification obligations of the Buyer Parties for certain costs, expenses or losses incurred or sustained by the Pluralsight Parties and their subsidiaries, as specified in the merger agreement. For more information, please see the section of this proxy statement captioned “The Mergers—Financing of the Merger.”

The Voting and Support Agreements

On December 11, 2020, following approval thereof by the Pluralsight Board, each of Aaron Skonnard, Pluralsight’s Chief Executive Officer and chairman of the Pluralsight Board, Frederick Onion, a member of the

Pluralsight Board, and certain stockholder entities affiliated with Messrs. Skonnard and Onion entered into a voting and support agreement with Pluralsight and the Parent Entities (the “voting agreements”). The voting agreements provide that the stockholders party to the voting agreements (the “voting agreement stockholders”) will vote their shares of common stock (i) in favor of the adoption of the merger agreement and the approval of the mergers and other transactions contemplated by the merger agreement, (ii) in favor of any proposal recommended by the Pluralsight Board (or a committee thereof) that is intended to facilitate the consummation of the transactions contemplated by the merger agreement, (iii) in favor of any non-binding advisory vote on “golden parachute” executive compensation arrangements and/or (iv) except as described below, against any Acquisition Proposal or any other action or agreement which would reasonably be expected to result in any of the conditions to the Pluralsight Parties’ obligations to consummate the mergers not being fulfilled. In addition, if Pluralsight terminates the merger agreement to enter into an Alternative Acquisition Agreement pursuant to and in accordance with the “fiduciary out” provisions of the merger agreement (or terminates such Alternative Acquisition Agreement to enter into an Alternative Acquisition Agreement, in one or more iterations) that has been approved and recommended by the Pluralsight Board, the voting agreements also provide that the voting agreement stockholders will vote in favor of the Acquisition Transaction to be effected pursuant to such Alternative Acquisition Agreement then in effect. The voting agreements also contain restrictions on transfer of shares of common stock, Holdings units and other equity interests of the Pluralsight Parties held by the voting agreement stockholders, subject to certain exceptions. The voting agreement stockholders have also waived appraisal rights in connection with the mergers, and have agreed not to raise certain legal challenges to the mergers.

As of the record date, the voting agreement stockholders held, in the aggregate, shares of common stock representing approximately [    ]% of the voting power of the total outstanding shares of common stock. For more information, please see the section of this proxy statement captioned “The Mergers—The Voting and Support Agreements.”

Amendment to the Tax Receivable Agreement

Concurrent with the initial public offering of shares of its common stock and related reorganization transactions undertaken in connection with the initial public offering, Pluralsight entered into a tax receivable agreement (the “TRA”) with certain members of Pluralsight Holdings who retained Holdings units after the initial public offering. The TRA provided for payment to such members and their assignees (the “TRA beneficiaries”) of approximately 85% of the amount of the calculated tax savings, if any, Pluralsight will realize due to future exchanges of Holdings units (together with the corresponding shares of Class B or Class C common stock, as applicable) for Class A common stock, and the acceleration of such payments in connection with a change of control of Pluralsight.

On December 11, 2020, in connection with the execution of the merger agreement, Pluralsight and Pluralsight Holdings entered into an amendment to the TRA (the “TRA amendment”) with the representative of the TRA beneficiaries (the “TRA Representative”) and certain other TRA beneficiaries, in accordance with the terms of the TRA. The TRA amendment establishes that the parties to the TRA (other than Pluralsight and Pluralsight Holdings) will be entitled to receive an aggregate amount of $127 million in connection with the closing of the mergers in full satisfaction of the payment obligations to the TRA beneficiaries under the TRA. This represents a reduction of approximately $290 million, which is an approximately 70% reduction of the estimated aggregate amount of approximately $417 million that would have otherwise been payable to the TRA beneficiaries under the TRA in respect of a change of control of Pluralsight at the implied price per share of Class A common stock offered by Vista (such implied price equating to $18.46 per share of Class A common stock if there were no reduction in the amount of aggregate accelerated change of control payments required to be made under the then-current terms of the TRA), absent the TRA amendment. In addition, if Pluralsight terminates the merger agreement to enter into an Alternative Acquisition Agreement pursuant to and in accordance with the “fiduciary out” provisions of the merger agreement (or terminates such Alternative Acquisition Agreement to enter into another Alternative Acquisition Agreement, in one or more iterations), the agreements in the TRA amendment also apply in connection with the Acquisition Transaction to be effected pursuant to such Alternative Acquisition Agreement then in effect. Ryan Hinkle, a director of Pluralsight, is a Managing Director of Insight Venture Management, LLC, an affiliate of the TRA Representative. Under the TRA amendment, Pluralsight agreed to indemnify the TRA Representative for losses in connection with its approval of the TRA amendment. For more information, please see the section of this proxy statement captioned “The Mergers—Amendment to the Tax Receivable Agreement.”

The Special Meeting

Date, Time and Place

A special meeting of stockholders to consider and vote on the proposal to adopt the merger agreement will be held on [    ], 2021, at [    ] Mountain time (including any adjournments, postponements or other delays thereof, the “special meeting”). The special meeting will be held exclusively online via a live interactive webcast on the internet at [                ]. We elected to use a virtual meeting given the current public health implications of the COVID-19 pandemic and our desire to promote the health and welfare of our stockholders. You will need the control number found on your proxy card or voting instruction form in order to vote at the special meeting.

Record date; Shares Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of common stock at the close of business on [    ], 2021 (the “record date”). At the special meeting, each stockholder will have one vote for each share of Class A common stock and Class B common stock that it owns as of the close of business on the record date, and ten votes for each share of Class C common stock that it owns as of the close of business on the record date.

As of the record date, there were [        ] shares of Class A common stock outstanding and entitled to vote at the special meeting, [        ] shares of Class B Stock outstanding and entitled to vote at the special meeting and [        ] shares of Class C Stock outstanding and entitled to vote at the special meeting. As of the record date, (1) there were [        ] shares of Class A common stock outstanding and entitled to vote at the special meeting not held of record by the Pluralsight excluded parties and (2) all shares of Class B common stock and Class C common stock were held of record by the Pluralsight excluded parties.

Quorum

As of the record date, there were [    ] shares of Class A common stock outstanding and entitled to vote at the special meeting, [    ] shares of Class B Stock outstanding and entitled to vote at the special meeting and [    ] shares of Class C Stock outstanding and entitled to vote at the special meeting. The holders of a majority of the voting power of Pluralsight’s capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the special meeting.

Requisite Stockholder Approvals

The consummation of the mergers is subject to (among other conditions) the adoption of the merger agreement by the affirmative vote of each of (1) the holders of a majority of the voting power of the outstanding shares of common stock (voting together as a single class) as of the record date and (2) the holders of a majority of the voting power of the outstanding shares of common stock (voting together as a single class) as of the record date not held by the Pluralsight excluded parties (the “requisite stockholder approvals”).

Approval of the proposal to adjourn the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the voting power of the shares present at the special meeting or represented by proxy at the special meeting and entitled to vote on the proposal.

Approval of the advisory non-binding vote on merger-related compensation for named executive officers requires the affirmative vote of a majority of the voting power of the shares present at the special meeting or represented by proxy at the special meeting and entitled to vote on the proposal.

As of the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, shares of common stock representing [    ] votes, representing approximately [    ]% of the voting power of the total shares of common stock outstanding as of the record date. The voting agreement stockholders, as required under the voting agreements, will vote their shares of common stock in favor of the proposal to adopt the merger agreement. For more information, please see the section of this proxy statement captioned “The Mergers—The Voting and Support Agreements.”

Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of common stock: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the advisory non-binding vote on merger-related compensation for Pluralsight’s named executive officers.

Recommendation of the Pluralsight Board

In connection with its consideration of the matters described in this proxy statement, the Pluralsight Board established the Transaction Committee of the Pluralsight Board (the “Transaction Committee”), and resolved that Pluralsight will not effectuate any potential business combination or other similar strategic transaction involving Pluralsight, including the mergers, if such combination or transaction has not first been approved or recommended by the Transaction Committee. For more information on the actions and determinations of the Pluralsight Board and the Transaction Committee in connection with their consideration of the merger agreement and the mergers, please see the section of this proxy statement captioned “The Mergers—Background of the Mergers.”

After considering various factors described in this proxy statement under the caption, “The Mergers—Recommendation of the Transaction Committee and the Pluralsight Board and Reasons for the Mergers,” the Transaction Committee and the Pluralsight Board have each unanimously: (1) determined that the merger agreement, the mergers and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, Pluralsight and its stockholders; and (2) adopted and approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement. The Transaction Committee also recommended that the Pluralsight Board adopt and approve the merger agreement, the mergers and the other transactions contemplated by the merger agreement.

The Pluralsight Board also unanimously recommends that Pluralsight stockholders vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the advisory non-binding vote on merger-related compensation for Pluralsight’s named executive officers.

Prior to the adoption of the merger agreement by stockholders, under certain circumstances, the Pluralsight Board may withdraw or change the foregoing recommendation if it determines in good faith (after consultation with its financial advisor and its outside legal counsel) that failure to do so would be inconsistent with the Pluralsight Board’s fiduciary duties under applicable law. However, the Pluralsight Board cannot withdraw or change the foregoing recommendation unless it complies with certain procedures in the merger agreement, including, but not limited to, negotiating with the Parent Entities and their representatives in good faith over a four business day period so that a failure to make a Pluralsight Board Recommendation Change (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Pluralsight Board’s Recommendation; Pluralsight Board Recommendation Change”) would no longer be inconsistent with the Pluralsight Board’s fiduciary duties under applicable law. The termination of the merger agreement by Parent I following the withdrawal by the Pluralsight Board of its recommendation that stockholders adopt the merger agreement will result in the payment by Pluralsight of a termination fee to the Parent Entities in the amount of $104.6 million. The termination of the merger agreement by Pluralsight following the Pluralsight Board’s authorization for Pluralsight to enter into a definitive agreement to consummate an Acquisition Transaction contemplated by a Superior Proposal will result in the payment by Pluralsight of a termination fee to the Parent Entities in the amount of $104.6 million. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Pluralsight Board’s Recommendation; Pluralsight Board Recommendation Change.”

Fairness Opinion of Qatalyst

Pluralsight engaged Qatalyst Partners LP (“Qatalyst”) to act as financial advisor in connection with the matters described in this proxy statement based on Qatalyst’s qualifications, expertise and reputation, and its knowledge of the industry in which Pluralsight operates. At the meeting of the Pluralsight Board on December 11, 2020, Qatalyst rendered to the Pluralsight Board its oral opinion, subsequently confirmed in writing, to the effect that, as of December 11, 2020, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Per Share Price to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of Class A common stock, other than the Parent Entities or any affiliates of the Parent Entities, was fair, from a financial point of view, to such holders.

The full text of the opinion of Qatalyst, dated as of December 11, 2020, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst in rendering its opinion. You should read the opinion carefully in its entirety.

Qatalyst’s opinion was provided to the Pluralsight Board and addressed only, as of the date of the opinion, the fairness, from a financial point of view, of the Per Share Price to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of Class A common stock, other than the Parent Entities or any affiliates of the Parent Entities, to such holders. It does not address any other aspect of the mergers. It does not constitute a recommendation to any stockholder of Pluralsight as to how to vote with respect to the mergers or any other matter and does not in any manner address the price at which the shares of Class A common stock will trade at any time.

For a description of the opinion that the Pluralsight Board received from Qatalyst, see the section of this proxy statement captioned “The Mergers—Fairness Opinion of Qatalyst.”

Interests of Pluralsight’s Directors and Executive Officers in the Mergers

When considering the recommendation of the Pluralsight Board that you vote to approve the proposal to adopt the merger agreement, Pluralsight stockholders should be aware that Pluralsight’s directors and executive officers may have interests in the mergers that are different from, or in addition to, the stockholders more generally. In (1) evaluating and negotiating the merger agreement, (2) approving the merger agreement and the mergers and (3) recommending that the merger agreement be adopted by stockholders, the Pluralsight Board was aware of and considered these interests, among other matters, to the extent that these interests existed at the time. These interests include:

•	the fact that certain directors and members of management and certain of their affiliates, as equityholders prior to Pluralsight’s initial public offering, are parties to the TRA, and the TRA provides for acceleration of payments to the TRA beneficiaries in connection with a change of control of Pluralsight (including in connection with the mergers), which payments were reduced to $127 million in the aggregate pursuant to the TRA amendment;

•	the cash out of certain equity-based awards held by Pluralsight’s executive officers and members of the Pluralsight Board as of the effective times of the mergers;

•	with respect to certain equity-based awards held by Mr. Skonnard, acceleration of such awards upon the closing of the mergers;

•

the entitlement of Pluralsight’s executive officers to accelerated vesting of an executive officer’s cash replacement amount with respect to certain equity-based awards if, in general, on or within 12 months following the mergers, the executive officer is terminated without Cause or resigns for Good Reason (as such terms are defined in the applicable equity award agreement);

•

the entitlement of each of Pluralsight’s executive officers to receive payments and benefits under the executive officer’s applicable employment agreement if, on or within 12 months following the mergers, the executive officer is terminated without Cause or resigns for Good Reason (as such terms are defined in the applicable executive officer’s employment agreement), subject to the executive officer’s timely signing and not revoking a release in our favor and the executive officer’s continuing to comply with the release; and

•	the continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Entities.

If the proposal to adopt the merger agreement is approved, the shares of common stock and the Holdings units held by Pluralsight directors and executive officers will be treated in the same manner as outstanding shares of common stock held by all other stockholders and unitholders. For more information, see the section of this proxy statement captioned “The Mergers—Interests of Pluralsight’s Directors and Executive Officers in the Mergers.”

No Solicitation of Other Acquisition Proposals

Under the merger agreement, until the earlier of the valid termination of the merger agreement and the effective time of the Pluralsight merger, Pluralsight may not: (1) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal, (2) furnish to any person (other than to the Parent Entities or any designees of the Parent Entities) any non-public information relating to the Pluralsight Parties and their subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Pluralsight Parties and their subsidiaries (other than to the Parent Entities or any designees of the Parent Entities), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal, (3) participate or engage in discussions or negotiations with any person with respect to an Acquisition Proposal (other than informing such persons of the restrictions contained in this paragraph and contacting the person making the Acquisition Proposal to the extent necessary to clarify the terms of the Acquisition Proposal), (4) approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal, or (5) enter into any Alternative Acquisition Agreement.

Notwithstanding the foregoing restrictions, under specified certain circumstances, until Pluralsight’s receipt of the requisite stockholder approvals, Pluralsight may participate or engage in discussions or negotiations with, furnish any non-public information relating to the Pluralsight Parties and their subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Pluralsight Parties and their subsidiaries pursuant to an Acceptable Confidentiality Agreement to any person or its representatives that has made or delivered to the Pluralsight Parties an Acquisition Proposal after the date of the merger agreement, and otherwise facilitate such Acquisition Proposal or assist such person (and its representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such person), in each case with respect to an Acquisition Proposal that did not result from any material breach of Pluralsight’s obligations, as described in the immediately preceding paragraph; provided, however, that the Pluralsight Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the Pluralsight Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this paragraph would be inconsistent with its fiduciary duties pursuant to applicable law. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—No Solicitation of Other Acquisition Proposals.”

Before receiving the requisite stockholder approvals, Pluralsight is entitled to terminate the merger agreement for the purpose of entering into an agreement in respect of a Superior Proposal if it complies with certain procedures in the merger agreement, including, but not limited to, negotiating with the Parent Entities and their representatives in good faith over a four business day period in an effort to amend the terms and conditions of the merger agreement, so that such Superior Proposal no longer constitutes a “Superior Proposal” relative to the transactions contemplated by the merger agreement, as amended pursuant to such negotiations.

If Pluralsight terminates the merger agreement for the purpose of entering into an agreement in respect of a Superior Proposal prior to receiving the requisite stockholder approvals, Pluralsight must pay a termination fee of $104.6 million to the Parent Entities. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Pluralsight Board’s Recommendation; Pluralsight Board Recommendation Change.”

Termination of the Merger Agreement

In addition to the circumstances described above, Parent I and Pluralsight have certain rights to terminate the merger agreement under customary circumstances, including by mutual agreement, the imposition of laws or non-appealable court orders that make the mergers illegal or otherwise prohibit the mergers, an uncured breach of the merger agreement by the other party that results in the failure of certain conditions to the consummation of the mergers, if the mergers have not been consummated by 11:59 p.m., Pacific time, on July 12, 2021, and if Pluralsight stockholders fail to adopt the merger agreement at the special meeting (or any adjournment or postponement thereof). Under some circumstances, Pluralsight is required to pay Parent a termination fee equal to $104.6 million. Please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Effect on Pluralsight if the Mergers are Not Completed

If the merger agreement is not adopted by the requisite stockholder approvals, or if the mergers are not completed for any other reason:

•	the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of common stock pursuant to the merger agreement;

•

Pluralsight will remain an independent public company, (B) our Class A common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act, and (C) Pluralsight will continue to file periodic reports with the SEC;

•

the TRA amendment will terminate (unless the merger agreement is terminated to enter into an Alternative Acquisition Agreement pursuant to and in accordance with the “fiduciary out” provisions of the merger agreement); and

•

under certain specified circumstances, Pluralsight will be required to pay the Parent Entities a termination fee of $104.6 million upon the termination of the merger agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the mergers, the merger agreement and the special meeting. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement, as they contain important information about, among other things, the mergers and how they affect stockholders. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:

On December 13, 2020, we announced the mergers and the execution of the merger agreement. In order to complete the mergers, stockholders representing the requisite stockholder approvals must vote to adopt the merger agreement at the special meeting. This approval is a condition to the consummation of the mergers. See the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Mergers.” The Pluralsight Board is furnishing this proxy statement and form of proxy card to the holders of shares of common stock in connection with the solicitation of proxies to be voted at the special meeting.

This proxy statement, which you should read carefully, contains important information about the mergers, the merger agreement, the special meeting and the matters to be voted on at the special meeting. The enclosed materials allow you to submit a proxy to vote your shares of common stock without attending the special meeting and to ensure that your shares of common stock are represented and voted at the special meeting.

Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.

Q:	What are the proposed mergers and what effects will they have on Pluralsight?

A:

The proposed mergers are the transactions pursuant to which the Parent Entities will acquire Pluralsight. If the proposal to adopt the merger agreement is approved by stockholders and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub II will merge with and into Pluralsight Holdings, with Pluralsight Holdings continuing as the surviving entity in the Holdings merger, and Merger Sub I will merge with and into Pluralsight, with Pluralsight continuing as the surviving corporation in the Pluralsight merger. As a result of the mergers, our Class A common stock will no longer be publicly traded and will be delisted from the Nasdaq. In addition, our Class A common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:	What will I receive if the mergers are completed?

A:

At the effective time of the Pluralsight merger, each share of Class A common stock outstanding as of immediately prior to the effective time of the Pluralsight merger (other than the Excluded Shares) will be cancelled and automatically converted into the right to receive cash in an amount equal to $20.26, without interest.

At the effective time of the Holdings merger, each Holdings unit outstanding as of immediately prior to the effective time of the Holdings merger (other than Holdings units held by the Pluralsight Parties) will be cancelled and automatically converted into the right to receive cash in an amount equal to $20.26, without interest.

In addition, at the effective time of the Pluralsight merger, each share of Class B common stock and each share of Class C common stock, which correspond on a one-for-one basis with the Holdings units,

outstanding as of immediately prior to the effective time of the Pluralsight merger (other than the Excluded Shares) will be cancelled and automatically converted into the right to receive cash in an amount equal to $0.0001, without interest, as provided in the Pluralsight Charter.

Q:	What are the Holdings units?

A:

In May 2018, Pluralsight completed its initial public offering and used the net proceeds to purchase newly issued Holdings units from Pluralsight Holdings, and shares of Class B common stock or Class C common stock were issued on a one-for-one basis to the unitholders who retained Holdings units prior to the initial public offering. As of December 28, 2020, Pluralsight held approximately 82.4% of the outstanding Holdings units and the members of Pluralsight Holdings who retained Holdings units prior to the initial public offering held approximately 17.4% of the outstanding Holdings units. Under the Pluralsight Charter and the limited liability company agreement of Pluralsight Holdings (the “Holdings LLC agreement”), Holdings units represent economic interests in Pluralsight Holdings, with limited voting rights, and shares of Class B common stock and Class C common stock have voting rights but no economic rights.

Under the Pluralsight Charter and the Holdings LLC agreement, Pluralsight must at all times maintain a ratio of one Holdings unit owned, directly or indirectly, by Pluralsight for each share of Class A common stock issued, and Pluralsight Holdings must at all times maintain a one-to-one ratio between the number of shares of Class B common stock or Class C common stock owned by the unitholders and the number of Holdings units owned by the unitholders.

Pursuant to the Holdings LLC agreement, unitholders have a right to exchange their Holdings units, together with the corresponding shares of Class B common stock or Class C common stock, as applicable, for cash or shares of Class A common stock, on a one-for-one basis (subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications, and other similar transactions), or, at Pluralsight’s option, have such Holdings unit redeemed by Pluralsight Holdings for cash or Class A common stock contributed to Pluralsight Holdings by Pluralsight.

Under the Pluralsight Charter, unless consented to in writing by the holders of a majority of the voting power of Class B common stock and Class C common stock, Pluralsight may not consummate a merger or similar transaction unless in connection with the transaction, each Holdings unit is entitled to be exchanged for or converted into the same kind and amount of consideration into which or for which each share of Class A common stock is exchanged or converted, to maintain a one-to-one ratio between the consideration with respect to each Holdings unit and each share of Class A common stock.

Q:	What will the holders of Pluralsight options and Pluralsight and Pluralsight Holdings equity awards receive in the mergers?

A:

At the closing of the mergers, each equity award that is outstanding and vested as of immediately before the closing date of the mergers will be cancelled and converted into cash consideration equal to $20.26 multiplied by the number of vested shares or units subject to the equity award (less the applicable per share exercise price of those vested shares, with respect to any options), subject to any required tax withholdings, payable shortly after the closing of the mergers.

At the closing of the mergers, each equity award that is outstanding and unvested as of immediately before the closing date of the mergers will be cancelled and converted into cash consideration equal to the cash replacement amount, which is $20.26, multiplied by the number of unvested shares or units subject to the equity award (less the applicable per share exercise price of those unvested shares, with respect to any options), subject to any required tax withholdings, which consideration will be subject to generally the same terms as the corresponding, cancelled equity award, including vesting conditions. With respect to performance-based restricted stock units, the number of unvested shares of our common stock for purposes of determining the cash replacement amount will be based on actual performance of the performance objectives if the applicable performance period specified in the underlying award agreement had been completed as of the closing of the mergers and the determination of the achievement of the applicable performance objectives had not yet been made as of the closing of the mergers, and the applicable cash replacement amount will be paid within 30 days following the end of the original performance period, subject to the holder’s continued service with the Parent Entities and their affiliates through the end of such original performance period.

Any options with a per share exercise price equal to or above $20.26 will be cancelled at the effective time of the Pluralsight merger for no payment or consideration. Equity incentive plans of Pluralsight and Pluralsight Holdings will terminate as of the effective times of the mergers.

Q:	What will happen to the ESPP?

A:

The merger agreement generally provides that no new offering periods or purchase periods will begin under the ESPP after December 11, 2020, and no individual will be allowed to begin participating in the ESPP after December 11, 2020. After December 11, 2020, each ESPP participant will not be allowed to increase his or her payroll contribution rate from the rate in effect as of December 11, 2020, or make separate non-payroll contributions to the ESPP, except as required by applicable law. Any offering period that would otherwise be outstanding at the effective times of the mergers will end no later than five days before the effective times of the mergers. All outstanding purchase rights under the ESPP will be exercised no later than one business day before the effective times of the mergers (with such purchase rights subject to any pro rata adjustments that may be necessary if the current purchase period in progress must be shortened), and the ESPP will terminate as of the effective times of the mergers. Each share of common stock purchased under the ESPP that remains outstanding as of immediately before the effective times of the mergers will be cancelled at the effective times of the mergers and converted into the right to receive $20.26, without interest thereon. In addition, the ESPP equivalent program in which Mr. Skonnard and Mr. Budge participate in lieu of their respective participation in the ESPP will be terminated no later than the effective times of the mergers.

Q:	What am I being asked to vote on at the special meeting?

A:	Stockholders are being asked to vote on the following proposals:

•

to adopt the merger agreement pursuant to which (1) Merger Sub II will merge with and into Pluralsight Holdings, with Pluralsight Holdings continuing as the surviving entity in the Holdings merger and (2) Merger Sub I will merge with and into Pluralsight, with Pluralsight continuing as the surviving corporation in the Pluralsight merger;

•

to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

•	to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable by Pluralsight to its named executive officers in connection with the mergers.

Q:	When and where is the special meeting?

A:

The special meeting will take place on [    ], 2021, at [    ] Mountain time. The special meeting will be held exclusively online via a live interactive webcast on the internet at [                ]. Stockholders will be able to listen to the special meeting live, submit questions during the meeting and vote online. Stockholders will need the control number found on their proxy card or voting instruction form in order to vote at the special meeting. We elected to use a virtual meeting given the current public health implications of the COVID-19 pandemic and our desire to promote the health and welfare of our stockholders.

Q:	Who is entitled to vote at the special meeting?

A:

Stockholders as of the record date are entitled to notice of the special meeting and to vote at the special meeting. At the special meeting, each stockholder will have one vote for each share of Class A common stock and Class B common stock that it owns as of the close of business on the record date, and ten votes for each share of Class C common stock that it owns as of the close of business on the record date.

Unitholders do not have a right to vote their Holdings units in respect of the mergers. As the sole managing member and manager of Pluralsight Holdings, Pluralsight has the power and authority to approve the Holdings merger on behalf of Pluralsight Holdings without the vote of any other unitholders or any other persons or entities and has approved the Holdings merger as required under applicable law and the Holdings LLC agreement.

Q:	What vote is required to adopt the merger agreement?

A:

The consummation of the mergers is subject to (among other conditions) the adoption of the merger agreement by the affirmative vote of each of (1) the holders of a majority of the voting power of the outstanding shares of common stock (voting together as a single class) and (2) the holders of a majority of the voting power of the outstanding shares of common stock (voting together as a single class) not held by the Pluralsight excluded parties.

If a quorum is present at the special meeting, the failure of any stockholder of record to: (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone (using the instructions provided in the enclosed proxy card); or (3) vote at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If a quorum is present at the special meeting, the failure of any stockholder that holds its shares in “street name” to instruct its bank, broker or other nominee how to vote its shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If a quorum is present at the special meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	What vote is required to approve adjournment proposal and the compensation proposal?

A:

Approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, requires the affirmative vote of a majority of the voting power of the shares present at the special meeting or represented by proxy at the special meeting and entitled to vote on the proposal.

Approval of the advisory non-binding vote on merger-related compensation for named executive officers requires the affirmative vote of a majority of the voting power of the shares present at the special meeting or represented by proxy at the special meeting and entitled to vote on the proposal.

If a stockholder is present or represented by proxy and abstains from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and “AGAINST” the proposal to approve of the advisory non-binding vote on merger-related compensation for named executive officers. Any shares not present or represented by proxy (including due to the failure of a stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions to such bank, broker or other nominee) will have no effect on the outcome of the adjournment proposal or the compensation proposal.

Q:	What do I need to do now?

A:

Stockholders should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the merger agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the mergers and how they affect stockholders. Stockholders should then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant their proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card), so that their shares can be voted at the special meeting, unless a stockholder wishes to seek appraisal. Any stockholder that holds its shares in “street name” should refer to the voting instruction forms provided by its bank, broker or other nominee to vote its shares.

Q:	How does the Pluralsight Board recommend that I vote?

A:

The Pluralsight Board recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the advisory non-binding vote on merger-related compensation for Pluralsight’s named executive officers.

Q:	What is the Transaction Committee?

A:

In connection with its consideration of the matters described in this proxy statement, the Pluralsight Board established the Transaction Committee. The Transaction Committee is composed of Leah Johnson and Bonita Stewart, neither of whom is party to the TRA or affiliated with TRA beneficiaries, and each of whom is independent of management. The Pluralsight Board also approved the delegation to the Transaction Committee, to the fullest extent permitted under Delaware law, of the power and authority of the Pluralsight Board to oversee, supervise and direct the exploration, evaluation and negotiation of a potential business combination or other similar strategic transaction involving Pluralsight and alternatives thereto (including the negotiation of a potential amendment to the TRA), and all agreements and other matters relating to such a transaction. The Pluralsight Board further resolved that Pluralsight would not effectuate any potential business combination or other similar strategic transaction involving Pluralsight, including the mergers, or enter into the TRA amendment, if it has not first been approved or recommended by the Transaction Committee. For more information on the actions and determinations of the Pluralsight Board and the Transaction Committee in connection with their consideration of the merger agreement and the mergers, please see the section of this proxy statement captioned “The Mergers—Background of the Mergers.”

After considering various factors described in this proxy statement under the caption, “The Mergers—Recommendation of the Transaction Committee and the Pluralsight Board and Reasons for the Mergers,” the Transaction Committee and the Pluralsight Board have each unanimously: (1) determined that the merger agreement, the mergers and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, Pluralsight and its stockholders; and (2) adopted and approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement. The Transaction Committee also recommended that the Pluralsight Board adopt and approve the merger agreement, the mergers and the other transactions contemplated by the merger agreement.

Q:	What is the TRA and the TRA amendment?

A:

Concurrent with the initial public offering of shares of its Class A common stock and related reorganization transactions undertaken in connection with the initial public offering, Pluralsight entered into the TRA with certain members of Pluralsight Holdings who retained Holdings units after the initial public offering. The TRA provided for payment to such members and their assignees of approximately 85% of the amount of the calculated tax savings, if any, Pluralsight will realize due to future exchanges of Holdings units (together with the corresponding shares of Class B or Class C common stock, as applicable) for Class A common stock, and the acceleration of such payments in connection with a change of control of Pluralsight. On December 11, 2020, in connection with the execution of the merger agreement, Pluralsight and Pluralsight Holdings entered into the TRA amendment with the TRA Representative and certain other TRA beneficiaries, in accordance with the terms of the TRA. The TRA amendment establishes that the parties to the TRA (other than Pluralsight and Pluralsight Holdings) will be entitled to receive an aggregate amount of $127 million in connection with the closing of the mergers in full satisfaction of the payment obligations to the TRA beneficiaries under the TRA. This represents a reduction of approximately $290 million, which is an approximately 70% reduction of the estimated aggregate amount of approximately $417 million that would have otherwise been payable to the TRA beneficiaries under the TRA in respect of a change of control of Pluralsight at the implied price per share of Class A common stock offered by Vista (such implied price equating to $18.46 per share of Class A common stock if there were no reduction in the amount of aggregate accelerated change of control payments required to be made under the then-current terms of the TRA), absent the TRA amendment. In addition, if Pluralsight terminates the merger agreement to enter into an Alternative Acquisition Agreement pursuant to and in accordance with the “fiduciary out” provisions of the merger agreement (or terminates such Alternative Acquisition Agreement to enter into another Alternative Acquisition Agreement, in one or more iterations), the agreements in the TRA amendment also apply in connection with the Acquisition Transaction to be effected pursuant to such Alternative Acquisition Agreement then in effect. For more information, please see the section of this proxy statement captioned “The Mergers—Amendment to the Tax Receivable Agreement.” The Transaction Committee and the Pluralsight Board have each unanimously: (1) determined that the merger agreement, the mergers and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, Pluralsight and its stockholders; and (2) adopted and approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement. The Transaction Committee also recommended that the Pluralsight Board adopt and approve the merger agreement, the mergers and the other transactions contemplated by the merger agreement.

Q:	What happens if the mergers are not completed?

A:

If the merger agreement is not adopted by the requisite stockholder approvals or if the mergers are not completed for any other reason, stockholders will not receive any payment for their shares of common stock and unitholders will not receive any payment for their Holdings units pursuant to the merger agreement. Instead, Pluralsight will remain an independent public company, shares of Class A common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act, and Pluralsight will continue to file periodic reports with the SEC.

Under specified circumstances, Pluralsight will be required to pay the Parent Entities a termination fee of $104.6 million upon the termination of the merger agreement, as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement – Termination Fee.”

Q:	What is the compensation that may be paid or become payable by Pluralsight to its named executive officers in connection with the mergers?

A:

The compensation that may be paid or become payable by Pluralsight to our named executive officers in connection with the mergers pursuant to underlying plans and arrangements that are contractual in nature. For further information, see the section of this proxy statement captioned “Proposal 3: Advisory Non-Binding Vote on Merger-Related Compensation for Named Executive Officers.”

Q:	Why am I being asked to cast a vote to approve the compensation that may be paid or become payable by Pluralsight to our named executive officers in connection with the mergers?

A:

Pluralsight is required to seek approval, on a non-binding, advisory basis, of compensation that may be paid or become payable by Pluralsight to our named executive officers in connection with the mergers. Approval of the compensation that may be paid or become payable by Pluralsight to our named executive officers in connection with the mergers is not required to consummate the mergers.

Q:	What will happen if Pluralsight stockholders do not approve the compensation that may be paid or become payable by Pluralsight to its named executive officers in connection with the mergers?

A:

Approval of the compensation that may be paid or become payable by Pluralsight to our named executive officers in connection with the mergers is not a condition to consummation of the mergers. This is an advisory vote and will not be binding on Pluralsight or the Parent Entities. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, if the merger agreement is adopted by stockholders and the mergers are consummated, the compensation that may be paid or become payable by Pluralsight to our named executive officers in connection with the mergers may be paid to Pluralsight’s named executive officers even if stockholders do not approve such compensation.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Shares that are registered directly in a stockholder’s name with Pluralsight’s transfer agent, American Stock Transfer & Trust Company, LLC, are considered to be “held of record,” and the stockholder is considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and the stockholder’s proxy card have been sent directly to the stockholder of record by Pluralsight.

Shares that are held through a bank, broker or other nominee are considered to be held in “street name,” and the stockholder is considered, with respect to those shares, to be the “beneficial owner.” In that case, this proxy statement has been forwarded to the stockholder by its bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, the stockholder has the right to direct its bank, broker or other nominee to vote its shares by following the voting instructions of such bank, broker or other nominee. The stockholder is also invited to attend the special meeting. However, because it is not the stockholder of record, the stockholder may not vote its shares at the special meeting unless it obtains a “legal proxy” from its bank, broker or other nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the special meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted, which will have the same effect as if you voted against the adoption of the merger agreement, but will have no effect on the adjournment proposal or the compensation proposal.

Q:	How may I vote?

A:

If you are a stockholder of record (that is, a stockholder whose shares of common stock are registered in its name with American Stock Transfer & Trust Company, LLC, Pluralsight’s transfer agent), you may vote in one of the following four ways:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the internet address on the stockholder’s proxy card;

•	by calling toll-free (within the U.S. or Canada) at the phone number on the stockholder’s proxy card; or

•	by attending the special meeting via a live webcast and voting at the special meeting.

A control number, located on each stockholder’s proxy card, is designed to verify the stockholder’s identity and allow it to vote its shares of common stock, and to confirm that its voting instructions have been properly recorded when voting electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting shares, a stockholder voting electronically over the internet or by telephone may incur costs such as internet access and telephone charges for which the stockholder will be responsible.

Stockholders are strongly encouraged to vote their shares of common stock by proxy, even if they plan to attend the special meeting. Stockholders that are record holders or obtain a “legal proxy” to vote beneficially owned shares may still vote at the special meeting even if they have previously voted by proxy. Any stockholder that is present at and votes at the special meeting will not have its previous vote by proxy counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or other nominee.

Q:	May I attend the special meeting and vote at the special meeting?

A:

Yes. All stockholders as of the record date may attend the special meeting via a live interactive webcast on the internet at [                ]. Stockholders will be able to listen to the special meeting live, submit questions during the meeting and vote online. The special meeting will begin at [    ] Mountain time. Please access the virtual special meeting prior to the start time. Online check-in will begin at [    ] Mountain time. Stockholders will need the control number found on their proxy card or voting instruction form in order to vote at the special meeting.

Even if you plan to attend the special meeting, to ensure that your shares will be represented at the special meeting we encourage stockholders to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). If stockholders attend the special meeting and vote at the special meeting, the vote at the special meeting will revoke any proxy previously submitted.

Any stockholder that holds shares in “street name” should instruct its bank, broker or other nominee how to vote its shares in accordance with the voting instruction form that will be received from its bank, broker or other nominee. Stockholders’ broker or other agent cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without stockholders’ instructions. Any stockholder that holds shares in “street name” may not vote its shares at the special meeting unless it obtains a “legal proxy” from its bank, broker or other nominee.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person to vote your shares of common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.” Matthew Forkner and Mark McReynolds, with full power of substitution and re-substitution, are the proxy holders for the special meeting.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	Yes. Stockholders of record may change their vote or revoke their proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to us prior to the special meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to the Corporate Secretary of Pluralsight; or

•

attending the special meeting via a live webcast and voting at the special meeting. Simply attending the special meeting, however, will not change your voting instructions; you must vote by poll at the special meeting to change your vote.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the advisory non-binding vote on merger-related compensation for Pluralsight’s named executive officers.

Q:	Should I send in my stock certificates now?

A:

No. After the mergers are completed, you will receive a letter of transmittal containing instructions for how to send your stock certificates or surrender your book-entry shares to the payment agent in order to receive the appropriate cash payment for the shares of common stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates or book-entry shares for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

Q:	What happens if I sell or otherwise transfer my shares of common stock after the record date but before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting and the date the mergers are expected to be completed. If stockholders sell or transfer their shares of common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between the transferring stockholder and the transferee and each of the transferring stockholder and the transferee notify Pluralsight in writing of such special arrangements, the transferring stockholder will transfer the right to receive the consideration in the mergers, if the mergers are completed, to the transferee, but the transferring stockholder will retain the right to vote those shares at the special meeting. Stockholders who sell or otherwise transfer their shares of common stock after the record date are nonetheless encouraged to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant their proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card).

Q:	What should I do if I receive more than one set of voting materials?

A:

Please sign, date and return (or grant your proxy electronically over the internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:	Where can I find the voting results of the special meeting?

A:

If available, Pluralsight may announce preliminary voting results at the conclusion of the special meeting. Pluralsight intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that Pluralsight files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of Class A common stock for cash pursuant to the mergers?

A:

If you are a U.S. Holder (as defined under the section of this proxy statement captioned “The Mergers—Material U.S. Federal Income Tax Consequences of the Pluralsight Merger”), the exchange of Class A common stock for cash pursuant to the Pluralsight merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Pluralsight merger per share and such U.S. Holder’s adjusted tax basis in the shares of Class A common stock surrendered in the Pluralsight merger by such stockholder. Backup withholding may also apply to the cash payments made pursuant to the Pluralsight merger, unless the U.S. Holder complies with certification procedures under the backup withholding rules.

Stockholders that are Non-U.S. Holders (as defined under the caption, “The Mergers—Material U.S. Federal Income Tax Consequences of the Pluralsight Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Class A common stock for cash in the Pluralsight merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to the backup withholding rules described above unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding.

Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the Pluralsight merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or foreign taxing jurisdiction. This discussion is provided for general information only and does not constitute legal advice to any stockholder. A more detailed description of material U.S. federal income tax consequences of the Pluralsight merger is provided in the section of this proxy statement captioned “The Mergers—Material U.S. Federal Income Tax Consequences of the Pluralsight Merger.”

Q:	When do you expect the mergers to be completed?

A:

We are working toward completing the mergers as quickly as possible and currently expect to complete the mergers in the first half of 2021. However, the exact timing of completion of the mergers cannot be predicted because the mergers are subject to the closing conditions specified in the merger agreement, many of which are outside of our control.

Q:	What governmental and regulatory approvals are required?

A:

Under the terms of the merger agreement, the mergers cannot be completed until the waiting period applicable to the mergers under the HSR Act has expired or been terminated. Completion of the mergers is further subject to the receipt of other required regulatory approvals or clearances under the competition laws of Austria and Germany, and under the foreign investment laws of Australia and New Zealand, unless a relevant exemption applies.

The necessary filings under the HSR Act were made on December 21, 2020. The relevant filings in Austria and Germany were made on December 22, 2020, and those in Australia and New Zealand were made on December 24, 2020.

Q:	Am I entitled to appraisal rights under the DGCL?

A:

If the Pluralsight merger is completed, holders of shares of common stock who: (1) submit a written demand for appraisal of their shares prior to the vote on the adoption of the merger agreement, (2) do not vote in favor of the adoption of the merger agreement; (3) continuously are the record holders of such shares through the effective time of the Pluralsight merger; and (4) otherwise comply with the procedures set forth in Section 262 may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Pluralsight merger, together with interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Pluralsight merger through the date of payment of the judgment. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the Pluralsight merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each stockholder seeking appraisal, interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (ii) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL regarding appraisal rights, attached as Annex C to this proxy statement.

Q:	Do any of Pluralsight’s directors or officers have interests in the mergers that may differ from those of Pluralsight stockholders generally?

A:

Yes. In considering the recommendation of the Pluralsight Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the mergers that are different from, or in addition to, the interests of stockholders generally. In evaluating and negotiating the merger agreement and approving the merger agreement and the mergers the Transaction Committee and Pluralsight Board were aware of and considered these interests, among other matters, to the extent that these interests existed at the time. For more information, see the section of this proxy statement captioned “The Merger—Interests of Pluralsight’s Directors and Executive Officers in the Mergers.”

Q:	Who can help answer my questions?

A:

If you have any questions concerning the mergers, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders may call toll free: (877) 687-1866

Banks and Brokers may call collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS

This proxy statement, and any documents to which Pluralsight refers to in this proxy statement, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Pluralsight’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans and other information relating to the proposed transaction, strategies and objectives of Pluralsight for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•

the inability to complete the mergers due to the failure to obtain stockholder approval or failure to satisfy the other conditions to the completion of the mergers, including, but not limited to, receipt of required regulatory approvals;

•	the risk that the merger agreement may be terminated in certain circumstances that require us to pay the Parent Entities a termination fee of $104.6 million;

•	the outcome of any legal proceeding that may be instituted against us and others related to the merger agreement;

•	risks that the proposed mergers disrupt our current operations or affect our ability to retain or recruit key employees;

•

the fact that receipt of the all-cash merger consideration would be taxable to stockholders that are treated as U.S. Holders (as defined under the caption “The Mergers—Material U.S. Federal Income Tax Consequences of the Pluralsight Merger”) for U.S. federal income tax purposes;

•

the fact that, if the mergers are completed, stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of Pluralsight’s current strategy as an independent public company;

•	the fact that under the terms of the merger agreement, Pluralsight is unable to solicit other Acquisition Proposals;

•	the effect of the announcement or pendency of the mergers on our business relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the merger agreement or the mergers;

•	risks related to the mergers diverting management’s or employees’ attention from ongoing business operations;

•	risks that our stock price may fluctuate during the pendency of the mergers and decline significantly if the mergers are not completed; and

•

risks related to obtaining the requisite consents to the mergers, including the timing and receipt of regulatory approvals from various governmental entities, as the case may be, including any conditions, limitations or restrictions placed on these approvals, and the risk that one or more governmental entities may deny approval.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including: (1) the information contained under this caption; and (2) the information contained under the caption “Risk Factors,” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Pluralsight Board for use at the special meeting.

Date, Time and Place

We will hold the special meeting on [    ], 2021, at [    ] Mountain time. The special meeting will be held exclusively online via a live interactive webcast on the internet at [                ]. Stockholders will be able to listen to the special meeting live, submit questions during the meeting and vote online. You will need the control number found on your proxy card or voting instruction form in order to vote at the special meeting. We elected to use a virtual meeting given the current public health implications of the COVID-19 pandemic and our desire to promote the health and welfare of our stockholders.

If you encounter technical difficulties accessing the special meeting or asking questions during the special meeting, a support line will be available on the login page of the virtual meeting website.

Purpose of the Special Meeting

At the special meeting, we will ask stockholders to vote on proposals:

•

to adopt the merger agreement pursuant to which (1) Merger Sub II will merge with and into Pluralsight Holdings, with Pluralsight Holdings continuing as the surviving entity in the Holdings merger and (2) Merger Sub I will merge with and into Pluralsight, with Pluralsight continuing as the surviving corporation in the Pluralsight merger;

•

to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

•	to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable by Pluralsight to its named executive officers in connection with the mergers.

Record date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the record date are entitled to notice of the special meeting and to vote at the special meeting. A list of stockholders entitled to vote at the special meeting will be available at our principal executive offices located at 42 Future Way, Draper, UT 84020, during regular business hours for a period of no less than ten days before the special meeting and during the special meeting through the meeting website.

At the special meeting, each stockholder will have one vote for each share of Class A common stock and Class B common stock that it owns as of the close of business on the record date, and ten votes for each share of Class C common stock that it owns as of the close of business on the record date.

As of the record date, there were [                ] shares of Class A common stock outstanding and entitled to vote at the special meeting, [                ] shares of Class B Stock outstanding and entitled to vote at the special meeting and [                ] shares of Class C Stock outstanding and entitled to vote at the special meeting. As of the record date, (1) there were [                ] shares of Class A common stock outstanding and entitled to vote at the special meeting not held of record by the Pluralsight excluded parties and (2) all shares of Class B common stock and Class C common stock were held of record by the Pluralsight excluded parties.

The holders of a majority of the voting power of Pluralsight’s capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the special meeting. In the event that a quorum is not present at the special meeting, the chairperson of the special meeting or the stockholders entitled to vote at the special meeting, present or represented by proxy, may adjourn the special meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. The chairperson may also adjourn the meeting to another date or time, even if a quorum is present. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the special meeting.

Vote Required; Abstentions and Broker Non-Votes

The consummation of the mergers is subject to (among other conditions) the adoption of the merger agreement by the affirmative vote of each of (1) the holders of a majority of the voting power of the outstanding shares of common stock (voting together as a single class) and (2) the holders of a majority of the voting power of the outstanding shares of common stock (voting together as a single class) not held by the Pluralsight excluded parties.

Approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, requires the affirmative vote of a majority of the voting power of the shares present at the special meeting or represented by proxy at the special meeting and entitled to vote on the proposal.

Approval of the advisory non-binding vote on merger-related compensation for named executive officers requires the affirmative vote of a majority of the voting power of the shares present at the special meeting or represented by proxy at the special meeting and entitled to vote on the proposal.

If a stockholder abstains from voting, whether the stockholder is present or represented by proxy at the special meeting or not, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the merger agreement. For stockholders who are present or represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and “AGAINST” the proposal to approve the advisory non-binding vote on merger-related compensation for named executive officers.

Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on any proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting or the proposal to approve the advisory non-binding vote on merger-related compensation for named executive officers. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on a stockholder’s behalf does not vote on a proposal because the bank, broker or other nominee has not received voting instructions from the stockholder and lacks discretionary power to vote the shares. “Broker non-votes,” if any, will be counted for the purpose of determining whether a quorum is present. Pluralsight does not expect any broker non-votes at the special meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the special meeting is considered non-routine. As a result, no broker will be permitted to vote your shares of common stock at the special meeting without receiving instructions. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “against” the proposal to adopt the merger agreement.

Shares Held by Pluralsight’s Directors and Executive Officers

As of the record date, Pluralsight’s directors and executive officers beneficially owned and were entitled to vote, in the aggregate, shares of common stock representing approximately [    ] votes, representing approximately [    ]% of the voting power of the shares of common stock outstanding on the record date.

The voting agreement stockholders have entered into a voting agreement which obligates them to, among other things, vote all of their shares of common stock (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the advisory non-binding vote on merger-related compensation for Pluralsight’s named executive officers. As of the record date, the voting agreement stockholders held, in the aggregate, shares of common stock representing approximately [    ]% of the voting power of the total outstanding shares of common stock. For more information, please see the section of this proxy statement captioned “The Mergers—The Voting and Support Agreements.”

Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of common stock (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the advisory non-binding vote on merger-related compensation for Pluralsight’s named executive officers.

Voting of Proxies

If your shares of common stock are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote at the special meeting. Additionally, you may grant a proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Based on your proxy cards or internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the special meeting and wish to vote at the special meeting, you will need the control number located on the enclosed proxy card. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the advisory non-binding vote on merger-related compensation for Pluralsight’s named executive officers.

If your shares of common stock are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the special meeting via a live webcast and voting at the special meeting with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the internet or telephone through your bank, broker or other nominee, if possible, and do not attend the special meeting and vote at the special meeting with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement but will not have any effect on the adjournment proposal or the compensation proposal.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to us prior to the special meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or

•	attending the special meeting via a live webcast and voting at the special meeting.

If you have submitted a proxy, your attendance at the special meeting will not have the effect of revoking your prior proxy. You must vote by ballot at the special meeting or submit an additional proxy or revocation to revoke your proxy.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Any adjournment, postponement or other delay of the special meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, postponed or delayed.

Pluralsight Board’s Recommendation

In connection with its consideration of the matters described in this proxy statement, the Pluralsight Board established the Transaction Committee. The Transaction Committee is composed of Leah Johnson and Bonita Stewart, neither of whom is party to the TRA or affiliated with TRA beneficiaries, and each of whom is independent of management. The Pluralsight Board also approved the delegation to the Transaction Committee, to the fullest extent permitted under Delaware law, of the power and authority of the Pluralsight Board to oversee, supervise and direct the exploration, evaluation and negotiation of a potential business combination or other similar strategic transaction involving Pluralsight and alternatives thereto (including the negotiation of a potential amendment to the TRA), and all agreements and other matters relating to such a transaction. The Pluralsight Board further resolved that Pluralsight would not effectuate any potential business combination or other similar strategic transaction involving Pluralsight, including the mergers, or enter into the TRA amendment, if it has not first been approved or recommended by the Transaction Committee. For more information on the actions and determinations of the Pluralsight Board and the Transaction Committee in connection with their consideration of the merger agreement and the mergers, please see the section of this proxy statement captioned “The Mergers—Background of the Mergers.”

After considering various factors described in this proxy statement under the caption, “The Mergers—Recommendation of the Transaction Committee and the Pluralsight Board and Reasons for the Mergers,” the Transaction Committee and the Pluralsight Board have each unanimously: (1) determined that the merger agreement, the mergers and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, Pluralsight and its stockholders; and (2) adopted and approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement. The Transaction Committee also recommended that the Pluralsight Board adopt and approve the merger agreement, the mergers and the other transactions contemplated by the merger agreement.

Accordingly, the Pluralsight Board also unanimously recommends that stockholders vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the advisory non-binding vote on merger-related compensation for Pluralsight’s named executive officers.

Solicitation of Proxies

The expense of soliciting proxies will be borne by Pluralsight. We have retained Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $25,000 plus expenses. We will also indemnify Innisfree against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Mergers

Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to adopt the merger agreement, we anticipate that the mergers will be consummated in the first half of 2021.

Appraisal Rights

If the mergers are consummated, stockholders who continuously hold shares of common stock through the effective time of the Pluralsight merger, who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the mergers under Section 262 of the DGCL. This means that holders of shares of common stock who perfect their appraisal rights, who do not thereafter withdraw their demand for appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the mergers, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be the fair value, if any, (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Mergers—Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the mergers to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must: (1) submit a written demand for appraisal to Pluralsight before the vote is taken on the adoption of the merger agreement; (2) not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement; (3) continue to hold your shares of common stock of record through the effective time of the Pluralsight merger; and (4) strictly comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the mergers unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Mergers—Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex C to this proxy statement and incorporated herein by reference. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee.

Delisting and Deregistration of Pluralsight’s Common Stock

If the mergers are completed, the shares of Class A common stock will be delisted from the Nasdaq and deregistered under the Exchange Act, and shares of Class A common stock will no longer be publicly traded.

Other Matters

At this time, we know of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting, your shares of common stock will be voted in accordance with the discretion of the appointed proxy holders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [    ]

The proxy statement is available at https://investors.pluralsight.com/.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents this year or in future years, please contact us using the instructions set forth below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, please contact us using the instructions set forth below.

If you are a stockholder of record, you may contact us by writing to Pluralsight’s Investor Relations at 42 Future Way, Draper, UT 84020. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Questions and Additional Information

If you have any questions concerning the mergers, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders may call toll free: (877) 687-1866

Banks and Brokers may call collect: (212) 750-5833

THE MERGERS

This discussion of the mergers is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire merger agreement, which is the legal document that governs the mergers, because this document contains important information about the mergers and how they affect stockholders.

Parties Involved in the Mergers

Pluralsight, Inc.

42 Future Way

Draper, UT 84020

Pluralsight, together with its subsidiaries, is a leading cloud-based technology skills development platform committed to closing the global technology skills gap. Learners on our platform can acquire today’s most valuable technology skills through high-quality learning experiences delivered by subject-matter experts. Real-time measurement and assessment of a learner’s performance on our platform provides technology leaders with visibility into the capabilities of their teams and confidence their teams will deliver on critical objectives. Our platform empowers teams to keep up with the pace of technological change, puts the right people on the right projects, and boosts productivity.

Pluralsight is a holding company and has no material assets other than its ownership of the Holdings units.

For the years ended December 31, 2019, 2018, and 2017 and the nine months ended September 30, 2020, Pluralsight’s consolidated revenue totaled $316.9 million, $232.0 million, $166.8 million and $286.9 million, respectively. Pluralsight’s consolidated net loss for the years ended December 31, 2019, 2018, and 2017 and the nine months ended September 30, 2020, was $163.6 million, $146.8 million, $96.5 million and $121.0 million, respectively.

Pluralsight was incorporated in Delaware in December 2017.

Pluralsight Holdings, LLC

42 Future Way

Draper, UT 84020

Pluralsight Holdings is a subsidiary of Pluralsight, and owns directly or indirectly all of the material operating and other assets indirectly owned of Pluralsight. As of the December 28, 2020, the unitholders (other than Pluralsight) hold approximately 17.4% of the outstanding Holdings units.

As the sole managing member and manager of Pluralsight Holdings, Pluralsight controls all of the business operations, affairs, and management of Pluralsight Holdings. Accordingly, Pluralsight consolidates the financial results of Pluralsight Holdings and reports.

Pluralsight Holdings was formed in Delaware in August 2014.

Lake Holdings, LP

c/o Vista Equity Partners Management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, California 94111

Parent I was formed on December 7, 2020, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the mergers.

Lake Guarantor, LLC

c/o Vista Equity Partners Management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, California 94111

Parent II was formed on December 7, 2020, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the mergers.

Lake Merger Sub I, Inc.

c/o Vista Equity Partners Management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, California 94111

Merger Sub I is a wholly owned direct subsidiary of Parent I and was formed on December 7, 2020, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the mergers.

Lake Merger Sub II, LLC

c/o Vista Equity Partners Management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, California 94111

Merger Sub II is a wholly owned direct subsidiary of Parent II and was formed on December 7, 2020, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the mergers.

The Buyer Parties are each affiliated with Vista Fund VII, and the Buyer Parties and Vista Fund VII are each affiliated with Vista. Vista is a leading private equity firm focused on investments in software, data and technology-enabled companies.

In connection with the transactions contemplated by the merger agreement, Vista Fund VII has provided the Parent Entities with an equity commitment of up to $3.06 billion, which will be available, together with cash on hand at Pluralsight as of the closing of the mergers, to fund the aggregate merger consideration and to pay the fees, expenses and other amounts required to be paid in connection with the closing of the mergers by the Pluralsight Parties and the Buyer Parties. For more information, please see the section of this proxy statement captioned “The Mergers—Financing of the Mergers.”

Effect of the Mergers

Upon the terms and subject to the conditions of the merger agreement, at the effective time of the Holdings merger, Merger Sub II will merge with and into Pluralsight Holdings, with Pluralsight Holdings continuing as the surviving entity in the Holdings merger. At the effective time of the Pluralsight merger, which will immediately follow the Holdings merger, Merger Sub I will merge with and into Pluralsight, with Pluralsight continuing as the surviving corporation in the Pluralsight merger.

As a result of the mergers, Class A common stock will no longer be publicly traded, and will be delisted from the Nasdaq. In addition, Class A common stock will be deregistered under the Exchange Act, and Pluralsight will no longer file periodic reports with the SEC. If the mergers are completed, you will not own any shares of the capital stock of Pluralsight following the effective time of the Pluralsight merger.

The mergers will become effective upon the filing of the certificates of merger with respect to the mergers with the Secretary of State of the State of Delaware (or at such later time as may be specified in the certificates of merger).

Effect on Pluralsight if the Mergers are Not Completed

If the merger agreement is not adopted by stockholders, or if the mergers are not completed for any other reason:

•	the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of common stock pursuant to the merger agreement;

•

(A) Pluralsight will remain an independent public company, (B) our Class A common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act, and (C) Pluralsight will continue to file periodic reports with the SEC;

•

the TRA amendment will terminate (unless the merger agreement is terminated to enter into an Alternative Acquisition Agreement pursuant to and in accordance with the “fiduciary out” provisions of the merger agreement);

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we anticipate that (A) management will operate the business in a manner similar to that in which it is being operated today and (B) stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect to Pluralsight’s business, prospects or results of operations, as such may be affected by, among other things, the highly competitive industry in which Pluralsight operates and adverse economic conditions;

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the price of our common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement;

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the Pluralsight Board will continue to evaluate and review Pluralsight’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Pluralsight Board will be offered or that Pluralsight’s business, prospects or results of operations will be adversely impacted); and

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under certain specified conditions, Pluralsight will be required to pay the Parent Entities a termination fee. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Merger Consideration

Pluralsight Common Stock and Holdings Units

At the effective time of the Pluralsight merger, each share of Class A common stock outstanding as of immediately prior to the effective time of the Pluralsight merger (except as described below) will be cancelled and automatically converted into the right to receive cash in an amount equal to the Per Share Price, which is $20.26, without interest.

At the effective time of the Holdings merger, each Holdings unit outstanding as of immediately prior to the effective time of the Holdings merger (other than Holdings units held by the Pluralsight Parties) will be cancelled and automatically converted into the right to receive cash in an amount equal to the Per Unit Price, which is $20.26, without interest.

In addition, at the effective time of the Pluralsight merger, each share of Class B common stock and each share of Class C common stock, which correspond on a one-for-one basis with the Holdings units, outstanding as of immediately prior to the effective time of the Pluralsight merger (except as described below) will be cancelled and automatically converted into the right to receive cash in an amount equal to $0.0001, without interest, as provided in the Pluralsight Charter.

The Excluded Shares, which are shares of common stock either (1) held by the Pluralsight Parties and their respective subsidiaries, (2) owned by the Buyer Parties, (3) owned by any direct or indirect wholly owned subsidiary of the Buyer Parties as of immediately prior to the Pluralsight merger or (4) owned by stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares of common stock under Delaware law, will not be converted into the right to receive the consideration described above.

At or immediately prior to the closing, the Parent Entities will deposit sufficient funds to pay the aggregate consideration to stockholders and unitholders with a designated payment agent for payment of each share of common stock (other than the Excluded Shares) owned by each stockholder. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.”

After the mergers are completed, stockholders and unitholders will have the right to receive the Per Share Price, the Per Unit Price, the Class B Per Share Price or the Class C Per Share Price, as applicable, but stockholders and unitholders will no longer have any rights as a stockholder of Pluralsight or a unitholder of Pluralsight Holdings (except that stockholders who properly exercise their appraisal rights may have the right to receive payment for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement captioned “The Mergers—Appraisal Rights.”

Treatment of Pluralsight Options, Pluralsight RSUs, Pluralsight PSUs, Holdings RSUs, and Holdings Incentive Units

The merger agreement generally provides that equity awards granted under equity incentive plans of Pluralsight and Pluralsight Holdings, including options to purchase shares of Class A common stock, restricted stock units covering shares of Class A and Class B common stock or Holdings units, performance-based restricted stock units covering shares of Class A common stock, or Holdings incentive units that are outstanding and vested as of immediately before the closing date of the mergers will be cancelled and converted into cash consideration equal to $20.26 multiplied by the number of vested shares or units subject to the equity award (less the applicable per share exercise price of those vested shares, with respect to any options), subject to any required tax withholdings, payable shortly after the closing of the mergers. Certain equity awards that are outstanding and unvested as of immediately before the closing date of the mergers will be cancelled and converted into cash consideration equal to the cash replacement amount, which is $20.26, multiplied by the number of unvested shares or units subject to the equity award (less the applicable per share exercise price of those unvested shares, with respect to any options), subject to any required tax withholdings, which consideration will be subject to generally the same terms as the corresponding, cancelled equity award, including vesting conditions; provided that, with respect to performance-based restricted stock units, the number of unvested shares of our common stock for purposes of determining the cash replacement amount will be based on actual performance of the performance objectives if the applicable performance period specified in the underlying award agreement had been completed as of the closing of the mergers and the determination of the achievement of the applicable performance objectives had not yet been made as of the closing of the mergers, and the applicable cash replacement amount will be paid within 30 days following the end of the original performance period, subject to the holder’s continued service with the Parent Entities and their affiliates through the end of such original performance period. Any options with a per share exercise price equal to or above $20.26 will be cancelled at the effective time of the Pluralsight merger for no payment or consideration. Equity incentive plans of Pluralsight and Pluralsight Holdings will terminate as of the effective times of the mergers. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Outstanding Pluralsight Options, Pluralsight RSUs, Pluralsight PSUs, Holdings RSUs and Holdings Incentive Units.”

Background of the Mergers

From time to time, in connection with Pluralsight’s exploration of strategic and commercial opportunities, the Pluralsight Board evaluates Pluralsight’s long-term business plan prepared by management, including regular updates to the business plan, and considers various strategic alternatives for Pluralsight, including potential product expansion and growth opportunities through acquisitions and strategic partnerships, debt and equity financing alternatives and other potential strategic transactions or the continuation of Pluralsight’s current business plan as an independent enterprise. In connection with these efforts, representatives of Pluralsight also have meetings, attend conferences and have other discussions from time to time with representatives of various strategic and financial sponsor parties, including Vista and other participants in the outreach described below, regarding potential strategic transactions involving Pluralsight. Based on the Pluralsight Board’s evaluation of strategic alternatives and Pluralsight management’s evolving expectation that a meaningful portion of Pluralsight’s future growth was likely to be inorganic, Pluralsight has regularly evaluated and pursued opportunities for potential acquisitions.

Aaron Skonnard, the chief executive officer of Pluralsight, had been introduced to various representatives of Vista since prior to Pluralsight’s initial public offering, and from time to time had meetings and other discussions with representatives of Vista, including with respect to sales of Pluralsight’s products to Vista and its portfolio companies. On August 19, 2020, Mr. Skonnard emailed Monti Saroya, a senior managing director of Vista, to invite Robert F. Smith, Founder, Chairman and CEO of Vista, to speak about the future of technology at Pluralsight’s virtual user conference in October 2020, which Mr. Smith agreed to do. On August 28, 2020, Mr. Skonnard, Mr. Saroya and Adrian Alonso, a managing director of Vista, had a call to further discuss Mr. Smith’s attendance at Pluralsight’s conference, during which the parties discussed the Pluralsight business generally and the overall industry.

On September 17, 2020, Mr. Skonnard attended a meeting with Mr. Saroya, at Mr. Saroya’s invitation. Prior to the meeting, Mr. Skonnard was not aware that Mr. Saroya would be raising a potential acquisition of Pluralsight at the meeting. At the meeting, Mr. Saroya indicated that Vista was potentially interested in acquiring Pluralsight. The terms of a proposed acquisition were not discussed, except that Mr. Saroya indicated to Mr. Skonnard following the meeting that Vista believed it could offer the highest value proposal among potential acquirors. Following the meeting with Mr. Saroya, Mr. Skonnard conveyed Vista’s expression of interest to Gary Crittenden, the lead independent director of the Pluralsight Board, and Mr. Skonnard and Mr. Crittenden agreed that a meeting of the Pluralsight Board would be called to inform the Pluralsight Board and discuss Vista’s expression of interest.

On September 23, 2020, Mr. Saroya and Mr. Alonso had a call with Mr. Skonnard, during which they reaffirmed Vista’s interest in acquiring Pluralsight, but did not discuss any specific terms.

On September 24, 2020, the Pluralsight Board held a meeting with members of management and representatives of Wilson Sonsini Goodrich & Rosati, Pluralsight’s outside counsel (“Wilson Sonsini”), in attendance. Mr. Skonnard updated the Pluralsight Board on his discussion with Mr. Saroya and on Vista’s expression of interest in a potential acquisition of Pluralsight. Representatives of Wilson Sonsini reviewed with the Pluralsight Board certain relevant Delaware law matters, including the directors’ fiduciary duties in connection with Vista’s expression of interest and a potential sale of Pluralsight. The Pluralsight Board discussed Pluralsight’s business as a standalone company and its prospects and challenges, including risks and uncertainties related to pursuing Pluralsight’s growth objectives (including inorganic growth through potential acquisitions), the potential impact of market, customer and competitive trends on Pluralsight and the inherent uncertainty of achieving management forecasts and the potential impact that failing to meet growth expectations could have on the price of the Class A common stock, as well as the perceived need for substantial capital resources to pursue inorganic growth and other growth opportunities, and the challenges and potential adverse impacts to stockholder value of obtaining such additional capital resources (namely, that capital resources might only be available at significant cost to Pluralsight (if available at all) or through one or more equity offerings that would dilute the holders of Class A common stock). In light of these challenges, risks and uncertainties and Vista’s expression of interest, the Pluralsight Board discussed whether it would be in the best interests of Pluralsight and its stockholders to respond to Vista and explore potential alternative transactions. As a preliminary matter, the Pluralsight Board established the Transaction Committee, an ad hoc committee of the Pluralsight Board independent of management composed of Mr. Crittenden, Scott Dorsey and Bonita Stewart, to explore, evaluate, consider, review, negotiate and, as appropriate, make a recommendation to the Pluralsight Board with respect to a potential business combination transaction or other similar strategic transaction involving Pluralsight and alternatives thereto. The Pluralsight Board also discussed engaging Qatalyst to act as a financial advisor in connection with such review of strategic alternatives, and determined to do so based on Qatalyst’s qualifications, expertise and reputation, and its knowledge of Pluralsight and the industry in which Pluralsight operates. In the spring of 2020, following significant market disruption in the United States resulting from the COVID-19 pandemic, the Pluralsight Board had invited Qatalyst to attend two meetings of the Pluralsight Board to discuss preliminary perspectives on strategic positioning and opportunities, valuation considerations and trading performance for Pluralsight, relevant sectors of the technology industry and the market generally.

On September 26, 2020, Pluralsight entered into an engagement letter with Qatalyst.

On September 27, 2020, the Transaction Committee held a meeting with representatives of Qatalyst and Wilson Sonsini and, at the Transaction Committee’s invitation (at this meeting and at portions of other meetings as it deemed appropriate), other members of the Pluralsight Board and members of management were in attendance. Representatives of Qatalyst discussed various alternatives and considerations with respect to a potential outreach process to solicit interest regarding a strategic transaction from other potential counterparties, including whether to engage with potential strategic acquirors and other financial sponsors in light of the expressed interest from Vista. Representatives of Qatalyst discussed with those present various other potential counterparties with which Pluralsight might consider engaging based on those parties’ expected or previously expressed interest in a potential strategic transaction with Pluralsight, ability to finance and consummate a transaction, and potential strategic rationale for a transaction with Pluralsight, including the potential for synergies. Also discussed were the potential risks of an outreach, including potential public disclosure leaks, management and employee disruption and adverse effects on competitive positioning, and the increase in the likelihood of those risks in a wider private or public process relative to a more targeted outreach. The Transaction Committee and other directors in attendance also discussed with management and representatives of Qatalyst potential alternatives to a sale of Pluralsight, including continuing to execute as a standalone business. Representatives of Wilson Sonsini also reviewed the directors’ fiduciary duties in connection with evaluating and potentially pursuing a potential strategic transaction. Based on the considerations discussed at the meeting, pursuant to authority delegated to it by the Pluralsight Board and to gauge interest in a potential strategic transaction, the Transaction Committee authorized Qatalyst and members of management to reach out to six potential strategic acquirors and six potential financial sponsors (including Vista) regarding a potential strategic transaction, and authorized management to present to interested potential counterparties an overview of Pluralsight’s business and other relevant information, including non-public information regarding Pluralsight.

Following the meeting, between September 28, 2020 and September 30, 2020, representatives of Qatalyst and management commenced their outreach to the 11 potential counterparties other than Vista; nine potential counterparties (including Vista) executed a non-disclosure agreement with Pluralsight, one potential strategic acquiror was already subject to a non-disclosure agreement with Pluralsight in connection with prior commercial discussions and two potential strategic acquirors declined to engage in discussions or diligence with respect to a potential strategic transaction involving Pluralsight, citing that Pluralsight’s industry was not an area of focus for strategic transactions and other challenges to consummating a strategic transaction, among other things. Of the ten non-disclosure agreements to which these potential counterparties were subject, the non-disclosure agreements with each of the six potential financial sponsors and one of the potential strategic acquirors included so-called “standstill” provisions restricting parties from making proposals with respect to the acquisition of Pluralsight without Pluralsight’s prior consent, which restrictions would fall away and no longer be in effect, among other things, at the time of the entry into a definitive agreement approved by Pluralsight to acquire more than 50% of Pluralsight’s outstanding voting securities or assets representing more than 50% of Pluralsight’s consolidated earnings power (and the remaining three non-disclosure agreements did not include such so-called “standstill” provisions).

On September 30, 2020, the Transaction Committee held a meeting with representatives of Qatalyst and Wilson Sonsini and, at the Transaction Committee’s invitation, other members of the Pluralsight Board and members of management were in attendance. Representatives of management reviewed an overview of Pluralsight’s business plan, which included the Pluralsight prospective financial information as of September 2020 (as defined below), and the Transaction Committee and other directors in attendance discussed the impact on the business plan of the COVID-19 measures implemented by Pluralsight, the business plan relative to consensus market estimates for Pluralsight, and potential synergies with various counterparties to a potential strategic transaction involving Pluralsight. Representatives of Qatalyst and members of management provided an update on the preliminary discussions regarding a potential strategic transaction with potential counterparties, including those parties’ expressed levels of interest as well as the timing of upcoming presentations by Pluralsight management to interested counterparties. The Transaction Committee and other directors in attendance also discussed with representatives of Qatalyst and Wilson Sonsini certain process considerations, including Wilson Sonsini discussing the directors’ fiduciary duties in connection with evaluating and potentially pursuing a potential strategic transaction involving Pluralsight. The Transaction Committee then met in executive session, without members of management (other than Matthew Forkner, Pluralsight’s Chief Legal Officer) or other members of the Pluralsight Board in attendance, and discussed with representatives of Qatalyst and Wilson Sonsini certain process, strategy and timing considerations with respect to the solicitation of interest from potential counterparties with respect to a potential strategic transaction, including whether to solicit interest from additional potential counterparties. Following discussion, the Transaction Committee approved representatives of Qatalyst and members of management continuing discussions with the ten potentially interested counterparties, including the sharing of management’s overview of Pluralsight’s business, including the Pluralsight prospective financial information as of September 2020 and other relevant non-public information about Pluralsight. The Transaction Committee also began to discuss the TRA and to explore its potential significance in the context of a potential sale of Pluralsight.

Over the next two weeks, members of Pluralsight management together with representatives of Qatalyst provided presentations to the ten potentially interested counterparties (including Vista) regarding Pluralsight’s business, which presentations included the Pluralsight prospective financial information as of September 2020. Throughout the month, members of management and representatives of Qatalyst also engaged in follow-up preliminary due diligence discussions and meetings at the request of potentially interested counterparties regarding Pluralsight’s business, including Pluralsight’s financial condition, pipeline and go-to-market strategy. Following diligence meetings, the four remaining potential strategic acquirors and two of the six financial sponsors who had executed non-disclosure agreements declined to proceed with further discussions regarding a potential strategic transaction involving Pluralsight. In declining to pursue a potential strategic transaction involving Pluralsight, the potential strategic acquirors and financial sponsors indicated concerns about strategic fit, limited overlap in buyer contacts, potential commoditization of content, pricing pressure, the level of investment required for integration, and concerns regarding the financial profile of the sales and marketing structure, among other things. The four remaining potential financial sponsors that continued to express interest in a potential strategic transaction involving Pluralsight (including Vista and the other parties which we refer to as “Party A,” “Party B” and “Party C”) were granted access to an electronic dataroom containing financial and business information with respect to Pluralsight to support their due diligence review of Pluralsight.

On October 7, 2020, the Transaction Committee held a meeting with representatives of Qatalyst and Wilson Sonsini and, at the Transaction Committee’s invitation, other members of the Pluralsight Board and members of management were in attendance. Representatives of Qatalyst and members of management provided an update on the preliminary discussions regarding a potential strategic transaction with potential counterparties since the last meeting of the Transaction Committee, as well as additional diligence meetings that were being planned. The Transaction Committee also met in executive session, without members of management (other than

Mr. Forkner), representatives of Qatalyst or other members of Pluralsight Board, other than Leah Johnson, in attendance, and discussed with representatives of Wilson Sonsini the TRA and its potential significance in the context of a potential sale of Pluralsight. Pluralsight entered into the TRA in connection with its initial public offering, and following Pluralsight’s initial public offering and prior to the amendment of the TRA described below, there had been no amendments to the TRA. Certain directors and members of management and certain of their respective affiliates, as equityholders prior to Pluralsight’s initial public offering, were parties to the TRA, and the TRA provided for acceleration of payments to TRA beneficiaries, including certain directors and members of management and certain of their respective affiliates, in connection with a change of control of Pluralsight. Representatives of Wilson Sonsini discussed relevant Delaware law matters, including the directors’ fiduciary duties, process considerations and the Transaction Committee’s composition, authority and responsibilities in evaluating and potentially pursuing a strategic transaction involving Pluralsight. At the meeting, the Transaction Committee resolved to recommend to the Pluralsight Board that it modify the composition of the Transaction Committee to be comprised entirely of members of the Pluralsight Board that were not party to the TRA and were independent of management, namely Ms. Johnson and Ms. Stewart (with Messrs. Crittenden and Dorsey to step down given that they are both parties to the TRA), and that it expand the power and authority of the Transaction Committee.

On October 9, 2020, representatives of Qatalyst received an unsolicited inquiry from an additional potential financial sponsor (which we refer to as “Party D”) expressing interest in receiving a management presentation based on market rumors that Pluralsight may be engaged in a process to consider strategic alternatives, but no specific proposal or terms with respect to a potential strategic transaction were conveyed by representatives of Party D. Pluralsight thereafter executed a non-disclosure agreement with Party D, which included a so-called “standstill” provision with similar terms (including with respect to the fall away of restrictions) as described above, and members of Pluralsight management, with representatives of Qatalyst in attendance, provided a management presentation to Party D. Party D was also granted access to Pluralsight’s electronic dataroom.

On October 13, 2020, based on the Transaction Committee’s recommendation, the Pluralsight Board approved by unanimous written consent the modification of the composition of the Transaction Committee to include only Ms. Johnson and Ms. Stewart, neither of whom was party to the TRA, and Messrs. Crittenden and Dorsey stepped down. The Pluralsight Board also approved the delegation to the Transaction Committee, to the fullest extent permitted under Delaware law, of the power and authority of the Pluralsight Board to oversee, supervise and direct the exploration, evaluation and negotiation of a potential business combination or other similar strategic transaction involving Pluralsight and alternatives thereto, and all agreements and other matters relating to such a transaction, including authorizing and directing legal and financial advisors and other representatives and agents, if any, and engaging such persons as it sees fit with respect to any of the foregoing. The Pluralsight Board also resolved that Pluralsight would not effectuate such a transaction unless it is first approved or recommended by the Transaction Committee and unless it is approved by the holders of a majority of the voting power of Pluralsight capital stock not held by any stockholder who is, or is known by Pluralsight to be affiliated with a party, receiving benefits in connection with the transaction pursuant to the TRA and other unique benefits, if any, as identified by the Transaction Committee, or any officer of Pluralsight, which conditions may not be waived.

On October 14, 2020, the Transaction Committee held a meeting with representatives of Qatalyst and Wilson Sonsini and, at the Transaction Committee’s invitation, other members of the Pluralsight Board and members of management were in attendance. Members of management and representatives of Qatalyst provided an update on the meetings and due diligence being conducted by the remaining interested counterparties with whom no economic negotiations had taken place as of such time, including the inquiry from Party D. The Transaction Committee and other directors in attendance discussed with representatives of Qatalyst and Wilson Sonsini certain strategy and process considerations for maximizing the value of any acquisition proposals which could be received by Pluralsight, including in the context of Pluralsight’s upcoming announcement of its third quarter 2020 earnings results. The Transaction Committee and other directors in attendance also discussed whether to reach out to additional potential counterparties, and the likelihood of additional parties’ interest in a potential strategic transaction involving Pluralsight. The Transaction Committee then met in executive session, without members of management (other than Mr. Forkner) or other members of the Pluralsight Board in attendance. Representatives of Wilson Sonsini reviewed with the Transaction Committee the terms of the TRA, including the fact that the TRA provided for an acceleration of payments to TRA beneficiaries as a result of a change of control of Pluralsight, in lieu of future payments to the TRA beneficiaries provided in the TRA. Representatives of Wilson Sonsini also reviewed with the Transaction Committee relevant Delaware law matters, including the Transaction Committee’s adjusted composition, directors’ fiduciary duties, process considerations and the Transaction Committee’s expanded authority and responsibilities in the context of a potential sale of Pluralsight, including that the Pluralsight Board had resolved that Pluralsight will not effectuate such a transaction if it has not first been approved or recommended by the Transaction Committee and unless it is approved by the holders of a majority of the voting power of Pluralsight capital stock not held by any stockholder who is, or is known by Pluralsight to be affiliated with a party, receiving benefits in connection with the transaction pursuant to the TRA and other unique benefits, if any, as identified by the Transaction Committee, or any officer of Pluralsight, which conditions could not be waived by the Pluralsight Board. The Transaction Committee also discussed the actions taken by the Pluralsight Board and the Transaction Committee prior to that time in connection with the exploration and evaluation of a potential strategic transaction involving Pluralsight. Following discussion, the Transaction Committee ratified the prior actions and determinations in connection with the exploration and evaluation of a potential strategic transaction involving Pluralsight. The Transaction Committee also requested that Wilson Sonsini and Qatalyst provide additional information on the terms of the TRA in the context of a potential sale of Pluralsight. The Transaction Committee further directed representatives of Qatalyst and members of management continue discussions with, and solicit interest from, Vista and Party A, Party B, Party C and Party D with respect to a potential strategic transaction involving Pluralsight.

Also on October 14, 2020, Pluralsight announced the acquisition of DevelopIntelligence, LLC (“DevelopIntelligence”), a provider of strategic skills consulting and virtual instructor-led training. The initial consideration for the acquisition consisted of cash consideration of $38 million paid at the closing of the acquisition, with additional consideration subject to certain revenue-based earn-out performance targets during an earn-out period ending on December 31, 2021.

During the month of October, Pluralsight management updated Pluralsight’s business plan based on Pluralsight’s third quarter 2020 results, Pluralsight’s ordinary course fourth quarter budget planning and review efforts for the 2021 fiscal year and the expected impact of the acquisition of DevelopIntelligence (including increased Pluralsight billings from DevelopIntelligence products and customers in years 2021 through 2025), which updates resulted in the Pluralsight prospective financial information as of October 2020 (as defined below). These updates were discussed in October from time to time by Pluralsight management with Qatalyst and with interested potential counterparties during the course of diligence meetings. A preliminary version of the Pluralsight prospective financial information as of October 2020 was made available in the electronic dataroom starting on October 25, 2020 and the final version of the Pluralsight prospective financial information as of October 2020 was made available in the electronic dataroom starting on October 27, 2020, in each case to the then-interested potential counterparties and including Party E (as defined below) when Party E was granted access to the electronic dataroom. For more information on the Pluralsight prospective financial information as of September 2020 and the Pluralsight prospective financial information as of October 2020, please see the section of this proxy statement captioned “The Mergers—Certain Unaudited Prospective Financial Information.”

On October 16, 2020, Party D declined to participate in further discussions regarding a potential strategic transaction involving Pluralsight. In declining to pursue a transaction, Party D indicated concerns regarding perceived headwinds in Pluralsight’s business including a potential slowdown in growth, net dollar retention and pricing pressure. Furthermore, Party D indicated that given the price at which the Class A common stock was trading, it would be difficult for Party D to pay a premium. On October 16, 2020, the Class A common stock closed at a trading price of $18.76.

On October 18, 2020, representatives of Qatalyst delivered a process letter to Party A, Party B and Party C requesting that such parties submit a proposal with respect to a potential acquisition of Pluralsight on October 26,

2020, including a proposed purchase price for all of the outstanding equity of Pluralsight and relevant assumptions and terms. Vista informed representatives of Qatalyst that Vista would be in a position to submit a proposal with respect to the acquisition of Pluralsight the beginning of the week of October 26, 2020.

On October 23, 2020, Party C declined to participate in further discussions regarding a potential strategic transaction involving Pluralsight, citing perceived issues with Pluralsight’s growth and its competitive position. Party C indicated that given the perceived issues facing Pluralsight’s business, it would not be able to pay a meaningful premium to the price at which the Class A common stock was trading. On October 23, 2020, the Class A common stock closed at a trading price of $18.04.

On October 26, 2020, each of Party A and Party B also declined to participate in further discussions regarding a potential strategic transaction involving Pluralsight, citing perceived challenges to Pluralsight’s business, including the potential commoditization of content, the perceived efforts and costs required to make meaningful changes to the current cost structure given the potential declining growth profile as well as perceived concerns over the long-term margin profile of Pluralsight. Both Party A and Party B indicated difficulty in offering a proposal at an attractive valuation. On October 26, 2020, the Class A common stock closed at a trading price of $17.50.

On October 27, 2020, representatives of Vista contacted Mr. Skonnard and representatives of Qatalyst separately to indicate that Vista would not be submitting a proposal with respect to a potential acquisition of Pluralsight prior to the U.S. federal elections on November 3, 2020 and Pluralsight’s announcement of its third quarter 2020 earnings results on November 5, 2020.

On November 2, 2020, the Transaction Committee held a meeting with representatives of Qatalyst and Wilson Sonsini in attendance. Representatives of Wilson Sonsini reviewed the directors’ fiduciary duties, certain process considerations and the Transaction Committee’s authority and responsibilities in the context of a potential strategic transaction involving Pluralsight. Representatives of Wilson Sonsini and Qatalyst also discussed a potential amendment of the TRA in connection with such a transaction, because by reducing the amount payable to TRA beneficiaries upon a change of control of Pluralsight, Pluralsight could negotiate for the difference between the amount payable to the TRA beneficiaries upon a change of control of Pluralsight pursuant to the terms of the TRA and such reduced amount to instead be paid to the Pluralsight stockholders in the event of a sale of Pluralsight, thereby delivering higher value to the Pluralsight stockholders. Representatives of Qatalyst presented to the Transaction Committee an overview of the economic terms of the TRA, including the illustrative tax benefits that could be available to Pluralsight over time and the terms of sharing of those benefits with the TRA beneficiaries, including the acceleration of payments in connection with a change of control of Pluralsight. The Transaction Committee also discussed the potential impact of the TRA obligations on potential acquisition proposals. Under the then-current terms of the TRA, the amount of the accelerated change of control payment obligation was variable based on, among other things, the price that would be paid in respect of Class A common stock in the applicable change of control transaction. Using a model to calculate payments under the TRA provided by Pluralsight’s management, Qatalyst presented a calculation of the estimated aggregate amount of the change of control payment obligations under the TRA based on illustrative prices for the Class A common stock, starting with the closing price of Class A common stock on October 30, 2020 of $15.70 and certain other assumptions, which resulted in estimated aggregate accelerated payments of approximately $400 million, with an increase that averaged approximately $6 million of aggregate accelerated payments per $1 increase in the price of Class A common stock. Qatalyst also discussed with the Transaction Committee illustrative estimates of the present value of the portion of the tax benefits that might be payable in the future to the TRA beneficiaries under the TRA absent a change of control, calculated using a model approved by Pluralsight’s management and assuming achievement of the Pluralsight prospective financial information as of October 2020, an illustrative $22.00 per share price for the Class A common stock at which holders of Holdings units would exchange outstanding Holdings units into Class A common stock, a 23.8% tax rate as provided by Pluralsight’s management and discount rates ranging from 9.00 to 11.00 percent, among other assumptions. These illustrative present value estimates ranged from $112 to $144 million. The Transaction Committee authorized Qatalyst and

Wilson Sonsini to initiate preliminary discussions with the TRA Representative, the representative of the TRA beneficiaries under the TRA, to explore potentially amending the TRA.

On November 4, 2020, the Pluralsight Board held a regular meeting with members of management and representatives of Wilson Sonsini in attendance. The Transaction Committee provided an update to the Pluralsight Board with respect to its exploration and evaluation of a potential strategic transaction, including process considerations, scope of outreach to potential counterparties, and the Transaction Committee’s evaluation of the potential impact of the TRA in connection with a potential strategic transaction. The Transaction Committee also instructed, and the members of the Pluralsight Board and management confirmed, that potential conversations, if any, regarding a rollover of equity in connection with a potential acquisition of Pluralsight and other go-forward economic arrangements would not be taking place during the negotiation of any potential transaction, and those present confirmed that no such conversations had taken place. At the meeting, the representatives of management also reviewed Pluralsight’s budget for the 2021 fiscal year and an overview of Pluralsight’s business plan and updates since the version presented on September 30, 2020, which included the Pluralsight prospective financial information as of October 2020, and the Pluralsight Board approved the 2021 budget and business plan presented at the meeting, including the Pluralsight prospective financial information as of October 2020, including for use by Qatalyst in its analyses for the Transaction Committee and the Pluralsight Board.

Also on November 4, 2020, a director of Pluralsight received an unsolicited inquiry from an additional financial sponsor (which we refer to as “Party E”) expressing interest in evaluating a potential acquisition of Pluralsight, but no specific proposal or terms with respect to a potential strategic transaction were conveyed by representatives of Party E. Later that day, following the receipt of Party E’s unsolicited inquiry, the Transaction Committee held a meeting with representatives of Qatalyst and Wilson Sonsini in attendance. Representatives of Qatalyst provided the Transaction Committee an update on the discussions regarding a potential strategic transaction with potential counterparties since the last meeting of the Transaction Committee, including the inquiry from Party E. The Transaction Committee authorized representatives of Qatalyst to engage in discussions with Party E with respect to a potential transaction involving Pluralsight. Following the meeting, Pluralsight executed a non-disclosure agreement with Party E, which included a so-called “standstill” provision with similar terms (including with respect to the fall away of restrictions) as described above, and members of Pluralsight management provided a management presentation to Party E, with representatives of Qatalyst in attendance. Party E was also granted access to Pluralsight’s electronic dataroom.

On November 5, 2020, after the close of trading, Pluralsight announced its third quarter 2020 results. The Class A common stock closed at a trading price of $14.74 on November 6, 2020, the first trading day after Pluralsight announced its third quarter 2020 results.

On November 6, 2020, Vista delivered to Pluralsight a written proposal to acquire all of the outstanding equity of Pluralsight for $16.50 per share in cash of Class A common stock and equivalents based on certain assumptions, including the number of shares of Class A common stock and equivalents outstanding on a fully diluted basis and the full acceleration and satisfaction of obligations under the TRA in accordance with its terms, in an amount of approximately $406 million (estimated from the model provided by management of Pluralsight in the electronic dataroom, with a $16.50 per share input). The proposal also indicated that, to the extent a lower amount is ultimately required to satisfy in full Pluralsight’s obligations under the TRA, the difference would be applied to the purchase price being proposed by Vista on a dollar-for-dollar basis.

Also on November 6, 2020, following receipt of the acquisition proposal from Vista, the Transaction Committee held a meeting with representatives of Qatalyst and Wilson Sonsini and, at the Transaction Committee’s invitation, other members of the Pluralsight Board and members of management were in attendance. Representatives of Qatalyst reviewed the terms of Vista’s acquisition proposal, including that at a $16.50 per share price, the TRA would require an accelerated change of control payment of $406 million, based on a model to calculate payments under the TRA provided by Pluralsight’s management. Representatives of

Qatalyst indicated that, for illustration, if the entire amount of the $406 million payment were reduced to zero and applied to increase the consideration payable to Pluralsight’s equityholders on a dollar-for-dollar basis, Vista’s acquisition proposal implied a price of $19.02 per share of Class A common stock and equivalents. (In this proxy statement, we refer to the term “implied ‘no TRA’ adjusted price” to mean the implied price per share of an acquisition proposal assuming that the entire amount of Pluralsight’s accelerated change of control payment obligations under the TRA were reduced to zero (i.e., a hypothetical scenario where “no TRA” payment would be payable in the event of a change of control) and applied to increase the consideration payable to Pluralsight’s equityholders on a dollar-for-dollar basis.) The Transaction Committee and other members of the Pluralsight Board also discussed considerations for increasing the value of Vista’s acquisition proposal and maximizing the per share value of an acquisition proposal, including the possibility of an amendment to the TRA to reduce the amount of Pluralsight’s accelerated change of control payment obligations. Mr. Skonnard expressed his belief, and other directors concurred in his belief, that Pluralsight was more valuable than Vista’s $16.50 per share acquisition proposal, and they did not believe stockholders would be interested in an acquisition transaction at or near that amount, citing recent trading history. In addition, Mr. Skonnard indicated that, in line with the Transaction Committee’s instructions, he had not had any discussions with Vista with respect to a potential rollover of Mr. Skonnard’s equity stake in connection with a potential acquisition of Pluralsight by Vista. The Transaction Committee then met in executive session, without members of management or other members of the Pluralsight Board in attendance, and continued to discuss considerations for maximizing the value of an acquisition proposal. Representatives of Wilson Sonsini also reviewed with the Transaction Committee relevant Delaware law matters. The Transaction Committee requested that Qatalyst present at a subsequent meeting preliminary valuation perspectives with respect to Pluralsight based on the Pluralsight prospective financial information as of October 2020 in connection with the evaluation of Vista’s acquisition proposal and other potential proposals that Pluralsight might receive.

On November 10, 2020, the Transaction Committee held a meeting with representatives of Qatalyst and Wilson Sonsini and, at the Transaction Committee’s invitation, other members of the Pluralsight Board and members of management were in attendance. Representatives of Qatalyst reviewed the results of Pluralsight’s solicitation of interest regarding a potential strategic transaction from other potential counterparties, and discussed whether to re-engage with Party A and Party B or other potential counterparties in order to seek additional acquisition proposals. Representatives of Qatalyst also presented preliminary valuation and market perspectives with respect to Pluralsight on a standalone basis based on the Pluralsight prospective financial information as of October 2020, using various valuation methodologies, relative to the price of Vista’s acquisition proposal. The Transaction Committee then met in executive session, without members of management or other members of the Pluralsight Board in attendance, and discussed market perspectives on Pluralsight’s valuation, the impact of the TRA on potential acquisition proposals, and considerations for maximizing the value to Pluralsight’s stockholders. The Transaction Committee directed representatives of Qatalyst to continue negotiating the acquisition proposal with Vista, including by requesting another, higher value proposal from Vista. The Transaction Committee also directed Qatalyst to seek to re-engage with Party A and Party B. The Transaction Committee also directed representatives of Qatalyst and Wilson Sonsini to engage in negotiations with the TRA Representative with respect to an amendment of the TRA to propose a fixed change of control payment obligation at a substantial discount to the estimated amount of Pluralsight’s accelerated payment obligations under the then-current terms of the TRA, in order to maximize the value received by Pluralsight stockholders in the event of a sale of Pluralsight.

Also on November 10, 2020, the Class A common stock closed at a trading price of $15.83. Prior to the close of trading on that day, Betaville Intelligence, an online publication focusing on M&A activity and rumors, published an article indicating that Pluralsight may be in discussions regarding a potential acquisition by Vista.

On November 11, 2020, representatives of Qatalyst held telephonic conferences with representatives of Party A and Party B to solicit additional acquisition proposals for Pluralsight. Representatives of Party A indicated that Party A could potentially, subject to completion of diligence, submit an acquisition proposal with an “implied ‘no TRA’ adjusted price” of up to $20.00 per share of Pluralsight Class A common stock (equating to a proposed price per share of Class A common stock of less than $20.00, which reduction would be based on the aggregate amount of the accelerated change of control payment obligations under the TRA). Representatives of Party A made it clear that Party A did not foresee any circumstance that would cause it to pay more than an “implied ‘no TRA’ adjusted price” of $20.00 per share of Pluralsight Class A common stock. Party B declined to submit any expression of interest or acquisition proposal. Representatives of Party E communicated to representatives of Qatalyst that Party E was continuing to evaluate a potential strategic transaction with Pluralsight.

Also on November 11, 2020, representatives of Qatalyst held a telephonic conference with representatives of Vista to negotiate the terms of Vista’s acquisition proposal. Representatives of Qatalyst indicated that Pluralsight would seek to amend the TRA to reduce the amount of Pluralsight’s change of control obligation and requested from Vista a revised proposal. Following that discussion, representatives of Vista verbally provided a revised acquisition proposal of $17.75 per share of Class A common stock and equivalents, assuming no reduction in the amount of the change of control payment obligation owed by Pluralsight under the TRA, which represented an estimated “implied ‘no TRA’ adjusted price” of $20.32 per share of Class A common stock.

Also on November 11, 2020, representatives of Qatalyst and Wilson Sonsini held a telephonic conference with representatives of the TRA Representative to discuss the possibility of amending the TRA in connection with a potential change of control transaction involving Pluralsight, and proposed a fixed payment of $100 million in the aggregate to the TRA beneficiaries in full satisfaction of Pluralsight’s change of control payment obligations.

On November 12, 2020, the Transaction Committee held a meeting with representatives of Qatalyst and Wilson Sonsini and, at the Transaction Committee’s invitation, other members of the Pluralsight Board and members of management were in attendance. Mr. Hinkle confirmed that he had been “walled off” from discussions among representatives of Insight Venture Partners and its affiliates, including the TRA Representative, regarding the TRA, and would not share confidential information that he receives in his capacity as a director of Pluralsight with such persons. Mr. Hinkle also offered to recuse himself from substantive discussions among the members of the Pluralsight Board regarding the negotiation of the TRA with the TRA Representative (and did not attend or recused himself from portions of this meeting and subsequent meetings of the Transaction Committee and the Pluralsight Board where appropriate). Representatives of Qatalyst provided an update on their discussions and negotiations with Vista, Party A, Party B and Party E, including Vista’s updated proposal which represented an estimated “implied ‘no TRA’ adjusted price” of $20.32 per share of Class A common stock, equating to $17.75 per share of Class A common stock if there were no reduction in the amount of aggregate accelerated change of control payments required to be made under the then-current terms of the TRA. The directors also discussed considerations for increasing the value of Vista’s and Party A’s acquisition proposals, and the ability of Party E to submit an attractive acquisition proposal relative to the existing proposals. The Transaction Committee then met in executive session, without members of management or other members of the Pluralsight Board in attendance, and representatives of Qatalyst and Wilson Sonsini updated the Transaction Committee on their discussions with the TRA Representative. The Transaction Committee discussed further negotiation strategies and Pluralsight’s valuation on a standalone basis. The Transaction Committee directed Qatalyst and Wilson Sonsini to continue negotiations with Vista, Party A, Party E and the TRA Representative, and for Qatalyst to provide Vista with a counter-proposal for an acquisition transaction with an “implied ‘no TRA’ adjusted price” between $22.50 and $23.00 per share of Class A common stock and equivalents.

On November 13, 2020, representatives of Qatalyst held a telephonic conference with representatives of Vista to negotiate the terms of Vista’s acquisition proposal, and provided Vista with a counter-proposal with an “implied ‘no TRA’ adjusted price” of $23.00 per share.

Also on November 13, 2020, representatives of Qatalyst and Wilson Sonsini held a telephonic conference with representatives of the TRA Representative to discuss the TRA in connection with a potential change of control. The representatives of the TRA Representative proposed an amendment to the TRA to reduce Pluralsight’s change of control payment obligations to 75% of the amount that would have otherwise been payable as a result of a potential acquisition of Pluralsight based on the then-current terms of the TRA (i.e., a reduction of 25%). The representatives of the TRA Representative also requested that Pluralsight indemnify the TRA Representative for any losses or liabilities resulting from an amendment of the TRA and the contemplated transactions.

Over the subsequent days, representatives of Qatalyst continued to engage with Party A and Party E to solicit acquisition proposals from each of them.

On November 14, 2020, the Transaction Committee held a meeting with representatives of Qatalyst and Wilson Sonsini and, at the Transaction Committee’s invitation, other members of the Pluralsight Board and members of management were in attendance. Representatives of Qatalyst provided an update on their discussions and negotiations with the TRA Representative, including the TRA Representative’s proposal to reduce Pluralsight’s change of control payment obligations to 75% of the amount that would have otherwise been payable under the then-current terms of the TRA. The Transaction Committee then met in executive session, without members of management or other members of the Pluralsight Board in attendance, and continued their discussion of negotiation strategies, among other things. In light of the fact that both the price of Vista’s acquisition proposal, and also a reduction in the amount of Pluralsight’s change of control payment obligations under the TRA, would affect the ultimate price per share to be paid to Pluralsight stockholders in a potential transaction with Vista, the Transaction Committee directed Qatalyst to solicit from Vista its best and final proposal with respect to an acquisition of Pluralsight.

On November 16, 2020, following continued discussions, representatives of Party E communicated to representatives of Qatalyst that Party E would not be in a position to further evaluate a potential strategic transaction involving Pluralsight at that time.

On November 17, 2020, representatives of Vista verbally provided to Qatalyst an updated acquisition proposal with an “implied ‘no TRA’ adjusted price” of $21.04 per share of Class A common stock and equivalents. Following continued negotiations and discussions with representatives of Qatalyst, Vista further increased its acquisition proposal to a best and final proposal with an “implied ‘no TRA’ adjusted price” of $21.05 per share of Class A common stock and equivalents, equating to $18.46 per share of Class A common stock if there were no reduction in the amount of aggregate accelerated change of control payments required to be made under the then-current terms of the TRA. Representatives of Qatalyst and Wilson Sonsini also discussed certain other key terms of Vista’s acquisition proposal, including Vista’s sources of financing, specific performance rights for Pluralsight to enforce Vista’s equity financing commitments and obligation to consummate the acquisition and other certainty of closing matters. Representatives of Vista also stated that it would not be willing to proceed with further discussions unless Pluralsight agreed to negotiate exclusively with Vista for a short period to be agreed.

Also on November 17, 2020, the Transaction Committee held a meeting with representatives of Qatalyst and Wilson Sonsini and, at the Transaction Committee’s invitation, other members of the Pluralsight Board and members of management were in attendance. Representatives of Qatalyst and Wilson Sonsini provided an update on their discussions and negotiations with Vista, Party A, Party E and the TRA Representative. The Transaction Committee then met in executive session, without members of management or other members of the Pluralsight Board in attendance, and discussed negotiation strategies. In light of the receipt of Vista’s best and final acquisition proposal for an “implied ‘no TRA’ adjusted price” of $21.05 per share, the Transaction Committee directed representatives of Qatalyst to share with the TRA Representative Vista’s best and final price and indicate that the Transaction Committee would not be prepared to move forward with Vista unless the TRA Representative agreed to a reduction in the aggregate amount of Pluralsight’s change of control payment obligations under the TRA to $127 million (representing a reduction of approximately $290 million, which is an approximately 70% reduction of the estimated aggregate amount of approximately $417 million that would have otherwise been payable to the TRA beneficiaries under the then-existing terms of the TRA in respect of a change of control of Pluralsight at an “implied ‘no TRA’ adjusted price” of $21.05 per share of Class A common stock and equivalents, equating to $18.46 per share of Class A common stock if there were no reduction in the amount of aggregate accelerated change of control payments required to be made under the then-current terms of the TRA), which was in line with the illustrative estimates of the present value of the aggregate amounts that might be payable in the future to the TRA beneficiaries under the TRA absent a change of control, based on the Pluralsight prospective financial information as of October 2020, which was presented to the Transaction Committee on November 2, 2020.

On November 18, 2020, following continued discussions, representatives of Party A indicated to representatives of Qatalyst that Party A was not in a position to make a formal acquisition proposal at such time and, assuming Party A could in the future be in a position to make an acquisition proposal, did not envision any circumstances that would cause Party A to offer more than the “implied ‘no TRA’ adjusted price” of $20.00 per share previously indicated.

Also on November 18, 2020, representatives of Qatalyst and Wilson Sonsini held a telephonic conference with representatives of the TRA Representative to negotiate an amendment of the TRA. Representatives of Qatalyst and Wilson Sonsini stated to representatives of the TRA Representative that, in light of Vista’s best and final acquisition proposal for an “implied ‘no TRA’ adjusted price” of $21.05 per share and the absence of any other acquisition proposals for a superior value, Pluralsight would not move forward with Vista unless the TRA Representative agreed to an amendment to the TRA to reduce the amount of Pluralsight’s change of control payment obligations to $127 million. After this discussion, representatives of the TRA Representative called representatives of Wilson Sonsini to communicate that the TRA Representative would agree to an amendment to the TRA to reduce the amount of Pluralsight’s change of control payment obligations from approximately $417 million (at the current Vista proposal equating to $18.46 per share of Class A common stock if there were no reduction in the amount of aggregate accelerated change of control payments required to be made under the then-current terms of the TRA) to $127 million.

Later on November 18, 2020, the Transaction Committee held a meeting with representatives of Qatalyst and Wilson Sonsini in attendance. Representatives of Qatalyst and Wilson Sonsini updated the Transaction Committee on their discussions with Party A and the TRA Representative, and reviewed with the Transaction Committee an illustrative allocation of the proposed $127 million change of control payment obligations under an amended TRA in connection with a potential sale of Pluralsight, including the payments that would be made to certain directors and officers of Pluralsight and their affiliates. Following discussion, the Transaction Committee determined that it would be in the best interests of Pluralsight and its stockholders to, and resolved to recommend that the Pluralsight Board, move forward to negotiate definitive agreements with respect to Vista’s acquisition proposal for an “implied ‘no TRA’ adjusted price” of $21.05 per share, representing an acquisition price of $20.26 per share of Class A common stock and equivalents assuming a $127 million change of control payment obligation under an amended TRA, and also agree to negotiate exclusively with Vista with respect to an acquisition transaction.

Also on November 18, 2020, following the meeting of the Transaction Committee, the Pluralsight Board held a meeting with members of management and representatives of Qatalyst and Wilson Sonsini in attendance. During that meeting the Transaction Committee updated the Pluralsight Board on its determination that it would be in the best interests of Pluralsight and its stockholders to, and recommendation that the Pluralsight Board, move forward to negotiate definitive agreements with respect to Vista’s acquisition proposal. Representatives of Qatalyst and Wilson Sonsini reviewed the terms of Vista’s acquisition proposal, including the exclusivity request, as well as the TRA Representative’s agreement to reduce the amount of Pluralsight’s change of control payment obligations under the TRA to $127 million. Representatives of Qatalyst and Wilson Sonsini also reviewed the terms of an acquisition transaction expected to be negotiated with Vista, including Vista’s sources of financing, certainty of closing matters and the ability of the Pluralsight Board to evaluate and accept superior acquisition proposals if it was to execute definitive agreements with Vista with respect to an acquisition transaction. The Transaction Committee discussed with the Pluralsight Board and members of management and representatives of Qatalyst and Wilson Sonsini certain process considerations, including the low likelihood of obtaining a more attractive proposal from Party A and Party E and other potential counterparties with which representatives of Qatalyst and Pluralsight had engaged, the possibility that Vista could lower the value of its acquisition proposal or that Pluralsight and Vista could fail to reach agreement on the terms of an acquisition transaction, and the advisability of agreeing to negotiate exclusively with Vista with respect to an acquisition transaction. Mr. Skonnard confirmed to the Pluralsight Board that he had not had any discussions with Vista with respect to a potential rollover of his equity stake in connection with a potential acquisition of Pluralsight by Vista. Following discussion and the recommendation of the Transaction Committee, the Pluralsight Board unanimously agreed to enter into an exclusivity agreement with Vista.

On November 19, 2020, Vista delivered to Pluralsight an updated written proposal to acquire all of the outstanding equity of Pluralsight for $20.26 per share of Class A common stock and equivalents in cash based on certain assumptions, including the number of shares of Class A common stock and equivalents outstanding at such time and the payment of $127 million by Pluralsight in satisfaction of its change of control payment obligations under the TRA following the acquisition. Vista also delivered a draft exclusivity agreement and, following negotiation of the terms, including the circumstances in which the exclusivity obligations would fall away, Pluralsight and Vista executed on November 19, 2020 an exclusivity agreement in which Pluralsight agreed to negotiate exclusively with Vista with respect to an acquisition transaction until December 11, 2020 or, if earlier, such time as Vista indicates that it intends to reduce the per share price at which it is willing to proceed with the acquisition transaction. Following Vista’s request, Pluralsight consented to Vista confidentially approaching certain potential sources of equity and debt financing in connection with a potential acquisition. The Class A common stock closed at a trading price of $15.94 on November 19, 2020.

Beginning on November 20, 2020, representatives of Vista, potential institutional co-investors and potential lenders and their respective advisors, including Kirkland & Ellis LLP, Vista’s outside counsel (“Kirkland”), were granted access to additional due diligence documents and information in Pluralsight’s electronic dataroom to support their continued due diligence review of Pluralsight. Over the following three weeks, Vista, potential institutional co-investors and potential lenders and their respective advisors conducted operational, legal, financial and other due diligence on Pluralsight, including reviews of Pluralsight’s commercial relationships, intellectual property, capitalization, equity awards and employee benefit plans and compliance and regulatory matters, and from time to time had discussions with representatives of Pluralsight and Qatalyst to discuss process, due diligence and related items with respect to an acquisition transaction.

Also on November 20, 2020, representatives of Kirkland sent a draft of the merger agreement to representatives of Wilson Sonsini, which draft contemplated (among other things) a full equity financing commitment of the acquisition by funds affiliated with Vista, specific performance rights for Pluralsight to enforce the equity financing commitments and the Buyer Parties’ obligation to consummate the acquisition, a termination fee and Pluralsight liability limitation equal to 3.5% of Pluralsight’s equity value in the acquisition and a Buyer liability limitation equal to 6% of Pluralsight’s equity value.

On November 24, 2020, representatives of Wilson Sonsini sent a draft of the TRA amendment to representatives of the TRA Representative’s outside legal advisor.

Also on November 24, 2020, following Vista’s request, Pluralsight consented to Vista confidentially approaching certain additional potential sources of equity and debt financing in connection with a potential acquisition. The Class A common stock closed at a trading price of $15.25 on November 24, 2020.

On November 27, 2020, representatives of Wilson Sonsini sent to representatives of Kirkland a revised draft of the merger agreement, which draft contemplated (among other things) a termination fee and Pluralsight liability limitation equal to 2.75% of Pluralsight’s equity value in the acquisition and a Buyer liability limitation equal to 8% of Pluralsight’s equity value. Over the following two weeks, representatives of Pluralsight and Vista and their respective legal advisors exchanged revised drafts of the merger agreement and negotiated the terms of the merger agreement. Key terms of the merger agreement negotiated between the parties included the amounts of the termination fee, Pluralsight liability limitation and Buyer liability limitation, circumstances in which the termination fee would be payable by Pluralsight, circumstances in which the Pluralsight Board could negotiate alternative acquisition proposals, change its recommendation to stockholders in favor of the mergers and terminate the merger agreement to enter into definitive agreements for an alternative acquisition proposal, the definition of “Material Adverse Effect,” Buyer Parties’ commitments in connection with obtaining required regulatory approvals and other certainty of closing matters, the structure of the mergers and circumstances in which the Buyer Parties could modify the structure of the acquisition transactions, the treatment of unvested Pluralsight equity awards in connection with the consummation of the mergers and the interim operating covenants applicable to Pluralsight and exceptions thereto for matters such as commercial and strategic transactions, capital expenditures and employee hiring, termination and retention.

On November 30, 2020, representatives of Kirkland sent a draft of the voting agreement to representatives of Wilson Sonsini and representatives of outside counsel for the stockholders requested to be party to the voting agreement. The draft voting agreement did not contemplate that Pluralsight would be a party to the voting agreement and, while it did provide that the stockholders requested to be party to the voting agreement would vote in favor of the proposed transaction with Vista, it did not contemplate that such stockholders would also agree to vote their shares in favor of an alternative acquisition transaction approved by the Pluralsight Board (should one materialize). Over the following 10 days, representatives of Pluralsight, Vista, the stockholders requested to be party to the voting agreement and their legal advisors exchanged revised drafts of the voting agreement and negotiated the terms of the voting agreement. Key terms of the voting agreement negotiated between the parties included the terms of transfer restrictions applicable to the securities of Pluralsight held by such stockholders and provisions requiring the stockholders requested to be party to the voting agreement to vote their shares in favor of an alternative Acquisition Transaction approved by the Pluralsight Board (should one materialize), which the Transaction Committee believed was important so that a third party seeking to make an alternative Acquisition Proposal would also have the benefit of the voting agreement stockholders committing to vote in favor of the applicable alternative Acquisition Transaction.

Also on November 30, 2020, the Pluralsight Board held a meeting with members of management and representatives of Qatalyst and Wilson Sonsini in attendance. Representatives of Qatalyst provided the Pluralsight Board an update on Vista’s due diligence review of Pluralsight. Representatives of Wilson Sonsini provided an update on the negotiation of the merger agreement, and discussed with the Pluralsight Board the key terms of the merger agreement being negotiated between the parties. Mr. Skonnard confirmed to the Pluralsight Board that he had not had any discussions with Vista with respect to a potential rollover of Mr. Skonnard’s equity stake in connection with a potential acquisition of Pluralsight by Vista.

Also on November 30, 2020, following the meeting of the Pluralsight Board, the Transaction Committee held a meeting with representatives of Qatalyst and Wilson Sonsini in attendance. Representatives of Wilson Sonsini provided an update on the negotiation of the voting agreement and the TRA amendment, and discussed with the Transaction Committee the terms of the voting agreement and the TRA amendment being negotiated among the parties. At the conclusion of the meeting, the Transaction Committee directed representatives of Qatalyst and Wilson Sonsini to continue negotiating the terms of merger agreement, voting agreement and the TRA amendment, with assistance from members of management where appropriate and required.

On December 3, 2020, representatives of the TRA Representative’s outside legal advisor sent a revised draft of the TRA amendment to representatives of Wilson Sonsini. Over the following week, representatives of Pluralsight, the TRA Representative, Vista and their respective legal advisors exchanged revised drafts of the TRA amendment and negotiated the terms of the TRA amendment. Key terms of the TRA amendment negotiated between the parties included that the fixed $127 million change of control payment obligation would not increase if Pluralsight were to enter into a definitive agreement with respect to an alternative acquisition transaction (should one materialize), which the Transaction Committee believed was important so that a third party seeking to make an alternative Acquisition Proposal would also have the benefit of the reduced change of control payment obligation under the TRA, which reduction could be applied to a commensurate increase in the per share value of a potential alternative Acquisition Proposal, as well as the terms of Pluralsight’s indemnification of the TRA Representative for losses in connection with its approval of the TRA amendment and restrictions on the ability of the TRA beneficiaries to redeem their Holdings units after executing the TRA amendment. Pluralsight management also calculated the allocation of the aggregate $127 million change of control payment among the TRA beneficiaries following the consummation of the mergers under the TRA amendment, based on the estimated payment that each TRA beneficiary would have received upon a change of control of Pluralsight under the then-current terms of the TRA relative to the aggregate amount of all such payments, which allocation was agreed to by the TRA Representative.

On December 4, 2020, representatives of Kirkland sent to representatives of Wilson Sonsini drafts of the equity commitment letter and limited guarantee, which drafts contemplated a full equity financing commitment of the acquisition by funds affiliated with Vista and specific performance rights for Pluralsight to enforce the equity financing commitments on the terms and conditions set forth in the equity commitment letter. Over the following week, representatives of Pluralsight and Vista and their respective legal advisors exchanged revised drafts of the equity commitment letter and the limited guarantee and negotiated the terms of the equity commitment letter and the limited guarantee, including the amount of the equity investment such funds affiliated with Vista agreed to deliver to the Buyer Parties to fund the mergers and the related transactions.

On December 7, 2020, the Transaction Committee held a meeting with representatives of Qatalyst and Wilson Sonsini in attendance. Representatives of Wilson Sonsini provided an update on the negotiation of the merger agreement, and discussed with the Transaction Committee the key terms of the merger agreement being negotiated between the parties, including the amounts of the termination fee, Pluralsight liability limitation and Buyer liability limitation. The Transaction Committee directed representatives of Qatalyst and Wilson Sonsini to continue negotiating the terms of the merger agreement, voting agreement and the TRA amendment, with assistance from members of management where appropriate and required, including in connection with the proposed treatment of unvested Pluralsight equity awards in connection with the consummation of the mergers and the exceptions to the interim operating covenants for employee hiring, termination and retention matters in light of the need for Pluralsight to continue to attract and retain employees following the execution of the merger agreement.

On December 9, 2020, the Class A common stock closed at a trading price of $18.12. Prior to the close of trading on that day, Betaville Intelligence published a follow-up to its article indicating that Pluralsight may be in discussions regarding a potential acquisition by Vista.

On December 10, 2020, the Transaction Committee held a meeting with representatives of Qatalyst and Wilson Sonsini in attendance. Representatives of Wilson Sonsini provided an update on the negotiation of the merger agreement, voting agreement and TRA amendment and other relevant transaction documents. Representatives of Wilson Sonsini also reviewed with the Transaction Committee the process implemented for evaluating and negotiating the merger agreement to date and certain process considerations and potential next steps, including that the Pluralsight Board had resolved that Pluralsight would not effectuate such a transaction unless it is first approved or recommended by the Transaction Committee and unless it is approved by the holders of a majority of the voting power of Pluralsight capital stock not held by any stockholder who is, or is known by Pluralsight to be affiliated with a party, receiving benefits in connection with the transaction pursuant to the TRA and other unique benefits, if any, as identified by the Transaction Committee, or any officer of Pluralsight, which conditions may not be waived. Representatives of Qatalyst reviewed with the Transaction Committee Pluralsight’s solicitation of interest to date. Representatives of Wilson Sonsini also noted the conflict disclosure letter with respect to the potential conflicts of Qatalyst and its representatives with respect to the mergers prepared by Qatalyst and previously made available to the Transaction Committee and the Pluralsight Board. Representatives of Qatalyst also presented to the Transaction Committee its valuation analysis of Pluralsight on a standalone basis based on the Pluralsight prospective financial information as of October 2020. The Transaction Committee directed representatives of Qatalyst and Wilson Sonsini to finalize the terms of the merger agreement, voting agreement and the TRA amendment and other relevant transaction documents.

Also on December 10, 2020, the Pluralsight Board held a meeting with representatives of Qatalyst and Wilson Sonsini in attendance. The Transaction Committee provided the Pluralsight Board with an update on its evaluation and negotiation of the mergers and related transactions. Representatives of Qatalyst reviewed with the Pluralsight Board Pluralsight’s solicitation of interest to date, including that 14 potential acquirers of Pluralsight (consisting of six strategic acquirers and eight financial sponsors (including Vista)) were included in the outreach process and that, of these, only Vista made a proposal that was capable of being accepted and the only other indication of value of a potential acquisition proposal (that did not materialize) was for an “implied ‘no TRA’ adjusted price” of no more than $20.00 per share of Pluralsight Class A common stock. Representatives of Qatalyst then presented to the Pluralsight Board its valuation analysis of Pluralsight on a standalone basis based on the Pluralsight prospective financial information as of October 2020 and various valuation methodologies, and reviewed the Per Share Price relative to the trading price of the Class A common stock over various trading periods, including periods prior to the potential impact of market rumors with respect to a pending acquisition of Pluralsight on the trading price of Class A common stock. In addition, the Pluralsight Board reviewed illustrative estimates of the present value of the portion of the tax benefits that might be payable in the future to the TRA beneficiaries under the TRA absent a change of control, calculated using a model approved by Pluralsight’s management and assuming achievement of the Pluralsight prospective financial information as of October 2020, a per share price for the Class A common stock at which holders of Holdings units would exchange outstanding Holdings units into Class A common stock equal to the Per Share Price of $20.26, a 23.8% tax rate as provided by Pluralsight’s management and discount rates ranging from 9.50 to 11.00 percent (which was the range of discount rates used by Qatalyst to calculate the implied net present value of the estimated future unlevered free cash flows of Pluralsight in connection with its financial analyses in connection with delivering its fairness opinion to the Pluralsight Board, which was rendered the following day), among other assumptions. These illustrative present value estimates ranged from $112 to $135 million. The Pluralsight Board also discussed risks and uncertainties related to achieving the Pluralsight prospective financial information as of October 2020, including the potential impact of market, customer and competitive trends on Pluralsight and the inherent uncertainty of achieving management forecasts. Representatives of Wilson Sonsini also reviewed with the Pluralsight Board certain relevant Delaware law matters, including the directors’ fiduciary duties in connection with a potential sale of Pluralsight, and that the Pluralsight Board had resolved that Pluralsight would not effectuate such a transaction unless it is first approved or recommended by the Transaction Committee and unless it is approved by the holders of a majority of the voting power of Pluralsight capital stock not held by any stockholder who is, or is known by Pluralsight to be affiliated with a party, receiving benefits in connection with the transaction pursuant to the TRA and other unique benefits, if any, as identified by the Transaction Committee, or any officer of Pluralsight, which conditions may not be waived. Representatives of Wilson Sonsini also noted the conflict disclosure letter with respect to the potential conflicts of Qatalyst and its representatives with respect to the mergers prepared by Qatalyst and previously made available to the Pluralsight Board. Representatives of Wilson Sonsini also provided an overview of the terms of the merger agreement, voting agreement and TRA amendment and other relevant transaction documents. The Pluralsight Board also discussed with members of management their communications and announcement strategies if the merger agreement were to be approved and executed. The Pluralsight Board then met in executive session, without members of management in attendance, and continued to discuss the terms of the merger agreement, voting agreement and TRA amendment and other relevant transaction documents.

On December 10, 2020, the Class A common stock closed at a trading price of $18.91, a cumulative increase of approximately 17% since the closing price of the Class A common stock on November 9, 2020 (the last trading day before Betaville Intelligence published an article that Pluralsight may be in discussions regarding a potential acquisition by Vista).

On December 11, 2020, representatives of Wilson Sonsini, Kirkland and legal counsel to the TRA Representative and the stockholders requested to be party to the voting agreement finalized the forms of the merger agreement, voting agreements, TRA amendment and other relevant transaction documents.

Also on December 11, 2020, the Transaction Committee held a meeting with representatives of Qatalyst and Wilson Sonsini in attendance. Representatives of Wilson Sonsini provided an update on the negotiation of the merger agreement, voting agreement and TRA amendment and other relevant transaction documents, including updates to the final terms of the merger agreement, voting agreement and TRA amendment since the last meeting of the Pluralsight Board. Representatives of Qatalyst confirmed that it was prepared to deliver its opinion to the Pluralsight Board that the Per Share Price was fair, from a financial point of view, to the holders of Class A common stock (other than the Parent Parties and their affiliates). At the conclusion of the meeting, the Transaction Committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, Pluralsight and the holders of Pluralsight capital stock, and that the Holdings merger is fair to, and in the best interests of, Holdings and the holders of Holdings units, and resolved to adopt and approve the merger agreement, the mergers and the other transactions contemplated by the merger agreement and to recommend that the Pluralsight Board adopt and approve the merger agreement, the mergers and the other transactions contemplated by the merger agreement, including in Pluralsight’s capacity as the sole manager of Holdings. The Transaction Committee also determined that it was advisable to enter into the TRA amendment, and resolved to recommend that the Pluralsight Board approve the TRA amendment. In evaluating and approving the foregoing matters, the Transaction Committee was aware that the TRA amendment provided for payments to certain directors and members of management and certain of their respective affiliates, as TRA beneficiaries, as described herein.

Also on December 11, 2020, the Pluralsight Board held a meeting with members of management and representatives of Qatalyst and Wilson Sonsini in attendance. Representatives of Wilson Sonsini provided an update on the negotiation of the merger agreement, voting agreement and TRA amendment and other relevant transaction documents, including updates to the final terms of the merger agreement, voting agreement and TRA amendment since the last meeting of the Pluralsight Board. The Transaction Committee informed the Pluralsight Board that it had unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, Pluralsight and the holders of Pluralsight capital stock, and that the Holdings merger is fair to, and in the best interests of, Holdings and the holders of Holdings units, had resolved to adopt and approve the merger agreement, the mergers and the other transactions contemplated by the merger agreement, and had determined that it was advisable to enter into the TRA amendment. The Transaction Committee also delivered their recommendation that the Pluralsight Board adopt and approve the merger agreement, the mergers and the other transactions contemplated by the merger agreement, and approve the TRA amendment. Representatives of Qatalyst also delivered its oral opinion to the Pluralsight Board, to be confirmed in writing in connection with the execution of the merger agreement, to the effect that, as of the date of such opinion, based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Per Share Price was fair, from a financial point of view, to the holders of Class A common stock (other than the Parent Parties and their affiliates). At the conclusion of the meeting, the Pluralsight Board unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, Pluralsight and the holders of Pluralsight capital stock, and that the Holdings merger is fair to, and in the best interests of, Holdings and the holders of Holdings units, and resolved to adopt and approve the merger agreement, the mergers and the other transactions contemplated by the merger agreement, including in Pluralsight’s capacity as the sole manager of Holdings, and further resolved to recommend that the Pluralsight stockholders adopt the merger agreement. The Pluralsight Board also determined that it was advisable to enter into the TRA amendment and voting agreements, and approved the TRA amendment and voting agreements. In evaluating and approving the foregoing matters, the Pluralsight Board was aware that the TRA amendment provided for payments to certain directors and members of management and certain of their respective affiliates, as TRA beneficiaries, as described herein. No members of Pluralsight’s senior management had engaged in discussions or negotiations with Vista at this time regarding the potential terms of their individual employment arrangements following the consummation of a potential acquisition of Pluralsight by Vista.

In the evening of December 11, 2020, following the meeting of the Pluralsight Board, Pluralsight, Holdings and the Buyer Parties executed the merger agreement, and the parties to the TRA amendment, the voting agreement and the relevant transaction agreements executed such agreements.

On December 13, 2020, Pluralsight and Vista publicly announced the mergers and the execution of the merger agreement and relevant transaction agreements. In connection with the announcement of the mergers, Pluralsight and Vista issued a joint press release, which Pluralsight distributed to certain investors and analysts by email with a cover note, the text of each of which is reproduced below.

December 13, 2020 Press Release

Pluralsight Enters into Definitive Agreement to be Acquired by Vista Equity Partners for $3.5 Billion

Vista to acquire all outstanding shares of Pluralsight for $20.26 per share in cash

Silicon Slopes, Utah – December 13, 2020 - Pluralsight, Inc. (NASDAQ: PS), the technology workforce development company, today announced that it has entered into a definitive agreement to be acquired by Vista Equity Partners (“Vista”), a leading global investment firm focused on enterprise software, data and technology-enabled businesses.

Under the terms of the agreement, Vista, in partnership with its institutional co-investors including Partners Group, will acquire all outstanding shares of Pluralsight common stock for $20.26 per share in an all-cash transaction valued at approximately $3.5 billion. The purchase price represents a premium of approximately 25% to the company’s volume weighted average closing stock price for the 30 trading days prior to today’s announcement.

Pluralsight, which is headquartered in Utah and has over 1,700 employees, provides technology workforce development solutions, including skills intelligence, skills development and engineering management capabilities. These solutions help develop world-class technologists and technology teams and empower them to drive the next wave of innovation for their organizations. The company’s two products, Pluralsight Skills and Pluralsight Flow, are used by more than 17,000 customers, including 70% of Fortune 500 companies.

“We are pleased to have reached this agreement with Vista, which delivers significant immediate cash value to our shareholders, and positions Pluralsight to continue meeting and exceeding the expectations of our customers,” said Gary Crittenden, Pluralsight’s lead independent director. “This transaction, which is the result of a robust process overseen and directed by an independent Transaction Committee of the Board of Directors, is a testament to the value Pluralsight has created and the reputation our team has built. Enterprises all over the world rely on Pluralsight’s solutions to strengthen technology skills, innovate faster and meet their core objectives. With Vista’s support, we are confident that Pluralsight will be even better positioned to deliver value to our customers. We are confident that this transaction is the best path forward for Pluralsight and our stakeholders.”

“Today’s announcement is an exciting milestone for Pluralsight as we begin the next phase of our evolution,” said Aaron Skonnard, co-founder and CEO of Pluralsight. “Through this partnership with Vista, we will be able to move faster and be more agile, accelerate our strategic vision and, ultimately, deliver deeper, more powerful solutions that help companies adapt and thrive in the digital age. We are relentlessly focused on helping enterprises improve and optimize their technology workforce and providing the most effective path to skills transformation for their technology teams. The global Vista ecosystem of leading enterprise software companies provides significant resources and institutional knowledge that will open doors and help fuel our growth. We’re thrilled that we will be able to leverage Vista’s expertise to further strengthen our market leading position.”

“We have seen firsthand that the demand for skilled software engineers continues to outstrip supply, and we expect this trend to persist as we move into a hybrid online-offline world across all industries and interactions, with business leaders recognizing that technological innovation is critical to business success,” said Monti Saroya, co-head of the Vista Flagship Fund and senior managing director at Vista. “Through its platform, Pluralsight enables these leaders to improve productivity and provide career pathing opportunities across their IT workforces.”

“Pluralsight and Vista share the belief that software is key to unlocking opportunity and progress,” said Adrian Alonso, managing director at Vista. “We are impressed by the outstanding business that Pluralsight has already built and look forward to partnering with the management team to enable the company’s next phase of growth and further their mission to democratize technology skills.”

Transaction Details

Under the terms of the agreement, which was unanimously approved and recommended by an independent Transaction Committee and then unanimously approved by the Pluralsight Board of Directors, Pluralsight shareholders will receive $20.26 in cash for each share of common stock they own.

Pluralsight has also entered into a voting agreement with certain of its shareholders, under which such shareholders have agreed to vote all of their Pluralsight shares in favor of the transaction, subject to certain terms and conditions contained therein. The Pluralsight shares subject to the voting agreement represent a majority of the current outstanding voting power of Pluralsight shares. The transaction is also subject to approval by a majority of shareholders of Pluralsight that are not party to the company’s Tax Receivable Agreement.

In response to receipt of unsolicited acquisition interest, Pluralsight engaged in a robust process, including evaluating transaction alternatives against Pluralsight’s standalone plan and other strategic alternatives. Following this process, the Transaction Committee and the Board each unanimously determined that the transaction with Vista is in the best interests of Pluralsight and its shareholders.

The transaction is expected to close in the first half of 2021, subject to customary closing conditions, including approval by Pluralsight shareholders and receipt of regulatory approvals. Upon completion of the transaction, Pluralsight will become a privately held company and shares of Pluralsight common stock will no longer be listed on any public market. Pluralsight will continue to be headquartered in Silicon Slopes, Utah.

Advisors

Qatalyst Partners is serving as financial advisor to Pluralsight and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal counsel. For Vista, Morgan Stanley & Co. LLC is serving as financial advisor, and Kirkland & Ellis LLP is serving as legal counsel.

Cover Note Accompanying December 13, 2020 Press Release

Subject: PS—Definitive Agreement to be Acquired by Vista Equity Partners for $3.5 Billion

Hello Investors,

James [Budge, Chief Financial Officer of Pluralsight] and I [Mark McReynolds, Director of Investor Relations of Pluralsight] wanted to quickly shoot out a note highlighting a few items in the press release that just hit the wire. I’ve attached the release for you in this message, in case you missed it (related 8-K to be filed in the AM).

A few key points from the deal that we’d like to highlight:

Why sell now?

We have big plans for growth and want to be in a position that allows us to take a longer term approach—longer than quarter by quarter. We feel that as a private company, we will be able to better focus on our products, our customer segments, and how we go to market without the worry of short term expectations. Supported by Vista, we will move faster and be more agile, and accelerate our strategic vision which will cement our leading market position.

What are the financial details of the deal?

Vista will acquire Pluralsight for approximately $3.5 billion enterprise value, or $20.26 per share in cash. This represents a premium of 25% using the VWAP for the last 30 days. Enterprise value consists of over $3.2B for all outstanding shares of Pluralsight, $111M for the assumption of our net debt, and $127M for payment of the obligation related to the tax receivable (TRA) obligations to pre-IPO LLC shareholders.

What is the timeframe?

The transaction is expected to close in the first half of 2021, subject to customary closing conditions, including approval by Pluralsight’s shareholders and receipt of regulatory approvals.

Were there any other parties involved in the process?

There were 14 parties, including potential strategic and private equity buyers involved. After running a thorough process, Vista won the deal with the best package for our shareholders. We are confident this is the best path forward.

What will happen with the TRA holders?

TRA holders will receive the NPV of their expected future tax benefits. The aggregate amount of TRA that will be paid is $127M. This is an approximate 75% discount to what the full value of the TRA could have been and the meaningful discount allowed for a corresponding higher price per share for our shareholders.

When do you expect to file the proxy statement?

We plan to file the prelim proxy by the end of the year and file the definitive proxy in January

We expect to operate the business as usual up until the close. Thank you for all your support these last two and a half years. We are excited for the next leg of our journey with Vista.

Recommendation of the Transaction Committee and the Pluralsight Board and Reasons for the Mergers

Recommendation of the Transaction Committee and the Pluralsight Board

The Transaction Committee and the Pluralsight Board each unanimously: (1) determined that the merger agreement, the mergers and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Pluralsight and its stockholders; and (2) adopted and approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement.

The Pluralsight Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the advisory non-binding vote on merger-related compensation for named executive officers.

Reasons for the Mergers

In evaluating the merger agreement, the mergers and the other transactions contemplated by the merger agreement, the Transaction Committee and the Pluralsight Board each consulted with members of management and representatives of each of Wilson Sonsini and Qatalyst. In evaluating the merger agreement, the mergers and the other transactions contemplated by the merger agreement, the Transaction Committee and the Pluralsight Board considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance).

The Transaction Committee and the Pluralsight Board each believed that the following factors and benefits supported its determination and recommendation:

•

Financial Condition, Results of Operations and Prospects of Pluralsight. The current, historical and projected financial condition, results of operations and business of Pluralsight, as well as Pluralsight’s prospects and risks if it were to remain an independent company. The Transaction Committee and the Pluralsight Board each considered Pluralsight’s business plan and the estimates of Pluralsight’s future performance reflected in the Pluralsight prospective financial information as of October 2020 (as defined below). The Transaction Committee and the Pluralsight Board each weighed the business plan and the potential opportunities that it presented against, among other things: (1) the risks and uncertainties associated with achieving and executing on the business plan in the short and long term; (2) the impact of market, customer and competitive trends on Pluralsight; and (3) the general risks related to market conditions that could reduce the price of the Class A common stock. Among the potential risks identified by the Transaction Committee and the Pluralsight Board were:

•

Pluralsight’s competitive positioning and prospects as an independent publicly traded company. Included in this was the consideration of (1) Pluralsight’s size, as well as its strategic and financial resources, relative to those of its competitors; and (2) new and evolving competitive threats. In this regard, the Transaction Committee and the Pluralsight Board were each aware that the market for professional skill development is highly competitive, rapidly evolving, and fragmented, and that Pluralsight faces competition from in-person instructor-led-training vendors, legacy enterprise Software-as-a-Service solutions, consumer-centric Software-as-a-Service solutions and free solutions, which competition the Transaction Committee and the Pluralsight Board each expects to continue increasing in the future.

•

Pluralsight’s continuing efforts to evolve and strengthen its business model, including its investments in support of its platform and developer initiatives. Although the Pluralsight Board believes that these actions are the right strategic decisions for Pluralsight, there is no assurance that they will be successful or result in a more valuable company. In this regard, the Transaction Committee and the Pluralsight Board were each aware of the challenges that Pluralsight had been experiencing in its dollar-based net retention rate.

•

Pluralsight management’s evolving expectation that a meaningful portion of Pluralsight’s future growth was likely to be inorganic and occur through the purchase of other companies and product offerings. In the opinion of each of the Transaction Committee and the Pluralsight Board, the pursuit of these growth opportunities was likely to require substantial capital resources. Such capital resources might only be available at significant cost to Pluralsight (if available at all) or through one or more equity offerings that would dilute (potentially significantly) the holders of Class A common stock. The Transaction Committee and the Pluralsight Board each believed that Pluralsight, in pursuing its strategy as an independent publicly traded company, may not have sufficient access to necessary capital resources on acceptable terms, which would impede Pluralsight’s ability to execute its growth initiatives and add to the risk to stockholders already inherent in pursuing these growth opportunities.

•

The challenges of making investments to achieve long-term growth prospects while a publicly traded company that is subject to scrutiny based on its quarter-over-quarter performance. The Transaction Committee and the Pluralsight Board each noted that the price of the Class A common stock could be impacted significantly if Pluralsight failed to meet investor expectations, including if Pluralsight failed to meet its growth objectives, as had happened in the recent past.

•

The continued business and economic uncertainty related to the COVID-19 pandemic and the possibility that business conditions—for Pluralsight and the larger economy—will not improve and could get worse. In this regard, the Transaction Committee and the Pluralsight Board were each aware of the increased variability in discretionary use of Pluralsight’s products during the COVID-19 pandemic.

•	The inherent uncertainty of achieving the results reflected in the prospective financial information.

•

The historical execution of Pluralsight’s business plan by Pluralsight management and their ability to continue to drive Pluralsight’s business. In this regard, the Transaction Committee and the Pluralsight Board were each aware of instances in which Pluralsight failed to achieve certain expectations of Pluralsight’s financial and operational performance, and of the impact that these failures had on the price of the Class A common stock.

•	Pluralsight’s recent third quarter financial results, which were below certain analyst expectations of Pluralsight’s financial performance.

•

Potential Strategic Alternatives. The (1) possible alternatives to the mergers, including the possibility of continuing to operate Pluralsight as an independent entity or pursuing another transaction, and the desirability and perceived risks of those alternatives; (2) potential benefits and risks to stockholders of these alternatives and the timing and likelihood of effecting such alternatives and the risks inherent in them; and (3) assessment of each of the Transaction Committee and the Pluralsight Board that none of these alternatives was reasonably likely to present superior opportunities for Pluralsight to create greater value for stockholders, taking into account the risks of execution as well as business, competitive, financial, industry, market and regulatory risks.

•

Results of Strategic Review Process. The execution of the merger agreement was the result of an extensive strategic review process overseen by the Transaction Committee, which was composed of the members of the Pluralsight Board who were not party to the TRA and were independent of management. The Transaction Committee and the Pluralsight Board each considered that 14 potential acquirers of Pluralsight (consisting of six strategic acquirers and eight financial sponsors (including Vista)) were included in the process; of these, only Vista made a proposal that was capable of being accepted, and the only other indication of value of a potential acquisition proposal (that did not materialize) was for an “implied ‘no TRA’ adjusted price” of no more than $20.00 per share of Pluralsight Class A common stock. The Transaction Committee and the Pluralsight Board were also each aware of market rumors that Pluralsight was pursuing a potential sale, which prompted unsolicited expressions of interest in pursuing a potential acquisition of Pluralsight but did not result in any acquisition proposals.

•

Certainty of Value. The consideration to be received by Pluralsight stockholders in the mergers consists entirely of cash, which provides liquidity and certainty of value. The Transaction Committee and the Pluralsight Board each considered that (1) the mergers are not subject to any financing condition; and (2) the terms of the Equity Commitment Letter (along with Pluralsight’s right to specific performance of the Buyer Parties’ obligations in the merger agreement) provided substantial assurance of a successful closing in the event of approval of the mergers by Pluralsight stockholders and the satisfaction of other conditions to closing. In addition, each of the Transaction Committee and the Pluralsight Board considered Pluralsight’s growth opportunities and other strategic initiatives and the costs and risks inherent in pursuing those opportunities. The receipt of cash consideration eliminates significant uncertainty and risk for stockholders related to the continued execution of Pluralsight’s business and the pursuit of growth opportunities.

•

Best Value Reasonably Obtainable. The belief of each of the Transaction Committee and the Pluralsight Board that the Per Share Price represents the best value reasonably obtainable for the shares of Pluralsight Class A common stock, taking into account the familiarity of each of the Transaction Committee and the Pluralsight Board with (1) the business, operations, prospects, business strategy, assets, liabilities and general financial condition of Pluralsight on a historical and prospective basis; (2) the strategic review process overseen by the Transaction Committee; and (3) the terms of the merger agreement and the TRA amendment. The Transaction Committee and the Pluralsight Board each considered that the Per Share Price constituted a premium of approximately (1) 25% to the 30-day volume-weighted average price of the Class A common stock; (2) 26% to the undisturbed closing price of the Class A common stock on November 9, 2020 (the last trading day before Betaville Intelligence published an article that Pluralsight may be in discussions regarding a potential acquisition by Vista); and (3) 37% to the closing price on November 6, 2020, the first trading day after Pluralsight’s announcement of its third quarter 2020 results. The Transaction Committee and the Pluralsight Board also considered that the Per Share Price represented the highest price that Vista said that it was willing to pay.

•	Fairness Opinion of Qatalyst. The oral opinion of Qatalyst, subsequently confirmed in writing, rendered to the Pluralsight Board, that as of December 11, 2020, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, that the Per Share Price to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of Class A common stock, other than the Parent Entities or any affiliates of the Parent Entities, was fair, from a financial point of view, to such holders, as set forth in such opinion and as more fully described in the section of this proxy statement captioned “—Opinion of Qatalyst.”

•

Negotiations with Vista and Terms of the Merger Agreement and Voting Agreements. The terms of the merger agreement and the voting agreements, which were each the product of arms’-length negotiations, and the belief of each of the Transaction Committee and the Pluralsight Board that such agreements contained customary terms. The factors considered include:

•	Pluralsight’s ability, under certain circumstances, to furnish information to, and conduct negotiations with, third parties regarding Acquisition Proposals.

•	The view of each of the Transaction Committee and the Pluralsight Board that the terms of the merger agreement would be unlikely to deter third parties from making a Superior Proposal.

•	The Pluralsight Board’s ability, under certain circumstances, to withdraw or modify its recommendation that stockholders vote in favor of the adoption of the merger agreement.

•

The requirement under the merger agreement that the mergers be approved by the holders of a majority of the voting power of the outstanding shares of Class A common stock (voting together as a single class) not held by any party to the TRA, any person that Pluralsight has determined to be an “officer” of Pluralsight within the meaning of Rule 16a-1(f) of the Exchange Act and any other stockholder known by certain executive officers of Pluralsight to be an affiliate or immediate family member of any of the foregoing.

•

The Pluralsight Board’s ability, under certain circumstances, to terminate the merger agreement to enter into an Alternative Acquisition Agreement. In that regard, the Transaction Committee and the Pluralsight Board each believed that the termination fee of $104.6 million payable by Pluralsight in such instance was reasonable, consistent with similar fees payable in comparable transactions, and not preclusive of other offers.

•	The limited conditions to the Buyer Parties’ obligation to consummate the mergers and other terms favorable to Pluralsight, making the mergers reasonably likely to be consummated.

•	The consummation of the mergers not being subject to a financing condition.

•

The Equity Commitment Letter covering the total amount of funds necessary to fund the aggregate merger consideration payable to the stockholders and unitholders in the mergers, along with Pluralsight’s right to specific performance to cause the equity financing contemplated by the Equity Commitment Letter to be funded.

•

Pluralsight’s ability to obtain specific performance of the Buyer Parties’ obligations under the merger agreement and the Equity Commitment Letter, thereby ensuring that Pluralsight has an appropriate remedy if the Buyer Parties were to decline to comply with their obligations under the merger agreement.

•

The terms of the voting agreements, including the requirement that if Pluralsight terminates the merger agreement to enter into an Alternative Acquisition Agreement, then the voting agreement stockholders are obligated to vote in favor of the Acquisition Transaction to be effected pursuant to such Alternative Acquisition Agreement, which the Transaction Committee and Pluralsight Board believed was important so that a third party seeking to make an alternative Acquisition Proposal would also have the benefit of the voting agreement stockholders committing to vote in favor of the applicable alternative Acquisition Transaction.

•	Negotiations with the TRA Representative and Terms of the TRA Amendment. The terms of the TRA amendment, which were the product of arms’-length negotiations with the TRA Representative, and the belief of each of the Transaction Committee and the Pluralsight Board that the amendment of the TRA was advisable (including to facilitate the mergers). The Transaction Committee and the Pluralsight Board were each aware that (1) the payments under the TRA amendment constituted a substantial reduction from what the change of control obligation would have been in the mergers under the TRA absent the TRA amendment (which reduction was approximately $290 million, constituting an approximately 70% reduction of the estimated aggregate amount of approximately $417 million that would have otherwise been payable to the TRA beneficiaries under the then-existing terms of the TRA); (2) the reduction of the change of control obligation pursuant to the TRA amendment resulted in an increase in the consideration available to be paid to the stockholders in the mergers; (3) the obligations under the TRA constituted liabilities of Pluralsight that had to be satisfied in connection with any change of control of Pluralsight; (4) if Pluralsight terminates the merger agreement to enter into an Alternative Acquisition Agreement pursuant to and in accordance with the “fiduciary out” provisions of the merger agreement (or terminates such Alternative Acquisition Agreement to enter into another Alternative Acquisition Agreement, in one or more iterations), the terms of the TRA amendment also apply in connection with the Acquisition Transaction to be effected pursuant to such Alternative Acquisition Agreement then in effect; and (5) the TRA represented a continuing obligation of Pluralsight, with the TRA beneficiaries entitled to ongoing payments under the TRA even without a change of control of Pluralsight.

•	Appraisal Rights. The availability in the Pluralsight merger of statutory appraisal rights to the stockholders who timely and properly exercise such appraisal rights under the DGCL.

The Pluralsight Board also considered (1) the determination of the Transaction Committee, which was composed of the members of the Pluralsight Board that were not party to the TRA and were independent of management, that the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, Pluralsight and the stockholders, and that the Holdings merger is fair to, and in the best interests of, Holdings and the unitholders; and (2) the recommendation of the Transaction Committee that the Pluralsight Board adopt and approve the merger agreement, the mergers and the other transactions contemplated by the merger agreement, including in Pluralsight’s capacity as the sole manager of Holdings.

The Transaction Committee and the Pluralsight Board each also considered a number of uncertainties and risks and other potentially negative factors, including the following (which factors are not necessarily presented in order of relative importance):

•

No Stockholder Participation in Future Growth or Earnings. The nature of the mergers as cash transactions means that stockholders will not participate in the future earnings or growth of Pluralsight and will not benefit from any appreciation in value of the surviving corporation. The Transaction Committee and the Pluralsight Board also considered other potential alternative strategies available to Pluralsight, which, despite significant risk and uncertainty, had the potential to result in a more successful and valuable company.

•

No-Shop Restrictions. The restrictions in the merger agreement on Pluralsight’s ability to solicit competing proposals (subject to certain exceptions to allow the Pluralsight Board to exercise its fiduciary duties and to accept a superior proposal).

•

Risks Associated with Failure to Consummate the Merger. The possibility that the mergers might not be consummated, and if they are not consummated, (1) Pluralsight’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction; (2) Pluralsight will have incurred significant transaction costs; (3) Pluralsight’s continuing business relationships with customers, business partners and employees may be adversely affected; (4) the trading price of the Class A common stock could be adversely affected; (5) that the other contractual and legal remedies available to Pluralsight in the event of termination of the merger agreement may be insufficient, costly to pursue or both; (6) the potential adverse market perception on Pluralsight’s prospects; (7) the termination fee of $104.6 million may become payable by Pluralsight to the Parent Entities upon termination of the merger agreement under specified circumstances; and (8) the termination of the TRA amendment upon termination of the merger agreement (unless the merger agreement is terminated to enter into an Alternative Acquisition Agreement pursuant to and in accordance with the “fiduciary out” provisions of the merger agreement).

•

Interim Restrictions on Pluralsight’s Business Pending the Completion of the Merger. The restrictions on the conduct of Pluralsight’s business prior to the consummation of the mergers, including the requirement that Pluralsight conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent Pluralsight from undertaking strategic initiatives before the completion of the mergers that, absent the merger agreement, Pluralsight might have pursued.

•

Effects of the Merger Announcement. The potential effect of the public announcement of the merger agreement, including (1) effects on Pluralsight’s sales, employees, customers, operating results and stock price; (2) the impact of the public announcement of the mergers on Pluralsight’s ability to attract and retain key management, sales and marketing and technical personnel; and (3) the potential for litigation in connection with the mergers.

•

Termination Fee Payable by Pluralsight. The requirement that Pluralsight pay the Parent Entities a termination fee of $104.6 million under certain circumstances following termination of the merger agreement, including if the Pluralsight Board terminates the merger agreement to accept a Superior Proposal. The Transaction Committee and the Pluralsight Board each considered the potentially discouraging impact that this termination fee could have on another entity’s interest in making a competing proposal to acquire Pluralsight.

•

The Buyer Parties’ Maximum Aggregate Liability. The merger agreement providing that the maximum aggregate liability of the Buyer Parties or any of their affiliates for breaches under the merger agreement, the Limited Guaranty or the Equity Commitment Letters will not exceed, in the aggregate for all such breaches, an amount equal to $209.2 million plus certain indemnification and reimbursement obligations.

•

Taxable Consideration. The receipt of cash in exchange for shares of Pluralsight capital stock pursuant to the mergers will be a taxable transaction for U.S. federal income tax purposes for many stockholders.

•

Interests of Pluralsight’s Directors and Executive Officers. The interests that Pluralsight’s directors and executive officers may have in the mergers that are different from, or in addition to, those of Pluralsight’s other stockholders. Such interests are more fully described in the section of this proxy statement captioned “—Interests of Pluralsight’s Directors and Executive Officers in the Mergers.”

This discussion is not meant to be exhaustive. That is, it summarizes the material factors considered by each of the Transaction Committee and the Pluralsight Board in its consideration of the merger agreement and the mergers and related matters. After considering these and other factors, the Transaction Committee and the Pluralsight Board each concluded that the potential benefits of the mergers outweighed the uncertainties and risks. In light of the variety of factors considered by the Transaction Committee and the Pluralsight Board and the complexity of these factors, neither Transaction Committee and the Pluralsight Board found it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its respective determination and recommendations. Moreover, each member of the Transaction Committee and the Pluralsight Board applied his or her own personal business judgment to the process and may have assigned different relative weights to the different factors. The Transaction Committee and the Pluralsight Board adopted and approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement based upon the totality of the information presented to, and considered by, each of the Transaction Committee and the Pluralsight Board.

Fairness Opinion of Qatalyst

Pluralsight retained Qatalyst to act as financial advisor in connection with a potential transaction such as the mergers and to evaluate whether the Per Share Price to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of Class A common stock, other than the Parent Entities or any affiliates of the Parent Entities, was fair, from a financial point of view, to such holders. Pluralsight selected Qatalyst to act as Pluralsight’s financial advisor based on Qatalyst’s qualifications, expertise, reputation, its knowledge of Pluralsight’s business and the industry in which Pluralsight operates. Qatalyst has provided its written consent to the reproduction of its opinion in this proxy statement. At the meeting of the Pluralsight Board on December 11, 2020, Qatalyst rendered to the Pluralsight Board its oral opinion, subsequently confirmed in writing, to the effect that, as of December 11, 2020 and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Per Share Price to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of Class A common stock, other than the Parent Entities or any affiliates of the Parent Entities, was fair, from a financial point of view, to such holders. Following the meeting, Qatalyst delivered its written opinion, dated December 11, 2020, to the Pluralsight Board.

The full text of the opinion of Qatalyst, dated as of December 11, 2020, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst in rendering its opinion. You should read the opinion carefully in its entirety. Qatalyst’s opinion was provided to the Pluralsight Board and addresses only, as of the date of the opinion, the fairness, from a financial point of view, of the Per Share Price to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of Class A common stock, other than the Parent Entities or any affiliates of the Parent Entities, to such holders, and it does not address any other aspect of the mergers. It does not constitute a recommendation to any stockholder as to how to vote with respect to the mergers or any other matter and does not in any manner address the price at which the shares of Pluralsight common stock will trade at any time. The summary of Qatalyst’s opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached to this proxy statement as Annex B.

For purposes of the opinion set forth therein, Qatalyst reviewed the merger agreement, certain related documents and certain publicly available financial statements and other business and financial information of Pluralsight. Qatalyst also reviewed certain forward-looking information relating to Pluralsight prepared by the senior management of Pluralsight, including the Pluralsight prospective financial information as of October 2020, described more fully below. Additionally, Qatalyst discussed the past and current operations and financial condition and the prospects of Pluralsight with senior management of Pluralsight. Qatalyst also reviewed the historical market prices and trading activity for Class A common stock and compared the financial performance of Pluralsight and the prices and trading activity of Class A common stock with that of certain other selected publicly-traded companies and their securities. In addition, Qatalyst reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as it deemed appropriate.

In arriving at its opinion, Qatalyst assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, Qatalyst by Pluralsight. With respect to the Pluralsight prospective financial information as of October 2020, Qatalyst was advised by Pluralsight’s management, and Qatalyst assumed, that the Pluralsight prospective financial information as of October 2020 had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Pluralsight of the future financial performance of Pluralsight and other matters covered thereby. Qatalyst assumed that the mergers will be consummated in accordance with the terms set forth in the merger agreement, without any modification, waiver or delay. In addition, Qatalyst assumed that in connection with the receipt of all the necessary approvals of the proposed mergers, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on Pluralsight or the contemplated benefits expected to be derived in the proposed mergers. Qatalyst did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Pluralsight or its affiliates, nor was Qatalyst furnished with any such evaluation or appraisal. In addition, Qatalyst relied, without independent verification, upon the assessment of the management of Pluralsight as to the existing and future technology and products of Pluralsight and the risks associated with such technology and products. Qatalyst’s opinion has been approved by Qatalyst’s opinion committee in accordance with its customary practice. Qatalyst’s opinion does not constitute a recommendation as to how to vote with respect to the mergers or any other matter and does not in any manner address the price at which the shares of Class A common stock will trade at any time.

Qatalyst’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after the date of the opinion may affect Qatalyst’s opinion and the assumptions used in preparing it, and Qatalyst did not assume any obligation to update, revise or reaffirm its opinion. Qatalyst’s opinion did not address the underlying business decision of Pluralsight to engage in the mergers, or the relative merits of the mergers as compared to any strategic alternatives that may be available to Pluralsight. Qatalyst’s opinion is limited to the fairness, from a financial point of view, of the Per Share Price to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of Class A common stock, other than the Parent Entities or any affiliates of the Parent Entities, and Qatalyst expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of Pluralsight or any of its affiliates, or any class of such persons, relative to such consideration at any time. Further, Qatalyst expressed no opinion with respect to the fairness of the amount or nature of the consideration to be received by any person or entity pursuant to or in relation to the TRA, nor did Qatalyst express any opinion regarding the consideration to be received under the merger agreement by any holder of Class A common stock other than in such holder’s capacity as a holder of Class A common stock.

The following is a summary of the material analyses performed by Qatalyst in connection with its opinion dated December 11, 2020. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Qatalyst’s opinion. For purposes of its analyses, Qatalyst utilized both the consensus of third-party research analysts’ projections (the “Street Case”) and the Pluralsight prospective financial information as of October 2020. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Qatalyst, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst’s financial analyses.

Discounted Cash Flow Analysis

Qatalyst performed a discounted cash flow analysis, which is designed to imply a range of potential per-share present values for Class A common stock as of December 31, 2020, by:

•	adding:

(a)

the implied net present value of the estimated future Unlevered Free Cash Flows (the “UFCF”) of Pluralsight, based on the Pluralsight prospective financial information as of October 2020 for calendar year 2021 through calendar year 2024 (which implied present value was calculated using a range of discount rates of 9.5% to 11.0%, based on an estimated weighted average cost of capital for Pluralsight); and

(b)

the implied net present value of a corresponding terminal value of Pluralsight, calculated by multiplying Pluralsight’s estimated UFCF of approximately $202 million in calendar year 2025, based on the Pluralsight prospective financial information as of October 2020

(assuming an effective tax rate of 23.8%, as provided by Pluralsight management), by a range of fully diluted enterprise value to next-twelve-months estimated UFCF multiples of 20.0x to 35.0x, and discounted to present value using the same range of discount rates used in item (a) above;

•	subtracting the estimated net debt outstanding of Pluralsight as of December 31, 2020, as provided by Pluralsight’s management;

•	adding:

(a)	the present value of net operating losses, adjusted for dilution, as of December 31, 2020, as provided by Pluralsight’s management; and

(b)

the present value of net Tax Receivables Agreement tax benefit to Pluralsight, calculated based on a model to calculate payments under the TRA provided by Pluralsights’s management, adjusted for dilution; and

•

dividing the resulting amount by the number of fully diluted shares of common stock outstanding (calculated utilizing the treasury stock method), which takes into account outstanding stock options, performance stock units, incentive units and restricted stock units of Pluralsight and Pluralsight Holdings as of December 9, 2020, as provided by Pluralsight’s management, with each of the above-referenced estimated future UFCFs and terminal value having also been adjusted for the degree of estimated dilution to current stockholders through each respective applicable period (which totaled between approximately 4% and 5% annually throughout the period covered by the Pluralsight prospective financial information as of October 2020) due to the estimated net effects of equity issuances and cancellations related to future equity compensation, based on estimates of future dilution provided by Pluralsight’s management.

Based on the calculations set forth above, this analysis implied a range of values for Class A common stock of approximately $15.00 to $26.96 per share.

Selected Companies Analysis

Qatalyst compared selected financial information and public market multiples for Pluralsight with publicly available financial information and public market multiples for selected companies. The companies used in this comparison included those companies listed below, which were selected by Qatalyst based on factors including that they are publicly traded companies in similar lines of business to Pluralsight, have a similar business model, have similar financial performance or have other relevant or similar characteristics.

Based upon research analyst consensus estimates as of December 10, 2020 and using the closing prices as of December 10, 2020 for shares of the selected companies, Qatalyst calculated, among other things, the fully-diluted enterprise value divided by the consensus estimated revenue for the calendar year 2021 (the “CY2021E Revenue Multiples”), for each of the selected companies, as shown below:

Selected Companies	CY2021E Revenue Multiple
AppFolio	17.9x
Paylocity	15.3x
PagerDuty	14.8x
Medallia	11.0x
Qualys	8.2x
Tenable Holdings	7.9x
Domo	6.8x
Model N	6.6x
Proofpoint	6.1x
RealPage	5.8x
New Relic	5.5x
Cornerstone OnDemand	5.0x
Dropbox	4.1x
Box	3.8x

Based on an analysis of the CY2021E Revenue Multiples for the selected companies, Qatalyst selected a representative multiple range of 5.0x to 8.0x. Qatalyst noted that the CY2021E Revenue Multiple for Pluralsight was 7.0x based on Pluralsight’s closing price as of December 10, 2020.

Qatalyst then applied this range to Pluralsight’s estimated revenue for calendar year 2021, based on the Pluralsight prospective financial information as of October 2020 and based on the Street Case. Based on the calculations set forth above, and based on the fully diluted shares of Pluralsight common stock outstanding as of December 9, 2020, with in-the-money convertible debt treated on a net share settlement basis (excluding any make-whole shares or other change of control adjustments), this analysis implied a range of values for Class A common stock of approximately $14.04 to $22.70 per share based on the Pluralsight prospective financial information as of October 2020 for calendar year 2021 and $13.41 to $21.73 per share based on the Street Case for calendar year 2021.

No company included in the selected companies analysis is identical to Pluralsight. In evaluating the selected companies, Qatalyst made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Pluralsight, such as the impact of competition on Pluralsight’s business or the industry in general, industry growth and the absence of any material adverse change in Pluralsight’s financial condition and prospects or the industry or in the financial markets in general. Individual multiples or mathematical analyses, such as determining the arithmetic mean, median, or the high or low, are not in themselves a meaningful method of using selected company data.

Selected Transactions Analysis

Qatalyst compared transaction multiples and selected financial information for thirty selected transactions. The transactions used in this comparison were selected by Qatalyst based on factors including that they are acquisitions of publicly traded companies in similar lines of business to Pluralsight or that have a similar business model, similar financial performance or other relevant or similar characteristics.

For each of the selected transactions listed below, Qatalyst reviewed, among other things, (a) the implied fully diluted enterprise value of the target company as a multiple of the last-twelve-months revenue of the target company (the “LTM Revenue Multiples”) and (b) the implied fully diluted enterprise value of the target company as a multiple of third-party research analyst consensus estimates of the next-twelve-months revenue of the target company (the “NTM Revenue Multiples”).

Announcement Date	Target	Acquiror	LTM Revenue Multiple	NTM Revenue Multiple
10/15/18	SendGrid	Twilio	14.3x	11.5x
06/10/19	Tableau	Salesforce	13.2x	10.9x
09/18/14	Concur	SAP	12.6x	10.2x
07/28/16	NetSuite	Oracle	11.8x	9.1x
06/01/16	Demandware	Salesforce	11.2x	8.9x
12/03/11	SuccessFactors (1)	SAP	10.9x	8.7x
02/04/19	Ultimate Software	Investor Group	10.0x	8.4x
01/29/18	Callidus Software	SAP	9.8x	8.3x
12/17/17	Aconex (2)	Oracle	9.4x	8.1x
05/22/12	Ariba	SAP	8.8x	7.8x
06/12/19	Medidata	Dassault Systèmes	8.8x	7.5x
11/11/18	Apptio	Vista Equity Partners	8.1x	7.0x
12/20/13	Responsys	Oracle	8.1x	6.9x
02/12/19	Ellie Mae	Thoma Bravo	7.0x	6.8x
12/24/18	MINDBODY	Vista Equity Partners	7.8x	6.7x
04/18/16	Cvent	Vista Equity Partners	8.0x	6.5x
06/04/13	ExactTarget	Salesforce	7.9x	6.5x
12/04/19	Instructure	Thoma Bravo	7.7x	6.5x
08/01/16	Fleetmatics	Verizon	7.6x	6.3x
10/24/11	RightNow	Oracle	7.4x	6.2x
05/31/16	Marketo	Vista Equity Partners	7.5x	5.9x
02/09/12	Taleo	Oracle	6.3x	5.3x
06/15/15	DealerTrack	Cox Automotive	4.9x	4.1x
11/11/18	athenahealth	Veritas Capital & Elliott	4.3x	3.9x
05/18/16	inContact	NICE	4.2x	3.6x
12/17/19	LogMeIn	Francisco Partners	3.5x	3.4x
08/27/12	Kenexa	IBM	4.0x	3.3x
07/01/11	Blackboard	Providence Equity	3.7x	3.2x
08/31/16	Interactive Intelligence	Genesys (Permira)	3.4x	3.2x
11/02/15	Constant Contact	Endurance International	2.6x	2.3x

(1) LTM revenue pro forma for acquisition of Plateau.

(2) Represents an estimated LTM multiple, for the twelve-month period ended September 30, 2017 (based on an average of the LTM revenue, for the period ended June 30, 2017 and the CY17E revenue) and an estimated NTM multiple, for the twelve-month period ended September 30, 2018 (based on an average of the NTM revenue, for the period ended June 30, 2018 and the CY18E revenue). Balance sheet metrics as of June 30, 2017.

Based on the analysis of the LTM Revenue Multiples for the selected transactions, Qatalyst selected a representative multiple range of 6.0x to 11.0x. Qatalyst applied this range to Pluralsight’s revenue (calculated for the twelve-month period ended on September 30, 2020) based on Pluralsight’s historical financials, adjusted for cash and cash equivalents, the principal amount outstanding under Pluralsight’s debt as of September 30, 2020, cash settlement of capped call options assuming a closing of the mergers date of December 31, 2020, and funds to be paid at the closing of the mergers pursuant to the draft TRA amendment provided by Pluralsight’s management, and on the number of fully diluted shares of common stock outstanding as of December 9, 2020. This analysis implied a range of values for Pluralsight common stock of approximately $12.77 to $24.44 per share.

Based on the analysis of the NTM Revenue Multiples for the selected transactions, Qatalyst selected a representative multiple range of 5.0x to 9.0x. Qatalyst applied these ranges to Pluralsight’s revenue (calculated for the twelve-month period ending on September 30, 2021) based on the Street Case, adjusted for cash and cash equivalents, the principal amount outstanding under Pluralsight’s debt as of September 30, 2020, cash settlement of capped call options assuming a closing of the mergers date of December 31, 2020, and funds to be paid at the closing of the mergers pursuant to the draft TRA amendment provided by Pluralsight’s management, and on the number of fully diluted shares of common stock outstanding as of December 9, 2020. This analysis implied a range of values for common stock of approximately $12.05 to $22.71 per share. Individual multiples or mathematical analyses, such as determining the arithmetic mean, median, or the high or low, are not in themselves a meaningful method of using selected transactional data.

No company or transaction utilized in the selected transactions analysis is identical to Pluralsight or the mergers. In evaluating the selected transactions, Qatalyst made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Pluralsight’s control, such as the impact of competition on Pluralsight’s business or the industry generally, industry growth and the absence of any material adverse change in Pluralsight’s financial condition and prospects or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Because of the unique circumstances of each of these transactions and the mergers, Qatalyst cautions against placing undue reliance on this information.

Miscellaneous

In connection with the review of the mergers by the Pluralsight Board, Qatalyst performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to a partial analysis or summary description. In arriving at its opinion, Qatalyst considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst’s view of the actual value of Pluralsight. In performing its analyses, Qatalyst made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Pluralsight’s control. Any estimates contained in Qatalyst’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Qatalyst conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the Per Share Price to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of Class A common stock (other than the Parent Entities or any affiliate of the Parent Entities), to such holders. This analysis does not purport to be an appraisal or to reflect the price at which shares of Class A common stock might actually trade at any time.

Qatalyst’s opinion and its presentation to the Pluralsight Board were among many factors considered by the Pluralsight Board in deciding to approve the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Pluralsight Board with respect to the Per Share Price to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of Class A common stock (other than the Parent Entities or any affiliate of the Parent Entities). The Per Share Price was determined through arm’s-length negotiations between Pluralsight and the Parent Entities and was unanimously approved by the members of the Pluralsight Board in attendance and voting at the December 11, 2020 meeting. Qatalyst provided advice to Pluralsight during these negotiations. Qatalyst did not, however, recommend any specific consideration to Pluralsight or that any specific consideration constituted the only appropriate consideration for the mergers.

Qatalyst provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of Pluralsight, the Parent Entities or certain of their respective affiliates. During the two-year period prior to the date of Qatalyst’s opinion, no material relationship existed between Qatalyst or any of its affiliates and Pluralsight or the Parent Entities pursuant to which compensation was received by Qatalyst or its affiliates, other than a fee of approximately $5 million received by an affiliate of Qatalyst Partners in connection with acting as financial advisor to Delta Topco, Inc., an affiliate of a portfolio company of the Parent Entities, Infoblox Inc., in connection with an investment from Warburg Pincus LLC. Qatalyst and/or its affiliates may in the future provide investment banking and other financial services to Pluralsight or the Parent Entities and their respective affiliates for which Qatalyst would expect to receive compensation.

Under the terms of its engagement, Qatalyst provided Pluralsight with financial advisory services, including in connection with the mergers, for which it will be paid approximately $45,000,000, $5,000,000 of which was payable upon the delivery of its opinion (regardless of the conclusion reached therein) and has been paid, and the remaining portion of which will be paid upon, and subject to, the consummation of the mergers. Pluralsight has also agreed to reimburse Qatalyst for its expenses incurred in performing its services. Pluralsight has also agreed to indemnify Qatalyst and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst or any of its affiliates against certain liabilities, including liabilities under the federal securities laws, and expenses related to or arising out of Qatalyst’s engagement.

Certain Unaudited Prospective Financial Information

Pluralsight does not, as a matter of course, publicly disclose forecasts or internal projections as to its future performance, earnings or other results due to, among other reasons, the inherent uncertainty and subjectivity of the underlying assumptions and estimates, other than, from time to time, estimated ranges of certain expected financial results and operational metrics for the current year and certain future years in its regular earnings press releases and other investor materials. However, Pluralsight management regularly prepares and updates, and the Pluralsight Board regularly evaluates, prospective financial information as to Pluralsight’s future performance as part of its budget planning and long-term business plan.

Pluralsight is including in this proxy statement certain unaudited prospective financial information prepared by Pluralsight management and set forth below because it formed an important part of Pluralsight’s business plan and was presented to the Transaction Committee and the Pluralsight Board in connection with their consideration of the mergers, other strategic alternatives available to Pluralsight and the other matters described in this proxy statement, was referred to by Qatalyst in its advice to the Transaction Committee and the Pluralsight Board in connection with such matters, and was provided to Vista and other potential counterparties to a potential strategic transaction involving Pluralsight to assist in their due diligence review during Pluralsight’s outreach process to solicit interest regarding a strategic transaction. We refer to this prospective financial information as the “Pluralsight prospective financial information as of September 2020” and the “Pluralsight prospective financial information as of October 2020” and, collectively, as the “Pluralsight prospective financial information.” For more information on the preparation and use of the Pluralsight prospective financial information, please see the section of this proxy statement captioned “The Mergers—Background of the Mergers.”

The following table presents the Pluralsight prospective financial information as of September 2020.

(Dollars in millions)	CY2020E	CY2021E	CY2022E
Revenue	$386	$448	$534
Non-GAAP Operating (Loss) Income (1)	$(33)	$(29)	$(17)
Free Cash Flow (2)	$(36)	$5	$57

(1)

Non-GAAP operating (loss) income is calculated as loss from operations plus equity-based compensation, amortization of acquired intangible assets, employer payroll taxes on employee stock transactions and, as applicable, other special items such as acquisition-related costs and purchase accounting adjustments.

(2)	Free cash flow is calculated as cash (used in) provided by operating activities less purchases of property and equipment and purchases of our content library.

The following table presents the Pluralsight prospective financial information as of October 2020, which reflects updates to Pluralsight’s business plan based on Pluralsight’s third quarter 2020 results, Pluralsight’s ordinary course fourth quarter budget planning and review efforts for 2021, and the expected impact of the acquisition of DevelopIntelligence announced by Pluralsight on October 14, 2020 (including increased Pluralsight billings from DevelopIntelligence products and customers in years 2021 through 2025):

(Dollars in millions)	CY2021E	CY2022E	CY2023E	CY2024E	CY2025E
Revenue	$466	$571	$707	$858	$1,005
Non-GAAP Operating (Loss) Income (1)	$(20)	$15	$71	$136	$186
Free Cash Flow (2)	$0.4	$48	$94	$161	$227
Unlevered Free Cash Flow (3)	$1.4	$25	$95	$161	$202

(1)

Non-GAAP operating (loss) income is calculated as loss from operations plus equity-based compensation, amortization of acquired intangible assets, employer payroll taxes on employee stock transactions and, as applicable, other special items such as acquisition-related costs and purchase accounting adjustments.

(2)

Free cash flow is calculated as cash (used in) provided by operating activities less purchases of property and equipment and purchases of our content library. A preliminary version of the Pluralsight prospective financial information as of October was made available to Vista, Party A and Party B (the remaining interested potential counterparties at the time) in the electronic dataroom on October 25, 2020; such preliminary version included estimated Free Cash Flow for calendar year 2021 of $(2.6) million, and was otherwise consistent with the final version of the Pluralsight prospective financial information as of October set forth in this table.

(3)

Unlevered free cash flow is calculated as non-GAAP operating (loss) income less (1) cash taxes, less (2) capital expenditures, including purchases of property and equipment and purchases of our content library, plus (3) depreciation expense, plus (4) the change in working capital, and less (5) acquisition-related payments.

The Pluralsight prospective financial information as of October 2020 was used by Qatalyst in connection with its financial analyses in connection with delivering its fairness opinion to the Pluralsight Board, with the Pluralsight Board’s approval. The unlevered free cash flow for calendar years 2021 through 2025 included in the Pluralsight prospective financial information as of October 2020 was calculated for use by Qatalyst in connection with its financial analyses based on prospective financial information provided by Pluralsight management, and was not provided to Vista or other potential counterparties to a potential strategic transaction involving Pluralsight.

The Pluralsight prospective financial information was developed by Pluralsight management without giving effect to the mergers and the other transactions contemplated by the merger agreement or undertaken in connection with the mergers, including any costs incurred in connection with the mergers and the other transactions contemplated by the merger agreement.

The Pluralsight prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or generally accepted accounting principles in the United States (“GAAP”), or the guidelines established by the American Institute of Certified Public Accountants with respect to Pluralsight prospective financial information. In the view of Pluralsight’s management, the Pluralsight prospective financial information has been reasonably prepared by Pluralsight management on bases reflecting the best available estimates and judgments of Pluralsight management of the future financial performance of Pluralsight and other matters covered thereby as of the date it was prepared. However, the information contained in the Pluralsight prospective financial information is not fact and should not be relied upon as being necessarily indicative of future results. Furthermore, the Pluralsight prospective financial information does not take into account the effect of any failure of the transactions contemplated by the merger agreement to be completed and should not be viewed as accurate or continuing in that context.

Although the Pluralsight prospective financial information is presented with numerical specificity, it reflects numerous estimates and assumptions made by Pluralsight management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Pluralsight’s business in each case as of the date it was prepared, all of which are difficult or impossible to predict accurately and many of which are beyond Pluralsight’s control. The Pluralsight prospective financial information reflects subjective judgment in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Pluralsight prospective financial information constitutes forward-looking information and is subject to many risks and uncertainties that could cause actual results to differ materially from the results estimated in the Pluralsight prospective financial information, including, but not limited to, Pluralsight’s performance, industry performance, general business and economic conditions, customer and competitive trends, adverse changes in applicable laws, regulations or rules, and the various risks set forth in Pluralsight’s reports filed with the SEC. There can be no assurance that the Pluralsight prospective financial information will be realized or that actual results will not be significantly higher or lower than estimated. The Pluralsight prospective financial information covers several years and such information by its nature becomes less reliable with each successive year. In addition, the Pluralsight prospective financial information will be affected by Pluralsight’s ability to achieve its strategic goals, objectives and targets over the applicable periods. The Pluralsight prospective financial information reflects assumptions as to certain business decisions as of the date it was prepared that are subject to change. The Pluralsight prospective financial information cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such. The inclusion of the Pluralsight prospective financial information should not be regarded as an indication that Pluralsight, Qatalyst, their respective officers, directors, affiliates, advisors, or other representatives or anyone who received this information then considered, or now considers, it a reliable prediction of future events, and this information should not be relied upon as such. The inclusion of the Pluralsight prospective financial information should not be deemed an admission or representation by Pluralsight that Pluralsight views such Pluralsight prospective financial information as material information; in fact, Pluralsight views the Pluralsight prospective financial information as non-material because of the inherent risks and uncertainties associated with such long-range estimates. The inclusion of the Pluralsight prospective financial information in this proxy statement should not be regarded as an indication that the Pluralsight prospective financial information will be necessarily predictive of actual future events. No representation has been or is made by Pluralsight or any other person regarding the Pluralsight prospective financial information or Pluralsight’s ultimate performance compared to such information. The Pluralsight prospective financial information should be evaluated, if at all, in conjunction with the historical financial statements and other information about Pluralsight contained in Pluralsight’s public filings with the SEC. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.” In light of the foregoing factors, and the uncertainties inherent in the Pluralsight prospective financial information, stockholders are cautioned not to place undue, if any, reliance on the Pluralsight prospective financial information.

Neither Pluralsight’s independent auditor nor any other independent accountant has compiled, examined, or performed any procedures with respect to the Pluralsight prospective financial information, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

Non-GAAP Operating (Loss) Income, Free Cash Flow and Unlevered Free Cash Flow contained in the Pluralsight prospective financial information set forth above, are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. The summary of such information above is included solely to give stockholders access to the information that was made available to Qatalyst, the Transaction Committee, the Pluralsight Board, Vista and other potential counterparties, and is not included in this proxy statement in order to influence any stockholder to make any investment decision with respect to the mergers, including whether or not to seek appraisal rights with respect to their shares of common stock.

Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Pluralsight prospective financial information, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Pluralsight prospective financial information is not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Pluralsight Board, Qatalyst, Vista or any other potential counterparties to a potential strategic transaction involving Pluralsight. Accordingly, no reconciliation of the financial measures included in the Pluralsight prospective financial information is provided in this proxy statement.

In addition, the Pluralsight prospective financial information has not been updated or revised to reflect information or results after the date it was prepared or as of the date of this proxy statement, and except as required by applicable securities laws, Pluralsight does not intend to update or otherwise revise the Pluralsight prospective financial information or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error.

Interests of Pluralsight’s Directors and Executive Officers in the Mergers

When considering the recommendation of the Pluralsight Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the mergers that are different from, or in addition to, the interests of stockholders generally, as more fully described below. The Transaction Committee and the Pluralsight Board were each aware of and considered these interests, among other matters, to the extent that they existed at the time, in approving the merger agreement and the mergers and, in the case of the Pluralsight Board, recommending that the merger agreement be adopted by stockholders. These interests are described in more detail and, where applicable, are quantified in the narrative below.

Arrangements with Parent Entities

As of the date of this proxy statement, none of our executive officers has had any discussions or negotiations, or entered into any agreement, with the Parent Entities or any of their affiliates regarding the potential terms of their individual employment arrangements following the consummation of the mergers, or the right to purchase or participate in the equity of the Surviving Corporation or one or more of its affiliates. Notably, prior to the execution of the merger agreement, Mr. Skonnard and Vista did not discuss the terms of Mr. Skonnard’s employment or role with Pluralsight following a potential acquisition by Vista or rollover of equity in connection with a potential acquisition of Pluralsight by Vista, if any. The merger agreement provides that from the date of the merger agreement to the earlier of the termination of the merger agreement and the effective times of the mergers, the Parent Entities covenant that they will not, and will cause Vista Fund VII and its controlled affiliates not to, except as approved by the Pluralsight Board, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any executive officer of Pluralsight (1) regarding any continuing employment or consulting relationship with the Pluralsight Parties or their affiliates from and after the effective time of the Pluralsight merger; (2) pursuant to which any such executive officer would be entitled to receive consideration of a different amount or nature than stockholders or unitholders; or (3) pursuant to which any such executive officer would agree to provide (directly or indirectly) an equity investment to the Buyer Parties or the Pluralsight Parties or their respective affiliates in connection with the mergers. Prior to or following the closing of the mergers, certain of our executive officers may have discussions and may enter into agreements with the Buyer Parties, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Entities or one or more of their affiliates.

Insurance and Indemnification of Directors and Executive Officers

The merger agreement provides that the Surviving Entities and their subsidiaries will (and the Parent Entities will cause the Surviving Entities and their subsidiaries to) honor and fulfill, in all respects, the obligations of the Pluralsight Parties and their subsidiaries pursuant to any indemnification agreements with any of their current or former directors or officers (and any person who becomes a director or officer of the Pluralsight Parties or their subsidiaries prior to the effective times of the mergers) (collectively, the “indemnified persons”) or employees for any acts or omissions by such indemnified persons or employees occurring prior to the effective times of the mergers. In addition, during the period commencing at the effective times of the mergers and ending on the sixth anniversary of the effective times of the mergers, the Surviving Entities and their subsidiaries will (and the Parent Entities will cause the Surviving Entities and their subsidiaries to) cause the certificates of incorporation, bylaws, and other similar organizational documents of the Pluralsight Parties and their subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Pluralsight Charter, Pluralsight’s bylaws, the Holdings LLC agreement and other similar organizational documents of the subsidiaries of Pluralsight, as applicable, as of the date hereof. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any adverse manner except as required by applicable law.

The merger agreement also provides that Pluralsight may purchase a prepaid “tail” policy from an insurance carrier with the same or better credit rating as Pluralsight’s directors’ and officers’ liability insurance carrier on the date of the merger agreement, subject to certain limits on the aggregate cost for such “tail” policy. The “tail” policy will cover claims arising from facts, events, acts or omissions that occurred at or prior to the effective times of the mergers, including the transactions contemplated in the merger agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Indemnification and Insurance.”

The TRA and the TRA Amendment

Concurrent with the initial public offering of shares of Class A common stock and related reorganization transactions undertaken in connection with the initial public offering, Pluralsight entered into a tax receivable agreement with certain members of Pluralsight Holdings who retained Holdings units after the initial public offering. The TRA provided for payment to the TRA beneficiaries of approximately 85% of the amount of the calculated tax savings, if any, that Pluralsight will realize due to future exchanges of Holdings units (together with the corresponding shares of Class B common stock or Class C common stock, as applicable) for Class A common stock, and the acceleration of such payments in connection with a change of control of Pluralsight. On December 11, 2020, in connection with the execution of the merger agreement, Pluralsight and Pluralsight Holdings entered into the TRA amendment with the TRA Representative, in accordance with the terms of the TRA. The TRA amendment establishes that the parties to the TRA (other than Pluralsight and Pluralsight Holdings) will be entitled to receive an aggregate amount of $127 million in connection with the closing of the mergers in full satisfaction of Pluralsight’s payment obligation under the TRA in connection with a change of control of Pluralsight. This represents a reduction of approximately $290 million, which is an approximately 70% reduction of the estimated aggregate amount of approximately $417 million that would have otherwise been payable to the TRA beneficiaries under the TRA in respect of a change of control of Pluralsight at the implied price per share of Class A common stock offered by Vista (such implied price equating to $18.46 per share of Class A common stock if there were no reduction in the amount of aggregate accelerated change of control payments required to be made under the then-current terms of the TRA), absent the TRA amendment. In addition, if Pluralsight terminates the merger agreement to enter into an Alternative Acquisition Agreement pursuant to and in accordance with the “fiduciary out” provisions of the merger agreement (or terminates such Alternative Acquisition Agreement to enter into another Alternative Acquisition Agreement, in one or more iterations), the agreements in the TRA amendment also apply in connection with the acquisition transaction to be effected pursuant to such Alternative Acquisition Agreement then in effect.

Certain directors and members of management of Pluralsight and other persons known by certain executive officers of Pluralsight to be an affiliate or immediate family member of any of the foregoing and affiliates, as equityholders prior to Pluralsight’s initial public offering, are parties to the TRA, and are entitled to receive accelerated change of control payments pursuant to the TRA and the TRA amendment in connection with the closing of the mergers (or an Alternative Acquisition Transaction, on the terms and subject to the conditions set forth in the TRA amendment) in the amounts set forth below. For more information, please see the section of this proxy statement captioned “The Mergers—Amendment to the Tax Receivable Agreement.”

TRA Beneficiary	TRA Payments
Aaron Skonnard(1)	$20,696,211
James Budge(2)	$1,872,514
Nate Walkingshaw	$739,998
Fritz Onion(3)	$15,364,348
Tim Maudlin(4)	$469,873
Gary Crittenden(5)	$264,226
Arne Duncan	$552,403
Brad Rencher(6)	$471,071
Scott Dorsey(7)	$426,357
Karenann Terrell(8)	$326,653

(1)

Consists of (i) $1,649,415 payable to Aaron Skonnard; (ii) $16,246,742 payable to Skonnard Consulting, Inc., of which Mr. Skonnard is an owner; (iii) $1,237,423 payable to The Skonnard Family GRAT 2021, of which Mr. Skonnard is a trustee; and (iv) $1,562,631 payable to The True Nord Trust, of which Mr. Skonnard may be deemed to have voting and dispositive power.

(2)	Consists of (i) $1,804,449 payable to James Budge and (ii) $68,065 payable to Budge Family Trust, of which Mr. Budge is a co-trustee.

(3)	Consists of (i) $15,301,414 payable to Onion Consulting, Inc., of which Mr. Onion is an owner and (ii) $62,935 payable to Frederick A. Onion Revocable Trust, of which Mr. Onion is a co-trustee.

(4)

Consists of (i) $218,428 payable to Tim Maudlin; (ii) $130,215 payable to Timothy I. Maudlin Revocable Trust, of which Mr. Maudlin is a trustee; and (iii) $121,230 payable to Janice K. Maudlin Revocable Trust, of which Mr. Maudlin’s wife is a trustee.

(5)	Consists of (i) $210,282 payable to Gary Crittenden and (ii) $53,944 payable to Bear Mountain Ranch Asset Management, LLC, of which Mr. Crittenden is a managing member.

(6)	Consists of (i) $233,156 payable to Brad Rencher and (ii) $237,915 payable to Centerpine LLC, of which Mr. Rencher is a manager.

(7)	Consists of (i) $177,188 payable to Scott Dorsey and (ii) $249,170 payable to AREO Ventures, LLC, of which Mr. Dorsey is a manager.

(8)	Consists of (i) $150,589 payable to Karenann Terrell and (ii) $176,064 payable to Karen A Terrell Living Trust of which Ms. Terrell is a trustee.

Ryan Hinkle, a director of Pluralsight, is a Managing Director of Insight Venture Management, LLC, an affiliate of the TRA Representative. The TRA Representative is also a TRA beneficiary and is entitled to receive

$60,061,091 pursuant to the TRA amendment following the mergers. Under the TRA amendment, Pluralsight agreed to indemnify the TRA Representative for losses in connection with its approval of the TRA amendment.

Treatment of Holdings Units, Class B Common Stock and Class C Common Stock

As of the record date, Pluralsight’s directors and executive officers and other persons known by certain executive officers of Pluralsight to be an affiliate or immediate family member of any of the foregoing, as a group, hold [    ] vested Holdings units and [    ] vested shares of Class B common stock and Class C common stock that correspond to such Holdings units on a one-to-one basis.

At the effective time of the Holdings merger, each Holdings unit outstanding as of immediately prior to the effective time of the Holdings merger (other than Holdings units held by the Pluralsight Parties) will be cancelled and automatically converted into the right to receive cash in an amount equal to $20.26, without interest.

In addition, at the effective time of the Pluralsight merger, each share of Class B common stock and each share of Class C common stock outstanding as of immediately prior to the effective time of the Pluralsight merger (except for Excluded Shares) will be cancelled and automatically converted into the right to receive cash in an amount equal to $0.0001, without interest, as provided in the Pluralsight Charter.

Treatment of Pluralsight Options, Pluralsight RSUs, Pluralsight PSUs, Holdings RSUs, and Holdings Incentive Units

Pluralsight and Pluralsight Holdings from time to time have, as applicable, granted awards under the Pluralsight Amended and Restated 2018 Equity Incentive Plan, Pluralsight Holdings Amended and Restated 2017 Equity Incentive Plan, the Pluralsight, LLC Incentive Unit Plan, and the Third Amended and Restated Restricted Share Unit Agreement between Pluralsight Holdings and Aaron Skonnard dated April 3, 2019 (the “Equity Plans”), consisting of options to purchase shares of Class A common stock (a “Pluralsight Option”), restricted stock units covering shares of Class A common stock (a “Pluralsight RSU”), performance-based restricted stock units covering shares of Class A common stock (a “Pluralsight PSU”), restricted stock units covering Holdings units and corresponding shares of Class C common stock (a “Holdings RSU”), and Holdings incentive units and corresponding shares of Class B common stock or Class C common stock, as applicable (“Holdings Incentive Units”).

As of the record date, there were [    ] shares of Pluralsight common stock subject to outstanding Pluralsight Options, [    ] shares of Pluralsight common stock subject to outstanding Pluralsight RSUs (excluding [    ] shares subject to the Pluralsight RSUs that vested on that date), [    ] shares of Pluralsight common stock subject to outstanding Pluralsight PSUs (at maximum), [    ] Holdings units subject to Holdings RSUs, and [    ] incentive Holdings units subject to Holdings Incentive Units, in each case, held by our directors and executive officers, as a group.

At the closing of the mergers, each Pluralsight Option, Pluralsight RSU, Pluralsight PSU, Holdings RSU, and Holdings Incentive Unit that is unexpired, unexercised, outstanding and vested as of immediately before the closing of the mergers or that vests solely as a result of the consummation of the transactions contemplated by the merger agreement (each, a “Vested Award”) will be cancelled and automatically converted into the right to receive a cash amount equal to the product of: (1) the total number of shares of Pluralsight common stock or Holdings units subject to the Vested Award, multiplied by (2) $20.26 (or, for each Pluralsight Option, the excess, if any, of $20.26 over the Pluralsight Option’s per share exercise price), subject to any required tax withholdings (the “Vested Award Cash-out Payment”).

At the closing of the mergers, each Pluralsight Option, Pluralsight RSU, Pluralsight PSU, Holdings RSU and Holdings Incentive Unit that is unexpired, unexercised, and outstanding as of immediately before the effective time of the Holdings merger that is not a Vested Award (each, an “Unvested Award”) will be cancelled and automatically converted into the right to receive the cash replacement amount, subject to the vesting conditions described below. The cash replacement amount will be equal to the product of: (1) the total number of shares of Pluralsight common stock or Holdings units subject to the Unvested Award, multiplied by (2) $20.26 (or, for each Pluralsight Option, the excess, if any, of $20.26 over the Pluralsight Option’s per share exercise price), subject to any required tax withholdings. For these purposes, the total number of shares of common stock subject to each Pluralsight PSU will be 100% of the number of shares subject to the Pluralsight PSU that becomes eligible to vest upon measurement, by the Pluralsight Board or its Compensation Committee, of actual performance achieved as of the date of the closing of the mergers against the relevant performance criteria under the applicable Pluralsight PSU agreement, and the applicable cash replacement amount with respect to such Pluralsight PSU will, subject to the holder’s continued service with the Parent Entities and their affiliates through the end of the original performance period specified in the Pluralsight PSU agreement, vest and be payable within 30 days following the end of such original performance period. The cash replacement amount will be subject to the same vesting conditions (including continued service requirements and any accelerated vesting on specific terminations of employment) that applied to the cancelled Unvested Award in effect immediately before the closing of the mergers, except for terms rendered inoperative by reason of the mergers or for any applicable administrative or ministerial changes. If the vesting conditions are satisfied, the cash replacement amount will be paid at the same time(s) as the cancelled Unvested Award would have vested according to its terms, subject to the treatment of unvested Pluralsight PSUs described above.

Any Pluralsight Options (whether vested or unvested) with a per share exercise price equal to or greater than $20.26 will be cancelled immediately upon the effective time of the Pluralsight merger without payment or consideration.

The Equity Plans will terminate as of the effective time of the Pluralsight merger.

Payments Upon Termination At or Following Change in Control

Executive Employment Agreements

We have entered into an executive employment agreement with each of our executive officers pursuant to which if the executive officer’s employment is terminated by us or any Parent Entity (or any parent or subsidiaries of ours or Parent) for any reason other than Cause (as defined in the applicable employment agreement), or by the executive officer for Good Reason (as defined in the applicable employment agreement), the executive officer will receive the following severance benefits, subject to signing and not revoking a release of claims in our favor and continuing to comply with the release (which generally includes a requirement for continued compliance with confidentiality obligations, as well as a non-solicitation of employees, customers and suppliers and non-competition obligation for a period of 12 months following employment termination):

•

severance pay in an amount equal to $200,000 with respect to Mr. Skonnard, $175,000 with respect to Mr. Budge, and equal to six months of then-current base salary with respect to our other executive officers (Mr. Meyercord and Mr. Forkner), in each instance, payable less applicable withholdings in equal periodic installments over six months, and,

•

if the executive officer properly elects continuation coverage under our group medical insurance plan under applicable law, the percentage of the premium for such medical plan coverage which we bear for similarly situated active employees of ours and their enrolled family members immediately before the termination date for up to six months.

For purposes of the executive employment agreements, “cause” generally means (1) the executive’s willful conduct that is materially injurious to Pluralsight or any of its affiliates or the commission of any other material act or omission involving dishonesty with respect to Pluralsight, (2) the executive’s conviction of a felony or of a misdemeanor involving a crime of moral turpitude; (3) the executive’s fraud, embezzlement, or misappropriation of any money, assets, or other property of the Pluralsight Board; (4) the executive’s insubordination or other willful refusal to comply with any lawful request of Pluralsight Board; (5) the executive’s material breach of any of his or her obligations, duties, or agreements to Pluralsight; or (6) the executive’s death or disability.

For purposes of the executive employment agreements, “good reason” generally means, subject to certain notice and cure period, (1) a material adverse change in executive’s job duties or authorities, including demotion or change in line of reporting, without executive’s advance written consent; (2) a reduction in the executive’s salary without executive’s advance written consent; and/or (3) Pluralsight’s material breach of the executive’s employment agreement.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the mergers that may be paid or become payable to each of our named executive officers in connection with the mergers. Please see the previous portions of this section for further information regarding this compensation.

The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the mergers were consummated on December 28, 2020, and in the case of each named executive officer, that the named executive officer’s employment is terminated by Pluralsight without cause or by the named executive officer for good reason, in each case, on that date. Pluralsight’s named executive officers will not receive pension, non-qualified deferred compensation, tax reimbursement or other benefits in connection with the mergers.

Some of the amounts set forth in the table would be payable solely by virtue of the consummation of the mergers. In addition to the assumptions regarding the consummation date of the mergers and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the mergers may differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($) (1)	Equity ($) (2)	Perquisites/ Benefits ($) (3)	Total ($)
Aaron Skonnard	200,000	27,568,998	8,743	27,777,741
James Budge	175,000	7,644,969	8,743	7,828,712
Ross Meyercord	182,000	4,909,525	8,743	5,100,268
Nate Walkingshaw (4)	—	—

(1)

The cash amount represents the total potential severance payments to each named executive officer that may be payable in connection with the mergers pursuant to each such executive officer’s employment agreement if the named executive officer’s employment is terminated by Pluralsight without Cause or by the named executive officer for Good Reason (as both terms are defined in the applicable employment agreement) and the executive officer timely executes and does not revoke a separation agreement and release in favor of Pluralsight. All such “double trigger” severance payments are payable, less applicable withholdings, over six months in equal periodic installments. For more information, please see the section of this proxy statement captioned “The Mergers—Interests of Pluralsight’s Directors and Executive Officers in the Mergers—Payments Upon Termination At or Following Change in Control—Executive Employment Agreements.”

(2)

Represents Pluralsight RSUs, Pluralsight PSUs, Holdings RSUs, and Holdings Incentive Units (collectively, “Executive Awards”) that will receive consideration in the mergers, assuming, solely for purposes of this table, continued employment of each named executive officer through the consummation of the mergers and that the named executive officer’s employment is terminated by Pluralsight without Cause or by the named executive officer for Good Reason (as both terms are defined in the applicable award agreement) on such date, except that for Mr. Skonnard, $6,636,690 of the value in the table above represents single-trigger acceleration that is payable to him with respect to his 327,576 Holding Incentive Units upon the consummation of the mergers in accordance with the award agreement governing such units, regardless of whether his employment terminates upon the consummation of the mergers. For more information on the vesting acceleration protections applicable to named executive officers, please see the section of this proxy statement captioned “The

Mergers—Interests of Pluralsight’s Directors and Executive Officers in the Mergers—Equity Awards Held by Pluralsight’s Executive Officers and Non-employee Directors.”

The values for each award in the table below represent the product of $20.26, multiplied by the number of shares of Class A common stock or Holdings units subject to the awards, as applicable, and, with respect to awards of Pluralsight PSUs, calculated assuming 200% achievement of the target number of shares underlying such awards. Other than Mr. Skonnard’s single-trigger acceleration award described in the previous paragraph, the acceleration benefits for the named executive are double trigger acceleration benefits. The amounts in the table below do not reflect the value of any payments under the TRA and the TRA amendment, which values are described in the section of this proxy statement captioned “The Mergers—Interests of Pluralsight’s Directors and Executive Officers in the Mergers—The TRA and the TRA Amendment” above. The aggregate value of each named executive officer’s single-trigger and double-trigger acceleration awards is set forth in the table below:

Name	Number of Shares/Units Subject to Executive Awards Accelerating (#)	Per Share Value of Executive Awards Accelerating ($)	Total ($)
Aaron Skonnard	1,360,760	20.26	27,568,998
James Budge	377,343	20.26	7,644,969
Ross Meyercord	242,326	20.26	4,909,525

(3)

Represents the estimated value of the percentage of the premiums Pluralsight will pay to continue the named executive officer’s continued health coverage under COBRA for a period of six months in the event the named executive officer’s employment is terminated by Pluralsight without Cause or by the named executive officer for Good Reason (as both terms are defined in the applicable employment agreement) and the executive officer timely executes and does not revoke a separation agreement and release in favor of Pluralsight. The COBRA reimbursements are a “double trigger” benefit.

(4)

Mr. Walkingshaw voluntarily resigned effective July 13, 2020, and is not receiving any compensation in connection with the transactions contemplated by the merger agreement (other than in his capacity as a TRA beneficiary or as a stockholder of Pluralsight).

Equity Awards Held by Pluralsight’s Executive Officers and Non-employee Directors

As discussed above, at the closing of the mergers, each Vested Award (including those held by our executive officers and non-employee directors) will be cancelled and automatically converted into the right to receive the Vested Award Cash-out Payment, and each Unvested Award (including those held by our executive officers) will be cancelled and automatically converted into the right to receive the cash replacement amount, subject to the vesting conditions (including any accelerated vesting on specific terminations of employment) and payable terms described above.

Pursuant to the terms of our 2018 Equity Incentive Plan (the “2018 Plan”), awards granted under the 2018 Plan to non-employee directors will fully vest in the event of a Change in Control (as defined in the 2018 Plan and which includes the mergers).

Under the terms of the Class B Incentive Unit Offer Letter between Pluralsight Holdings and Aaron Skonnard dated September 29, 2017, all of the unvested Holdings Incentive Units subject to the award will fully vest upon a Sale of the Company (as defined in the Class B Incentive Unit Offer Letter and which includes the Holdings merger).

Pursuant to each executive officer’s equity award agreement (other than with respect to equity awards granted to the executive officer in 2021), if the executive officer’s service is terminated by Pluralsight or its successor without Cause or by the executive officer for Good Reason (as such terms are defined in the applicable award agreement) upon or within twelve months following a Change in Control (which would include the closing of the mergers), then their cash replacement awards will fully accelerate and vest; provided that Aaron Skonnard’s Third Amended and Restated Restricted Share Unit Agreement with Pluralsight Holdings does not limit such acceleration benefits to the twelve month period following a Change in Control. Equity awards granted to executive officers in 2021 will not provide for acceleration upon the closing of the mergers or qualifying termination following the closing of the mergers.

Equity Interests of Pluralsight’s Executive Officers and Non-employee Directors

The following table sets forth the number of shares of Pluralsight common stock and Holdings units and the number of shares of Pluralsight common stock and Holdings units underlying equity awards held by each of Pluralsight’s executive officers and non-employee directors, that are outstanding as of December 28, 2020. The table also sets forth the values of these shares and equity awards, determined as the number of shares multiplied by the Per Share Price (minus the applicable per share exercise price for any Pluralsight Options). No additional shares of common stock or equity awards were granted to any executive officer or non-employee director in contemplation of the mergers.

Equity Interests of Pluralsight’s Executive Officers and Non-employee Directors

The following table sets forth the number of shares of Pluralsight common stock and Holdings units and the number of shares of Pluralsight common stock and Holdings units underlying equity awards held by each of Pluralsight’s executive officers and non-employee directors, that are outstanding as of December 28, 2020. The table also sets forth the values of these shares, Holding units and equity awards, determined as the number of applicable shares or Holding units multiplied by the Per Share Price, Class B Share Price, Class C Per Share Price or Per Unit Price, as applicable (minus the applicable per share exercise price for any Pluralsight Options). No additional shares of common stock, Holdings units or equity awards were granted to any executive officer or non-employee director in contemplation of the mergers.

Name	Class A Stock (#)(1)	Class A Stock ($)	Class B Stock (#)(2)	Class B Stock ($)	Class C Stock (#)(3)	Class C Stock ($)	Holdings units (#)(4)	Holdings units ($)	Pluralsight Options (#)(5)	Pluralsight Options ($)	Pluralsight RSUs (#)(6)	Pluralsight RSUs ($)	Pluralsight PSUs (#)(7)	Pluralsight PSUs ($)	Holdings RSUs (#)(8)	Holdings RSUs ($)	Holdings Incentive Units (#)(9)	Holdings Incentive Units ($)	Total ($)
Aaron Skonnard(10)	336,243	$6,812,283.18	0	—	13,073,211	$1,307.32	13,073,211	$264,863,254.786	1,566,166	$8,238,033.16	152,044	$3,080,411.44	318,640	$6,455,646.40	562,500	$11,396,250.00	327,576	$6,636,689.76	$307,483,876.12
James Budge(11)	8,149	$165,098.74	129,846	$12.98	0	—	129,846	$2,630,679.96	737,503	$3,879,265.78	98,388	1,993,340.88	146,109	$2,960,168.34	0	—	13,846	$2,691,459.96	$14,320,026.64
Matthew Forkner(12)	10,008	$202,762.08	0	—	0	—	0	—	0	—	145,345	$2,944,689.70	84,970	$1,721,492.20	0	—	0	—	$4,868,943.98
Ross Meyercord(13)	27,708	$561,364.08	0	—	0	—	0	—	0	—	242,326	$4,909,524.76	0	—	0	—	0	—	$5,470,888.84
Nate Walkingshaw(14)	0	—	0	—	0	—	0	—	0	—	0	—	0	—	0	—	0	—	—
Gary Crittenden(15)	39,840	$807,158.40	179,758	$17.98	0	—	179,758	$3,641,897.08	80,721	$424,592.46	15,040	$304,710.40	0	—	0	—	0	—	$5,178,376.32
Scott Dorsey(16)	25,240	$511,362.40	171,712	$17.17	0	—	171,712	$3,478,885.12	109,110	$573,918.60	11,632	$235,664.32	0	—	0	—	0	—	$4,799,847.61
Arne Duncan(17)	25,240	$511,362.40	333,008	$33.30	0	—	333,008	$6,746,742.08	153,179	$805,721.54	11,632	$235,664.32	0	—	0	—	0	—	$8,299,523.64
Ryan Hinkle(18)	49,412	$1,001,087.12	0	—	0	—	0	—	0	—	0	—	0	—	0	—	0	—	$1,001,087.12
Leah Johnson(19)	3,620	$73,341.20	0	—	0	—	0	—	0	—	11,632	$235,664.32	0	—	0	—	0	—	$309,005.52
Timothy Maudlin(20)	0	—	272,588	$27.26	0	—	272,588	$5,522,632.88	80,721	$424,592.46	11,632	$235,664.32	0	—	0	—	0	—	$6,182,916.92
Frederick Onion(21)	312,400	$6,329,224.00	9,961,071	$996.11	0	—	9,961,071	$201,811,298.46	0	—	0	—	0	—	0	—	0	—	$208,141,518.57
Bradley Rencher(22)	25,240	$511,362.40	208,170	$20.82	0	—	208,170	$4,217,524.20	80,721	424,592.46	11,632	$235,664.32	0	—	0	—	0	—	$5,389,164.20
Bonita Stewart(23)	26,240	$531,622.40	0	—	0	—	0	—	0	—	13,821	$280,013.46	0	—	0	—	0	—	$811,635.86
Karenann Terrell(24)	25,240	$511,362.40	103,459	$10.35	0	—	103,459	$2,096,079.34	131,926	$693,930.76	11,632	$235,664.32	0	—	0	—	0	—	$3,537,047.17

(1) This number includes shares of Class A common stock beneficially owned, excluding shares of Class A common stock issuable upon exercise of Pluralsight Options or settlement of Pluralsight RSUs or Pluralsight PSUs.

(2) This number includes shares of Class B common stock beneficially owned, excluding shares of Class B common stock issued pursuant to unvested incentive Holdings units and subject to a right of repurchase in favor of Pluralsight as of December 28, 2020.

(3) This number includes shares of Class C common stock beneficially owned, excluding shares of Class C common stock issuable upon settlement of Holdings RSUs or issued pursuant to unvested incentive Holdings units and subject to a right of repurchase in favor of Pluralsight as of December 28, 2020.

(4) This number includes Holdings units beneficially owned, excluding Holdings units issuable upon settlement of Holdings RSUs or Holdings units issued pursuant to unvested incentive Holdings units and subject to a right of repurchase in favor of Pluralsight as of December 28, 2020.

(5) All vesting conditions related to Pluralsight Options held by Pluralsight’s executive officers and non-employee directors have been satisfied as of December 28, 2020, and all such Pluralsight Options are exercisable.

(6) This number reflects the shares of Class A common stock subject to Pluralsight RSUs that were not vested as of December 28, 2020.

(7) This number reflects the shares of Class A common stock subject to Pluralsight PSUs (at maximum) that were not vested as of December 28, 2020.

(8) This number reflects the Holdings units subject to Holdings RSUs that were not vested as of December 28, 2020.

(9) This number reflects the Holdings units issued pursuant to unvested incentive Holdings units and subject to a right of repurchase in favor of Pluralsight.

(10) Consists of (i) 329,827 shares of Class A common stock and 9,732,644 Holdings units and corresponding shares of Class C common stock held by Skonnard Consulting, Inc., of which Mr. Skonnard is an owner; (ii) 440,477 Holdings units and corresponding shares of Class C common stock held by Skonnard Family GRAT 2021, of which Mr. Skonnard is a trustee; (iii) 988,408 Holdings units and corresponding shares of Class C common stock held by True Nord Trust, of which Mr. Skonnard may be deemed to have voting and dispositive power; (iv) 365,317 Holdings units and corresponding shares of Class C common stock held by Aaron & Monica Skonnard Revocable Trust, of which Mr. Skonnard is co-trustee; (v) 6,416 shares of Class A common stock and 1,873,941 Holdings units and corresponding shares of Class C common stock (of which 327,576 Holdings units and corresponding shares of Class C common stock are issued pursuant to unvested incentive Holdings units and subject to a right of repurchase in favor of the Company) held by Mr. Skonnard; (vi) 1,566,166 shares of Class A common stock subject to options held by Mr. Skonnard that are immediately exercisable; (vii) 152,044 shares of Class A common stock held by Mr. Skonnard underlying RSUs; (viii) 318,640 shares of Class A common stock held by Mr. Skonnard underlying PSUs; and (ix) 562,500 Holdings units and corresponding shares of Class C common stock held by Mr. Skonnard underlying Holdings RSUs.

(11) Consists of (i) 8,149 shares of Class A common stock held by Mr. Budge; (ii) 737,503 shares of Class A common stock subject to options held by Mr. Budge that are immediately exercisable; (iii) 98,388 shares of Class A common stock held by Mr. Budge underlying RSUs; (iv) 146,109 shares of Class A common stock held by Mr. Budge underlying PSUs; and (v) 262,692 Holdings units and corresponding shares of Class B common stock held by Mr. Budge, of which 132,846 Holdings units and corresponding shares of Class B common stock are issued pursuant to unvested incentive Holdings units and subject to a right of repurchase in favor of the Company.

(12) Consists of (i) 10,008 shares of Class A common stock held by Mr. Forkner; (ii) 145,345 shares of Class A common stock held by Mr. Forkner underlying RSUs; and (iii) 84,970 shares of Class A common stock held by Mr. Forkner underlying PSUs.

(13) Consists of (i) 27,708 shares of Class A common stock held by Mr. Meyercord; and (ii) 242,326 shares of Class A common stock held by Mr. Meyercord underlying RSUs.

(14) Mr. Walkingshaw terminated his employment with the Company in July 2020 and did not beneficially own shares of common stock or Holdings units as of December 28, 2020.

(15) Consists of (i) 25,240 shares of Class A common stock and 144,423 Holdings units and corresponding shares of Class B common stock held by Mr. Crittenden; (ii) 14,600 shares of Class A common stock and 35,335 Holdings units and corresponding shares of Class B common stock held by Bear Mountain Ranch Asset Management, LLC, of which Mr. Crittenden is a managing member; (iii) 80,721 shares of Class A common stock subject to options held by Mr. Crittenden that are immediately exercisable; and (iv) 15,040 shares of Class A common stock held by Mr. Crittenden underlying RSUs.

(16) Consists of (i) 25,240 shares of Class A common stock held by Mr. Dorsey; (ii) 109,110 shares of Class A Common stock subject to options held by Mr. Dorsey that are immediately exercisable; (iii) 121,712 Holdings units and corresponding shares of Class B common stock held by Mr. Dorsey; (iv) 50,000 Holdings units and corresponding shares of Class B common stock held by AREO Ventures, LLC, of which Mr. Dorsey is a manager; and (v) 11,632 shares of Class A common stock held by Mr. Dorsey underlying RSUs.

(17) Consists of (i) 25,240 shares of Class A common stock held by Mr. Duncan; (ii) 153,179 shares of Class A Common stock subject to options held by Mr. Duncan that are immediately exercisable; (iii) 333,008 Holdings units and corresponding shares of Class B common stock held by Mr. Duncan; and (iv) 11,632 shares of Class A common stock held by Mr. Duncan underlying RSUs.

(18) Consists of 49,412 shares of Class A common stock held by Mr. Hinkle. Mr. Hinkle is a Managing Director of Insight Venture Management, LLC, (“Insight Venture Management”). Certain affiliates of Insight Venture Management hold 5,212,692 shares of Class A common stock in the aggregate, representing a value of $105,609,139.92 in the aggregate, determined as the number of such shares multiplied by the Per Share Price. Mr. Hinkle does not hold voting or dispositive power over such shares.

(19) Consists of (i) 3,620 shares of Class A common stock held by Ms. Johnson; and (ii) 11,632 shares of Class A common stock held by Ms. Johnson underlying RSUs.

(20) Consists of (i) 94,255 Holdings units and corresponding shares of Class B common stock held by Mr. Maudlin; (ii) 80,721 shares of Class A Common stock subject to options held by Mr. Maudlin that are immediately exercisable; (iii) 79,583 Holdings units and corresponding shares of Class B common stock held by Janice K. Maudlin Revocable Trust, of which Mr. Maudlin’s wife is a trustee; (iv) 59,582 Holdings units and corresponding shares of Class B common stock held by Timothy I. Maudlin Revocable Trust, of which Mr. Maudlin is a trustee; (v) 19,168 Holdings units and corresponding shares of Class B common stock held by Timothy I. Maudlin 2019 Trust, of which Mr. Maudlin is a trustee; (vi) 20,000 Holdings units and corresponding shares of Class B common stock held by Timothy I. Maudlin 2020 Trust, of which Mr. Maudlin is a trustee; and (vii) 11,632 shares of Class A common stock held by Mr. Maudlin underlying RSUs.

(21) Consists of (i) 282,400 shares of Class A common stock and 9,919,847 Holdings units and corresponding shares of Class B common stock held by Onion Consulting, Inc., of which Mr. Onion is an owner; and (ii) 30,000 shares of Class A common stock and 41,224 Holdings units and corresponding shares of Class B common stock held by Frederick A. Onion Revocable Trust, of which Mr. Onion is a co-trustee.

(22) Consists of (i) 25,240 shares of Class A common stock and 51,923 Holdings units and corresponding shares of Class B common stock held by Mr. Rencher; (ii) 80,721 shares of Class A Common stock subject to options held by Mr. Rencher that are immediately exercisable; (iii) 156,247 Holdings units and corresponding shares of Class B common stock held by Centerpine LLC, of which Mr. Rencher is a manager; and (iv) 11,632 shares of Class A common stock held by Mr. Rencher underlying RSUs.

(23) Consists of (i) 15,240 shares of Class A common stock held by Ms. Stewart; (ii) 11,000 shares of Class A common stock held by Bonita K. Coleman Trust, of which Ms. Stewart is trustee; and (iii) 13,821 shares of Class A common stock held by Ms. Stewart underlying RSUs.

(24) Consists of (i) 25,240 shares of Class A common stock held by Ms. Terrell; (ii) 131,926 shares of Class A Common stock subject to options held by Ms. Terrell that are immediately exercisable; (iii) 103,459 Holdings units and corresponding shares of Class B common stock held by Ms. Terrell; and (iii) 11,632 shares of Class A common stock held by Ms. Terrell underlying RSUs.

Financing of the Mergers

The obligation of the Buyer Parties to consummate the mergers is not subject to any financing condition.

We anticipate that the total amount of funds necessary to pay the aggregate merger consideration payable to the stockholders and unitholders in the mergers is approximately $3.06 billion in cash.

In connection with the financing of the mergers, Vista Fund VII and the Parent Entities have entered into an Equity Commitment Letter, pursuant to which Vista Fund VII has agreed to provide the Parent Entities with an equity commitment of up to $3.06 billion in cash, which will be available, together with cash on hand at Pluralsight as of the closing of the mergers, to fund the aggregate merger consideration payable to the stockholders and unitholders (including payments in respect of our outstanding equity-based awards payable in connection with the closing of the mergers pursuant to the merger agreement) and to pay the fees, expenses and other amounts required to be paid in connection with the closing of the mergers by the Pluralsight Parties and the Buyer Parties.

The Equity Commitment Letter provides, among other things, that: (1) the Pluralsight Parties are express third party beneficiaries thereof in connection with the Pluralsight Parties’ exercise of their rights related to specific performance under the merger agreement; and (2) Vista Fund VII will not oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise of such third party beneficiary rights. The Equity Commitment Letter may not be waived, amended or modified except by a written instrument signed by the Parent Entities, Vista Fund VII and Pluralsight.

Limited Guaranty

Pursuant to the Limited Guaranty, Vista Fund VII has agreed to guarantee the due, punctual and complete payment of all of the liabilities and obligations of the Buyer Parties under the merger agreement (the “Guaranteed Obligations”), including, but not limited to: (1) the indemnification obligations of the Buyer Parties in connection with any costs, expenses or losses incurred or sustained by the Pluralsight Parties in connection with their cooperation with the arrangement of any potential debt financing; and (2) the documented and reasonable out-of-pocket costs and expenses incurred by the Pluralsight Parties and their subsidiaries in connection with the cooperation of the Pluralsight Parties and their subsidiaries with the potential arrangement of any potential debt financing (the obligations set forth in clauses (1) and (2), the “Reimbursement Obligations”).

The obligations of Vista Fund VII under the Limited Guaranty are subject to an aggregate cap equal to $209.2 million, plus the Reimbursement Obligations.

Subject to specified exceptions, the Limited Guaranty will terminate upon the earliest of:

•	immediately following the effective time of the Pluralsight merger and the deposit of the merger consideration payable to the stockholders and the unitholders with the designated payment agent;

•	the valid termination of the merger agreement by mutual written consent of Parent I and Pluralsight;

•	the valid termination of the merger agreement by Pluralsight in certain circumstances in connection with a Superior Proposal;

•	the indefeasible payment by Vista Fund VII or the Buyer Entities of an amount of the Guaranteed Obligations equal to the aggregate cap;

•

one year after the valid termination of the merger agreement in accordance with its terms, other than a termination in the scenarios described in the second and third bullet above, unless prior to the expiration of such one-year period (i) Pluralsight shall have delivered a written notice with respect to any of the Guaranteed Obligations asserting that Vista Fund VII or any Buyer Party alleging that any Buyer Party is liable, in whole or in part, for any portion of the Guaranteed Obligations and (ii) the Pluralsight Parties shall have commenced a legal proceeding against Vista Fund VII or any Buyer Party alleging that any Buyer Party is liable for any payment obligations under the merger agreement or against Vista Fund VII alleging that amounts are due and owing from Vista Fund VII pursuant to the Limited Guaranty, in which case the Limited Guaranty will survive solely with respect to amounts so alleged to be owing, subject to certain restrictions contained in the Limited Guaranty; and

•

any Pluralsight Party or any of its affiliates acting on its behalf seeks to impose liability upon Vista Fund VII in excess of the aggregate cap, or otherwise challenges any limit on the liability of Vista Fund VII under the Limited Guaranty or under the Equity Commitment Letter, or makes any claim arising under or in connection with the merger agreement, the Limited Guaranty or the Equity Commitment Letter, or the transactions contemplated thereby, or other certain claims permitted by the Limited Guaranty.

The Voting and Support Agreements

The following summary describes the material provisions of the voting agreements. The description of the voting agreements in this summary and elsewhere in this proxy statement is not complete and is qualified in its entirety by reference to the voting agreements, the form of which is attached to this proxy statement as Annex D and incorporated into this proxy statement by reference. We encourage you to read the form of voting agreement carefully and in its entirety because this summary may not contain all the information about the voting agreements that is important to you. The rights and obligations of the parties are governed by the express terms of the voting agreements and not by this summary or any other information contained in this proxy statement.

Concurrently with the execution of the merger agreement, Pluralsight and the Parent Entities have entered into the voting agreements with the voting agreement stockholders. As of the record date, the voting agreement stockholders held, in the aggregate, shares of common stock representing approximately [    ]% of the voting power of the total outstanding shares of common stock.

Under the voting agreements, the voting agreement stockholders have agreed, subject to the terms and conditions in the voting agreements, to vote all of their shares of common stock (i) in favor of the adoption of the merger agreement and the approval of the mergers and other transactions contemplated by the merger agreement, (ii) in favor of any proposal recommended by the Pluralsight Board (or a committee thereof) that is intended to facilitate the consummation of the transactions contemplated by the merger agreement, (iii) in favor of any non-binding advisory vote on “golden parachute” executive compensation arrangements and/or (iv) except as described below, against any Acquisition Proposal or any other action or agreement which would reasonably be expected to result in any of the conditions to the Pluralsight Parties’ obligations to consummate the mergers not being fulfilled. The voting agreement stockholders have also waived appraisal rights in connection with the mergers, and have agreed not to raise certain legal challenges to the mergers. In addition, if Pluralsight terminates the merger agreement to enter into an Alternative Acquisition Agreement pursuant to and in accordance with the “fiduciary out” provisions of the merger agreement (or terminates such Alternative Acquisition Agreement to enter into an Alternative Acquisition Agreement, in one or more iterations) that has been approved and recommended by the Pluralsight Board, the voting agreements also provide that the voting agreement stockholders will vote in favor of the Acquisition Transaction to be effected pursuant to such Alternative Acquisition Agreement then in effect.

Pursuant to the voting agreements, the voting agreement stockholders have agreed not to, until the termination of the voting agreements and subject to certain exceptions in the voting agreements, directly or indirectly: (a) transfer, redeem, surrender, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by liquidation, dissolution, dividend, distribution or otherwise) of, enter into any derivative arrangement with respect to, create any lien or encumbrance on or take any other action that would be deemed a Transfer (as such term is defined in the Pluralsight Charter) with respect to any of their shares of common stock (any of the items set forth in this clause (a), a “Transfer”); (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to their shares of common stock with respect to any matter that is in contravention of the applicable voting agreement; (d) deposit any of their shares of common stock into a voting trust or enter into a voting agreement or arrangement with respect to their shares of common stock that is in contravention of the applicable voting agreement; (e) initiate or exercise a redemption of such stockholders’ Holdings units, or otherwise voluntarily convert or exchange any or all of such stockholders’ shares of common stock as of the date of the voting agreements into a different class of common stock (including by way of a Transfer as such term is defined in the Pluralsight Charter); or (f) knowingly take or cause the taking of any other action that would materially restrict or prevent the performance of such stockholders’ obligations under the voting agreements, excluding any involuntary bankruptcy filing.

The voting agreement stockholders’ obligations to vote in favor of the adoption of the merger agreement and the approval of the mergers and other transactions contemplated by the merger agreement terminate automatically upon the earliest to occur of: (1) the valid termination of the merger agreement in accordance with its terms; (2) the effective time of the Pluralsight merger; and (3) any change to the terms of the mergers without the prior written consent of the voting agreement stockholders that results in a decrease to the merger consideration, a change in the form of the merger consideration or a disproportionately adverse effect on the voting agreement stockholders relative to other stockholders.

In addition, concurrently with the execution of the merger agreement, Pluralsight and the Parent Entities have entered into a support agreement (the “support agreement”) with certain affiliates of Insight Venture Management, LLC, that hold shares of common stock (the “Insight Shareholders”). Under the support agreement, the Insight Shareholders waived appraisal rights in connection with the mergers, and have agreed not to raise certain legal challenges to the mergers, and have also agreed not to Transfer their shares of common stock unless the transferee agrees to be bound by the support agreement. As of December 11, 2020, the Insight Shareholders held 5,212,692 shares of Class A common stock in the aggregate.

Amendment to the Tax Receivable Agreement

The following summary describes certain relevant provisions of the TRA and the material provisions of the TRA amendment. The descriptions of the TRA and the TRA amendment in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the TRA and the TRA amendment, each of which is incorporated into this proxy statement by reference. We encourage you to read the TRA and the TRA amendment carefully and in their entirety because this summary may not contain all the information about the TRA and the TRA amendment that is important to you. The rights and obligations of the parties are governed by the express terms of the TRA and the TRA amendment and not by this summary or any other information contained in this proxy statement.

Concurrent with the initial public offering of shares of its Class A common stock and related reorganization transactions undertaken in connection with the initial public offering, Pluralsight entered into a tax receivable agreement with certain members of Pluralsight Holdings who retained Holdings units after the initial public offering. Exchanges or redemptions of Holding units for cash or shares of Class A common stock are expected to produce favorable tax attributes for Pluralsight. When Pluralsight acquires Holdings units from such members through these exchanges or redemptions, anticipated tax basis adjustments are likely to increase (for tax purposes) Pluralsight’s depreciation and amortization deductions, thereby reducing the amount of income tax that Pluralsight would be required to pay in the future in the absence of this increased basis. This increased tax basis may also decrease the gain (or increase the loss) on future dispositions of certain assets to the extent that the tax basis is allocated to those assets. Under the terms of the TRA, absent a change of control of Pluralsight, Pluralsight would generally be required to pay to the TRA beneficiaries 85% of the applicable savings, if any, in income tax that Pluralsight realizes, or that Pluralsight is deemed to realize, as a result of (1) these tax attributes that are created as a result of the exchanges or redemptions of the TRA beneficiaries’ Holdings units (calculated under certain assumptions), (2) tax benefits related to imputed interest, and (3) payments under the TRA.

In addition, the TRA provides that if certain mergers, asset sales, other forms of business combination or other changes of control were to occur, then the TRA would terminate and Pluralsight’s obligations, or Pluralsight’s successor’s obligations, under the TRA would accelerate and become due and payable. Absent the TRA amendment, the amount of such accelerated change of control payment obligations would have been calculated as aggregate payment obligations under the TRA absent a change of control based on certain assumptions set forth in the TRA, including the assumption that Pluralsight would have sufficient taxable income in each taxable year ending on or after the change of control to fully utilize all potential future tax benefits that are subject to the TRA and that any unexchanged Holdings units would be exchanged for cash at the market value of the Class A common stock as of the closing of the change of control, and applying a discount rate to those payments equal to the lesser of (1) 6.00% per annum, compounded annually, and (2) LIBOR plus 100 basis points. The mergers, upon closing, constitute a change of control under the TRA that would cause the payment obligations to accelerate and become due and payable.

For more information with respect to the TRA, please see our other filings with the SEC, including the section in our 2020 Proxy Statement captioned “Certain Relationships and Related Party Transactions—Tax Receivable Agreement.” A copy of the TRA is included as Exhibit 10.2 to Pluralsight’s Annual Report for the year ended December 31, 2019 on Form 10-K/A filed with the SEC.

On December 11, 2020, in connection with the execution of the merger agreement, Pluralsight and Pluralsight Holdings entered into the TRA amendment with the TRA Representative, in accordance with the terms of the TRA. The TRA amendment establishes that the parties to the TRA (other than Pluralsight and Pluralsight Holdings) will be entitled to receive an aggregate amount of $127 million in connection with the closing of the mergers in full satisfaction of Pluralsight’s payment obligation under the TRA. This represents a reduction of approximately $290 million, which is an approximately 70% reduction of the estimated aggregate amount of approximately $417 million that would have otherwise been payable to the TRA beneficiaries under the TRA in respect of a change of control of Pluralsight at the implied price per share of Class A common stock offered by Vista (such implied price equating to $18.46 per share of Class A common stock if there were no reduction in the amount of aggregate accelerated change of control payments required to be made under the then-current terms of the TRA), absent the TRA amendment. In addition, if Pluralsight terminates the merger agreement to enter into an Alternative Acquisition Agreement pursuant to and in accordance with the “fiduciary out” provisions of the merger agreement (or terminates such Alternative Acquisition Agreement to enter into another Alternative Acquisition Agreement, in one or more iterations), the agreements in the TRA amendment also apply in connection with the Acquisition Transaction to be effected pursuant to such Alternative Acquisition Agreement then in effect.

Under the TRA amendment, Pluralsight also agreed to indemnify the TRA Representative for its expenses and losses if it is, or threatened to be made, a party to any litigation or other proceedings arising out of or relating to the TRA Representative’s negotiation, execution and delivery of the TRA amendment and the transactions contemplated thereby.

Pursuant to the TRA amendment, the TRA Representative, in its own capacity, and the TRA beneficiaries that signed the TRA amendment, have agreed not to, until the termination of the merger agreement and subject to certain exceptions in the voting agreements, transfer or exchange their interests in the TRA.

The TRA amendment terminates upon the termination of the merger agreement (or any Alternative Acquisition Agreement) pursuant to its terms, unless Pluralsight terminates the merger agreement to enter into an Alternative Acquisition Agreement pursuant to and in accordance with the “fiduciary out” provisions of the merger agreement (or terminates such Alternative Acquisition Agreement to enter into another Alternative Acquisition Agreement, in one or more iterations), in which case the TRA amendment will continue unless or until the termination of any such Alternative Acquisition Agreement.

Closing of the Mergers

The closing of the mergers will take place no later than the second business day following the satisfaction or waiver in accordance with the merger agreement of all of the conditions to closing of the mergers (as described under the caption “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Mergers”),

other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions.

Appraisal Rights

If the mergers are consummated, stockholders who continuously hold shares of common stock through the effective time of the Pluralsight merger, who do not vote in favor of the adoption of the merger agreement, who properly demand appraisal of their shares and who do not withdraw their demands or otherwise lose their rights of appraisal will be entitled to seek appraisal of their shares in connection with the Pluralsight merger under Section 262 the DGCL (“Section 262”). The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of shares of common stock unless otherwise expressly noted herein. Only a holder of record of shares of common stock is entitled to demand appraisal of the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker, trust or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, if the Pluralsight merger is completed, holders of shares of common stock who: (1) submit a written demand for appraisal of their shares prior to the vote on the adoption of the merger agreement, (2) do not vote in favor of the adoption of the merger agreement; (3) continuously are the record holders of such shares through the effective time of the Pluralsight merger; and (4) otherwise comply with the procedures set forth in Section 262 may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Pluralsight merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Pluralsight merger through the date of payment of the judgment. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine stockholders entitled to appraisal rights, will dismiss appraisal proceedings as to all stockholders who have asserted appraisal rights unless (a) the total number of shares for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of Pluralsight common stock as measured in accordance with subsection (g) of Section 262; or (b) the value of the aggregate Per Share Price, Class B Per Share Price and Class C Per Share Price in respect of the shares of Pluralsight common stock for which appraisal rights have been pursued and perfected exceeds $1 million (conditions (a) and (b) referred to as the “ownership thresholds”). Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the Pluralsight merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each stockholder seeking appraisal, interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (ii) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes

Pluralsight’s notice to stockholders that appraisal rights are available in connection with the Pluralsight merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the Pluralsight merger, any holder of shares of common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the consideration described in the merger agreement without interest and less any applicable withholding taxes. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, Pluralsight believes that if a stockholder is considering exercising such rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the merger agreement;

•	the stockholder must deliver to Pluralsight a written demand for appraisal before the vote on the merger agreement at the special meeting;

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the stockholder must continuously hold the shares from the date of making the demand through the effective time of the Pluralsight merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the Pluralsight merger); and

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a stockholder (or any person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person) or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the value of the stock of all such stockholders within 120 days after the effective time of the Pluralsight merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine stockholders entitled to appraisal rights, will dismiss appraisal proceedings as to all stockholders who asserted appraisal rights unless one of the ownership thresholds is met.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement, abstain or not vote its shares.

Filing Written Demand

Any holder of shares of common stock wishing to exercise appraisal rights must deliver to Pluralsight, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, at the special meeting or by proxy (whether by mail or via the internet or telephone), will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A stockholder exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the Pluralsight merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting, or otherwise fail to vote, on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting of stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record, and must reasonably inform Pluralsight of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Pluralsight merger. If the shares are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN “STREET NAME” BY A BANK, BROKER, TRUST OR OTHER NOMINEE AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER, TRUST OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER, TRUST OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER, TRUST OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Pluralsight, Inc.

42 Future Way

Draper, UT 84020

Attention: Corporate Secretary

At any time within 60 days after the effective date of the Pluralsight merger, any holder of shares of common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement, without interest and less any applicable withholding taxes, by delivering to Pluralsight, as the Surviving Corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the Pluralsight merger will require written approval of the Surviving Corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the Per Share Price, Class B Per Share Price or Class C Per Share Price, as applicable, within 60 days after the effective time of the Pluralsight merger. If Pluralsight, as the Surviving Corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share merger consideration being offered pursuant to the merger agreement.

Notice by the Surviving Corporation

If the Pluralsight merger is completed, within 10 days after the effective time of the Pluralsight merger, the Surviving Corporation will notify each holder of shares of common stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the merger agreement, that the Pluralsight merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time of the Pluralsight merger, but not thereafter, the Surviving Corporation or any holder of shares of common stock who has complied with Section 262 and is entitled to seek appraisal under Section 262 (including for this purpose any beneficial owner of the relevant shares) may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder (or beneficial owner), demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, any holders of shares of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed in Section 262. The failure of a holder of common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the effective time of the Pluralsight merger, any holder of shares of common stock who has complied with the requirements of Section 262 and who is entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which Pluralsight has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within 10 days after receipt by the Surviving Corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of common stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the Surviving Corporation and all of the stockholders shown on the verified list at the addresses stated therein. Any such notice shall also be given by one or more publications at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or any other publication which the Delaware Court of Chancery deems advisable. The costs of any such notice are borne by the Surviving Corporation. After notice to dissenting stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal for their shares to submit their stock certificates (if any) to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and, if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. The Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders who have asserted appraisal rights if neither of the ownership thresholds is met.

Determination of Fair Value

After determining the holders of common stock entitled to appraisal and that at least one of the ownership thresholds described above has been satisfied as to stockholders seeking appraisal rights, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Pluralsight merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective time of the Pluralsight merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the Pluralsight merger and the date of payment of the judgment. However, the Surviving Corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each stockholder seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest accrued before such voluntary cash payment, unless paid at that time.

In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Pluralsight merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Pluralsight merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Pluralsight believes that the Per Share Price, the Class B Per Share Price and the Class C Per Share Price are fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Price, the Class B Per Share Price or the Class C Per Share Price, as applicable. Neither Pluralsight nor the Parent Entities anticipate offering more than the Per Share Price, Class B Per Share Price or Class C Per Share Price, as applicable, to any stockholder exercising appraisal rights, and each of Pluralsight and the Parent Entities reserve the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the Per Share Price, Class B Per Share Price or Class C Per Share Price, as applicable. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds described above has been satisfied as to stockholders seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised. In the absence of such determination or assessment, each party bears its own expenses.

If any stockholder who demands appraisal of his, her or its shares of common stock under Section 262 fails to perfect, or effectively loses or withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the effective time of the Pluralsight merger into the right to receive the Per Share Price, Class B Per Share Price or Class C Per Share Price, as applicable, without interest. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the Pluralsight merger, if neither of the ownership thresholds described above has been satisfied as to stockholders seeking appraisal rights or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Per Share Price, Class B Per Share Price or Class C Per Share Price, as applicable, in accordance with Section 262.

From and after the effective time of the Pluralsight merger, no stockholder who has demanded appraisal rights will be entitled to vote such shares of common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of common stock, if any, payable to stockholders as of a time prior to the effective time of the Pluralsight merger. If no petition for an appraisal is filed, if neither of the ownership thresholds described above has been satisfied as to the stockholders seeking appraisal rights, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Pluralsight merger, either within 60 days after the effective time of the Pluralsight merger or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that the foregoing shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Pluralsight merger within 60 days after the effective time of the Pluralsight merger.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. In that event, you will be entitled to receive the consideration for your dissenting shares in accordance with the merger agreement, without interest and less any applicable withholding taxes. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The mergers will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Pluralsight Merger

The following discussion is a summary of material U.S. federal income tax consequences of the Pluralsight merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of Class A common stock whose shares are converted into the right to receive cash pursuant to the Pluralsight merger. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a stockholder in light of the stockholder’s particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or to differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders who hold their shares of Class A common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

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tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as banks or other financial institutions; tax-exempt organizations; retirement or other tax deferred accounts; S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or an investor in a partnership, S corporation or other pass-through entity); insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; certain former citizens or long-term residents of the United States; or, except as noted below, holders that own or have owned (directly, indirectly or constructively) five percent or more of Pluralsight’s common stock (by vote or value);

•	tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	tax consequences to holders whose shares constitute qualified small business stock within the meaning of Section 1202 of the Code;

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tax consequences to holders that received their shares of Class A common stock in a compensatory transaction, through a tax qualified retirement plan, pursuant to the exercise of options or warrants or in exchange for or upon the redemption of Holdings units;

•	tax consequences to holders who own an equity interest, actually or constructively, in the Parent Entities or the Surviving Corporation following the Pluralsight merger;

•	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to holders who hold their Class A common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	tax consequences arising from the Medicare surtax on net investment income;

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tax consequences to holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of Class A common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any;

•	any state, local or non-U.S. tax consequences;

•	tax consequences to holders of shares of common stock other than Class A common stock or to unitholders;

•	tax consequences from any transactions being undertaken in connection with or at the time of the mergers; or

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tax consequences to holders that do not vote in favor of the mergers and properly demand appraisal of their shares under Section 262 or that entered into a voting agreement as part of the transactions described in this proxy statement.

If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Class A common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of Class A common stock and partners therein should consult their tax advisors regarding the consequences of the mergers.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

THE FOLLOWING SUMMARY IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGERS IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR NON-U.S. TAX LAWS.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Class A common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The receipt of cash by a U.S. Holder in exchange for shares of Class A common stock pursuant to the Pluralsight merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Pluralsight merger. Gain or loss must be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction). A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Pluralsight merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a Non-U.S. Holder. The term “Non-U.S. Holder” means a beneficial owner of Class A common stock that is, for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

Special rules, not discussed herein, may apply to certain Non-U.S. Holders, such as:

•	certain former citizens or residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	corporations that accumulate earnings to avoid U.S. federal income tax; and

•	pass-through entities, or investors in such entities.

Any gain realized by a Non-U.S. Holder pursuant to the Pluralsight merger generally will not be subject to U.S. federal income tax unless:

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the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder; or

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Pluralsight is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”), at any time within the shorter of the five-year period preceding the Pluralsight merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of Class A common stock (the “Relevant Period”) and, if shares of Class A common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of Class A common stock at any time during the Relevant Period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Pluralsight merger.

Information Reporting and Backup Withholding

Information reporting and backup withholding (currently, at a rate of 24%) may apply to the proceeds received by a holder pursuant to the Pluralsight merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number (which, in the case of an individual, is the individual’s social security number) and certifies that such holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such holder’s foreign status on an applicable IRS Form W-8 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

The foregoing summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular holders of common stock. Stockholders should consult their own tax advisors as to the particular tax consequences to them of exchanging their common stock for cash pursuant to the mergers under any federal, state, local or non-U.S. tax laws.

Regulatory Approvals Required for the Mergers

General

The Pluralsight Parties and the Buyer Parties have agreed to take all actions necessary to comply with all regulatory notification requirements, and, subject to certain limitations, to obtain all regulatory approvals required to consummate the mergers and the other transactions contemplated by the merger agreement. These approvals include, for example, approval under, or notifications pursuant to, the HSR Act and any other applicable antitrust laws (whether domestic or foreign).

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder, the mergers cannot be completed until Mr. Skonnard and Vista Fund VII file a notification and report form with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. Mr. Skonnard and Vista Fund VII made the necessary filings with the FTC and the Antitrust Division of the DOJ on December 21, 2020.

At any time before or after the consummation of the mergers, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the Antitrust Division of the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the mergers, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the mergers, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the mergers or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Other Regulatory Approvals

Completion of the mergers is also subject to the receipt of other required regulatory approvals or clearances under the competition laws of Austria and Germany, and under the foreign investment laws of Australia and New Zealand, unless a relevant exemption applies. Vista made relevant filings in Austria and Germany on December 22, 2020. Vista Fund VII further made relevant filings in Australia and New Zealand on December 24, 2020.

One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. Given the relevant governmental authorities’ ability to extend the applicable review periods, it is difficult at this stage to estimate with precision how long it will take to obtain all necessary clearances.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the mergers, including the requirement to divest assets, or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the mergers not being satisfied.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

We are asking stockholders to approve the adoption of the merger agreement. The following summary describes the material provisions of the merger agreement. The descriptions of the merger agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire merger agreement, which is the legal document that governs the mergers, because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement. More information about the merger agreement, the mergers and the other transactions contemplated thereby are also included throughout this proxy statement.

The Pluralsight Board unanimously recommends that you vote “FOR” this proposal.

The representations, warranties, covenants and agreements described below and included in the merger agreement (1) were made only for purposes of the merger agreement and as of specific dates; (2) were made solely for the benefit of the parties to the merger agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by the Pluralsight Parties and the Buyer Parties in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between the Pluralsight Parties and the Buyer Parties rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Pluralsight Parties or the Buyer Parties or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of the Pluralsight Parties and the Buyer Parties, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Pluralsight Parties and the Buyer Parties or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Pluralsight and our business.

Effects of the Mergers; Directors and Officers; Certificate of Incorporation; Bylaws

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the applicable law: (1) at the effective time of the Holdings merger, Merger Sub II will merge with and into Pluralsight Holdings, with Pluralsight Holdings continuing as the Surviving LLC in the Holdings merger, and the separate corporate existence of Merger Sub II will thereupon cease and (2) at the effective time of the Pluralsight merger, which will immediately follow the Holdings merger, Merger Sub I will merge with and into Pluralsight, with Pluralsight continuing as the Surviving Corporation in the Pluralsight merger, and the separate corporate existence of Merger Sub I will thereupon cease. From and after the effective time of the Holdings merger, Pluralsight Holdings, as the Surviving LLC in the Holdings merger, will possess all properties, rights, privileges, powers and franchises of Pluralsight Holdings and Merger Sub II, and all of the debts, liabilities and duties of Pluralsight Holdings and Merger Sub II will become the debts, liabilities and duties of the Surviving LLC. From and after the effective time of the Pluralsight merger, Pluralsight, as the Surviving Corporation in the Pluralsight merger, will possess all properties, rights, privileges, powers and franchises of

Pluralsight and Merger Sub I, and all of the debts, liabilities and duties of Pluralsight and Merger Sub I will become the debts, liabilities and duties of the Surviving Corporation.

At the effective time of the Holdings merger, the officers of the Surviving LLC will consist of the officers of Merger Sub II as of immediately prior to the effective time of the Holdings merger until their successors are duly appointed. At the effective time of the Holdings merger, the certificate of formation of Pluralsight Holdings will be unchanged and remain the certificate of formation of the Surviving LLC, and the limited liability company agreement of Merger Sub II, as in effect immediately prior to the effective time of the Holdings merger, will become the limited liability company agreement of the Surviving LLC, until thereafter amended.

At the effective time of the Pluralsight merger, the board of directors of the Surviving Corporation will consist of the directors of Merger Sub I as of immediately prior to the effective time of the Pluralsight merger, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified, and the officers of Merger Sub I as of immediately prior to the effective time of the Pluralsight merger will be the officers of the Surviving Corporation, until their successors are duly appointed. At the effective time of the Pluralsight merger, the certificate of incorporation of Pluralsight as the Surviving Corporation will be amended to read substantially identically to the certificate of incorporation of Merger Sub I as in effect immediately prior to the effective time of the Pluralsight merger, and the bylaws of Merger Sub I, as in effect immediately prior to the effective time of the Pluralsight merger, will become the bylaws of the Surviving Corporation, until thereafter amended.

Closing and Effective Time

The closing of the mergers will take place no later than the second business day following the satisfaction or waiver of all conditions to the closing of the mergers (described below under the caption, “—Conditions to the Closing of the Mergers”) (other than those conditions to be satisfied at the closing of the mergers) or such other time agreed to in writing by Parent I and Pluralsight. On the date of the closing of the mergers, the parties will file a certificate of merger with the Secretary of State for the State of Delaware in accordance with the Delaware Limited Liability Company Act (the “Holdings certificate of merger”). The Holdings merger will become effective upon the filing of the Holdings certificate of merger, or such later time as may be agreed by the parties and specified in the Holdings certificate of merger. Immediately after the Holdings certificate of merger has been filed, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL (the “Pluralsight certificate of merger”). The Pluralsight merger will become effective upon the filing of the Pluralsight certificate of merger, or such later time as may be agreed by the parties and specified in the Pluralsight certificate of merger, which in any case will be immediately after the effective time of the Holdings merger.

Alternative Structure of the Mergers

Prior to the effective time of the Holdings merger, Parent I may specify that the structure of the transactions contemplated by the merger agreement be revised and the parties will enter into such alternative transactions as Parent I may reasonably determine to effect the purposes of the merger agreement. However, no such revision will be required if, in the reasonable determination of Pluralsight, such revision would reasonably be expected to (1) alter or change the amount or kind of the consideration payable to the stockholders or the unitholders, or otherwise change the economic benefits that are intended to accrue to the stockholders or the unitholders under the merger agreement and the transactions contemplated by the merger agreement, (2) prevent, materially impede or materially delay the consummation of the transactions contemplated by the merger agreement, including the equity financing of the Parent Entities by Vista Fund VII and the closing of the mergers, (3) fail to comply with the terms of the convertible notes indenture or capped call transaction, or (4) result in any adverse tax consequences for any of the stockholders or the unitholders. In addition, no such revision will be required on or after the date that this proxy statement becomes definitive if in the reasonable determination of Pluralsight, such revision would require an update or revision to this proxy statement or a resubmission of the merger agreement or the transactions contemplated by the merger agreement to the stockholders for the purpose of obtaining the requisite stockholder approvals.

Merger Consideration

Common Stock

At the effective time of the Pluralsight merger, and without any action required by any stockholder, each share of Class A common stock outstanding as of immediately prior to the effective time of the Pluralsight merger (other than Excluded Shares) will be cancelled and automatically converted into the right to receive cash in an amount equal to the Per Share Price, which is $20.26, without interest.

At the effective time of the Holdings merger, and without any action required by any unitholder, each Holdings unit outstanding as of immediately prior to the effective time of the Holdings merger (other than Holdings units held by the Pluralsight Parties) will be cancelled and automatically converted into the right to receive cash in an amount equal to the Per Unit Price, which is $20.26, without interest.

In addition, at the effective time of the Pluralsight merger, and without any action required by any stockholder, each share of Class B common stock and each share of Class C common stock, which correspond on a one-for-one basis with the Holdings units, outstanding as of immediately prior to the effective time of the Pluralsight merger (other than Excluded Shares) will be cancelled and automatically converted into the right to receive cash in an amount equal to the Class B Per Share Price and Class C Per Share Price, as applicable, which is each $0.0001, without interest, as provided in the Pluralsight Charter. Such amount payable upon each share of Class B common stock and each share of Class C common stock will, pursuant to the merger agreement, be rounded up to the nearest whole cent (after giving effect to all cash proceeds that the holder is entitled to receive with respect to all such shares of Class B common stock and Class C common stock, respectively).

The Excluded Shares, which are shares of common stock either (1) held by the Pluralsight Parties and their respective subsidiaries, (2) owned by the Buyer Parties, (3) owned by any direct or indirect wholly owned subsidiary of the Buyer Parties as of immediately prior to the Pluralsight merger or (4) owned by stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares of common stock under Delaware law, will not be converted into the right to receive the consideration described above.

Outstanding Pluralsight Options, Pluralsight RSUs, Pluralsight PSUs, Holdings RSUs, and Holdings Incentive Units

At the closing of the mergers, each Vested Award will be cancelled and automatically converted into the right to receive the Vested Award Cash-out Payment.

At the closing of the mergers, each Unvested Award will be cancelled and automatically converted into the right to receive the cash replacement amount, subject to the vesting conditions described below. The cash replacement amount will be equal to the product of: (1) the total number of shares of Pluralsight common stock or Holdings units subject to the Unvested Award, multiplied by (2) $20.26 (or, for each Pluralsight Option, the excess, if any, of $20.26 over the Pluralsight Option’s per share exercise price), subject to any required tax withholdings. For these purposes, the total number of shares of common stock subject to each Pluralsight PSU will be 100% of the number of shares subject to the Pluralsight PSU that becomes eligible to vest upon measurement, by the Pluralsight Board or its Compensation Committee, of actual performance achieved as of the date of the closing of the mergers against the relevant performance criteria under the applicable Pluralsight PSU agreement, and the applicable cash replacement amount with respect to such Pluralsight PSU will, subject to the holder’s continued service with the Parent Entities and their affiliates through the end of the original performance period specified in the applicable Pluralsight PSU agreement, vest and be payable within 30 days following the end of such original performance period. The cash replacement amount will be subject to the same vesting conditions (including continued service requirements and any accelerated vesting on specific terminations of employment) that applied to the cancelled Unvested Award in effect immediately before the closing of the mergers, except for terms rendered inoperative by reason of the mergers or for any applicable administrative or ministerial changes. If the vesting conditions are satisfied, the cash replacement amount will be paid at the same time(s) as the cancelled Unvested Award would have vested according to its terms, subject to the treatment of unvested Pluralsight PSUs described above.

Any Pluralsight Options (whether vested or unvested) with a per share exercise price equal to or greater than $20.26 will be cancelled immediately upon the closing of the mergers without payment or consideration.

The Equity Plans will terminate as of the closing of the mergers.

Treatment of Purchase Rights under the 2018 Employee Stock Purchase Plan

The merger agreement generally provides that no new offering periods or purchase periods will begin under the ESPP after December 11, 2020, and no individual will be allowed to begin participating in the ESPP after December 11, 2020. After December 11, 2020, each ESPP participant will not be allowed to increase his or her payroll contribution rate from the rate in effect as of December 11, 2020, or make separate non-payroll contributions to the ESPP, except as required by applicable law. Any offering period that would otherwise be outstanding at the effective times of the mergers will end no later than five days before the effective times of the mergers. All outstanding purchase rights under the ESPP will be exercised no later than one business day before the effective times of the mergers (with such purchase rights subject to any pro rata adjustments that may be necessary if the current purchase period in progress must be shortened), and the ESPP will terminate as of the effective times of the mergers. Each share of common stock purchased under the ESPP that remains outstanding as of immediately before the effective times of the mergers will be cancelled at the effective times of the mergers and converted into the right to receive $20.26, without interest thereon. In addition, the ESPP equivalent program in which Aaron Skonnard and James Budge participate that allows each of Mr. Skonnard and Mr. Budge to receive Class A common stock on each ESPP exercise date in lieu of their respective participation in the ESPP will be terminated no later than the effective times of the mergers.

Exchange and Payment Procedures

Prior to the closing of the mergers, Parent I will designate a bank or trust company reasonably satisfactory to Pluralsight (the “Payment Agent”) to make payments of the merger consideration to stockholders and unitholders. At or prior to the closing of the mergers, the Parent Entities will deposit or cause to be deposited with the Payment Agent cash sufficient to pay the aggregate amount of the Per Share Price, Per Unit Price, Class B Per Share Price and Class C Per Share Price to stockholders and unitholders.

Promptly following the closing of the mergers (and in any event within three business days), the Payment Agent will send to each holder of record of shares of common stock (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the certificates representing such shares (the “Certificates”) will pass, only upon delivery of the Certificates to the Payment Agent); and (B) instructions for use in effecting the surrender of the shares of common stock represented by the Certificates and book-entry shares, as applicable, in exchange for the Per Share Price, Class B Per Share Price or Class C Per Share Price, as applicable. The amount of any Per Share Price, Class B Per Share Price or Class C Per Share Price paid to stockholders may be reduced by any applicable withholding taxes.

If any cash deposited with the Payment Agent is not claimed within one year following the effective times of the mergers, such cash will be returned to the Parent Entities, upon demand, and any holders of common stock who have not complied with the exchange procedures in the merger agreement will thereafter look only to the Parent Entities as general creditor for payment of the Per Share Price, Class B Per Share Price and Class C Per Share Price. Any cash deposited with the Payment Agent that remains unclaimed two years following the effective times of the mergers will, to the extent permitted by applicable law, become the property of the Surviving Entities free and clear of any claims or interest of any person previously entitled thereto.

Representations and Warranties

The merger agreement contains representations and warranties of the Pluralsight Parties and the Buyer Parties.

Some of the representations and warranties in the merger agreement made by Pluralsight are qualified as to materiality or Company Material Adverse Effect. For purposes of the merger agreement, “Company Material Adverse Effect” means, with respect to Pluralsight, any Effect, which is any change, event, violation, inaccuracy, effect or circumstance that, individually or taken together with all other Effects that have occurred on or prior to the date of determination of the occurrence of the Company Material Adverse Effect, that is or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Pluralsight Parties and their subsidiaries, taken as a whole; provided, however, that none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

•	changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

•

changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	changes in conditions in the industries in which the Pluralsight Parties and their subsidiaries generally conduct business, including changes in conditions in the cloud computing industry;

•	changes in regulatory, legislative or political conditions in the United States or any other country or region in the world;

•

any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;

•

earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or disease outbreaks (including COVID-19) and other force majeure events in the United States or any other country or region in the world;

•	any COVID-19 Measures (as defined in the merger agreement), including any Effect with respect to COVID-19 Measures;

•

any Effect resulting from the announcement of the merger agreement or the pendency of the mergers and the transactions contemplated thereby, including the impact thereof on the relationships, contractual or otherwise, of the Pluralsight Parties and their subsidiaries with employees, suppliers, customers, partners, vendors or any other third person (other than for purposes of any representation or warranty contained in Section 3.5 of the merger agreement);

•	the compliance by any Party with the terms of the merger agreement, including any action taken or refrained from being taken pursuant to or in accordance with the merger agreement;

•	any action taken or refrained from being taken, in each case which Parent I has expressly approved, consented to or requested in writing following the date of the merger agreement;

•	changes or proposed changes in GAAP or other accounting standards or in any applicable laws or regulations (or the enforcement or interpretation of any of the foregoing);

•

changes in the price or trading volume of Class A common stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•

any failure, in and of itself, by the Pluralsight Parties and their subsidiaries to meet (A) any public estimates or expectations of Pluralsight’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•	the availability or cost of equity, debt or other financing to the Buyer Parties;

•

any transaction litigation or other legal proceeding threatened, made or brought by any of the current or former stockholders of Pluralsight (on their own behalf or on behalf of Pluralsight) against Pluralsight, any of its executive officers or other employees or any member of the Pluralsight Board arising out of the mergers or any other transaction contemplated by the merger agreement; and

•	any matters expressly disclosed in the confidential disclosure letter to the merger agreement.

In the merger agreement, the Pluralsight Parties have made customary representations and warranties to the Buyer Parties that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to the Pluralsight Parties and their subsidiaries;

•

the Pluralsight Parties’ corporate power and authority to enter into and perform the merger agreement, the enforceability of the merger agreement and the absence of conflicts with laws, the Pluralsight Parties’ organizational documents and the Pluralsight Parties’ contracts;

•	the necessary approval of the Pluralsight Board;

•	the rendering of Qatalyst’s fairness opinion to the Pluralsight Board;

•	the inapplicability of anti-takeover statutes to the mergers;

•	the necessary vote of stockholders in connection with the merger agreement;

•

the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws to the Pluralsight Parties or their subsidiaries or the resulting creation of any lien upon the Pluralsight Parties’ assets due to the performance of the merger agreement;

•	required consents, approvals and regulatory filings in connection with the merger agreement and performance thereof;

•	the capital structure of the Pluralsight Parties as well as the ownership and capital structure of their subsidiaries;

•

the absence of any undisclosed exchangeable security, option, warrant or other right convertible into shares of capital stock, or other equity or voting interest in the Pluralsight Parties or any of the Pluralsight Parties’ subsidiaries;

•

the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of the Pluralsight Parties’ securities;

•	the accuracy and completeness of Pluralsight’s SEC filings and financial statements;

•	Pluralsight’s disclosure controls and procedures;

•	Pluralsight’s internal accounting controls and procedures;

•	the Pluralsight Parties’ and their subsidiaries’ indebtedness;

•	the absence of specified undisclosed liabilities;

•

the conduct of the business of the Pluralsight Parties and their subsidiaries in the ordinary course consistent with past practice and the absence of any change, event, development or state of circumstances that has had or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, in each case since January 1, 2020;

•

the existence and enforceability of specified categories of the Pluralsight Parties’ and their subsidiaries’ material contracts, and any notices with respect to termination or intent not to renew those material contracts therefrom;

•	real property leased or subleased by the Pluralsight Parties and their subsidiaries;

•	environmental matters;

•	trademarks, patents, copyrights and other intellectual property matters;

•	tax matters;

•	employee benefit plans;

•	labor matters;

•	the Pluralsight Parties’ and their subsidiaries’ compliance with laws and possession of necessary permits;

•	litigation matters;

•	insurance matters;

•	absence of any transactions, relations or understandings between the Pluralsight Parties or any of their subsidiaries and any affiliate or related person;

•	payment of fees to brokers in connection with the merger agreement; and

•	export controls matters and compliance with the Foreign Corrupt Practices Act of 1977.

In the merger agreement, the Buyer Parties have made customary representations and warranties to Pluralsight that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and authority and qualification to conduct business with respect to the Buyer Parties and availability of these documents;

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the Buyer Parties’ corporate authority to enter into and perform the merger agreement, the enforceability of the merger agreement and the absence of conflicts with laws, the Buyer Parties’ organizational documents and the Buyer Parties’ contracts;

•

the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws or the resulting creation of any lien upon the Buyer Parties’ assets due to the performance of the merger agreement;

•	required consents and regulatory filings in connection with the merger agreement;

•	the absence of litigation, orders and investigations;

•	ownership of capital stock of Pluralsight;

•	payment of fees to brokers in connection with the merger agreement;

•	operations of the Buyer Parties;

•	the absence of any required consent of holders of voting interests in the Buyer Parties;

•	delivery and enforceability of the Limited Guaranty;

•	matters with respect to the Parent Entities’ financing and sufficiency of funds;

•	the absence of agreements between the Parent Entities and members of the Pluralsight Board or the Pluralsight Parties and their subsidiaries’ management;

•	the absence of any stockholder or management arrangements related to the mergers;

•	the solvency of the Surviving Entities following the consummation of the mergers and the transactions contemplated by the merger agreement; and

•	the exclusivity and terms of the representations and warranties made by the Pluralsight Parties.

The representations and warranties contained in the merger agreement will not survive the consummation of the mergers.

Conduct of Business Pending the Mergers

The merger agreement provides that, except as: (1) expressly contemplated by the merger agreement; (2) constitute any actions taken reasonably and in good faith to respond to COVID-19 or any COVID-19 Measures (as defined in the merger agreement); (3) approved by Parent I (which approval will not be unreasonably withheld, conditioned or delayed); or (4) as disclosed in the confidential disclosure letter to the merger agreement, during the period of time between the date of the signing of the merger agreement and the effective times of the mergers, the Pluralsight Parties will, and will cause each of their subsidiaries to:

•	use its respective commercially reasonable efforts to maintain its existence in good standing pursuant to applicable law;

•	subject to the restrictions and exceptions in the merger agreement, use its respective commercially reasonable efforts to conduct its business and operations in the ordinary course of business; and

•

use its commercially reasonable efforts to (A) preserve intact its material assets, properties, contracts or other legally binding understandings, licenses and business organizations; (B) keep available the services of its current officers and key employees; and (C) preserve the current relationships with customers, vendors, distributors, partners (including resellers, platform partners, referral partners, consulting and implementation partners), lessors, licensors, licensees, creditors, contractors and other persons with which the Pluralsight Parties and their subsidiaries have business relations.

In addition, the Pluralsight Parties have also agreed that, except as (1) expressly contemplated by the merger agreement; (2) approved by Parent I (which approval will not be unreasonably withheld, conditioned or delayed); or (3) disclosed in the confidential disclosure letter to the merger agreement, during the period of time between the date of the signing of the merger agreement and the effective times of the mergers, the Pluralsight Parties will not, and will cause each of their subsidiaries not to, among other things:

•	amend the organizational documents of the Pluralsight Parties;

•	liquidate, dissolve or reorganize;

•

issue, sell, deliver or grant any shares of capital stock or any options, warrants, commitments, subscriptions or rights to purchase any similar capital stock or securities of Pluralsight or any of its subsidiaries, except for the issuance or sale of shares of Pluralsight common stock or Holdings units in connection with the exercise or settlement (as applicable) of convertible notes, Pluralsight Options, Pluralsight PSUs, Pluralsight RSUs, Holdings RSUs, or Holdings Incentive Units outstanding as of December 9, 2020 at 5:00 p.m. Pacific Time, in accordance with their terms and pursuant to the ESPP in accordance with its terms, in connection with agreements in effect on November 26, 2020 and in connection with any redemption of Holdings units;

•

directly or indirectly acquire any securities, except for repurchases, withholdings or cancellations pursuant to the terms and conditions of the transactions contemplated by the merger agreement, transactions between Pluralsight and its subsidiaries and in connection with the redemption of Holdings units;

•	adjust, split, combine, pledge, encumber or modify the terms of capital stock of the Pluralsight Parties or any of their subsidiaries;

•	declare, set aside or pay any dividend or other distribution;

•	incur, assume or suffer any indebtedness or issue any debt securities;

•	mortgage, pledge or incur any lien upon any assets other than in connection with financing transactions permitted by the merger agreement or consented to by Parent I;

•

make any loans, advances or capital contributions to, or investments in, any other person except for (1) extensions of credit to customers in the ordinary course of business; (2) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Pluralsight Parties and their subsidiaries’ policies related thereto; and (3) loans, advances or capital contributions to, or investments in, Pluralsight Holdings or any direct or indirect wholly-owned subsidiaries of Pluralsight Holdings;

•

purchase or sell any asset in excess of $250,000 other than (1) the sale, lease or licensing of products or services of the Pluralsight Parties and their subsidiaries or other materials embodying intellectual property of the Pluralsight Parties and their subsidiaries in the ordinary course of business; (2) the acquisition, assignment or abandonment of immaterial intellectual property of the Pluralsight Parties and their subsidiaries in connection with the exercise of the reasonable business judgment of the Pluralsight Parties and their subsidiaries in the ordinary course of business; (3) the abandonment of trade secrets in the ordinary course of business and to the extent not economically desirable to maintain for the conduct of the business of the Pluralsight Parties and their subsidiaries; and (4) any capital expenditures permitted by (or consented to by Parent I under) the confidential disclosure letter to the merger agreement;

•

(A) enter into, adopt, amend (including accelerating the vesting, payment or funding), modify or terminate any compensation or benefit plan or arrangement of any director, officer or employee (other than at-will offer letters (or, for jurisdictions outside of the United States, employment agreements that provide for employment periods or rights no greater than required by applicable law) entered into with new hires of employees in the ordinary course of business and consistent with past practice whose annual salary is less than $200,000); (B) increase or decrease the compensation payable or to become payable or benefits or other similar arrangements provided, or pay any special bonus or special remuneration or pay any benefit not required by (or accelerate the time of payment or vesting of any payment becoming due under) any employee plan as in effect as of the merger agreement to directors, officers or employees of Pluralsight or its subsidiaries (other than, in each case of (A) and (B): (1) as may be required by applicable law or the terms of the applicable employee plan in effect; (2) for increases in compensation for employees below the level of vice president and whose annual salary is less than $200,000 in the ordinary course of business and consistent with past practice); (C) enter into any change in control, severance or similar arrangement or any retention or similar agreement with any officer, employee, director or independent contractor or other individual service provider; or (D) hire, terminate (other than for “cause”), furlough or temporarily lay off any director, officer, employee, or individual independent contractor with an annual salary or equivalent compensation of $200,000 or more;

•	settle litigation involving the Pluralsight Parties and their subsidiaries;

•	change accounting practices;

•	change tax elections or settle any tax claims;

•

make capital expenditures in excess of $1 million individually or $5 million in the aggregate, other than to the extent that such capital expenditures are otherwise reflected in Pluralsight’s capital expenditure budget, as previously disclosed to the Buyer Parties;

•	enter into Material Contracts (as defined in the merger agreement);

•	fail to maintain insurance at current levels;

•

engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of Pluralsight or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

•	effect certain layoffs without complying with applicable laws;

•	grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business;

•

make any acquisitions by merger, consolidation or acquisition of stock or assets or enter into any joint ventures or similar arrangements, but not including strategic relationships, alliances, reseller agreements and similar commercial relationships);

•	enter into any collective bargaining agreement;

•

waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;

•	adopt or implement any stockholder rights plan or similar arrangement; or

•	enter into agreements to do any of the foregoing.

No Solicitation of Other Acquisition Proposals

For purposes of this proxy statement and the merger agreement:

“Acceptable Confidentiality Agreement” means an agreement with Pluralsight that contains customary provisions requiring the counterparty thereto (and any of its affiliates and representatives named therein) that receive material non-public information of or with respect to the Pluralsight Parties and their subsidiaries to keep such information confidential, provided that the provisions contained therein are no less restrictive in any material respect to such counterparty (and any of its affiliates and representatives named therein) than the terms of the confidentiality agreement entered into between Pluralsight and Vista (except that such agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal).

“Acquisition Proposal” means any offer or proposal (other than an offer or proposal by the Buyer Parties) to engage in an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the mergers) involving:

(1) any direct or indirect purchase or other acquisition by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons (in each case, other than the Buyer Parties, their affiliates or any group that includes the Buyer Parties or their affiliates, whether from the Pluralsight Parties or any other person(s), of securities representing more than 15% of the total outstanding equity securities of Pluralsight or Pluralsight Holdings (by vote or economic interests) after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or “group” of persons that, if consummated in accordance with its terms, would result in such person or “group” of persons beneficially owning more than 15% of the total outstanding equity securities of Pluralsight or Pluralsight Holdings (by vote or economic interests) after giving effect to the consummation of such tender or exchange offer;

(2) any direct or indirect purchase, license or other acquisition by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons of assets constituting or accounting for more than 15% of the consolidated assets, revenue or net income of Pluralsight and its subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(3) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Pluralsight Parties pursuant to which any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons would hold securities representing more than 15% of the total outstanding equity securities of Pluralsight or Pluralsight Holdings (by vote or economic interest) outstanding after giving effect to the consummation of such transaction.

“Alternative Acquisition Agreement” means any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement.

“Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Pluralsight Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and the identity of the person making the proposal and other aspects of the Acquisition Proposal that the Pluralsight Board (or a committee thereof) deems relevant, and if consummated, would be more favorable, from a financial point of view, to stockholders (in their capacity as such) than the mergers (taking into account any revisions to the merger agreement made or proposed in writing by the Parent Entities prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to (i) “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and (ii) “Pluralsight or Pluralsight Holdings (by vote or economic interests)” will be deemed to be references to “the aggregate voting power of Pluralsight or the economic ownership of Pluralsight and Pluralsight Holdings taken as a whole.”

From the date of the merger agreement until the earlier to occur of the valid termination of the merger agreement and the effective time of the Pluralsight merger, the Pluralsight Parties have agreed not to, and to cause its subsidiaries and its and their respective representatives not to:

•

solicit, initiate, propose or induce or knowingly encourage, facilitate or assist any inquiries regarding any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

furnish to any person (other than to the Parent Entities or any designees of the Parent Entities) any non-public information relating to the Pluralsight Parties and their subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Pluralsight Parties and their subsidiaries (other than to the Parent Entities or any designees of the Parent Entities), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal;

•

participate or engage in discussions or negotiations with any person with respect to an Acquisition Proposal (other than informing such persons of the restrictions contained in this paragraph and contacting the person making the Acquisition Proposal to the extent necessary to clarify the terms of the Acquisition Proposal);

•	approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; or

•	enter into any Alternative Acquisition Agreement.

In addition, Pluralsight has agreed to request the prompt return or destruction of all non-public information concerning the Pluralsight Parties and their subsidiaries furnished to any person with whom a confidentiality agreement was entered into at any time within the six-month period immediately preceding the execution of the merger agreement and will cease providing any further information with respect to the Pluralsight Parties or any Acquisition Proposal to any such persons or their respective representatives and will terminate all access granted to any such persons or their respective representatives to any physical or electronic data room.

Notwithstanding these restrictions, under certain circumstances, after the date of the merger agreement and prior to the adoption of the merger agreement by stockholders, the Pluralsight Parties and the Pluralsight Board (or a committee thereof) may, among other things, provide information to, and engage or participate in negotiations or substantive discussions with, a person in respect of an Acquisition Proposal, and otherwise facilitate such Acquisition Proposal or assist such person (and its representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such person and such Acquisition Proposal did not result from any material breach of Pluralsight’s obligations, as described in the immediately two preceding paragraphs) if (and only if), subject to complying with certain procedures described in the subsequent paragraph, the Pluralsight Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and its outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and, in each case, the failure to act in respect of such Acquisition Proposal would be inconsistent with the Pluralsight Board’s fiduciary duties under applicable law.

Pluralsight is not entitled to terminate the merger agreement for the purpose of entering into an Alternative Acquisition Agreement, unless it complies with certain procedures in the merger agreement, including, but not limited to, negotiating with the Parent Entities and their representatives in good faith over a four business day period in an effort to amend the terms and conditions of the merger agreement, so that such Superior Proposal contemplated by such Alternative Acquisition Agreement no longer constitutes a “Superior Proposal” relative to the transactions contemplated by the merger agreement, as amended pursuant to such negotiations.

If Pluralsight terminates the merger agreement prior to the adoption of the merger agreement by stockholders for the purpose of entering into an Alternative Acquisition Agreement, Pluralsight must pay a $104.6 million termination fee to the Parent Entities.

A breach of these “no-solicitation” provisions of the merger agreement by any director, officer or other representative of the Pluralsight Parties (other than a consultant or an employee of the Pluralsight Parties who is not an officer of Pluralsight) will be deemed to be a breach of such provisions by the Pluralsight Parties. The Pluralsight Parties may not authorize, direct or knowingly permit any consultant or employee of a Pluralsight Party to breach these “no-solicitation” provisions of the merger agreement, and upon becoming aware of any breach or threatened breach of these provisions by a consultant or employee of a Pluralsight Party, will use their reasonable best efforts to stop such breach or threatened breach.

The Pluralsight Board’s Recommendation; Pluralsight Board Recommendation Change

As described above, and subject to the provisions described below, the Pluralsight Board has made the recommendation that the stockholders vote “FOR” the proposal to adopt the merger agreement. The merger agreement provides that the Pluralsight Board will not effect a Pluralsight Board Recommendation Change (as defined below) except as described below.

Prior to the adoption of the merger agreement by stockholders, the Pluralsight Board (or a committee thereof) may not take any action described in the following (any such action, a “Pluralsight Board Recommendation Change”):

•

withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Pluralsight Board’s recommendation in a manner adverse to any Parent Entity in any material respect;

•	adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal;

•

fail to publicly reaffirm the Pluralsight Board’s recommendation within ten business days after Parent I so requests in writing (it being understood that Pluralsight will have no obligation to make such reaffirmation on more than three separate occasions);

•

take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Pluralsight Board (or a committee thereof) to stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Pluralsight Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until the close of business on the tenth business day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of the merger agreement); or

•	fail to include the Pluralsight Board’s recommendation in this proxy statement.

Notwithstanding the restrictions described above, prior to the adoption of the merger agreement by stockholders, the Pluralsight Board may effect a Pluralsight Board Recommendation Change if (1) there has been an Intervening Event (as defined below); or (2) the Pluralsight Board (or a committee thereof) determines that an Acquisition Proposal constitutes a Superior Proposal.

The Pluralsight Board may only effect a Pluralsight Board Recommendation Change for an Intervening Event if:

•

Pluralsight has provided prior written notice to the Parent Entities at least four business days in advance to the effect that the Pluralsight Board (or a committee thereof) has (1) so determined; and (2) resolved to effect a Pluralsight Board Recommendation Change pursuant to the merger agreement, which notice must specify the applicable Intervening Event in reasonable detail; and

•

prior to effecting such Pluralsight Board Recommendation Change, Pluralsight and its representatives, during such four business day period, must have (1) negotiated with the Parent Entities and their representatives in good faith (to the extent that the Parent Entities desire to so negotiate) to make such adjustments to the terms and conditions of the merger agreement so that the Pluralsight Board (or a committee thereof) no longer determines that the failure to make a Pluralsight Board Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable law; and (2) permitted the Parent Entities and their representatives to make a presentation to the Pluralsight Board regarding the merger agreement and any adjustments with respect thereto (to the extent the Parent Entities request to make such a presentation).

In addition, the Pluralsight Board may only effect a Pluralsight Board Recommendation Change in response to a bona fide Acquisition Proposal that the Pluralsight Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal if:

•

the Pluralsight Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law;

•

Pluralsight has provided prior written notice to the Parent Entities at least four business days in advance to the effect that the Pluralsight Board (or a committee thereof) has (1) received a bona fide Acquisition Proposal that has not been withdrawn; (2) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (3) resolved to effect a Pluralsight Board Recommendation Change or to terminate the merger agreement absent any revision to the terms and conditions of the merger agreement, which notice will specify the basis for such Pluralsight Board Recommendation Change or termination, including the identity of the person or “group” of persons making such Acquisition Proposal, the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal;

•

prior to effecting such Pluralsight Board Recommendation Change or termination, Pluralsight and its representatives, during the four business day notice period describe above, has: (1) negotiated with the Parent Entities and their representatives in good faith (to the extent that the Parent Entities desire to so negotiate) to make such adjustments to the terms and conditions of the merger agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (2) permitted the Parent Entities and their representatives to make a presentation to the Pluralsight Board regarding the merger agreement and any adjustments with respect thereto (to the extent that the Parent Entities request to make such a presentation);

•

in the event of any termination of the merger agreement in order to cause or permit the Pluralsight Parties and their subsidiaries to enter into Alternative Acquisition Agreement, Pluralsight has validly terminated the merger agreement in accordance with the terms of the merger agreement, including paying to the Parent Entities a termination fee of $104.6 million; and

•

the Pluralsight Parties and their subsidiaries and their representatives have otherwise complied in all material respects with its obligations pursuant to the merger agreement with respect to such Acquisition Proposal.

For purposes of this proxy statement and the merger agreement, an “Intervening Event” means any positive material event or development or material change in circumstances with respect to Pluralsight (other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal) that (1) was not actually known to, or reasonably expected by, the Pluralsight Board as of the date on which the merger agreement was executed; or (2) does not relate to (a) any Acquisition Proposal; or (b) the mere fact, in and of itself, that Pluralsight meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the merger agreement, or changes after the date of the merger agreement in the market price or trading volume of Pluralsight’s common stock or credit rating, it being understood that the underlying cause of any of the foregoing in clause (b) may be considered and taken into account).

Employee Benefits

The merger agreement provides that the Parent Entities will cause the Surviving Entities to honor all of the terms of the Pluralsight Parties and their subsidiaries’ benefit plans and compensation and severance arrangements following the effective times of the mergers in accordance with their terms as in effect immediately before the effective times of the mergers. In addition, following the effective times of the mergers through December 31, 2021, each employee who continues employment following the mergers (a “Continuing Employee”) will be provided with employee benefit plans or other compensation and severance arrangements (other than defined pension, nonqualified deferred compensation, post-termination or retiree health or welfare, or equity-based benefits and individual employment agreements, except as provided in the first sentence of this paragraph) at benefit levels that are substantially comparable in the aggregate to those provided to the Continuing Employee immediately before the effective times of the mergers, in each case, either through (i) Pluralsight’s benefit plans and arrangements in existence immediately before the effective times of the mergers, (ii) comparable plans, or some combination of (i) and (ii). In each case, base compensation and target incentive compensation opportunity will not be decreased for a period of one year following the effective times of the mergers for any Continuing Employee employed during that period. Following the effective times of the mergers through December 31, 2021, eligible employees will receive severance benefits according to Pluralsight’s severance plans, guidelines and practices as in effect on December 11, 2020.

The Surviving Entities will grant any Continuing Employee credit for all service with the Pluralsight Parties and their subsidiaries before the effective times of the mergers for purposes of eligibility to participate, vesting and for purposes of vacation accrual and severance pay entitlement where length of service is relevant, entitlement to benefits, except (i) no service credit shall result in duplication of coverage or benefits; and (ii) no service credit shall be required under any plan providing equity or equity-based, defined benefit pension, deferred compensation or post-termination or retiree welfare benefits. The Surviving Entities shall use commercially reasonable efforts to provide that (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by the Surviving Entities and their subsidiaries (other than Pluralsight’s benefit plans and arrangements in existence immediately before the effective times of the mergers) to the extent that coverage under any of the employee benefit plans sponsored by the Surviving Entities and their subsidiaries replaces coverage under a comparable Pluralsight benefit plan or arrangement in which the Continuing Employee participates immediately before the effective times of the mergers; (ii) during the plan year in which the closing of the mergers occurs, for purposes of each employee benefit plan sponsored by the Surviving Entities or any of their subsidiaries that provides medical, dental, pharmaceutical, vision or disability benefits to any Continuing Employee, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of the plan will be waived for the Continuing Employee and his or her covered dependents, and full credit will be given for any eligible expenses incurred by the Continuing Employee and his or her covered dependents during the portion of the plan year of the Pluralsight benefit plan or arrangement in which the Continuing Employee participates immediately before the effective times of the mergers that ends on the date that the Continuing Employee’s participation in the corresponding employee benefit plan sponsored by the Surviving Entities or their subsidiary begins for purposes of satisfying all deductible, coinsurance, co-pay, offsets and maximum out-of-pocket requirements applicable to the Continuing Employee and his or her covered dependents for the applicable plan year as if the amounts had been paid according to the employee benefit plan of the Surviving Entities or their subsidiary; and (iii) the account of each Continuing Employee under any flexible spending plan sponsored will be credited by the Surviving Entities or any of their subsidiaries with any unused balance in the account of the Continuing Employee. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately before the effective times of the mergers will be credited to the Continuing Employee following the effective times of the mergers, and will not be subject to accrual limits or other forfeiture and will not limit future accruals (except to the extent that the limits or forfeitures applied under Pluralsight’s benefit plans and arrangements in effect as of December  11, 2020).

Efforts to Close the Mergers

Under the merger agreement, the Buyer Parties and the Pluralsight Parties agreed to use reasonable best efforts to take all actions and assist and cooperate with the other parties, in each case as necessary, proper and advisable pursuant to applicable law or otherwise to consummate the mergers.

Cooperation with Debt Financing, Convertible Notes and Capped Call Transactions

Although the obligation of the Buyer Parties to consummate the mergers is not subject to any financing condition (including, without limitation, consummation of any debt financing), the Pluralsight Parties have agreed that they will, and will cause their subsidiaries to, and will use their reasonable best efforts to cause their and their subsidiaries’ respective representatives to, among other things:

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provide the Parent Entities with such reasonable cooperation as may be reasonably requested by any Parent Entity to assist the Buyer Parties in arranging the debt financing (if any) to be obtained by the Buyer Parties or their respective affiliates in connection with the mergers (the “debt financing”);

•

participate (and cause senior management and representatives, with appropriate seniority and expertise, of the Pluralsight Parties to participate) in a reasonable number of meetings and presentations with actual or prospective lenders, road shows and due diligence sessions, drafting sessions and sessions with rating agencies, and otherwise reasonably cooperate with the marketing and due diligence efforts for any of the debt financing;

•

provide reasonable assistance to the Parent Entities and the financing sources with the timely preparation of customary (A) rating agency presentations, bank information memoranda, confidential information memoranda, lender presentations and similar documents required in connection with the debt financing or customarily used to arrange transactions similar to the debt financing by companies of a comparable size in a comparable industry as Pluralsight; and (B) pro forma financial statements and forecasts of financial statements of the Surviving Entities for one or more periods following the date of the closing of the mergers;

•

assist the Parent Entities in connection with the preparation, registration, execution and delivery of definitive financing documents and related documentation as may be reasonably requested by any Parent Entity or its financing sources and otherwise reasonably facilitate the pledging of collateral and the granting of security interests in respect of the debt financing, in each case as may be reasonably requested by any Parent Entity or the financing sources;

•

furnish the Parent Entities and the financing sources, as promptly as practicable, with (A) to the extent customarily provided by companies of comparable size and comparable industry in transactions similar to the debt financing for a financing of the type being incurred, financial and other pertinent and customary information regarding the Pluralsight Parties and their subsidiaries as may be reasonably requested by any Parent Entity or the financing sources to the extent that such information is of the type and form customarily included in a bank confidential information memorandum in connection with the arrangement of financing similar to the debt financing or in rating agency presentations, lender presentations or other customary marketing materials, and (B)(1) audited consolidated balance sheets and related statements of income and cash flows of Pluralsight and its subsidiaries on a consolidated basis for the fiscal years ended December 31, 2017, 2018 and 2019 and, if such fiscal year ends at least 90 days prior to the date of the closing of the mergers, 2020 and (2) in respect of any subsequent fiscal quarter ending after January 1, 2020 and at least 45 days prior to the date of the closing of the mergers, unaudited consolidated balance sheets and related statements of income and cash flows of Pluralsight and its subsidiaries for such fiscal quarter, in each case prepared in accordance with GAAP (subject to the absence of footnotes and year-end adjustments, in the case of unaudited financial statements);

•

cooperate with the Parent Entities to obtain corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, non-imputation affidavits, legal opinions, surveys and title insurance as reasonably requested by any Parent Entity;

•

reasonably facilitate the granting of security interests (and perfection thereof) in collateral or the reaffirmation of the pledge of collateral on or after the date of the closing of the mergers, and obtain and deliver any payoff letters and other cooperation in connection with the repayment or other retirement of existing indebtedness required to be repaid at the closing and the release and termination of any and all related liens on or prior to the date of the closing of the mergers;

•

deliver notices of prepayment within the time periods required by the relevant agreements governing indebtedness and obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at the closing, giving any other necessary notices, to allow for the payoff, discharge and termination in full at the closing of all indebtedness required to be repaid at the closing; and cooperating in the replacement, backstop or cash collateralization of any outstanding letters of credit issued for the account of Pluralsight or any of its subsidiaries;

•	provide customary authorization letters, confirmations and undertakings to the financing sources;

•

facilitate and assist in the preparation, execution and delivery of one or more credit agreements, guarantees, certificates and other definitive financing documents as may be reasonably requested by any Parent Entity;

•	ensure that the debt financing benefits from existing lending relationships of Pluralsight and its Subsidiaries to the extent reasonably requested by any Parent Entity;

•

take all corporate and other actions, subject to the occurrence of the closing, reasonably requested by any Parent Entity to (A) permit the consummation of the debt financing; and (B) cause the direct borrowing or incurrence of all of the proceeds of the debt financing by the Surviving Entities or any of their subsidiaries concurrently with or immediately following the effective times of the mergers;

•

promptly furnish the Parent Entities and the financing sources with all documentation and other information about the Pluralsight Parties and their subsidiaries as is reasonably requested by any Parent Entity or the financing sources relating to applicable “know your customer” and anti-money laundering rules and regulations;

•

cooperate in satisfying the conditions precedent set forth in the definitive agreements relating to the debt financing to the extent satisfaction thereof requires the cooperation, or is within the control, of Pluralsight, its subsidiaries or their respective representatives;

•

use its reasonable best efforts to give all notices and take all other actions that may be required under or in connection with Pluralsight’s 0.375% Convertible Senior Notes due 2024 (the “Convertible Notes”) or the capped call transactions entered into in connection therewith (the “Capped Call Transactions”) or under applicable law;

•	take all actions required to facilitate the settlement of the Capped Call Transactions in connection with the closing; and

•

not amend, modify or terminate the documentation governing the Capped Call Transactions without the prior written consent of Parent I (other than any modification or adjustment made by counterparties to such documentation without the need for consent of or agreement by Pluralsight pursuant to the terms of such documentation).

Notwithstanding the foregoing, the Pluralsight Parties and their subsidiaries are not required to (i) waive or amend any terms of the merger agreement or agree to pay any fees or reimburse any expenses prior to the effectives times of the mergers for which they have not received prior reimbursement or are not otherwise indemnified by or on behalf of the Parent Entities; (ii) enter into any definitive agreement or distribute any cash (except to the extent subject to concurrent reimbursement by the Parent Entities) that will be effective prior to the date of the closing of the mergers; (iii) give any indemnities in connection with the cooperation requirements described herein that are, in each case, effective prior to the effective times of the mergers; (iv) take any action that, in their good faith determination would unreasonably interfere with the conduct of their business or create an unreasonable risk of damage or destruction to any of their property or assets; or (v) take any action that will conflict with or violate their respective organizational documents or any applicable laws or would result in a material violation or breach of, or default under, any material agreement to which any member of the Pluralsight Parties or their subsidiaries is a party. In addition, (A) no action, liability or obligation of the Pluralsight Parties and their subsidiaries or any of their respective representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the debt financing or any of the actions required to be taken by the Pluralsight Parties and their subsidiaries pursuant to the cooperation requirements described herein (other than customary representation letters, authorization letters and undertakings) will be effective until the effective times of the mergers, and the Pluralsight Parties and their subsidiaries will not be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (other than customary representation letters, authorization letters and undertakings) that is not contingent on the occurrence of the closing or that must be effective prior to the effective times of the mergers; and (B) any bank information memoranda required in relation to the debt financing will contain disclosure reflecting the Surviving Corporation or its subsidiaries as the obligor. No officer or representative of the Pluralsight Parties and their subsidiaries shall be required to deliver any certificate or opinion or take any other action pursuant to the cooperation requirements described herein that could reasonably be expected to result in personal liability to such officer or representative and the Pluralsight Board shall not be required to approve any financing or agreements related thereto, that are, in each case, effective prior to the date of the closing of the mergers.

In addition, the Parent Entities shall (1) reimburse Pluralsight for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Pluralsight Parties and their subsidiaries in connection with the cooperation requirements described herein and (2) indemnify the Pluralsight Parties and their subsidiaries and their respective representatives from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with any cooperation described herein.

Obtaining the debt financing is not a condition to the closing of the mergers. Except in the case of a willful and material breach that has not been cured by the Pluralsight Parties within a reasonable period of time after a Parent Entity has provided written notice to Pluralsight of the specific breach, the Pluralsight Parties’ breach of its obligations to cooperate in obtaining the debt financing will not be asserted as the basis for (1) any conditions to consummate the mergers having not been satisfied or (B) the termination of the merger agreement.

Indemnification and Insurance

The merger agreement provides that the Surviving Entities and their subsidiaries will (and the Parent Entities will cause the Surviving Entities and their subsidiaries to) honor and fulfill, in all respects, the obligations of the Pluralsight Parties and their subsidiaries pursuant to any indemnification agreements with employees and indemnified persons, which are any of their current or former directors or officers (and any person who becomes a director or officer of a member of Pluralsight Parties and their subsidiaries prior to the effective times of the mergers), for any acts or omissions by such indemnified persons or employees occurring prior to the effective times of the mergers. In addition, during the period commencing at the effective times of the mergers and ending on the sixth anniversary of the effective times of the mergers, the Surviving Entities and their subsidiaries will (and the Parent Entities will cause the Surviving Entities and their subsidiaries to) cause the certificates of incorporation, bylaws, and other similar organizational documents of the Pluralsight Parties and their subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Pluralsight Charter, Pluralsight’s bylaws, the Holdings LLC agreement and other similar organizational documents of the subsidiaries of Pluralsight, as applicable, as of the date hereof. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any adverse manner except as required by applicable law.

In addition, the merger agreement provides that, during the six-year period commencing at the effective times of the mergers, the Surviving Entities will (and the Parent Entities must cause the Surviving Entities to) indemnify and hold harmless each current or former director or officer of the Pluralsight Parties and their subsidiaries, to the fullest extent permitted by law or pursuant to any indemnification agreements with Pluralsight Parties and their subsidiaries in effect on the date of the merger agreement, from and against all costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding arising, directly or indirectly, out of or pertaining, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person’s capacity as an affiliate, director, officer, employee or agent of the Pluralsight Parties and their subsidiaries or their affiliates to the extent that such action or omission, or alleged action or omission, occurred prior to or at the effective times of the mergers; and (2) the mergers, as well as any actions taken by the Pluralsight Parties or the Buyer Parties with respect thereto. The merger agreement also provides that the Pluralsight Parties and their subsidiaries will advance all fees and expenses (including fees and expenses of any counsel) as incurred by any such indemnified person in the defense of such legal proceeding.

The merger agreement also provides that Pluralsight may purchase a prepaid “tail” policy from an insurance carrier with the same or better credit rating as Pluralsight’s directors’ and officers’ liability insurance carrier on the date of the merger agreement, subject to certain limits on the aggregate cost for such “tail” policy. The “tail” policy will cover claims arising from facts, events, acts or omissions that occurred at or prior to the effective times of the merger, including the transactions contemplated in the merger agreement.

In addition, without limiting the foregoing, unless Pluralsight has purchased a “tail” policy, the merger agreement requires the Parent Entities to cause the Surviving Corporation to maintain, on terms no less advantageous to the indemnified parties, Pluralsight’s directors’ and officers’ insurance policies for a period of at least six years commencing at the effective times of the mergers. Neither the Parent Entities nor the Surviving Corporation will be required to pay premiums for such policy to the extent such premiums exceed, on an annual basis, 300% of the aggregate annual premiums currently paid by Pluralsight, and if the premium for such insurance coverage would exceed such amount the Parent Entities shall be obligated to cause the Surviving Corporation to obtain the greatest coverage available for a cost not exceeding such amount.

For more information, please refer to the section of this proxy statement captioned “The Mergers—Interests of Pluralsight’s Directors and Executive Officers in the Mergers.”

Other Covenants

Stockholders Meeting

Pluralsight has agreed to take all necessary action (in accordance with applicable law and Pluralsight’s organizational documents) to establish a record date for, duly call, give notice of, convene and hold a special meeting of the stockholders as promptly as reasonably practicable after the date of the merger agreement for the purpose of voting upon the adoption of the merger agreement and the approval of the mergers.

Stockholder Litigation

The Pluralsight Parties will: (1) provide the Parent Entities with prompt notice of all stockholder litigation relating to the merger agreement; (2) keep the Parent Entities reasonably informed with respect to status thereof; (3) give the Parent Entities the opportunity to participate in the defense, settlement or prosecution of any such litigation; and (4) consult with the Parent Entities with respect to the defense, settlement or prosecution of such litigation. The Pluralsight Parties may not settle any such litigation without the Parent Entities’ prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

Conditions to the Closing of the Mergers

The obligations of the Buyer Parties, on the one hand, and the Pluralsight Parties, on the other hand, to consummate the mergers are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions:

•	the absence of any law or order restraining, enjoining or otherwise prohibiting the mergers;

•

the adoption of the merger agreement by the affirmative vote of each of (1) the holders of a majority of the voting power of the outstanding shares of common stock (voting together as a single class) and (2) the holders of a majority of the voting power of the outstanding shares of common stock (voting together as a single class) not held by the Pluralsight excluded parties;

•

the expiration or termination of the applicable waiting period under the HSR Act, and the receipt of other required regulatory approvals or clearances under the competition laws of Austria and Germany, and under the foreign investment laws of Australia and New Zealand, unless a relevant exemption applies; and

•	the consummation of the mergers’ not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority.

In addition, the obligations of the Buyer Parties to consummate the mergers are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•

the representations and warranties of the Pluralsight Parties relating to organization, good standing, corporate power, enforceability, anti-takeover laws, certain aspects of the Pluralsight Parties’ capitalization, brokers and the absence of any Company Material Adverse Effect being generally true and correct in all material respects as of the date on which the closing occurs as if made at and as of such time;

•

the representations and warranties of the Pluralsight Parties relating to certain aspects of the Pluralsight Parties’ capitalization being generally true and correct in all respects as of the date on which the closing occurs, except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to Pluralsight, the Parent Entities and their affiliates, individually or in the aggregate, that is more than $10 million;

•

the other representations and warranties of the Pluralsight Parties set forth elsewhere in the merger agreement being true and correct as of the date on which the closing occurs as if made at and as of such time, except for such failures to be true and correct that would not have a Company Material Adverse Effect;

•

the Pluralsight Parties’ having performed and complied in all material respects with all covenants, obligations and conditions of the merger agreement required to be complied with by the Pluralsight Parties;

•	the absence of any Company Material Adverse Effect having occurred after the date of merger agreement that is continuing as of the Closing Date; and

•

the receipt by the Buyer Parties of a certificate of the Pluralsight Parties, validly executed for and on behalf of the Pluralsight Parties and in their respective names by a duly authorized executive officer thereof, certifying that the conditions described in the preceding five bullets have been satisfied.

In addition, the obligation of the Pluralsight Parties to consummate the mergers is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•

the representations and warranties of the Buyer Parties set forth in the merger agreement being true and correct on and as of the date on which the closing occurs with the same force and effect as if made on and as of such date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the mergers or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to the merger agreement;

•

the Buyer Parties’ having performed and complied in all material respects with all covenants, obligations and conditions of the merger agreement required to be performed and complied with by the Buyer Parties at or prior to the date of the closing of the mergers; and

•

the receipt by the Pluralsight Parties of a certificate of the Buyer Parties, validly executed for and on behalf of the Buyer Parties and in their respective names by a duly authorized executive officer thereof, certifying that the conditions described in the preceding two bullets have been satisfied.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the Holdings merger, whether before or after the adoption of the merger agreement by stockholders, in the following ways:

•	by mutual written agreement of Pluralsight and Parent I;

•	by either Pluralsight or Parent I if:

•	prior to the effective time of the Holdings merger, (1) any permanent injunction or other legal or regulatory restraint or prohibition preventing the consummation of the mergers is in effect, that prohibits, makes illegal or enjoins the consummation of the mergers and has become final and non-appealable; or (2) any statute, rule, regulation or order is enacted, entered, enforced or deemed applicable to the mergers that prohibits, makes illegal or enjoins the consummation of the mergers;

•	the mergers have not been consummated by 11:59 p.m., Pacific time, on July 12, 2021 (the “Termination Date”); or

•	stockholders fail to adopt the merger agreement at the special meeting or any adjournment or postponement thereof;

•	by Pluralsight if:

•

the Buyer Parties have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in the merger agreement such that certain conditions set forth in the merger agreement are not satisfied, and such breach or failure to perform is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 45 calendar days following Pluralsight’s delivery of written notice of such breach; or

•

prior to the adoption of the merger agreement by stockholders and so long as the Pluralsight Parties are not then in material breach of its obligations related to Acquisition Proposals and Superior Proposals, in order to enter into a definitive agreement with respect to a Superior Proposal in accordance with the terms of the merger agreement, subject to Pluralsight’s payment to the Parent Entities of a termination fee of $104.6 million; and

•	by Parent I if:

•

the Pluralsight Parties have breached or failed to perform any of their representations, warranties, covenants or other agreements set forth in the merger agreement such that certain conditions set forth in the merger agreement are not satisfied and such breach or failure to perform is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 45 calendar days following Parent I’s delivery of written notice of such breach; or

•

prior to the adoption of the merger agreement by stockholders, the Pluralsight Board effects a Pluralsight Board Recommendation Change (except that such right to terminate will expire at 5:00 p.m., Pacific time, on the 10th business day following that Pluralsight Board Recommendation Change).

In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except certain sections of the merger agreement will survive the termination of the merger agreement in accordance with their respective terms, including terms relating to reimbursement of expenses and indemnification. Notwithstanding the foregoing, nothing in the merger agreement will relieve any party from any liability for any willful and material breach of the merger agreement. In addition, no termination of the merger agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between Vista and Pluralsight or the Limited Guaranty, which rights, obligations and agreements will survive the termination of the merger agreement in accordance with their respective terms.

Termination Fee

If the Pluralsight Parties terminate the merger agreement prior to the adoption of the merger agreement by stockholders for the purposes of entering into a definitive Alternative Acquisition Agreement to consummate a Superior Proposal or under specified circumstances including those described below, the Pluralsight Parties must pay a $104.6 million termination fee to the Parent Entities.

The Parent Entities will be entitled to receive a $104.6 million termination fee from the Pluralsight Parties if the merger agreement is terminated:

•

(1) (a) by either Parent I or Pluralsight because (i) the closing has not occurred by the Termination Date and the closing conditions to the merger agreement have been satisfied; or (ii) the stockholders fail to adopt the merger agreement and there is no legal or regulatory restraint on consummating the mergers; or (b) by Parent I because the Pluralsight Parties have materially breached or failed to perform their representations, warranties, covenants or agreements in the merger agreement and there is no legal or regulatory restraint on consummating the mergers; (2) since the date of the merger agreement and prior to its termination, an Acquisition Proposal has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned; and (3) a Pluralsight Party enters into an agreement relating to, or consummates, an Acquisition Transaction within 12 months of such termination (provided that, for purposes of the termination fee, all references to (i) “15%” in the definition of “Acquisition Transaction” are deemed to be references to “50%” and (ii) “Pluralsight or Pluralsight Holdings (by vote or economic interest)” are deemed to be references to “the aggregate voting power of Pluralsight or the economic ownership of Pluralsight and Pluralsight Holdings taken as a whole”);

•

by Parent I, because the Pluralsight Board has effected a Company Board Recommendation Change (which termination must occur by 5:00 p.m., Pacific time, on the 10th business day following the date on which such right to terminate first arose); or

•	by Pluralsight, to enter into a definitive Alternative Acquisition Agreement to consummate a Superior Proposal.

Specific Performance

The Buyer Parties and the Pluralsight Parties are entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the merger agreement and to enforce the terms of the merger agreement, in addition to any other remedy to which they are entitled at law or in equity.

Limitations of Liability

The maximum aggregate liability of the Buyer Parties or any of their affiliates for breaches under the merger agreement, the Limited Guaranty or the Equity Commitment Letters will not exceed, in the aggregate for all such breaches, an amount equal to $209.2 million plus the Reimbursement Obligations. The maximum aggregate liability of the Pluralsight Parties for breaches under the merger agreement (taking into account the payment of the termination fee, if applicable) will not exceed $104.6 million in the aggregate for all such breaches and any indemnification. Notwithstanding such limitations of liability, the Buyer Parties and the Pluralsight Parties will be entitled to an injunction, specific performance or other equitable relief as provided in the merger agreement.

Fees and Expenses

Except in specified circumstances, whether or not the mergers are completed, the Pluralsight Parties, on the one hand, and the Buyer Parties, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the mergers and the other transactions contemplated by the merger agreement.

Amendment

The merger agreement may be amended in writing at any time before or after the adoption of the merger agreement by stockholders. However, after the adoption of the merger agreement by stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.

Governing Law

The merger agreement is governed by Delaware law.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

We are asking stockholders to approve a proposal to adjourn the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If stockholders approve the adjournment proposal, we can adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly executed proxies voting against the adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of the adoption of the merger agreement. Additionally, we may seek stockholder approval to adjourn the special meeting if a quorum is not present. Finally, the chairperson of the special meeting may also adjourn the special meeting even if the stockholders have not approved the proposal to adjourn the special meeting.

Approval of the proposal to adjourn the special meeting pursuant to Proposal 2 requires the affirmative vote of a majority of the voting power of the shares present at the special meeting or represented by proxy at the special meeting and entitled to vote on the proposal. Accordingly, any shares not present or represented by proxy (including due to the failure of a stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions to such bank, broker or other nominee) will have no effect on the outcome of the Pluralsight adjournment proposal. An abstention or other failure of any shares present or represented by proxy and entitled to vote at the Pluralsight special meeting on the Pluralsight adjournment proposal to vote on the Pluralsight adjournment proposal will have the same effect as a vote “AGAINST” the Pluralsight adjournment proposal. In addition, if a stockholder who holds shares in “street name” through a bank, broker or other nominee provides voting instructions for one or more other proposals, but not for the Pluralsight adjournment proposal, it will have the same effect as a vote “AGAINST” the Pluralsight adjournment proposal.

The Pluralsight Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADVISORY NON-BINDING VOTE ON MERGER-RELATED COMPENSATION FOR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation that may be paid or become payable by Pluralsight to our named executive officers in connection with the mergers, as disclosed in the section of this proxy statement captioned “The Mergers—Interests of Pluralsight Directors and Executive Officers in the Mergers—Quantification of Payments and Benefits to Pluralsight’s Named Executive Officers—Golden Parachute Compensation,” including the additional disclosures referenced therein.

We are asking stockholders to approve the compensation that may be paid or become payable by Pluralsight to our named executive officers in connection with the mergers. These payments are set forth in the section of this proxy statement captioned “The Mergers—Interests of Pluralsight Directors and Executive Officers in the Mergers—Quantification of Payments and Benefits to Pluralsight’s Named Executive Officers—Golden Parachute Compensation,” and the accompanying footnotes and additional disclosures referenced therein. The various plans and arrangements pursuant to which these compensation payments may be made generally have previously formed part of Pluralsight’s overall compensation program for our named executive officers and previously have been disclosed to stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of the Pluralsight Board, which is composed solely of non-employee directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly, we are asking stockholders to vote “FOR” the adoption of the following resolution, on a non-binding advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to Pluralsight’s named executive officers that is based on or otherwise relates to the mergers, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “Interests of Pluralsight Directors and Executive Officers in the Mergers—Quantification of Payments and Benefits to Pluralsight’s Named Executive Officers—Golden Parachute Compensation,” including the associated narrative discussion and the agreements, plans, arrangements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

The vote on the Pluralsight compensation proposal is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, if you are a stockholder, you may vote to adopt the merger agreement and vote not to approve the merger-related compensation for named executive officers, and vice versa. The vote on the merger-related compensation for named executive officers is advisory and non-binding. As a result, if the mergers are completed, the merger-related compensation may be paid to Pluralsight’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if stockholders do not approve the Pluralsight compensation proposal.

Assuming a quorum is present at the Pluralsight special meeting, approval of the Pluralsight compensation proposal requires the affirmative vote of a majority of the voting power of the shares present at the special meeting or represented by proxy at the special meeting and entitled to vote on the proposal. Accordingly, assuming a quorum is present at the Pluralsight special meeting, any shares not present or represented by proxy (including due to the failure of a stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions to such bank, broker or other nominee) will have no effect on the outcome of the Pluralsight compensation proposal. An abstention or other failure of any shares present or represented by proxy and entitled to vote at the Pluralsight special meeting on the Pluralsight compensation proposal to vote on the Pluralsight compensation proposal will have the same effect as a vote “AGAINST” the Pluralsight compensation proposal. In addition, if a stockholder who holds shares in “street name” through a bank, broker or other nominee provides voting instructions for one or more other proposals, but not for the Pluralsight compensation proposal, it will have the same effect as a vote “AGAINST” the Pluralsight compensation proposal.

The Pluralsight Board unanimously recommends that you vote “FOR” this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of Pluralsight common stock and Holdings units as of December 28, 2020 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of any class of our common stock or of the Holdings units;

•	each of our current named executive officers;

•	each of our directors; and

•	all of our current named executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.

Applicable percentage ownership is based on 121,635,561 shares of our Class A common stock, 12,163,945 shares of our Class B common stock, 13,400,787 shares of our Class C common stock, and 25,564,732 Holdings units, in each case outstanding on December 28, 2020. Shares of common stock or Holdings units subject to or underlying Pluralsight Options, Pluralsight RSUs, Pluralsight PSUs, Holdings RSUs or Holdings Incentive Units currently exercisable or exercisable within 60 days of December 28, 2020 which are subject to vesting conditions expected to occur within 60 days of December 28, 2020 are deemed to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

Unless otherwise indicated below, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise noted below, the address of each person listed on the table is c/o Pluralsight, Inc., 42 Future Way, Draper, UT 84020.

Beneficial Ownership Table

	Securities Beneficially Owned								% of Total Voting Power
	Class A Common Stock†		Class B Common Stock†		Class C Common Stock†		Holdings Units†
Name of Beneficial Owners	Shares	%	Shares	%	Shares	%	Units	%
Aaron Skonnard(1)	1,928,962	1.6	—	*	13,588,287	100.0	13,588,287	52.8	50.8
James Budge(2)	803,811	*	262,692	2.2	—	*	262,692	1.0	*
Matthew Forkner(3)	36,254	*	—	*	—	*	—	*	*
Ross Meyercord(4)	47,902	*	—	*	—	*	—	*	*
Nate Walkingshaw(5)	—	*	—	*	—	*	—	*	*
Gary Crittenden(6)	120,561	*	179,758	1.5	—	*	179,758	*	*
Scott Dorsey(7)	134,350	*	171,712	1.4	—	*	171,712	*	*
Arne Duncan(8)	178,419	*	333,008	2.7	—	*	333,008	1.3	*
Ryan Hinkle(9)	49,412	*	—	*	—	*	—	*	*
Leah Johnson(10)	3,620	*	—	*	—	*	—	*	*
Timothy Maudlin(11)	80,721	*	272,588	2.2	—	*	272,588	1.1	*
Frederick Onion(12)	312,400	*	9,961,071	81.9	—	*	9,961,071	39.0	3.8
Bradley Rencher(13)	105,961	*	208,170	1.7	—	*	208,170	*	*
Bonita Stewart(14)	26,240	*	—	*	—	*	—	*	*
Karenann Terrell(15)	157,166	*	103,459	*	—	*	103,459	*	*
All current executive officers and directors as a group (15 persons)(16)	3,985,779	3.2	11,492,458	94.5	13,588,287	100.0	25,080,745	97.4	55.5

	Greater than 5% Stockholders:
Entities affiliated with The Vanguard Group, Inc.(17)	7,468,146	6.1	—	*	—	*			2.8
Entities affiliated with FMR LLC(18)	10,318,995	8.5	—	*	—	*			3.9

†

Each Holdings unit, together with each share of Class B common stock or Class C common stock that correspond to each Holdings unit on a one-to-one basis, is redeemable or exchangeable at any time by the holder into shares of Class A common stock on a one-for-one basis, such that each holder of Holdings units beneficially owns an equivalent number of shares of Class A common stock. The number of shares of Class A common stock presented as beneficially owned by each person or persons in this table does not include the shares of Class A common stock that are deemed to be beneficially owned by such person or persons as a result of the beneficial ownership of Holdings units and corresponding shares of Class B common stock or Class C common stock that are so redeemable or exchangeable.

#

Percentage total voting power represents voting power with respect to all shares of our Class A common stock, Class B common stock, and Class C common stock, as a single class. Each holder of Class C common stock is entitled to 10 votes per share of Class C common stock and each holder of Class A common stock and Class B common stock is entitled to one vote per share of Class A common stock or Class B common stock, as applicable, on all matters submitted to our stockholders for a vote. The Class A common stock, Class B common stock, and Class C common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

*	Represents beneficial ownership or voting power of less than one percent (1%) of the outstanding shares of our common stock.
(1)

Consists of (i) 329,827 shares of Class A common stock and 9,732,644 Holdings units and corresponding shares of Class C common stock held by Skonnard Consulting, Inc., of which Mr. Skonnard is an owner; (ii) 440,477 Holdings units and corresponding shares of Class C common stock held by Skonnard Family GRAT 2021, of which Mr. Skonnard is a trustee; (iii) 988,408 Holdings units and corresponding shares of

Class C common stock held by True Nord Trust, of which Mr. Skonnard may be deemed to have voting and dispositive power; (iv) 365,317 Holdings units and corresponding shares of Class C common stock held by Aaron & Monica Skonnard Revocable Trust, of which Mr. Skonnard is co-trustee; (v) 6,416 shares of Class A common stock and 1,873,941 Holdings units and corresponding shares of Class C common stock (of which 327,576 Holdings units and corresponding shares of Class C common stock are issued pursuant to unvested incentive Holdings units and subject to a right of repurchase in favor of Pluralsight); (vi) 1,566,166 shares of Class A common stock subject to options held by Mr. Skonnard that are immediately exercisable within 60 days of December 28, 2020; (vii) 26,553 shares of Class A common stock held by Mr. Skonnard underlying Pluralsight RSUs vesting within 60 days of December 28, 2020; and (viii) 187,500 Holdings units and corresponding shares of Class C common stock held by Mr. Skonnard underlying Holdings RSUs vesting within 60 days of December 28, 2020.
(2)

Consists of (i) 8,149 shares of Class A common stock held by Mr. Budge; (ii) 737,503 shares of Class A common stock subject to options held by Mr. Budge that are immediately exercisable within 60 days of December 28, 2020; (iii) 18,263 shares of Class A common stock held by Mr. Budge underlying Pluralsight RSUs vesting within 60 days of December 28, 2020; (iv) 39,896 shares of Class A common stock held by Mr. Budge underlying Pluralsight PSUs (at maximum) vesting within 60 days of December 28, 2020; and (v) 262,692 Holdings units and corresponding shares of Class B common stock held by Mr. Budge, of which 132,846 Holdings units and corresponding shares of Class B common stock are issued pursuant to unvested incentive Holdings units and subject to a right of repurchase in favor of Pluralsight.

(3)

Consists of (i) 10,008 shares of Class A common stock held by Mr. Forkner; and (ii) 26,246 shares of Class A common stock held by Mr. Forkner underlying Pluralsight RSUs vesting within 60 days of December 28, 2020.

(4)

Consists of (i) 27,708 shares of Class A common stock held by Mr. Meyercord; and (ii) 20,194 shares of Class A common stock held by Mr. Meyercord underlying Pluralsight RSUs vesting within 60 days of December 28, 2020.

(5)	Mr. Walkingshaw terminated his employment with the Company in July 2020 and did not hold of record shares of common stock or Holdings units as of December 28, 2020.
(6)

Consists of (i) 25,240 shares of Class A common stock and 144,423 Holdings units and corresponding shares of Class B common stock held by Mr. Crittenden; (ii) 14,600 shares of Class A common stock and 35,335 Holdings units and corresponding shares of Class B common stock held by Bear Mountain Ranch Asset Management, LLC, of which Mr. Crittenden is a managing member; and (iii) 80,721 shares of Class A common stock subject to options held by Mr. Crittenden that are immediately exercisable within 60 days of December 28, 2020.

(7)

Consists of (i) 25,240 shares of Class A common stock held by Mr. Dorsey; (ii) 109,110 shares of Class A Common stock subject to options held by Mr. Dorsey that are immediately exercisable within 60 days of December 28, 2020; (iii) 121,712 Holdings units and corresponding shares of Class B common stock held by Mr. Dorsey; and (iv) 50,000 Holdings units and corresponding shares of Class B common stock held by AREO Ventures, LLC, of which Mr. Dorsey is a manager.

(8)

Consists of (i) 25,240 shares of Class A common stock held by Mr. Duncan; (ii) 153,179 shares of Class A Common stock subject to options held by Mr. Duncan that are immediately exercisable within 60 days of December 28, 2020; and (iii) 333,008 Holdings units and corresponding shares of Class B common stock held by Mr. Duncan.

(9)

Consists of 49,412 shares of Class A common stock held by Mr. Hinkle. Mr. Hinkle is a Managing Director of Insight Venture Management, LLC, (“Insight Venture Management”). Certain affiliates of Insight Venture Management hold 5,212,692 shares of Class A common stock in the aggregate, consisting of (i) 1,024,910 shares of Class A common stock held by Insight Venture Partners (Cayman) VII, L.P.; (ii) 147,282 shares of Class A common stock held by Insight Venture Partners (Delaware) VII, L.P.; and (iii) 312,762 shares of Class A common stock held by IVP CIF II (AIP B), L.P.; (iv) 2,328,082 shares of Class A common stock held by Insight Venture Partners VII, L.P.; (v) 53,833 shares of Class A common stock held by Insight Venture Partners VII (Co-Investors) L.P.; and (vi) 1,345,823 shares of Class A common stock held by IVP CIF II (AIP A), L.P. (collectively, the “Insight Shareholders”). The general partner of Insight Venture Partners VII, L.P., Insight Venture Partners VII (Co-Investors) L.P., Insight Venture Partners

(Cayman) VII, L.P., and Insight Venture Partners (Delaware) VII, L.P. is Insight Venture Associates VII, L.P. The general partner of Insight Venture Associates VII, L.P. is Insight Venture Associates VII, Ltd., the sole stockholder of which is Insight Holdings Group, LLC (“Insight Holdings”). The general partner of IVP CIF II (AIP A), L.P. and IVP CIF II (AIP B), L.P. is Insight Venture Associates Coinvestment II, L.P. Insight Holdings is the general partner of Insight Venture Associates Coinvestment II, L.P. Each of Jeffrey L. Horing, Deven Parekh, Peter Sobiloff, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Insight Holdings and may be deemed to hold voting and dispositive power over the shares held of record by the Insight Shareholders. The foregoing is not an admission by Insight Venture Partners (Cayman) VII, L.P., Insight Venture Partners (Delaware) VII, L.P., Insight Venture Partners VII (Co-Investors) L.P., Insight Venture Partners VII, L.P., Insight Venture Associates VII, L.P., Insight Venture Associates VII, Ltd., IVP CIF II (AIP A), L.P., IVP CIF II (AIP B), L.P., Insight Venture Associates Coinvestment II, L.P. or Insight Holdings that it is the beneficial owner of the shares held by the Insight Shareholders. The address for the foregoing entities is 1114 Avenue of the Americas, 36th Floor, New York, NY 10036. Mr. Hinkle does not hold voting or dispositive power over the shares held of record by the Insight Shareholders.
(10)	Consists of 3,620 shares of Class A common stock held by Ms. Johnson.
(11)

Consists of (i) 94,255 Holdings units and corresponding shares of Class B common stock held by Mr. Maudlin; (ii) 80,721 shares of Class A Common stock subject to options held by Mr. Maudlin that are immediately exercisable within 60 days of December 28, 2020; (iii) 79,583 Holdings units and corresponding shares of Class B common stock held by Janice K. Maudlin Revocable Trust, of which Mr. Maudlin’s wife is a trustee; (iv) 59,582 Holdings units and corresponding shares of Class B common stock held by Timothy I. Maudlin Revocable Trust, of which Mr. Maudlin is a trustee; (v) 19,168 Holdings units and corresponding shares of Class B common stock held by Timothy I. Maudlin 2019 Trust, of which Mr. Maudlin is a trustee; and (vi) 20,000 Holdings units and corresponding shares of Class B common stock held by Timothy I. Maudlin 2020 Trust, of which Mr. Maudlin is a trustee.

(12)

Consists of (i) 282,400 shares of Class A common stock and 9,919,847 Holdings units and corresponding shares of Class B common stock held by Onion Consulting, Inc., of which Mr. Onion is an owner; and (ii) 30,000 shares of Class A common stock and 41,224 Holdings units and corresponding shares of Class B common stock held by Frederick A. Onion Revocable Trust, of which Mr. Onion is a co-trustee.

(13)

Consists of (i) 25,240 shares of Class A common stock and 51,923 Holdings units and corresponding shares of Class B common stock held by Mr. Rencher; (ii) 80,721 shares of Class A Common stock subject to options held by Mr. Rencher that are immediately exercisable within 60 days of December 28, 2020; and (iii) 156,247 Holdings units and corresponding shares of Class B common stock held by Centerpine LLC, of which Mr. Rencher is a manager.

(14)	Consists of (i) 15,240 shares of Class A common stock held by Ms. Stewart; and (ii) 11,000 shares of Class A common stock held by Bonita K. Coleman Trust, of which Ms. Stewart is trustee.
(15)

Consists of (i) 25,240 shares of Class A common stock held by Ms. Terrell; (ii) 131,926 shares of Class A Common stock subject to options held by Ms. Terrell that are immediately exercisable within 60 days of December 28, 2020; and (iii) 103,459 Holdings units and corresponding shares of Class B common stock held by Ms. Terrell.

(16)

Consists of the following amounts held by all our executive officers and directors, as a group: (i) 914,580 shares of Class A common stock; (ii) 2,940,047 shares of Class A common stock underlying stock options that are immediately exercisable within 60 days of December 28, 2020; (iii) 91,256 shares of Class A common stock underlying Pluralsight RSUs vesting within 60 days of December 28, 2020; (iv) 39,896 shares of Class A common stock underlying Pluralsight PSUs (at maximum) vesting within 60 days of December 28, 2020; (v) 11,492,458 Holdings units and corresponding shares of Class B common stock, of which 132,846 Holdings units and corresponding shares of Class B common stock are issued pursuant to unvested incentive Holdings units and subject to a right of repurchase in favor of the Company; (v) 13,400,787 Holdings units and corresponding shares of Class C common stock, of which 327,576 Holdings units and corresponding shares of Class C common stock are issued pursuant to unvested incentive Holdings units and subject to a right of repurchase in favor of the Company; and (vi) 187,500 Holdings units and corresponding shares of Class C common stock underlying Holdings RSUs vesting within 60 days of December 28, 2020.

(17)

Consists of 7,468,146 shares of Class A common stock held by The Vanguard Group, Inc. (“The Vanguard Group”), of which 32,001 shares of Class A common stock are beneficially owned by Vanguard Fiduciary Trust Company (“VFTC”) as a result of its serving as investment management of collective trust accounts, and 16,634 shares of Class A common stock are beneficially owned by Vanguard Investments Australia, Ltd. as a result of its serving as investment manager of Australian investment offerings (“VIA”). VFTC and VIA are wholly-owned subsidiaries of The Vanguard Group, Inc. The address for The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355. For additional information, see the Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 12, 2020.

(18)

Consists of 10,318,995 shares of Class A common stock held by FMR LLC. Fidelity Management & Research Company is a wholly-owned subsidiary of FMR LLC and serves as investment adviser to various investment companies registered under the Investment Company Act. The address for these entities is 245 Summer Street, Boston, MA 02210. For additional information, see the Schedule 13G/A filed by FMR LLC with the SEC on February 10, 2020.

FUTURE STOCKHOLDER PROPOSALS

If the mergers are completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Pluralsight. However, if the mergers are not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

Pluralsight will hold the annual meeting of its stockholders in 2021 only if the mergers are not completed.

Proposals of stockholders that are intended to be considered for inclusion in our proxy statement relating to our annual meeting of stockholders in 2021 (if held) must have been received by us at our principal executive offices at 42 Future Way, Draper, UT 84020, Attention: Corporate Secretary, by November 15, 2020, and must have satisfied the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act.

Alternatively, under our bylaws, if a stockholder would like to propose a matter for presentation at our regular annual stockholders meeting in 2021 (if held), rather than for inclusion in the proxy materials, the stockholder must follow certain procedures contained in our bylaws.

Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be received by our Corporate Secretary at our principal executive offices not later than the close of business on the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which Pluralsight first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting of stockholders. Please note, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day on which public announcement of the date of such annual meeting is first made.

In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice under our bylaws. A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Pluralsight filings with the SEC are incorporated by reference:

•	Pluralsight’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, filed on March 2, 2020;

•

Pluralsight’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed on April 29, 2020; Pluralsight’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed on July 29, 2020; Pluralsight’s Quarterly Report on Form 10-Q for the fiscal quarter ended September  30, 2020, filed on November 5, 2020; and

•

Pluralsight’s Current Report on Form 8-K, filed on December 14, 2020; Pluralsight’s Current Report on Form 8-K, filed on June  8, 2020; Pluralsight’s Current Report on Form 8-K, filed on June 4, 2020; Pluralsight’s Current Report on Form 8-K, filed on May 6, 2020; Pluralsight’s Current Report on Form 8-K, filed on March 23, 2020.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Pluralsight, Inc.

Attention: Investor Relations

42 Future Way

Draper, UT 84020

If you would like to request documents from us, please do so as soon as possible, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through our website at http://investors.pluralsight.com/sec-filings. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the mergers, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders may call toll free: (877) 687-1866

Banks and Brokers may call collect: (212) 750-5833

MISCELLANEOUS

Pluralsight has supplied all information relating to Pluralsight, and the Buyer Parties have supplied, and Pluralsight has not independently verified, all of the information relating to the Buyer Parties contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the mergers. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [                ], 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

LAKE HOLDINGS, LP

LAKE GUARANTOR, LLC

LAKE MERGER SUB I, INC.,

LAKE MERGER SUB II, LLC,

PLURALSIGHT, INC.

and

PLURALSIGHT HOLDINGS, LLC

Dated as of December 11, 2020

A-i

(Continued)

A-ii

(Continued)

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of December 11, 2020, by and among Lake Holdings, LP, a Delaware limited partnership (“Parent I”), and Lake Guarantor, LLC, a Delaware limited liability company (“Parent II” and together with Parent I, the “Parent Entities”), Lake Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Parent I (“Merger Sub I”), Lake Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent II (“Merger Sub II” and together with the Parent Entities and Merger Sub I, the “Buyer Parties”), Pluralsight, Inc., a Delaware corporation (the “Company”), and Pluralsight Holdings, LLC, a Delaware limited liability company and subsidiary of the Company (“Holdings” and together with the Company, the “Company Parties”). Each of Parent I, Parent II, Merger Sub I, Merger Sub II, the Company and Holdings are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I.

RECITALS

A.    The Transaction Committee of the Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub I with and into the Company (the “Company Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved and adopted this Agreement and (iii) resolved to recommend that the Company Board approve and adopt this Agreement.

B.    The Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the Company Merger in accordance with the DGCL upon the terms and subject to the conditions set forth herein; (ii) approved and adopted this Agreement and approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Company Merger upon the terms and subject to the conditions set forth herein; and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Company Merger in accordance with the DGCL.

C.    The Company, in its capacity as the sole manager of Holdings, has (i) determined that it is in the best interests of Holdings and its members, declared it advisable to enter into this Agreement providing for the merger of Merger Sub II with and into Holdings (the “Holdings Merger” and together with the Company Merger, the “Mergers”) in accordance with the Delaware Limited Liability Company Act (the “DLLCA”) upon the terms and subject to the conditions set forth herein; and (ii) approved the execution and delivery of this Agreement by Holdings, the performance by Holdings of its covenants and other obligations hereunder, and the consummation of the Holdings Merger upon the terms and subject to the conditions set forth herein.

D.    Each of the general partner of Parent I, board of managers of Parent II and Merger Sub II, and the board of directors of Merger Sub I have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Mergers upon the terms and subject to the conditions set forth herein.

E.    Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the Parent Entities have delivered (i) a limited guaranty (the “Guaranty”) from Vista Equity Partners Fund VII, L.P. (the “Guarantor”) in favor of the Company Parties and pursuant to which, subject to the terms and conditions contained therein, the Guarantor is guaranteeing certain obligations of the Buyer Parties in connection with this Agreement; and (ii) a commitment letter among the Parent Entities and the Guarantor, pursuant to which the Guarantor has committed, subject to the terms and conditions thereof, to invest in the Parent Entities, directly or indirectly, the cash amounts set forth therein (the “Equity Commitment Letter”).

F.    Prior to the execution and delivery of this Agreement, and as a condition to the willingness of the Buyer Parties to enter into this Agreement, certain stockholders of the Company have entered into Voting Agreements (the “Voting Agreements”) in connection with the Mergers.

G.    The Buyer Parties and the Company Parties desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Mergers; and (ii) prescribe certain conditions with respect to the consummation of the Mergers.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Buyer Parties and the Company Parties agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1    Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a)    “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement; or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receive material non-public information of or with respect to the Company Group to keep such information confidential; provided, however, that, in each case, the provisions contained therein are no less restrictive in any material respect to such counterparty (and any of its Affiliates and representatives named therein) than the terms of the Confidentiality Agreement, it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal.

(b)    “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by the Buyer Parties) to engage in an Acquisition Transaction.

(c)    “Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated hereby) involving:

(i)    any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates), whether from the Company Parties or any other Person(s), of securities representing more than 15% of the total outstanding equity securities of the Company or Holdings (by vote or economic interests) after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 15% of the total outstanding equity securities of the Company or Holdings (by vote or economic interests) after giving effect to the consummation of such tender or exchange offer;

(ii)    any direct or indirect purchase, license or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets constituting or accounting for more than 15% of the consolidated assets, revenue or net income of the Company Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(iii)    any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company Parties pursuant to which any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would hold securities representing more than 15% of the total outstanding equity securities of the Company or Holdings (by vote or economic interests) after giving effect to the consummation of such transaction.

(d)    “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

(e)    “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other laws, whether in any domestic or foreign jurisdiction, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Mergers.

(f)    “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company Group as of December 31, 2019 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2019.

(g)    “Business Day” means each day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of San Francisco is closed.

(h)    “Business Systems” means all computer hardware (whether general or special purpose), electronic data processing systems, information technology systems, , and computer systems, including any outsourced electronic data processing, information technology, or computer systems that are owned or used by or for any of the Company Group in the conduct of the business of the Company Group.

(i)    “Capped Call Documentation” means the letter agreements related to call options on the Company’s common stock relating to $550,000,000 principal amount of 0.375% Convertible Senior Notes due 2024, each dated March 6, 2019, and the letter agreements related to call options on the Company’s common stock relating to $83,500,000 principal amount of 0.375% Convertible Senior Notes due 2024, each dated March 7, 2019, entered into by the Company with each of Morgan Stanley & Co. LLC, JPMorgan Chase Bank, National Association, London Branch, Barclays Bank PLC, Bank of America, N.A. and Citibank, N.A., in connection with the offering of the Convertible Notes, in each case, as amended, restated, supplemented, or otherwise modified on or prior to the date hereof.

(j)    “Capped Call Transactions” means the transactions contemplated by the Capped Call Documentation.

(k)    “Cash on Hand” means all cash, cash equivalents, marketable securities and short-term investments of the Company Group, in each case determined in accordance with GAAP and expressed in U.S. dollars. For the avoidance of doubt, “Cash on Hand” shall be calculated net of issued but uncleared checks and drafts and shall include checks, other wire transfers and drafts deposited or available for deposit in the accounts of the Company Group.

(l)    “Code” means the Internal Revenue Code of 1986, as amended.

(m)    “Company Board” means the Board of Directors of the Company.

(n)    “Company Capital Stock” means the Company Common Stock, the Company Class B Stock, the Company Class C Stock and the Company Preferred Stock.

(o)    “Company Class B Stock” means the Class B Common Stock, par value $0.0001 per share, of the Company.

(p)    “Company Class C Stock” means the Class C Common Stock, par value $0.0001 per share, of the Company.

(q)    “Company Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company.

(r)    “Company Equity Plans” means the equity plans set forth in Section 1.1(r) of the Company Disclosure Letter that provide for the issuance of any Company Options, Company PSUs or Company RSUs.

(s)    “Company Excluded Parties” means any party to the TRA (other than the Company and Holdings), any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act and any other Company Stockholder known by the Company’s Chief Executive Officer, Chief Legal Officer or Corporate Secretary, to be an Affiliate or immediate family member (as defined in Item 404 of Regulation S-K promulgated by the SEC) of any of the foregoing.

(t)    “Company Group” means the Company Parties and their respective Subsidiaries.

(u)    “Company Intellectual Property” means any Intellectual Property that is owned by the Company Group.

(v)    “Company Material Adverse Effect” means any change, event, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that have occurred on or prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company Group, taken as a whole; provided, however, that none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

(i)    changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

(ii)    changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii)    changes in conditions in the industries in which the Company Group generally conducts business, including changes in conditions in the cloud computing industry;

(iv)    changes in regulatory, legislative or political conditions in the United States or any other country or region in the world;

(v)    any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;

(vi)    earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or disease outbreaks (including COVID-19) and other force majeure events in the United States or any other country or region in the world;

(vii)    any COVID-19 Measures, including any Effect with respect to COVID-19 Measures;

(viii)    any Effect resulting from the announcement of this Agreement or the pendency of the Mergers and the transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company Group with employees, suppliers, customers, partners, vendors or any other third Person (other than for purposes of any representation or warranty contained in Section 3.5);

(ix)    the compliance by any Party with the terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with this Agreement;

(x)    any action taken or refrained from being taken, in each case to which Parent I has expressly approved, consented to or requested in writing following the date hereof;

(xi)    changes or proposed changes in GAAP or other accounting standards or in any applicable laws or regulations (or the enforcement or interpretation of any of the foregoing);

(xii)    changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xiii)    any failure, in and of itself, by the Company Group to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xiv)    the availability or cost of equity, debt or other financing to the Buyer Parties;

(xv)    any Transaction Litigation or other Legal Proceeding threatened, made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, any of its executive officers or other employees or any member of the Company Board arising out of the Mergers or any other transaction contemplated by this Agreement; and

(xvi)    any matters expressly disclosed in the Company Disclosure Letter;

except, with respect to clauses (i), (ii), (iii), (iv), (v), (vi) and (xi), to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Company Group conducts business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect.

(w)    “Company Options” means any options to purchase shares of Company Common Stock granted under any of the Company Equity Plans.

(x)    “Company Preferred Stock” means the Preferred Stock, par value $0.0001 per share, of the Company.

(y)    “Company PSUs” means any performance stock units granted under any of the Company Equity Plans.

(z)    “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, any member of the Company Group.

(aa)    “Company RSUs” means any restricted stock units granted under any of the Company Equity Plans.

(bb)    “Company Stockholders” means the holders of shares of Company Capital Stock.

(cc)    “Continuing Employees” means each individual who is an employee of the Company Group immediately prior to the Company Merger Effective Time and continues to be an employee of the Parent Entities or one of their Subsidiaries (including the Surviving Entities) on and immediately following the Company Merger Effective Time.

(dd)    “Contract” means any (i) written contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or (ii) other binding agreement.

(ee)    “Convertible Notes” means the 0.375% Convertible Senior Notes due 2024 issued by the Company pursuant to the Indenture.

(ff)    “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks, or any escalation or worsening of any of the foregoing (including any subsequent waves).

(gg)    “COVID-19 Measures” means any public health, quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar law, requirement, directive or mandate promulgated by any Governmental Authority, in each case in connection with or in response to COVID-19.

(hh)    “Data Security Requirements” means, collectively, all of the following to the extent relating to privacy, data protection, security, or security breach notification requirements with respect to data Processing and applicable to the Company Group: (i) the Company Group’s own published rules, policies, and procedures; (ii) all applicable laws, rules and regulations, including the California Consumer Privacy Act (CCPA), the Privacy and Electronic Communications Directive (2002/58/EC) (the “ePrivacy Directive”), and the General Data Protection Regulation (2016/679) (the “GDPR”) and any national legislation implementing or supplementing the ePrivacy Directive or the GDPR; (iii) the Payment Card Industry Data Security Standard (PCI DSS); and (iv) provisions of Contracts into which any of the Company Group has entered or by which it is otherwise bound.

(ii)    “DOJ” means the United States Department of Justice or any successor thereto.

(jj)    “Environmental Law” means any applicable law (including common law) or order relating to pollution, the protection of the environment (including ambient air, surface water, groundwater or land) or exposure of any Person with respect to Hazardous Substances or otherwise relating to the production, use, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances, or the investigation, clean-up or remediation thereof.

(kk)   “ERISA” means the Employee Retirement Income Security Act of 1974.

(ll)     “Exchange Act” means the Securities Exchange Act of 1934.

(mm)  “FCPA” means the Foreign Corrupt Practices Act of 1977.

(nn)    “Financing Sources” means the Persons (other than the Parent Entities, Guarantor and their Affiliates), if any, that provide the Debt Financing in connection with the Mergers and any joinder agreements or credit agreements entered into pursuant thereto or relating thereto, together with their Affiliates and their and their Affiliates’ current, former and future officers, directors, general or limited partners, shareholders, members, controlling persons, employees, agents and representatives involved in the Debt Financing and the successors and assigns of each of the foregoing.

(oo)    “Foreign Investment Laws” means laws in any jurisdiction, that are designed or intended to prohibit, restrict, or regulate direct or indirect acquisitions, investments or ownership or control of assets by a foreign investor.

(pp)    “FTC” means the United States Federal Trade Commission or any successor thereto.

(qq)    “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(rr)    “Government Contract” means any Contract for the sale of supplies or services currently in performance or that has not been closed that is between the Company Group and a Governmental Authority or entered, to the Knowledge of the Company, into by the Company Group as a subcontractor at any tier in connection with a Contract between another Person and a Governmental Authority.

(ss)    “Governmental Authority” means any government, governmental or regulatory entity or body, department, commission, bureau, council, board, agency or instrumentality, and any court, tribunal, arbitrator or arbitral body (public or private) or judicial body, in each case whether federal, state, county or provincial, and whether local or foreign.

(tt)    “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” or for which liability or standards of conduct may be imposed pursuant to any Environmental Law, including petroleum and petroleum products, polychlorinated biphenyls, per- and polyfluoroalkyl substances and friable asbestos.

(uu)    “Holdings Equity Plans” means the equity plans set forth in Section 1.1(rr) of the Company Disclosure Letter that provide for the issuance of any Holdings RSUs.

(vv)    “Holdings Incentive Units” means any units of Holdings originally granted under the Pluralsight, LLC Incentive Unit Plan (as amended from time to time).

(ww)    “Holdings RSUs” means any restricted stock units of Holdings originally granted under the Holdings Equity Plans.

(xx)    “Holdings Unit” means a Common Unit of Holdings.

(yy)    “Holdings Unit Redemption” means any redemption or exchange of Holdings Units pursuant to and in accordance with the terms of the Holdings LLCA.

(zz)    “Holdings Unitholders” means the holders of Holdings Units.

(aaa)    “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(bbb)    “In-the-Money Company Options” means Company Options with an exercise price per share less than the Per Share Price.

(ccc)    “Indebtedness” means any of the following liabilities or obligations: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith); (ii) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) liabilities pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case whether or not drawn, contingent or otherwise); (iv) liabilities pursuant to capitalized leases; (v) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (vi) deferred purchase price liabilities related to past acquisitions; (vii) payment obligations arising in connection with earnouts or other contingent payment obligations under Contracts (other than contingent indemnification obligations that have not matured and as to which no claims have been made, or to the Knowledge of the Company, threatened); (viii) liabilities arising from any breach of any of the foregoing; and (ix) indebtedness of others guaranteed by the Company Group or secured by any lien or security interest on the assets of the Company Group.

(ddd)    “Indenture” means the Indenture, dated as of March 11, 2019, by and between the Company and U.S. Bank National Association, as trustee (as amended or supplemented prior to the date of this Agreement).

(eee)    “Intellectual Property” means the rights associated with the following: (i) all United States and foreign patents and applications therefor (“Patents”); (ii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (iii) trademarks, service marks, trade dress rights, domain name registrations, and similar designation of origin and rights therein (“Marks”); (iv) all rights in mask works, and all mask work registrations and applications therefor; (v) rights in Software, trade secrets and confidential information; (vi) rights of publicity; and (vii) any other intellectual property or proprietary rights or similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

(fff)    “IRS” means the United States Internal Revenue Service or any successor thereto.

(ggg)    “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the Company’s Chief Executive Officer; Chief Financial Officer; Chief Revenue Officer; Chief Marketing Officer; Chief People Officer; Chief Technology Officer and Chief Legal Officer, in each case after reasonable inquiry of those employees who would reasonably be expected to have actual knowledge of the matter in question. With respect to matters involving Intellectual Property, Knowledge does not require the Company, or any of its directors, officer or employees, to have conducted or have obtained any freedom-to-operate opinions or any Patent, Mark or other Intellectual Property clearance searches, and if not conducted or obtained, no knowledge of any third Person Patents, Mark or other Intellectual Property that would have been revealed by such opinions or searches will be imputed to the Company or any of its directors, officers or employees.

(hhh)    “Legal Proceeding” means any claim, action, charge, audit, lawsuit, litigation, investigation (to the Knowledge of the Company, as used in relation to the Company Group) or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

(iii)    “Material Contract” means any of the following Contracts:

(i)    any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company Group, taken as a whole;

(ii)    any employment, management, severance, retention, transaction bonus, change in control compensation, individual consulting, relocation, repatriation or expatriation Contract (other than Contracts terminable at will upon 30 days or less notice by the Company or one of its Subsidiaries without the payment of severance or any other material payment) pursuant to which the Company or one of its Subsidiaries has continuing obligations as of the date hereof with any executive officer or other employee at the vice president level or above, or any member of the Company Board;

(iii)    any material Contract with any of the 20 largest customers of the Company Group, taken as a whole, determined on the annual recurring revenue of the Company Group attributable to such customers pursuant to such Contracts in effect as of the date of this Agreement;

(iv)    any material Contract with any of the top 10 resellers or distributors of the Company Group, taken as a whole, determined on the basis of the annual recurring revenue of the Company Group attributable to such resellers, or distributors pursuant to such Contracts in effect as of the date of this Agreement;

(v)    any material Contract with any of the top 10 vendors to the Company Group, taken as a whole, determined on the basis of expenditures by the Company Group, taken as a whole, for the twelve months ended December 31, 2019 and the nine months ended September 30, 2020 (the customers, vendors, resellers and distributors in clauses (iii) through (v), collectively, “Material Relationships”);

(vi)    subject to the exclusions in Section 3.16(f), any IP Contract;

(vii)    any Contract containing any covenant or other provision (A) limiting the right of the Company Group to engage in any material line of business or to compete with any Person in any line of business that is material to the Company Group; (B) prohibiting the Company Group from engaging in any business with any Person or levying a fine, charge or other payment for doing so; or (C) containing and limiting the right of the Company Group pursuant to any “most favored nation” or “exclusivity” provisions, in each case of the above other than any such Contracts that (1) may be cancelled without material liability to the Company or its Subsidiaries upon notice of 90 days or less, or (2) are not material to the Company Group, taken as a whole;

(viii)    any Contract (A) relating to the disposition or acquisition of assets by the Company Group with a value or purchase price greater than $5,000,000 after the date hereof other than in the ordinary course of business; or (B) pursuant to which the Company Group will acquire any material ownership interest in any other Person or other business enterprise other than any Subsidiary of the Company;

(ix)    any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit or other Indebtedness, in each case in excess of $5,000,000 other than (A) accounts receivables and payables in the ordinary course of business; (B) loans to Subsidiaries of the Company in the ordinary course of business; and (C) extensions of credit to customers in the ordinary course of business;

(x)    any Lease or Sublease set forth in Section 3.14(b) or Section 3.14(c) of the Company Disclosure Letter;

(xi)    any Contract providing for cash severance payments in excess of $200,000 (other than those pursuant to which severance is required by applicable law);

(xii)    any Contract providing for indemnification of any officer, director or employee by the Company Group, other than Contracts entered into on substantially the same form as the Company Group’s standard forms previously made available to the Parent Entities;

(xiii)    any Contract that is an agreement in settlement of a dispute that imposes material obligations on the Company Group after the date hereof;

(xiv)    any Collective Bargaining Agreement;

(xv)    any Government Contract active in performance representing annual recurring revenue of the Company Group as of the date of this Agreement in excess of $500,000 with a Governmental Authority that has Contracts with the Company Group representing aggregate annual recurring revenue of the Company Group as of the date of this Agreement in excess of $1,000,000; and

(xvi)    any Contract that involves a joint venture entity, limited liability company or legal partnership (excluding, for avoidance of doubt, reseller agreements and other commercial agreements that do not involve the formation of an entity with any third Person).

(jjj)    “Nasdaq” means The Nasdaq Stock Market and any successor stock exchange.

(kkk)    “Open Source Software” shall mean any Software (in source or object code form) that is licensed pursuant to (i) any license that is a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic

License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL), (ii) any license commonly referred to as a “free software” or “open source” license by the Open Source Foundation or the Free Software Foundation or (iii) any license to Software that conditions any rights granted in such license on the disclosure, distribution, or licensing of any other Software (other than the licensed Software in its unmodified form).

(lll)    “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests that are not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) liens imposed by applicable law (other than Tax law); (v) pledges or deposits to secure obligations pursuant to workers’ compensation laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use or value of the applicable property owned, leased, used or held for use by the Company Group; (viii) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports filed as of the date hereof; (ix) liens pursuant to the Indenture; (x) licenses to Company Intellectual Property; (xi) any other liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business, and that would not, individually or in the aggregate, have a material effect on the Company Group, taken as a whole; (xii) statutory, common law or contractual liens (or other encumbrances of any type) of landlords or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company Group; (xiii) COVID-19 Measures restricting the access or use of any Leased Real Property; or (xiv) liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the property subject thereto.

(mmm)    “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(nnn)    “Personally Identifiable Information” means all data relating to an identified or identifiable natural person (i.e., data that identifies an individual or, in combination with any other information or data, is capable of identifying an individual) or which is otherwise classified as ‘personal data’ or ‘personally identifiable information’ under applicable law.

(ooo)    “Processed” or “Processing” means to store, collect, copy, process, transfer, transmit, display, access, use, adapt, record, retrieve, organize, structure, erase or disclose, or which is otherwise defined as ‘processed’ or ‘processing’ under applicable law.

(ppp)    “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including domain name registrations and intent-to-use applications, or other registrations or applications related to Marks); and (iii) registered Copyrights and applications for Copyright registration.

(qqq)    “Sanctioned Country” means any country or region that is, or has been in the last five years, the subject or target of a comprehensive embargo under Trade Control Laws (including Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region of Ukraine).

(rrr)    “Sanctioned Person” means any Person that is the subject or target of sanctions under Trade Control Laws including: (i) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other OFAC, U.S. Department of Commerce Bureau of Industry and Security, or U.S. Department of State sanctions- or export-related restricted party list; (ii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); or (iii) any national of a Sanctioned Country.

(sss)    “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

(ttt)    “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(uuu)    “Securities Act” means the Securities Act of 1933, as amended.

(vvv)    “Software” means all computer software (in object code or source code format), associated databases, and related documentation and materials.

(www)    “Specified Data Breach” means the actual or reasonably suspected unauthorized (i) disclosure of Personally Identifiable Information in the possession, custody or control of any member of the Company Group or any Person acting on their behalf; or (ii) access, use, theft, transmission or transfer of Personally Identifiable Information Processed by or in the possession, custody or control of any member of the Company Group that, in the case of each of clauses (i) or (ii), would reasonably be expected to (A) negatively impact in any material respect, the business, reputation, or results of operation of the Company Group; or (B) result in any member of the Company Group having any material obligation under applicable law to provide notification regarding, or take remedial steps with respect to, any of the foregoing to any Governmental Authority or third party.

(xxx)     “Subsidiary” of any Person means (i) a corporation of which more than 50% of the combined voting power of the outstanding voting equity securities of such corporation is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the manager or managing member and has the power to direct the policies, management and affairs of such limited liability company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof. Notwithstanding anything to the contrary in this Agreement, for purposes of this Agreement, (A) Holdings will be deemed to be a Subsidiary of the Company and (B) following the Closing, the Surviving Entities and their Subsidiaries will be deemed to be a Subsidiary of each of the Parent Entities.

(yyy)    “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and the identity of the Person making the proposal and other aspects of the Acquisition Proposal that the Company Board (or a committee thereof) deems relevant, and if consummated, would be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Mergers (taking into account any revisions to this Agreement made or proposed in writing by the Parent Entities prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to (i) “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and (ii) “the Company or Holdings (by vote or economic interests)” will be deemed to be references to “the aggregate voting power of the Company or the economic ownership of the Company and Holdings taken as a whole.”

(zzz)    “Tax” means any United States federal, state, local and non-United States taxes, assessments and similar governmental charges and impositions in the nature of taxes (including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation and value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts).

(aaaa)    “Third-Party Content” means any data, information (including Personally Identifiable Information), material, or content posted, transmitted, displayed, or otherwise made available by a Person other than a member of the Company Group, in whole or in part, via any license, reseller or revenue share arrangement, services agreement, website, Software or other technology or service (together in each case with information derived therefrom) which has been obtained, made available or derived in any manner (including through scraping) by or for the Company Group or its business or any of the Company Group’s products or in order to receive services from the Company Group.

(bbbb)    “Transaction Litigation” means any Legal Proceeding commenced or threatened by any Person (including any current or former holder of Company Capital Stock, Holdings Units or any other securities of any member of the Company Group) against a Party or any of its Subsidiaries or any of its or their Representatives or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or any of its or their Representatives, in each case in connection with, arising from or otherwise relating to or regarding the Mergers or any other transaction contemplated by this Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, any Other Required Company Filing or any other communications to the Company Stockholders, other than any Legal Proceedings among the Parties or with the Financing Sources related to this Agreement, the Guaranty or the Equity Commitment Letter.

(cccc)    “Vested Company Option” means a Company Option that is unexpired, unexercised, outstanding, and vested as of immediately prior to the Company Merger Effective Time or that vests as a result of the consummation of the transactions contemplated hereby (and without any additional action by the Company, the Company Board or a committee thereof, including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Company Merger Effective Time).

(dddd)    “Vested Company PSU” means a Company PSU that is unexpired, unexercised, outstanding, and vested as of immediately prior to the Company Merger Effective Time or that vests as a result of the consummation of the transactions contemplated hereby (and without any additional action by the Company, the Company Board or a committee thereof, including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Company Merger Effective Time).

(eeee)    “Vested Company RSU” means a Company RSU that is unexpired, unexercised, outstanding, and vested as of immediately prior to the Company Merger Effective Time or that vests as a result of the consummation of the transactions contemplated hereby (and without any additional action by the Company, the Company Board or a committee thereof, including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Company Merger Effective Time).

(ffff)    “Vested Holdings Incentive Unit” means a Holdings Incentive Unit that is unexpired, unexercised, outstanding, and vested as of immediately prior to the Holdings Merger Effective Time or that vests as a result of the consummation of the transactions contemplated hereby (and without any additional action by the Company or Holdings, including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Holdings Merger Effective Time).

(gggg)    “Vested Holdings RSU” means a Holdings RSU that is unexpired, unexercised, outstanding, and vested as of immediately prior to the Holdings Merger Effective Time or that vests as a result of the consummation of the transactions contemplated hereby (and without any additional action by the Company or Holdings, including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Holdings Merger Effective Time).

(hhhh)    “WARN” means the United States Worker Adjustment and Retraining Notification Act of 1988 and any similar foreign, state or local law, regulation or ordinance.

1.2    Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Additional Stockholder Approval	3.4
Advisor	3.3(a)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Anti-Corruption Laws	3.26(b)
Buyer Parties	Preamble
Bylaws	3.1
Capitalization Date	3.7(a)
Cash Replacement Company PSU Amounts	2.8(b)(ii)
Cash Replacement Company RSU Amounts	2.8(a)(ii)
Cash Replacement Holdings Incentive Unit Amounts	2.8(e)(ii)
Cash Replacement Holdings RSU Amounts	2.8(d)(ii)
Cash Replacement Option Amounts	2.8(c)(i)
Certificates	2.9(c)
Charter	2.5(a)
Chosen Courts	9.10(a)
Class B Per Share Price	2.7(b)(iii)
Class C Per Share Price	2.7(b)(iv)
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.19(a)
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(c)(i)
Company Certificate of Merger	2.2(b)
Company Disclosure Letter	Article III
Company Equity Awards	3.7(b)
Company Liability Limitation	8.3(e)(ii)
Company Merger	Recitals
Company Merger Effective Time	2.2(b)
Company Parties	Preamble
Company Plans	6.11(c)
Company Related Parties	8.3(e)(ii)
Company SEC Reports	3.9
Company Securities	3.7(c)
Company Stockholder Meeting	6.4(a)
Company Termination Fee	8.3(b)(i)
Comparable Plans	6.11(c)
Confidentiality Agreement	9.4

Term	Section Reference
Consent	3.6
Continuation Period	6.11(c)
Copyrights	1.1(eee)
D&O Insurance	6.10(c)
Debt Financing	6.6(a)(i)
DGCL	Recitals
Dissenting Company Shares	2.7(d)(i)
DLLCA	Recitals
DPA	3.26(g)
DTC	2.9(d)
DTC Payment	2.9(d)
Effect	1.1(v)
Electronic Delivery	9.13
Employee Plans	3.18(a)
Enforceability Limitations	3.2
ePrivacy Directive	1.1(hh)
Equity Commitment Letter	Recitals
Equity Financing	4.11(a)
ERISA Affiliate	3.18(a)
ESPP	2.8(h)
Exchange Fund	2.9(b)
GDPR	1.1(hh)
Government Closure	6.2(a)
Guarantor	Recitals
Guaranty	Recitals
Holdings	Preamble
Holdings Certificate of Merger	2.2(a)
Holdings LLCA	3.1
Holdings Merger	Recitals
Holdings Merger Effective Time	2.2(a)
Indemnified Persons	6.10(a)
International Employee Plans	3.18(a)
Intervening Event	5.3(d)(i)
IP Contracts	3.16(f)
Lease	3.14(b)
Leased Real Property	3.14(b)
LLC Agreement	2.5(d)
Marks	1.1(eee)
Material Relationships	1.1(iii)(v)
Maximum Annual Premium	6.10(c)
Mergers	Recitals
Merger Sub I	Preamble
Merger Sub II	Preamble
New Plans	6.11(d)
Notice Period	5.3(d)(ii)(3)
Old Plans	6.11(d)
Other Required Company Filing	6.3(b)
Other Required Parent Filing	6.3(c)
Owned Company Share	2.7(b)(v)
Owned Holdings Unit	2.7(a)(iii)
Parent Disclosure Letter	Article IV

Term	Section Reference
Parent Entities	Preamble
Parent Liability Limitation	8.3(e)(i)
Parent Related Parties	8.3(e)(i)
Party	Preamble
Patents	1.1(eee)
Payment Agent	2.9(a)
Per Share Price	2.7(b)(ii)
Per Unit Price	2.7(a)(ii)
Permits	3.20
Proxy Statement	6.3(a)
Recent SEC Reports	Article III
Reimbursement Obligations	6.6(g)
Representatives	5.3(a)
Requisite Stockholder Approval	3.4
Statutory Stockholder Approval	3.4
Sublease	3.14(c)
Surviving Corporation	2.1(b)
Surviving Entities	2.1(b)
Surviving LLC	2.1(a)
Tax Returns	3.17(a)
Termination Date	8.1(c)
Trade Control Laws	3.26(a)
Uncertificated Shares	2.9(c)
Uncertificated Units	2.9(c)
Unvested Company Option	2.8(c)(i)
Unvested Company PSUs	2.8(b)(ii)
Unvested Company RSU	2.8(a)(ii)
Unvested Holdings Incentive Unit	2.8(e)(ii)
Unvested Holdings RSU	2.8(d)(ii)
Vested Company PSU Consideration	2.8(b)(i)
Vested Company RSU Consideration	2.8(a)(i)
Vested Company Option Consideration	2.8(c)(i)
Vested Holdings Incentive Unit Consideration	2.8(e)(i)
Vested Holdings RSU Consideration	2.8(d)(i)
Voting Agreements	Recitals

1.3    Certain Interpretations.

(a)    When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated, and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b)    When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.” When used herein, the phrase “the date hereof” means “the date of this Agreement.”

(c)    Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d)    The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e)    When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f)    The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g)    When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h)    Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.

(i)    When used herein, references to “ordinary course” or “ordinary course of business” will be construed to mean “ordinary course of business, consistent with past practices.”

(j)    A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in that Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. A reference to “law” will refer to any legislation, statute, law (including common law), ordinance, rule, regulation or stock exchange listing requirement, as applicable. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time, and any exhibits, schedules, annexes, statements of work, riders and other documents attached thereto.

(k)    All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP. An item arising with respect to a specific representation or warranty will be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent that any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that is specifically related to such item; or (ii) such item is specifically set forth on the balance sheet or financial statements or is specifically set forth in the notes thereto (provided that an amount with respect to such item is included in such notes), in each case of clauses (i) and (ii), if an amount is so shown or set forth on such balance sheet or financial statement or notes thereto, solely to the extent of such amount.

(l)    The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(m)    The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1). When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

(n)    The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(o)    No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

(p)    The information contained in this Agreement and in the Company Disclosure Letter and Parent Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement. Disclosure of any information or document in the Company Disclosure Letter is not a statement or admission that it is material or required to be disclosed in the Company Disclosure Letter. Nothing in the Company Disclosure Letter constitutes an admission against the Company’s interest or represents the Company’s legal position or legal rights on the matter so disclosed. No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or materiality.

(q)    The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date.

(r)    Documents or other information or materials will be deemed to have been “made available,” “furnished,” “provided,” or “delivered” by the Company if such documents, information or materials have been physically or electronically delivered to the relevant Party prior to the date of this Agreement, including by being posted to a virtual data room managed by the Company at www.dfsvenue.com prior to 5:00 PM Pacific time on December 9, 2020 or filed with or furnished to the SEC and available on EDGAR.

(s)    References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by Electronic Delivery. “Written” will be construed in the same manner.

ARTICLE II

THE MERGERS

2.1    The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DLLCA, at the Holdings Merger Effective Time, (i) Merger Sub II will be merged with and into Holdings; (ii) the separate existence of Merger Sub II will thereupon cease; and (iii) Holdings will continue as the surviving entity of the Holdings Merger. Holdings, as the surviving entity of the Holdings Merger, is sometimes referred to herein as the “Surviving LLC.”

(b)    Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Company Merger Effective Time, (i) Merger Sub I will be merged with and into the Company; (ii) the separate corporate existence of Merger Sub I will thereupon cease; and (iii) the Company will continue as the surviving corporation of the Company Merger. The Company, as the surviving corporation of the Company Merger, is sometimes referred to herein as the “Surviving Corporation” and together with the Surviving LLC, the “Surviving Entities.”

2.2    The Effective Times.

(a)    Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent II, Merger Sub II and Holdings will cause the Holdings Merger to be consummated pursuant to the DLLCA by filing a certificate of merger in customary form and substance (the “Holdings Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DLLCA (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent II, Merger Sub II and Holdings and specified in the Holdings Certificate of Merger, being referred to herein as the “Holdings Merger Effective Time”).

(b)    Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, immediately after the Holdings Certificate of Merger has been filed pursuant to Section 2.2(a), Parent I, Merger Sub I and the Company will cause the Company Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Company Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent I, Merger Sub I and the Company and specified in the Company Certificate of Merger, being referred to herein as the “Company Merger Effective Time”); provided that the Company Merger Effective Time shall occur immediately after the Holdings Merger Effective Time.

2.3    The Closing. The consummation of the Mergers (the “Closing”) shall take place by the remote exchange of electronic copies of documents and signatures (including by Electronic Delivery) on a date to be agreed upon by Parent I and the Company that is no later than (a) the second Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and/or date as Parent I and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.4    Effect of the Mergers. At the Holdings Merger Effective Time, the effect of the Holdings Merger will be as provided in this Agreement and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Holdings Merger Effective Time all (a) of the property, rights, privileges, powers and franchises of Holdings and Merger Sub II will vest in the Surviving LLC; and (b) debts, liabilities and duties of Holdings and Merger Sub II will become the debts, liabilities and duties of the Surviving

LLC. At the Company Merger Effective Time, the effect of the Company Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Company Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub I will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub I will become the debts, liabilities and duties of the Surviving Corporation.

2.5    Certificate of Incorporation and Bylaws; Organizational Documents.

(a)    Surviving Corporation Certificate of Incorporation. At the Company Merger Effective Time, subject to the provisions of Section 6.10(a), the Amended and Restated Certificate of Incorporation of the Company, as amended and corrected (the “Charter”), will be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub I as in effect immediately prior to the Company Merger Effective Time, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation; provided, however, that at the Company Merger Effective Time the certificate of incorporation of the Surviving Corporation will be amended so that the name of the Surviving Corporation will be “Pluralsight, Inc.”

(b)    Surviving Corporation Bylaws. At the Company Merger Effective Time, subject to the provisions of Section 6.10(a), the bylaws of Merger Sub I, as in effect immediately prior to the Company Merger Effective Time, will become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

(c)    Surviving LLC Certificate of Formation. At the Holdings Merger Effective Time, the certificate of formation of Holdings, as in effect immediately prior to the Holdings Merger Effective Time, will remain unchanged and will become the certificate of formation of the Surviving LLC until thereafter amended in accordance with the applicable provisions of the DLLCA.

(d)    Surviving LLC Agreement. At the Holdings Merger Effective Time, subject to the provisions of Section 6.10(a), the limited liability company agreement of Merger Sub II, as in effect immediately prior to the Holdings Merger Effective Time, will become the limited liability company agreement of the Surviving LLC (the “LLC Agreement”) until thereafter amended in accordance with the applicable provisions of the DLLCA and the LLC Agreement.

2.6    Directors and Officers.

(a) Directors of the Surviving Corporation. At the Company Merger Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub I as of immediately prior to the Company Merger Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b)    Officers of the Surviving Corporation. At the Company Merger Effective Time, the initial officers of the Surviving Corporation will be the officers of Merger Sub I as of immediately prior to the Company Merger Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

(c)    Officers of the Surviving LLC. At the Holdings Merger Effective Time, the initial officers of the Surviving LLC will be the officers of Merger Sub II as of immediately prior to the Holdings Merger Effective Time, each to hold office in accordance with the LLC Agreement until their respective successors are duly appointed.

2.7    Effect of Mergers on Holdings Units and Company Capital Stock.

(a)    Holdings Units. At the Holdings Merger Effective Time, by virtue of the Holdings Merger and without any action on the part of the Buyer Parties, the Company Parties or the holders of any of the following securities, the following will occur:

(i)    each unit of limited liability company interests of Merger Sub II that is outstanding as of immediately prior to the Holdings Merger Effective Time will be converted into one unit of limited liability company interests of the Surviving LLC, and thereupon each unit representing ownership of such limited liability company interests of Merger Sub II will thereafter represent ownership of limited liability company interests of the Surviving LLC;

(ii)    each Holdings Unit that is outstanding as of immediately prior to the Holdings Merger Effective Time (other than Owned Holdings Units) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $20.26, without interest thereon (the “Per Unit Price”), in accordance with the provisions of Section 2.9; and

(iii)    each Holdings Unit that is held by the Company Parties as of immediately prior to the Holdings Merger Effective Time (an “Owned Holdings Unit”) will be converted into one unit of limited liability company interests of the Surviving LLC, and thereupon each unit representing ownership of such Holdings Unit will thereafter represent ownership of limited liability company units of the Surviving LLC.

(b)    Company Capital Stock. At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of the Buyer Parties, the Company Parties or the holders of any of the following securities, the following will occur:

(i)    each share of common stock, par value $0.0001 per share, of Merger Sub I that is outstanding as of immediately prior to the Company Merger Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Merger Sub I will thereafter represent ownership of shares of common stock of the Surviving Corporation;

(ii)    each share of Company Common Stock that is outstanding as of immediately prior to the Company Merger Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $20.26, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11);

(iii)    each share of Company Class B Stock that is outstanding as of immediately prior to the Company Merger Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $0.0001, without interest thereon and rounded up to the nearest whole cent to the holder of such share (after giving effect to all cash proceeds that such holder is entitled to receive with respect to all such shares of Company Class B Stock so held by such holder pursuant to this Section 2.7(b)(iii)) (the “Class B Per Share Price”), in accordance with the provisions of Section 4 of the Charter and Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11);

(iv)    each share of Company Class C Stock that is outstanding as of immediately prior to the Company Merger Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $0.0001, without interest thereon and rounded up to the nearest whole cent to the holder of such share (after giving effect to all cash proceeds that such holder is entitled to receive with respect to all such shares of Company Class C Stock so held by such holder pursuant to this Section 2.7(b)(iv)) (the “Class C Per Share Price”), in accordance with the provisions of Section 4 of the Charter and Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and

(v)    each share of Company Common Stock, Company Class B Stock and Company Class C Stock that is (A) held by the Company Group; (B) owned by the Buyer Parties; or (C) owned by any direct or indirect wholly owned Subsidiary of the Buyer Parties as of immediately prior to the Company Merger Effective Time (each, an “Owned Company Share”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(c)    Adjustment to the Per Unit Price or Per Share Price. The Per Unit Price or Per Share Price will be adjusted appropriately (and subject to the terms of the Charter and the Holdings LLCA) to reflect the effect of any unit or stock split, reverse unit or stock split, unit or stock distribution or dividend (including any dividend or other distribution of securities convertible into Holdings Units or Company Capital Stock, as applicable), reorganization, recapitalization, reclassification, combination, exchange of units or shares or other similar change with respect to Holdings Units or Company Capital Stock, as applicable, occurring on or after the date hereof and prior to the Holdings Merger Effective Time and the Company Merger Effective Time, as applicable, except in connection with any Holdings Unit Redemption.

(d)    Statutory Rights of Appraisal.

(i)    Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock, Company Class B Stock and Company Class C Stock that are issued and outstanding as of immediately prior to the Company Merger Effective Time and held by Company Stockholders who shall have neither voted in favor of the Company Merger nor consented thereto in writing and who shall have properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock, Company Class B Stock or Company Class C Stock in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price, the Class B Per Share Price or the Class C Per Share Price, as applicable, pursuant to Section 2.7(a)(i). Holders of Dissenting Company Shares will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Company Merger Effective Time, the right to receive the Per Share Price, the Class B Per Share Price or the Class C Per Share Price, as applicable, in each case, without interest thereon, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such shares of Company Common Stock, Company Class B Stock or Company Class C Stock in the manner provided in Section 2.9.

(ii)    The Company will give Parent I (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company may not, except with the prior written consent of Parent I, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares. For purposes of this Section 2.7(d)(ii), “participate” means that Parent I will be kept apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent I may offer comments or suggestions with respect to such demands but will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.

2.8    Equity Awards

(a)    Company RSUs. Unless otherwise agreed to by the Parties, at the Company Merger Effective Time, by virtue of the Company Merger, the Company RSUs that are unexpired, unexercised, and outstanding as of immediately prior to the Company Merger Effective Time shall be treated as follows:

(i)    Vested Company RSUs. Each Vested Company RSU shall be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Company Common Stock subject to the Vested Company RSU, multiplied by (B) the Per Share Price, subject to any required withholding of Taxes (the “Vested Company RSU Consideration”).

(ii)    Unvested Company RSUs. Each Company RSU that is unexpired, unexercised, and outstanding as of immediately prior to the Company Merger Effective Time that is not a Vested Company RSU (an “Unvested Company RSU”) shall be cancelled and replaced with a right to receive an amount in cash, without interest, equal to (A) the amount of the Per Share Price multiplied by (B) the total number of shares of Company Common Stock subject to such Unvested Company RSU immediately prior to the Company Merger Effective Time (the “Cash Replacement Company RSU Amounts”), which Cash Replacement Company RSU Amounts will, subject to the holder’s continued service with the Parent Entities and their Affiliates (including the Surviving Entities and their Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSUs for which such Cash Replacement Company RSU Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Company RSU Amounts will have the same terms and conditions (including, with respect to vesting) as applied to the Unvested Company RSU for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent I are appropriate to conform the administration of the Cash Replacement Company RSU Amounts.

(b)    Company PSUs. Unless otherwise agreed to by the Parties, at the Company Merger Effective Time, by virtue of the Company Merger, the Company PSUs that are unexpired, unexercised, and outstanding as of immediately prior to the Company Merger Effective Time shall be treated as follows:

(i)    Vested Company PSUs. Each Vested Company PSU shall be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Company Common Stock subject to the Vested Company PSU, multiplied by (B) the Per Share Price, subject to any required withholding of Taxes (the “Vested Company PSU Consideration”).

(ii)    Unvested Company PSUs. Each Company PSU that is unexpired and outstanding as of immediately prior to the Company Merger Effective Time that is not a Vested Company PSU (an “Unvested Company PSU”) shall be cancelled and replaced with a right to receive an amount in cash, without interest, equal to (A) the amount of the Per Share Price multiplied by (B) the total number of shares of Company Common Stock that would be issued to the holder of such Company PSU pursuant to the terms of the applicable Company PSU agreement based on actual performance of the performance objectives if the applicable performance period specified in such Company PSU agreement has been completed as of the Closing Date and the determination of the achievement of the applicable performance objectives was not yet determined as of the Closing Date (the “Cash Replacement Company PSU Amounts”), which Cash Replacement Company PSU Amounts will, subject to the holder’s continued service with the Parent Entities and their Affiliates (including the Surviving Entities and their Subsidiaries) through the end of the original performance period specified in the Company PSU agreement, vest and be payable within 30 days following the end of such original performance period. All Cash Replacement Company PSU Amounts will have the same terms and conditions (including, with respect to vesting) as applied to the Unvested Company PSUs for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent I are appropriate to conform the administration of the Cash Replacement Company PSU Amounts.

(c)    Company Options. Unless otherwise agreed to by the Parties, at the Company Merger Effective Time, by virtue of the Company Merger, the Company Options that are unexpired, unexercised, and outstanding as of immediately prior to the Company Merger Effective Time shall be treated as follows:

(i)    Vested Company Options. Each Vested Company Option shall be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Vested Company Option, multiplied by (B) the excess, if any, of the Per Share Price over the applicable per share exercise price under such Vested Company Option, subject to any required withholding of Taxes (the “Vested Company Option Consideration”).

(ii)    Unvested Company Options. Each Company Option that is unexpired, unexercised, and outstanding as of immediately prior to the Company Merger Effective Time that is not a Vested Company Option (an “Unvested Company Option”) shall be cancelled and replaced with a right to receive an amount in cash, without interest, equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Unvested Company Option multiplied by (B) the excess, if any, of the Per Share Price over the applicable per share exercise price under such Unvested Company Option, subject to any required withholding of Taxes (the “Cash Replacement Option Amounts”), which Cash Replacement Option Amounts will, subject to the holder’s continued service with the Parent Entities and their Affiliates (including the Surviving Entities and their Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Option for which such Cash Replacement Option Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Option Amounts will have the same terms and conditions (including, with respect to vesting) as applied to the award of Unvested Company Options for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent I are appropriate to conform the administration of the Cash Replacement Option Amounts.

(iii)    Notwithstanding the foregoing, any Company Option that is not an In-the-Money Company Option shall be cancelled immediately upon the Company Merger Effective Time pursuant to this Section 2.8(c) without payment or consideration.

(d)    Holdings RSUs. Unless otherwise agreed to by the Parties, at the Holdings Merger Effective Time, by virtue of the Holdings Merger, each Holdings RSU that is unexpired, unexercised, and outstanding as of immediately prior to the Holdings Merger Effective Time shall be treated as follows:

(i)    Vested Holdings RSUs. Each Vested Holdings RSU shall be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of Holdings Units subject to the Vested Holdings RSU, multiplied by (B) the Per Unit Price, subject to any required withholding of Taxes (the “Vested Holdings RSU Consideration”).

(ii)    Unvested Holdings RSUs. Each Holdings RSU that is not a Vested Holdings RSU (an “Unvested Holdings RSU”) shall be cancelled and replaced with a right to receive an amount in cash, without interest, equal to the Per Unit Price (the “Cash Replacement Holdings RSU Amounts”), which Cash Replacement Holdings RSU Amounts will, subject to the holder’s continued service with the Parent Entities and their Affiliates (including the Surviving Entities and their Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Holdings RSUs for which such Cash Replacement Holdings RSU Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Holdings RSU Amounts will have the same terms and conditions (including, with respect to vesting) as applied to the Unvested

Holdings RSUs for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent I are appropriate to conform the administration of the Cash Replacement Holdings RSU Amounts.

(e)    Holdings Incentive Units. Unless otherwise agreed to by the Parties, at the Holdings Merger Effective Time, by virtue of the Holdings Merger, each Holdings Incentive Unit that is unexpired, unexercised, and outstanding as of immediately prior to the Holdings Merger Effective Time shall be treated as follows:

(i)    Vested Holdings Incentive Units. Each Vested Holdings Incentive Unit shall be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of Holdings Units subject to the Vested Holdings Incentive Unit, multiplied by (B) the Per Unit Price, subject to any required withholding of Taxes (the “Vested Holdings Incentive Unit Consideration”).

(ii)    Each Holdings Incentive Unit that is not a Vested Holdings Incentive Unit (an “Unvested Holdings Incentive Unit”) shall be cancelled and replaced with a right to receive an amount in cash, without interest, equal to the Per Unit Price (the “Cash Replacement Holdings Incentive Unit Amounts”), which Cash Replacement Holdings RSU Amounts will, subject to the holder’s continued service with the Parent Entities and their Affiliates (including the Surviving Entities and their Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Holdings Incentive Unit for which such Cash Replacement Holdings Incentive Unit Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Holdings Incentive Unit Amounts will have the same terms and conditions (including, with respect to vesting) as applied to the Unvested Holdings Incentive Units for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent I are appropriate to conform the administration of the Cash Replacement Holdings Incentive Unit Amounts.

(f)    Payment Procedures. The Surviving Corporation or the Surviving LLC, or their respective Subsidiaries, as applicable, shall pay no later than the second payroll date following the Closing Date the aggregate Vested Company Option Consideration, Vested Company PSU Consideration, Vested Company RSU Consideration, Vested Holdings RSU Consideration and Vested Holdings Incentive Unit Consideration, as applicable, net of any applicable withholding Taxes, payable with respect to each of the Vested Company Options, Vested Company PSUs, Vested Company RSUs, Vested Holdings RSUs and Vested Holdings Incentive Units through, to the extent applicable, the Company Group’s payroll (subject to any required tax withholdings) to the applicable holders of such Vested Company Options, Vested Company PSUs, Vested Company RSUs, Vested Holdings RSUs and Vested Holdings Incentive Units. Notwithstanding the foregoing, if any payment owed to such holders cannot be made through the Company Group’s payroll system or payroll provider, then the Company Group will issue a check for such payment to such holder, which check will be sent by overnight courier to such holder promptly following the Closing Date (but in no event later than the first payroll date following the Closing Date).

(g)    Further Actions. The Company will pass resolutions approving and take other actions as may be reasonably necessary or required to effect the cancellation and exchange, as applicable, of Company RSUs, Company PSUs and Company Options upon the Company Merger Effective Time and the cancellation and exchange, as applicable, of Holdings RSUs and Holdings Incentive Units upon the Holdings Merger Effective Time, and to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). All Company Equity Plans will terminate as of the Company Merger Effective Time, and all Holdings Equity Plans and the Pluralsight, LLC Incentive Unit Plan will terminate as of the Holdings Merger Effective Time, and the provisions in any other Employee Plan or Contract providing for the issuance or grant of any other interest in respect of the capital stock or other equity interests of the Company Group will be cancelled as of the Company Merger Effective Time or the Holdings Merger Effective Time, as applicable, and the Company and Holdings will take all action necessary to effect the foregoing. Each of the

Company and Holdings will use its reasonable best efforts to ensure that following the Company Merger Effective Time and Holdings Merger Effective Time, as applicable, no participant in any Company Equity Plan, Holdings Equity Plan or other Employee Plan will have any right thereunder to acquire any equity securities of the Company, Holdings, the Surviving Corporation, the Surviving LLC or any of their respective Subsidiaries.

(h)    Treatment of Employee Stock Purchase Plan. With respect to the Company’s 2018 Employee Stock Purchase Plan, as amended (the “ESPP”), as soon as practicable following the date hereof, the Company Board (or a committee thereof) will adopt resolutions and take other actions as may be reasonably necessary or required to provide that each individual participating in an Offering Period (as defined in the ESPP) in progress on the date hereof will not be permitted to (i) increase his or her payroll contribution rate pursuant to the ESPP from the rate in effect as of the date hereof; or (ii) make separate non-payroll contributions to the ESPP on or following the date hereof, except as may be required by applicable law. No individual who is not a current participant in the ESPP with respect to any current Offering Period as of the date hereof will be allowed to commence participation in the ESPP following the date hereof. Prior to the Company Merger Effective Time, the Company will take all action that may be necessary to, effective upon the consummation of the Company Merger, (A) cause any Offering Period that would otherwise be outstanding at the Company Merger Effective Time to terminate no later than five days prior to the date on which the Company Merger Effective Time occurs; (B) make any pro rata adjustments that may be necessary to reflect the shortened Offering Period, but otherwise treat any shortened Offering Period as a fully effective and completed Offering Period for all purposes pursuant to the ESPP; (C) cause the exercise (as of no later than one Business Day prior to the date on which the Company Merger Effective Time occurs) of each outstanding purchase right pursuant to the ESPP; and (D) provide that no further Offering Period or purchase period will commence pursuant to the ESPP after the date hereof. On such exercise date, the Company will apply the funds credited as of such date pursuant to the ESPP within each participant’s payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP. Immediately prior to and effective as of the Company Merger Effective Time (but subject to the consummation of the Company Merger), the Company will terminate the ESPP.

2.9    Exchange of Certificates.

(a) Payment Agent. Prior to the Closing, (i) Parent I will select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Mergers (the “Payment Agent”); and (ii) the Parent Entities will enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b)    Exchange Fund. At or prior to the Closing, the Parent Entities will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock, Company Class B Stock, Company Class C Stock, and Holdings Units pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders become entitled pursuant to Section 2.7; provided, that the Company Parties shall, at the written request of Parent I, deposit with the Payment Agent at the Closing such portion of such aggregate consideration from the Company Group’s Cash on Hand as specified in such request. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by the Parent Entities or the Surviving Entities, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for the Parent Entities (or the Payment Agent on behalf of the Parent Entities) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent Entities will, or will cause the Surviving Entities to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Exchange Fund will be payable to the Parent Entities or the Surviving Entities, as Parent I directs.

(c)    Payment Procedures. Promptly following the Closing (and in any event within three Business Days following the Closing), the Parent Entities and the Surviving Entities will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Holdings Merger Effective Time or the Company Merger Effective Time, as applicable) of (i) a certificate or certificates that immediately prior to the Company Merger Effective Time represented outstanding shares of Company Capital Stock (other than Owned Holdings Units, Dissenting Company Shares and Owned Company Shares, as applicable) (the “Certificates”); (ii) uncertificated shares of Company Capital Stock (other than Owned Holdings Units, Dissenting Company Shares and Owned Company Shares, as applicable) (the “Uncertificated Shares”) and (iii) Holdings Units, (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent); and (B) instructions for use in effecting the surrender of the Certificates, Uncertificated Shares and Holdings Units, as applicable, in exchange for the Per Share Price, Class B Per Share Price, Class C Per Share Price or Per Unit Price, as applicable, payable in respect thereof pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Capital Stock, as applicable, represented by such Certificate; by (y) the Per Share Price, Class B Per Share Price, or Class C Per Share Price, as applicable (less any applicable withholding Taxes payable in respect thereof), and the Certificates so surrendered will forthwith be cancelled. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Capital Stock, as applicable, represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price, Class B Per Share Price, or Class C Per Share Price, as applicable (less any applicable withholding Taxes payable in respect thereof), and the transferred Uncertificated Shares so surrendered will be cancelled. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a transfer of Holdings Units, the holders of such Holdings Units will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of Holdings Units so held; by (2) the Per Unit Price (less any applicable withholding Taxes payable in respect thereof), and the transferred Holdings Units so surrendered will be cancelled. The Payment Agent will accept such Certificates and transferred Uncertificated Shares and Holdings Units upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates, Uncertificated Shares and Holdings Units on the Per Share Price, Class B Per Share Price, Class C Per Share Price or Per Unit Price, as applicable, payable upon the surrender of such Certificates and Uncertificated Units or Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered, outstanding Certificates, Uncertificated Shares and Holdings Units will be deemed from and after the Holdings Merger Effective Time or the Company Merger Effective Time, as applicable, to evidence only the right to receive the Per Share Price, Class B Per Share Price, Class C Per Share Price or Per Unit Price, as applicable, without interest thereon, payable in respect thereof pursuant to Section 2.7. Notwithstanding anything to the contrary in this Agreement, no holder of Uncertificated Shares or Holdings Units will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7.

(d)    DTC Payment. Prior to the Closing, the Parent Entities and the Company will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that

(i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Company Merger Effective Time; multiplied by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.

(e)    Transfers of Ownership. Subject, in all cases, to the terms and conditions of the Charter in respect of Company Capital Stock, if a transfer of ownership of shares of Company Capital Stock is not registered in the stock transfer books or ledger of the Company or if the Per Share Price, Class B Per Share Price, or Class C Per Share Price, as applicable, is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, the Per Share Price, Class B Per Share Price, or Class C Per Share Price, as applicable, may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company, as applicable, only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to the Parent Entities (or any agent designated by the Parent Entities) any transfer Taxes required by reason of the payment of the Per Share Price, Class B Per Share Price, or Class C Per Share Price, as applicable, to a Person other than the registered holder of such Certificate, or established to the satisfaction of the Parent Entities (or any agent designated by the Parent Entities) that such transfer Taxes have been paid or are otherwise not payable. Payment of the Per Share Price, Class B Per Share Price, or Class C Per Share Price or Per Unit Price, as applicable, with respect to Uncertificated Shares or Holdings Units will only be made to the Person in whose name such Uncertificated Shares or Holdings Units are registered in the stock transfer books or ledger of Holdings or the Company, as applicable.

(f)    No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, the Parent Entities, the Surviving LLC, the Surviving Corporation or any other Party will be liable to a holder of Holdings Units or shares of Company Capital Stock, as applicable, for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g)    Distribution of Exchange Fund to Parent Entities. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates, Uncertificated Shares or Holdings Units on the date that is one year after the Closing Date, as applicable, will be delivered to the Parent Entities (as directed by Parent I) upon demand, and any holders of shares of Company Capital Stock or Holdings Units that were issued and outstanding immediately prior to the Company Merger Effective Time or the Holdings Merger Effective Time, as applicable, who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Capital Stock or Holdings Units, as applicable, for exchange pursuant to this Section 2.9 will thereafter look for payment of the Per Unit Price, Per Share Price, Class B Per Share Price, or Class C Per Share Price, as applicable, without interest thereon, payable in respect of the Holdings Units or shares of Company Capital Stock represented by such Certificates, Uncertificated Units or Uncertificated Shares solely to the Parent Entities (subject to abandoned property, escheat or similar laws), solely as general creditors thereof, for any claim to the Per Unit Price, Per Share Price, Class B Per Share Price, or Class C Per Share Price, as applicable, to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates, Uncertificated Shares or Holdings Units two years after the Closing Date, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable law, become the property of the Surviving Entities, free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

2.10    No Further Ownership Rights in Holdings Units or Company Capital Stock. From and after the Holdings Merger Effective Time and the Company Merger Effective Time, as applicable, (a) all Holdings Units and shares of Company Capital Stock will no longer be outstanding and will automatically be cancelled, retired and cease to exist; and (b) each holder of Holdings Units or Certificates or Uncertificated Shares theretofore representing any shares of Company Capital Stock will cease to have any rights with respect thereto, except the right to receive the Per Unit Price, Per Share Price, Class B Per Share Price, or Class C Per Share Price, as applicable, payable therefor in accordance with Section 2.7, or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(d). The Per Unit Price, Per Share Price, Class B Per Share Price, and Class C Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such Holdings Units or shares of Company Capital Stock, as applicable. From and after the Holdings Merger Effective Time or the Company Merger Effective Time, as applicable, there will be no further registration of transfers on the records of the Surviving Entities of Holdings Units or shares of Company Capital Stock that were issued and outstanding immediately prior to the Holdings Merger Effective Time or the Company Merger Effective Time, as applicable, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Holdings Merger Effective Time or the Company Merger Effective Time. If, after the Holdings Merger Effective Time or the Company Merger Effective Time, as applicable, Holdings Units, Certificates or Uncertificated Shares are presented to the Surviving Entities for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11    Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price, Class B Per Share Price, or Class C Per Share Price payable in respect thereof pursuant to Section 2.7. Each Parent Entity or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, Class B Per Share Price, or Class C Per Share Price, as applicable, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against the Parent Entities, the Surviving LLC, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12    Required Withholding. Each of the Payment Agent, the Parent Entities, Holdings, the Company and the Surviving Entities will be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of Holdings Units or shares of Company Capital Stock, Company PSUs, Company RSUs, Company Options, Holdings RSUs or Holdings Incentive Units such amounts as are required to be deducted or withheld therefrom pursuant to any Tax laws. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

2.13    No Dividends or Distributions. No dividends or other distributions with respect to limited liability company interests of the Surviving LLC or the capital stock of the Surviving Corporation with a record date on or after the Holdings Merger Effective Time or the Company Merger Effective Time, as applicable, will be paid to the holder of any unsurrendered Certificates, Uncertificated Units or Uncertificated Shares.

2.14    Necessary Further Actions. If, at any time after the Holdings Merger Effective Time or the Company Merger Effective Time, as applicable, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving LLC with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Holdings or Merger Sub II, or the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or Merger Sub I, then the managers, directors and officers of Holdings, the Company, Merger Sub I and Merger Sub II as of immediately prior to the Holdings Merger Effective Time or the Company Merger Effective Time, as applicable, will take all such lawful and necessary action.

2.15    Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the Holdings Merger Effective Time, Parent I may specify that the structure of the transactions contemplated by this Agreement be revised and the Parties shall enter into such alternative transactions as Parent I may reasonably determine to effect the purposes of this Agreement; provided, however, that no such revision shall be required pursuant to this Section 2.15 if, in the reasonable determination of the Company, such revision would reasonably be expected to (a) alter or change the amount or kind of the consideration payable to the Company’s Stockholders or the Holdings Unitholders pursuant to this Article II, or otherwise change the economic benefits that are intended to accrue to the Company Stockholders or the Holdings Unitholders pursuant to the terms of this Agreement and the transactions contemplated hereby, (b) prevent, materially impede or materially delay the consummation of the transactions contemplated by this Agreement, including the Equity Financing and the Closing, (c) fail to comply with the terms of the Indenture or the Capped Call Documentation, or (d) result in any adverse tax consequences for any of the Holdings Unitholders or Company Stockholders; provided, however, that in no event shall any such revision be required pursuant to this Section 2.15 on or after the date that the Proxy Statement becomes definitive if in the reasonable determination of the Company, such revision would require an update or revision to the Proxy Statement or a resubmission of this Merger Agreement or the transactions contemplated by this Agreement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval. In the event that the Parent Entities elect to make such a revision, the Parties agree to execute appropriate documents to reflect the revised structure.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case pursuant to the Exchange Act on or after May 16, 2018 and prior to the date hereof (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) (the “Recent SEC Reports”) (it being (i) understood that any matter disclosed in any Recent SEC Report will be deemed to be disclosed in a section of the Company Disclosure Letter only to the extent that it is reasonably apparent on the face of such disclosure in such Recent SEC Report that it is applicable to such section of the Company Disclosure Letter; and (ii) acknowledged that nothing disclosed in the Recent SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.7 or Section 3.12(a)(ii)); or (b) subject to the terms of Section 9.12, as set forth in the disclosure letter delivered by the Company Parties to the Buyer Parties on the date hereof (the “Company Disclosure Letter”), the Company Parties hereby represent and warrant to the Buyer Parties as follows:

3.1    Organization; Good Standing. Each of the Company Parties (a) is a corporation or limited liability company duly organized or formed, validly existing and in good standing pursuant to the DGCL or the DLLCA, as applicable; and (b) has the requisite corporate or limited liability company power and authority, as applicable, to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Each Company Party is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company Parties have made available to the Parent Entities true, correct and complete copies of the Charter, the Amended and Restated Bylaws of the Company (the “Bylaws”), the certificate of formation of Holdings, and the Fourth Amended and Restated Limited Liability Company Agreement of Holdings (the “Holdings LLCA”), each as amended to date. The Company is not in violation of the Charter or the Bylaws and Holdings is not in violation of the Holdings LLCA.

3.2    Corporate Power; Enforceability. Each Company Party has the requisite corporate or limited liability company power and authority, as applicable, to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval in the case of the Company Merger, consummate the Mergers. The execution and delivery of this Agreement by each Company Party, the performance by each Company Party of its covenants and obligations hereunder, and the consummation of the Mergers have been duly authorized and approved by all necessary corporate action or limited liability company action on the part of each Company Party and no additional corporate or limited liability company actions on the part of any Company Party are necessary to authorize (i) the execution and delivery of this Agreement by each Company Party; (ii) the performance by each Company Party of its covenants and obligations hereunder; or (iii) subject to the receipt of the Requisite Stockholder Approval in the case of the Company Merger, the consummation of the Mergers. This Agreement has been duly executed and delivered by each Company Party and, assuming the due authorization, execution and delivery by the Buyer Parties, constitute a legal, valid and binding obligation of each Company Party, enforceable against each Company Party in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (the “Enforceability Limitations”).

3.3    Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a)    Company Board Approval. The Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the

Company Merger upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Company Merger upon the terms and conditions set forth herein; and (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof. In its capacity as the sole manager of Holdings, the Company acting through the Company Board has determined that the Holdings Merger is fair to, and in the best interests of, Holdings and the Holdings Unitholders and has taken all necessary action to approve the execution and delivery of this Agreement by Holdings, the performance by Holdings of its covenants and other obligations hereunder, and the consummation of the Holdings Merger upon the terms and conditions set forth herein for all purposes under the Holdings LLCA and the DLLCA.

(b)    Fairness Opinion. The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of the Company’s financial advisor, Qatalyst Partners LP (the “Advisor”), to the effect that, as of the date of such opinion, and based upon and subject to the various limitations, qualifications, assumptions and other matters set forth therein, the Per Share Price to be received pursuant to, and in accordance with, the terms of this Agreement by the holders of shares of Company Common Stock (other than any Parent Entity or any Affiliate of any Parent Entity) is fair, from a financial point of view, to such holders (it being understood and agreed that such written opinion is for the benefit of the Company Board and may not be relied upon by the Buyer Parties). The Company shall, following the execution of this Agreement by all Parties, furnish an accurate, complete and confidential copy of said opinion letter to the Parent Entities solely for informational purposes.

(c)    Anti-Takeover Laws. Assuming that the representations of the Buyer Parties set forth in Section 4.6 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” law will not be applicable to the Company Merger.

3.4    Requisite Stockholder Approval. Except for the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock, Company Class B Stock and Company Class C Stock (voting together as a single class) entitled to vote to adopt this Agreement (the “Statutory Stockholder Approval”), no other vote of the holders of any class or series of Company Capital Stock is necessary pursuant to applicable law, the Charter or the Bylaws to adopt this Agreement and consummate the Company Merger. In addition, the Company Board has determined to subject the adoption of this Agreement and the consummation of the Company Merger to the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock, Company Class B Stock and Company Class C Stock (voting together as a single class) entitled to vote to adopt this Agreement not held by the Company Excluded Parties (the “Additional Stockholder Approval” and together with the Statutory Stockholder Approval, the “Requisite Stockholder Approval”). Entry into, and performance under, the Voting Agreements by each of the Company Stockholders party thereto shall not constitute a “Transfer” (as defined in the Charter) of any shares of Company Class B Stock or Company Class C Stock held by such Company Stockholders.

3.5    Non-Contravention. The execution and delivery of this Agreement by the Company Parties, the performance by the Company Parties of their respective covenants and obligations hereunder, and the consummation of the Mergers do not (a) violate or conflict with any provision of the Charter, the Bylaws or the Holdings LLCA; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Company Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any law or order applicable to the Company Group or by which any of its properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company Group, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not have a Company Material Adverse Effect.

3.6    Requisite Governmental Approvals. No consent, approval, order or authorization of, filing or registration with, or notification to (any of the foregoing, a “Consent”) any Governmental Authority is required on the part of the Company Parties (a) in connection with the execution and delivery of this Agreement by the Company Parties; (b) the performance by the Company Parties of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Mergers, except (i) the filing of the Holdings Certificate of Merger and the Company Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and Antitrust Laws and Foreign Investment Laws set forth in Section 7.1(b) of the Company Disclosure Letter; and (iv) such other Consents the failure of which to obtain would not have a Company Material Adverse Effect.

3.7    Company Capitalization.

(a)    Capital Stock. The authorized capital stock of the Company consists of (i) 1,000,000,000 shares of Company Common Stock, (ii) 200,000,000 shares of Company Class B Stock, (iii) 50,000,000 shares of Company Class C Stock and (iv) 100,000,000 shares of Company Preferred Stock. As of 5:00 p.m., Pacific time, on December 9, 2020 (such time and date, the “Capitalization Date”), (A) 120,796,646 shares of Company Common Stock were issued and outstanding (which excludes the shares of Company Common Stock relating to the Company RSUs, Company PSUs and Company Options referred to in clauses (A), (B) and (C) of Section 3.7(b), excludes the conversion of shares of Company Class C Stock referred to in clause (C) of this Section 3.7(a) in connection with a “Transfer” (as defined in the Charter), and excludes the conversion or exchange of Company Class B Common Stock, Class C Common Stock or Holdings Units referred to in clauses (B), (C) or (D) in connection with any Holdings Unit Redemption); (B) 12,513,744 shares of Company Class B Stock were issued and outstanding (which excludes 155,366 shares of Company Class B Common Stock outstanding corresponding to Holdings RSUs and Holdings Incentive Units referred to in clauses (D) and (E) of Section 3.7(b) and excludes the conversion of shares of Company Class C Stock referred to in clause (C) of this Section 3.7(a) in connection with a “Transfer” (as defined in the Charter)); (C) 13,073,211 shares of Company Class C Stock were issued and outstanding (which excludes 890,076 shares of Company Class C Common Stock outstanding corresponding to Holdings RSUs and Holdings Incentive Units referred to in clauses (D) and (E) of Section 3.7(b)); (D) no shares of Company Preferred Stock were issued and outstanding; (E) no shares of Company Common Stock were held by the Company as treasury shares; and (F) 25,586,955 Holdings Units were issued and outstanding (which excludes Holdings Units held by the Company and excludes Holdings RSUs and Holdings Incentive Units referred to in clauses (D) and (E) of Section 3.7(b)). All outstanding shares of Company Common Stock, Company Class B Stock and Company Class C Stock, and outstanding Holdings Units, in each case, are validly issued, fully paid, nonassessable and free of any preemptive rights, as applicable. From the Capitalization Date to the date hereof, neither the Company nor Holdings has issued or granted any Company Securities other than pursuant to the exercise or settlement of Company RSUs, Company PSUs, Company Options, Holdings RSUs or Holdings Incentive Units granted prior to the date hereof. No Holdings Units are certificated. As of the date hereof, the Convertible Notes are not convertible into shares of Company Common Stock and, as of the Capitalization Date, (i) the Fundamental Change Repurchase Price (as defined in the Indenture) is equal to the sum of 100% of the principal amount of the Convertible Notes to be repurchased, plus any accrued and unpaid interest thereon to, but excluding the Fundamental Change Repurchase Date (as defined in the Indenture) and (ii) the Conversion Rate (as defined in the Indenture), without giving effect to any increase to the Conversion Rate as a result of a Make Whole Fundamental Change (each as defined in the Indenture) required in connection with the Closing, is 25.8023 shares of Company Common Stock per $1,000 principal amount of Convertible Notes.

(b)    Stock Reservation. As of the Capitalization Date, the Company has reserved (i) 19,957,598 shares of Company Common Stock for issuance pursuant to the Company Equity Plans, (ii) 3,797,146 shares of Company Common Stock reserved for purchase under the ESPP, and as of the Capitalization Date no amounts have been contributed under the ESPP from participants in the ESPP with respect to the Offering Period commencing on November 30, 2020 and (iii) 21,658,098 shares of Company Common Stock (including with respect to any adjustment to the conversion rate in connection with a Make-Whole Fundamental Change (as defined in the Indenture) and subject to adjustment in accordance with the Indenture) for issuance upon the conversion of the Convertible Notes. As of the Capitalization Date, there were outstanding the following (collectively, the “Company Equity Awards”): (A) Company RSUs representing the right to receive up to 9,652,022 shares of Company Common Stock; (B) Company PSUs representing the right to receive up to 713,417 shares of Company Common Stock (assuming, if applicable, the achievement of all applicable performance goals at 200% maximum levels) or up to 384,156 shares of Company Common Stock (assuming, if applicable, the achievement of all applicable performance goals at 100% target levels); (C) Company Options to acquire 3,796,056 shares of Company Common Stock, of which all shares of Company Common Stock are In-the-Money Company Options with a weighted average exercise price of $14.69; (D) Holdings RSUs representing the right to receive up to 562,500 Holdings Units; and (E) Holdings Incentive Units representing the right to receive up to 482,942 Holdings Units. The Company Parties have made available to the Parent Entities a true, correct and complete list, as of the December 9, 2020, and with respect to each outstanding Company Equity Award, of the name of the holder of such Company Equity Award, the grant date of such Company Equity Award, and, to the extent applicable, the per share exercise price of such Company Equity Award.

(c)    Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date, there were (i) other than the Company Common Stock, Company Class B Stock, Company Class C Stock and Holdings Units, no outstanding shares of capital stock of, or other equity or voting interest in (including voting debt), the Company Parties; (ii) other than the Convertible Notes and Capped Call Transactions or in connection with a “Transfer” as defined in the Charter or any Holdings Unit Redemption, no outstanding securities of the Company Parties convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company Parties; (iii) other than the Convertible Notes and Capped Call Transactions or in connection with a “Transfer” as defined in the Charter or any Holdings Unit Redemption, no outstanding options, warrants or other rights or binding arrangements to acquire from the Company or Holdings, or that obligate the Company Parties to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company Parties; (iv) other than the Convertible Notes and Capped Call Transactions or in connection with a “Transfer” as defined in the Charter or any Holdings Unit Redemption, no obligations of the Company Parties to grant, extend or enter into any subscription, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company Parties; (v) no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company Parties (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock and Holdings Units, the “Company Securities”); (vi) no voting trusts, proxies or similar arrangements or understandings to which any Company Party is a party or by which any Company Party is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company Parties; (vii) except as provided in the Charter, Bylaws or the Holdings LLCA, no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company Parties to which any Company Party is a party or by which it is bound; and (viii) other than the Convertible Notes and Capped Call Transactions or in connection with any Holdings Unit Redemption, no other obligations by the Company Parties to make any payments based on the price or value of any Company Securities. Except as provided in the Holdings LLCA, no Company Party is a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock or Holdings Units. The Company does not have a stockholder rights plan in effect.

(d)    Other Rights. No Company Party is a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.

3.8    Subsidiaries.

(a)    Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name, jurisdiction of organization, and schedule of stockholders or equity holders (other than the Company Group) of each Subsidiary of the Company. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to the Parent Entities true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not have a Company Material Adverse Effect.

(b)    Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of Holdings (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for directors’ qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Holdings Merger Effective Time in substantially the same manner that such business is conducted on the date hereof.

(c)    Other Securities of Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of Holdings; (ii) options, warrants or other rights or arrangements obligating the Company Group to acquire from any Subsidiary of Holdings, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries, in each case except in connection with any Holdings Unit Redemption.

(d)    Other Investments. Other than equity securities held in the ordinary course of business for cash management purposes, the Company does not own or hold the right to acquire any equity securities, ownership interests or voting interests (including voting debt) of, or securities exchangeable or exercisable therefor, or investments in, any other Person.

3.9    Company SEC Reports. Since May 16, 2018, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable laws prior to the date hereof (the “Company SEC Reports”). Each Company SEC Report complied, as of its filing date, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC.

3.10    Company Financial Statements; Internal Controls; Indebtedness.

(a)    Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company Group filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the Company Group as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(b)    Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2019, and such assessment concluded that such system was effective. Since May 16, 2018, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(c)    Internal Controls. The Company has established and maintains a system of internal accounting controls that are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company Group; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company Group are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company Group. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company Group that has not been subsequently remediated; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company Group. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports.

(d)    Indebtedness. Section 3.10(d) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company Group as of the date hereof, other than Indebtedness reflected in the Audited Company Balance Sheet or otherwise included in the Company SEC Reports.

(e)    Cash on Hand. As of December 7, 2020, each of the Company Group’s (i) long-term investments and (ii) Cash on Hand was an amount not less than the amount set forth on Section 3.10(e) of the Company Disclosure Letter.

3.11    No Undisclosed Liabilities. The Company Group has no liabilities of a nature required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company Group (including the notes thereto) included in the Company SEC Reports filed prior to the date hereof; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business on or after January 1, 2020; or (d) that would not have a Company Material Adverse Effect.

3.12    Absence of Certain Changes.

(a)    No Company Material Adverse Effect. Since January 1, 2020 through the date hereof, (i) the business of the Company Group has been conducted, in all material respects, in the ordinary course of business and (ii) there has not occurred a Company Material Adverse Effect.

(b)    Forbearance. Since January 1, 2020 through the date hereof, the Company has not taken any action that would be prohibited by Section 5.2 (other than subsections 5.2(c), 5.2(i), 5.2(j), 5.2(n), 5.2(o), 5.2(s), 5.2(v) and 5.2(x)) (to the extent related to the foregoing subsections), if taken or proposed to be taken after the date hereof.

3.13    Material Contracts.

(a)    List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts to or by which the Company Group is a party or is bound as of the date hereof (other than any Material Contracts contemplated by clause (i) of the definition of Material Contract and any Material Contracts listed in Section 3.18(a) of the Company Disclosure Letter), and a true, correct and complete copy of each Material Contract has been made available to the Parent Entities.

(b)    Validity. Each Material Contract is valid and binding on the Company or each such Subsidiary of the Company party thereto and is in full force and effect, and none of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except for such failures to be in full force and effect that would not have a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company Group, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not have a Company Material Adverse Effect.

(c)    Notices from Material Relationships. To the Knowledge of the Company, since the date of the Audited Company Balance Sheet to the date hereof, the Company has not received any notice in writing from or on behalf of any Material Relationship indicating that such Material Relationship intends to terminate, or not renew, any Material Contract with such Material Relationship.

3.14    Real Property.

(a)    Owned Real Property. The Company Group does not own any real property.

(b)    Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date hereof, of all of the existing leases, subleases, licenses or other agreements pursuant to which the Company Group uses or occupies, or has the right to use or occupy, now or in the future, any real property in excess of 20,000 square feet (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”). The Company has made available to the Parent Entities true, correct and complete copies of all Leases (including all material modifications, amendments and supplements thereto). With respect to each Lease and except as would not have a Company Material Adverse Effect or materially and adversely affect the current use by the Company or its Subsidiaries of the Leased Real Property, (i) to the Knowledge of the Company, there are no disputes with respect to such Lease; (ii) the Company or one of its Subsidiaries has not collaterally assigned or granted any other security interest in such Lease or any interest therein; and (iii) there are no liens (other than Permitted Liens) on the estate or interest created by such Lease. The Company or one of its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all liens (other than Permitted Liens). Neither the Company Group, nor to the Knowledge of the Company, any other party to the Lease is in material breach of or default pursuant to any Lease.

(c)    Subleases. Section 3.14(c) of the Company Disclosure Letter contains a true, correct and complete list of all of the existing material subleases, licenses or similar agreements (each, a “Sublease”) granting to any Person, other than the Company Group, any right to use or occupy, now or in the future, the Leased Real Property. With respect to each of the Subleases, (i) to the Knowledge of the Company, there are no disputes with respect to such Sublease that would result in material liability to the Company Group, taken as a whole; (ii) the other party to such Sublease is not an Affiliate of the Company Group.

3.15    Environmental Matters. Except as would not have a Company Material Adverse Effect, none of the members of the Company Group (a) has received any written notice alleging that the Company or any Subsidiary has violated, or has any liability under, any applicable Environmental Law; (b) has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed, or arranged for the disposal, of any Hazardous Substances in violation of or in a manner giving rise to liability under any applicable Environmental Law; (c) has exposed any employee or other Person to Hazardous Substances in violation of or in a manner giving rise to liability under any applicable Environmental Law; (d) is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding (i) alleging the noncompliance by the Company Group with any Environmental Law; or (ii) seeking to impose any responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law; (e) has failed or is failing to comply with any Environmental Law, which compliance includes possession and maintenance of all Permits required under applicable Environmental Laws; or (f) owns or operates, or has owned or operated, any property or facility contaminated by any Hazardous Substance, so as to result in liability to the Company or any Subsidiary under Environmental Law. The Company Group has furnished to the Buyer Parties all environmental audits, reports and other material environmental documents relating to the Company’s, or its affiliates’ or predecessors’, past or current properties, facilities or operations which are in their possession or reasonable control.

3.16    Intellectual Property.

(a)    Registered Intellectual Property; Proceedings. Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date hereof of all (i) Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered or is currently pending; and (ii) Legal Proceedings before any Governmental Authority (other than actions related to the ordinary course prosecution of Company Registered Intellectual Property before the United States Patent and Trademark Office or the equivalent authority anywhere in the world) related to any material Company Registered Intellectual Property. The Company has maintained all material Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices. None of the material Company Registered Intellectual Property is jointly owned with any third Person.

(b)    No Order. No material Company Intellectual Property is subject to any Legal Proceeding or outstanding legal order with respect to the Company Group restricting in any manner the use, transfer or licensing thereof by the Company Group of such Company Intellectual Property or any of the Company’s or its Subsidiaries’ products.

(c)    Absence of Liens. The Company or one of its Subsidiaries owns and has good and valid legal and equitable title to each item of material Company Intellectual Property free and clear of any liens (other than Permitted Liens).

(d)    IP Sufficiency. The Company Group exclusively owns or possesses all right title and interest in and to, or, to the Knowledge of the Company, otherwise has a valid and enforceable license to use, all material Intellectual Property that is used in or necessary for the operation of the business of the Company Group free and clear of all liens (except for Permitted Liens), except as would not be material to the business of the Company Group, taken as a whole.

(e)    Transfers. The Company Group has not transferred ownership of, or granted any exclusive license with respect to, any material Company Intellectual Property to any third Person.

(f)    IP Contracts. Section 3.16(f) of the Company Disclosure Letter sets forth a true, correct and complete list of all Contracts to which the Company Group is a party (i) with respect to material Company Intellectual Property and material Third-Party Content that is licensed or transferred to any third Person other than any (a) non-disclosure agreements entered into in the ordinary course of business; and (b) non-exclusive licenses (including software as a service or “SaaS” license) granted in the ordinary course of business or in connection with the sale of the Company’s or its Subsidiaries’ products; (ii) pursuant to which a third Person has licensed or transferred any Intellectual Property or Third-Party Content to the Company Group, which Intellectual Property or Third-Party Content is material to the operation of the business of the Company, other than any (a) non-disclosure agreements entered into in the ordinary course of business; (b) non-exclusive licenses of commercially available software and technology; and (c) non-exclusive licenses to software and materials licensed as open-source, public-source or freeware; (iii) pursuant to which any member of the Company Group has any revenue share or royalty obligations with respect to the sale or license of any Company Group products or data that exceeded in fiscal year 2018 or 2019, or is reasonably expected to exceed in fiscal year 2020, $100,000 per year; or (iv) pursuant to which the Company or any Subsidiary is obligated to perform any material development with respect to any material Company Intellectual Property (all such Contracts, the “IP Contracts”). Neither the Company nor any Subsidiary has developed material Intellectual Property for any third party except where the Company or a Subsidiary owns or retains a right to use any Intellectual Property developed in connection therewith (to the extent that is used in or necessary for the operation of its business).

(g)    Changes. Except as would not have a Company Material Adverse Effect, the consummation of the Mergers will not under any IP Contract result in: (i) the termination of any license of Intellectual Property to the Company by a third Person; (ii) the granting by the Company of any license or rights to any Company Intellectual Property; or (iii) the release from escrow of any material Company technology or software.

(h)    No Government Funding. The Company is not under any obligation to license any material Company Intellectual Property to any Governmental Authority because it has received funding to develop such material Company Intellectual Property from a Governmental Authority.

(i)    No Infringement. To the Knowledge of the Company, the operation of the business of the Company Group as such business currently is conducted (including the manufacture and sale of the Company’s and its Subsidiaries’ products) as of the date hereof does not infringe, misappropriate, dilute or otherwise violate the Intellectual Property of any third Person or constitute unfair competition or unfair trade practices pursuant to the laws of any jurisdiction, except as would not be material to the business of the Company Group, taken as a whole.

(j)    No Notice of Infringement. Since May 16, 2018, the Company Group has not received written notice from any third Person, or been involved in any Legal Proceeding, alleging that the operation of the business of the Company Group or of the Company’s or any of its Subsidiaries’ products infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any third Person or constitutes unfair competition or unfair trade practices pursuant to the laws of any jurisdiction, except as would not be material to the business of the Company Group, taken as a whole.

(k)    No Third Person Infringement. Since May 16, 2018, the Company Group has not provided any third Person with written notice claiming that such third Person is infringing, misappropriating, diluting or otherwise violating any material Company Intellectual Property, and, except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, no such activity is occurring that has resulted in a material liability to the Company Group, taken as a whole.

(l)    Proprietary Information. The Company and each of its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their confidential information and trade secrets that they wish to protect or any trade secrets or confidential information of third Persons provided to the Company Group. Without limiting the foregoing, each of the Company Group has and uses commercially reasonable efforts to enforce a policy requiring each officer and employee engaged in the development of any Intellectual Property or technology for the Company or its Subsidiaries to execute a proprietary information and confidentiality agreement.

(m)    Business Systems. The Company Group owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are reasonably sufficient for the immediate and anticipated future needs of the Company Group’s business as it is currently conducted, except as would not be material to the business of the Company Group, taken as a whole. The Company Group has implemented since May 16, 2018, and maintains, commercially reasonable security, disaster recovery, and business continuity plans, procedures, and facilities that provide substantially continuous monitoring and alerting of material operational problems or issues with the Business Systems in the possession or operational control of the Company Group, except where the failure to implement and maintain such plans, procedures, or facilities would not be material to the business of the Company Group, taken as a whole. To the Knowledge of the Company, in the last twelve months, with respect to any of the Business Systems, there has not, as of the date hereof, been any (A) unauthorized access or use; or (B) failure that has not been remedied or replaced, except, in the case of the foregoing (A) or (B), as would not be material to the business of the Company Group, taken as a whole.

(n)    Data Security and Privacy. The Company and each of its Subsidiaries (i) are, and since May 16, 2018 have been, in material compliance with all Data Security Requirements; and (ii) since May 16, 2018, have taken reasonable steps consistent with standard industry practice by companies of similar size and maturity, and in compliance in all material respects with the Data Security Requirements to protect (A) the confidentiality, integrity, availability, and security of its Business Systems that are involved in the Processing of Personally Identifiable Information, in the conduct of the business of the Company and its Subsidiaries as currently conducted; and (B) Personally Identifiable Information Processed by the Company or such Subsidiary from unauthorized use, access, disclosure, theft, and modification. As of the date hereof, except as would not be material to the business of the Company Group, taken as a whole, there are no pending complaints, investigations, inquiries, notices, enforcement proceedings, or actions by or before any Governmental Authority and since May 16, 2018, no fines or other penalties have been imposed on or claims for compensation under applicable laws have been received by the Company or any Subsidiary, for violation of any Data Security Requirement in connection with any Specified Data Breach or otherwise. The Company and each of its Subsidiaries have not since May 16, 2018, (1) to the Knowledge of the Company, experienced any Specified Data Breaches; or (2) been involved in any Legal Proceedings related to any violation of any Data Security Requirements or any Specified Data Breaches.

(o)    Products and Source Code. To the Knowledge of the Company, except as would not be material to the business of the Company Group, taken as a whole, there are (i) no defects in any of the products of the

Company Group that would prevent the same from performing materially in accordance with the Company’s obligations to customers under written customer agreements; and (ii) no viruses, worms, Trojan horses or similar disabling codes or programs in any of the same. As of the date hereof, the Company Group possess all source code and other materials that embody material Company Intellectual Property used by the Company Group in the development and maintenance of the products of the Company Group, except as would not be material to the operations of the business of the Company Group, taken as a whole. The Company Group has not disclosed, delivered, licensed or otherwise made available, and does not have a duty or obligation (whether present, contingent, or otherwise) to disclose, deliver, license, or otherwise make available, any source code that embodies material Company Intellectual Property for any product of the Company Group to any Person, except as would not be material to the business of the Company Group, taken as a whole.

(p)    Open Source Software. To the Knowledge of the Company, no material product of the Company Group is distributed with any Open Source Software in a manner that requires the Company Group to disclose or license any material proprietary source code that embodies material Company Intellectual Property for any product of the Company Group or in a manner that requires any material product of the Company Group to be made available at no charge, except, in each case, as would not be material to the business of the Company Group, taken as a whole.

3.17    Tax Matters.

(a)    Tax Returns. Except as would not have a Company Material Adverse Effect, each member of the Company Group has (i) timely filed (taking into account valid extensions) all United States federal, state, local and non-United States returns, estimates, information statements and reports (including amendments thereto) relating to any and all Taxes (“Tax Returns”) required to be filed by any of them; and (ii) paid, or have adequately reserved on the face of the Audited Company Balance Sheet (as opposed to the notes thereto and in accordance with GAAP) for the payment of, all Taxes that are due and payable. The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve (in accordance with GAAP) for all Taxes accrued but not then payable by the Company Group through the date of such financial statements. None of the members of the Company Group has executed any waiver, except in connection with any ongoing Tax examination, of any statute of limitations on, or extended the period for the assessment or collection of, any material Tax, in each case that has not since expired.

(b)    Taxes Paid. Except as would not have a Company Material Adverse Effect, each member of the Company Group has timely paid or withheld with respect to their employees and other third Persons (and paid over any amounts withheld to the appropriate Tax authority) all United States federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be paid or withheld.

(c)    No Audits. No audits or other examinations with respect to Taxes of the Company Group are presently in progress or have been asserted or proposed in writing. No written claim has ever been made by a Governmental Authority in a jurisdiction where the Company Group does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to tax in that jurisdiction.

(d)    Spin-offs. None of the members of the Company Group has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code.

(e)    No Listed Transaction. None of the members of the Company Group has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).

(f)    Tax Agreements. None of the members of the Company Group (i) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; or (ii) has any material liability for the Taxes of any Person other than the Company Group pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States law) as a transferee or successor, or otherwise by operation of law.

(g)    Tax Classification. Each of Holdings and its Subsidiaries has been at all times classified as a partnership or the disregarded entity within the meaning of Treasury Regulation §301.7701-2(a) and has not made an election to be treated as an association within the meaning of Treasury Regulation §301.7701-3.

(h)    COVID-19. Since January 1, 2020 and through the date of this Agreement, the Company Group has not deferred material Taxes or claimed any material Tax credits under any applicable law, rules and regulation, order or directive of any Governmental Authority enacted, implemented or issued in response to COVID-19.

3.18    Employee Plans.

(a)    Employee Plans. Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of all material Employee Plans. For purposes of this Agreement, “Employee Plan” shall mean (collectively) (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (ii) all other material employment, natural person consultant or other service, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, severance, termination, retention, change in control compensation and other similar material fringe, welfare or other employee benefit plans, programs, agreement, contracts, policies or binding arrangements (whether or not in writing) (x) sponsored, maintained or contributed to (or required to be contributed to) by any member of the Company Group; (y) sponsored, maintained, or contributed to (or required to be contributed to) any other trade or business (whether or not incorporated) that would be treated as a single employer with the Company Group pursuant to Section 414 of the Code (an “ERISA Affiliate”); or (z) otherwise with respect to which the Company Group has any current liability, contingent or otherwise. With respect to each material Employee Plan, to the extent applicable, the Company has made available to the Parent Entities true, correct and complete copies of (A) the most recent annual report on Form 5500 required to have been filed with the IRS for each Employee Plan, including all schedules thereto; (B) the most recent determination or opinion letter, if any, from the IRS for any Employee Plan that is intended to qualify pursuant to Section 401(a) of the Code; (C) the plan documents and summary plan descriptions; (D) any related trust agreements, insurance contracts, insurance policies or other Contracts of any funding arrangements; (E) any notices to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority relating to any material compliance issues in respect of any such Employee Plan during the past three years; and (F) with respect to each material Employee Plan that is maintained in any non-United States jurisdiction primarily for the benefit of any employee of the Company Group whose principal work location is outside of the United States (the “International Employee Plans”), to the extent applicable, (1) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan; and (2) any document comparable to the determination letter referenced pursuant to clause (B) above issued by a Governmental Authority relating to the satisfaction of law necessary to obtain the most favorable Tax treatment.

(b)    Absence of Certain Plans. Except as set forth on Section 3.18(b) of the Company Disclosure Letter, neither the Company nor any of its ERISA Affiliates has previously maintained, sponsored or contributed to or currently maintains, sponsors or participates in, or contributes to, or has any liability or obligation with respect to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); (iii) a “defined benefit plan” (as defined in Section 3(35) of ERISA) or a plan that otherwise is or was subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA; or (iv) a “multiple employer welfare arrangement” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code). No member of the Company Group has any current or contingent liability by reason of at any time being treated as a single employer with any other Person under Section 414 of the Code.

(c)    Compliance. Each Employee Plan has been established, maintained, funded, operated and administered in all material respects in accordance with its terms and with all applicable law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority. All required contributions, premiums and other payments relating to the Employee Plans have been timely and accurately made, and no Employee Plan has any unfunded liabilities that have not been fully accrued. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualified status, and nothing has occurred that could reasonably be expected to adversely affect such Employee Plan’s qualified status. No member of the Company Group has incurred, whether or not assessed, any Tax or penalty under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.

(d)    Employee Plan Legal Proceedings. As of the date hereof, there are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary of any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

(e)    No Prohibited Transactions. None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any breach of fiduciary duty or non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material Tax imposed by Section 4975 of the Code, in each case applicable to the Company Group or any Employee Plan, or for which the Company Group has any indemnification obligation.

(f)    No Welfare Benefit Plan. No Employee Plan provides post-termination or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar law for which the covered Person pays the full cost of coverage.

(g)    No Additional Rights. None of the execution and delivery of this Agreement or the consummation of the Mergers will, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in, or accelerate the time of payment, funding or vesting of, any payment (including severance, change in control, stay or retention bonus or otherwise) or benefits becoming due under any Employee Plan or otherwise; (ii) increase any compensation or benefits otherwise payable under any Employee Plan or otherwise; (iii) result in the acceleration of the time of payment or vesting of any compensation or benefits under any Employee Plan or otherwise; (iv) trigger any other material obligation under, or result in the breach or violation of, any Employee Plan; or (v) limit or restrict the right of any Parent Entity to merge, amend or terminate any Employee Plan on or after the Company Merger Effective Time (other than ordinary notice and administration requirements and expenses or routine claims for benefits.)

(h)    Section 280G. No payment or benefit payable in connection with the consummation of the Mergers (either alone or in connection with any other event) could be characterized as a parachute payment within the meaning of Section 280G of the Code, and the Company Group has no obligation to gross-up or indemnify any individual with respect to any Tax under Section 4999 of the Code.

(i)    Section 409A. Each Employee Plan has been maintained, in form and operation, in all material respects in compliance with Section 409A of the Code, and the Company Group has no obligation to gross-up or indemnify any individual with respect to any such Tax.

(j)    International Employee Plans. Each International Employee Plan has been established, registered, maintained and administered in good standing and compliance in all material respects with its terms and conditions and with the requirements prescribed by any applicable laws or regulatory authorities. Furthermore, no International Employee Plan has material unfunded liabilities that as of the Company Merger Effective Time will not be offset by insurance or fully accrued. Except as required by applicable law, to the Knowledge of the Company, no condition exists that would prevent the Company Group from terminating or amending any International Employee Plan at any time for any reason without material liability to the Company or its Subsidiaries (other than ordinary notice and administration requirements and expenses or routine claims for benefits). Each International Employee Plan that is required to be registered has been so registered and has been maintained in good standing in all material respects with applicable regulatory authorities.

(k)    No New Employee Plans. The Company Group has no plan or commitment to amend any material Employee Plan or establish any material new employee benefit plan or to materially increase any benefits pursuant to any material Employee Plan.

3.19    Labor Matters.

(a)    Union Activities. The Company Group is not a party to or bound by any collective bargaining agreement, labor union contract or trade union agreement or other Contract with any labor union, works council, or other labor organization (each, a “Collective Bargaining Agreement”), and no employees of the Company Group are represented by a labor union, works council, or other labor organization with respect to their employment with the Company Group. To the Knowledge of the Company, there are no pending or threatened activities or proceedings of any labor union, works council, or other labor organization or trade union or group of employees to organize any employees of the Company Group with regard to their employment with the Company Group, and no such activities or proceedings have occurred within the past three years. No Collective Bargaining Agreement is being negotiated by the Company Group. There is no strike, lockout, slowdown, picketing, handbilling, work stoppage, or other material labor dispute against or affecting the Company Group pending or, to the Knowledge of the Company, threatened against or affecting the Company Group, and no such labor disputes have occurred within the past three years.

(b)    Wage and Hour and Legal Compliance. Except for instances of such noncompliance that would not have a Company Material Adverse Effect, the Company Group is in compliance, and has complied, with applicable laws and orders with respect to labor and employment (including applicable laws, statutes, acts, codes, orders, rules and regulations regarding wage and hour, immigration, harassment, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), employee trainings and notices, workers’ compensation, labor relations, employee leave issues, COVID-19, affirmative action, unemployment insurance, discrimination or retaliation in employment, employee health and safety, and collective bargaining).

(c)    Withholding. Except as would not have a Company Material Adverse Effect, the Company Group has withheld all amounts required by applicable law to be withheld from the wages, salaries and other payments to current and former employees and other service providers, and are not liable for any arrears of wages, salaries or other payments, including under Contract, Company Group policy or law, or any Taxes or any penalty for failure to comply with any of the foregoing. None of the Company Group is liable for any material payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business).

(d)    Sexual Harassment. The Company Group has promptly, thoroughly and impartially investigated all sexual harassment, or other discrimination or retaliation allegations of which any of them is aware or has been made aware since May 16, 2018. With respect to each such allegation with potential merit, the Company Group has taken prompt corrective action that is reasonably calculated to prevent further improper action. The Company Group does not reasonably expect any material liability with respect to any such allegations.

(e)    COVID-19. Except as set forth on Schedule 3.19(e) of the Company Disclosure Letter, since January 1, 2020 and through the date hereof, as related to COVID-19, the Company Group has not (i) taken any material action with respect to employees of the Company Group, including implementing workforce reductions, terminations, furloughs or material changes to compensation, benefits or working schedules, or changes to Employee Plans, or (ii) applied for or received loans on a forgivable basis under the Paycheck Protection Program implemented pursuant to The Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) or any similar Governmental Authority program implemented in response to COVID-19, and as of the date hereof the Company is not aware of any facts or circumstances that would give rise to any of the foregoing actions being reasonably anticipated to be taken by the Company Group.

3.20    Permits. Except as would not have a Company Material Adverse Effect, the Company Group holds, to the extent legally required, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities (“Permits”) that are required for the operation of the business of the Company Group as currently conducted. The Company Group complies with the terms of all Permits, and no suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not have a Company Material Adverse Effect.

3.21    Compliance with Laws. The Company and each of its Subsidiaries is in compliance with all laws and orders that are applicable to the Company Group or to the conduct of the business or operations of the Company Group, except for noncompliance that would not have a Company Material Adverse Effect. No representation or warranty is made in this Section 3.21 with respect to (a) compliance with the Exchange Act, which is exclusively addressed by Section 3.9 and Section 3.10; (b) compliance with Environmental Law, which is exclusively addressed by Section 3.15; (c) compliance with applicable Tax laws, which is exclusively addressed by Section 3.17, Section 3.18 and Section 3.19(c); (d) compliance with ERISA and other applicable laws relating to employee benefits, which is exclusively addressed by Section 3.18; (e) compliance with labor law matters, which is exclusively addressed by Section 3.19; or (f) compliance with trade control laws and anti-corruption laws, which is exclusively addressed by Section 3.26.

3.22    Legal Proceedings; Orders.

(a)    No Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company Group or, as of the date hereof, against any present or former officer or director of the Company Group in such individual’s capacity as such.

(b)    No Orders. None of the Company Group is subject to any material order of any kind or nature that would prevent or materially delay the consummation of the Mergers or the ability of the Company Parties to fully perform its covenants and obligations pursuant to this Agreement.

3.23    Insurance. As of the date hereof, the Company Group has all material policies of insurance covering the Company Group and any of its employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company Group. As of the date hereof, all such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not have a Company Material Adverse Effect.

3.24    Related Person Transactions. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company Group, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.25    Brokers. Except for the Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company Group who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Mergers.

3.26    Trade Controls; FCPA.

(a)    The Company Group has conducted its transactions and dealings in material accordance with all applicable United States anti-money laundering laws, regulations, and orders; export and re-export control laws, regulations, and orders; economic or trade sanctions laws, regulations, and orders; and all other similar applicable laws, regulations, and orders in other countries in which the Company Group conducts business (collectively, “Trade Control Laws”).

(b)    The Company and each of its Subsidiaries has implemented and maintains in effect written policies and procedures and internal controls reasonably designed to prevent, deter and detect violations of applicable Trade Control Laws and the FCPA and all other applicable anti-corruption laws, statutes, regulations, and orders (collectively, “Anti-Corruption Laws”). The Company Group has not made any voluntary or involuntary disclosure, conducted any internal investigation, or, to the Knowledge of the Company, received any notice of facts or circumstances, in each case, relating to an actual or potential material violation of Trade Control Laws or the Anti-Corruption Laws.

(c)    To the Knowledge of the Company, as of the date hereof, there are no pending or threatened Legal Proceedings against the Company Group alleging a material violation of any Trade Control Laws or Anti-Corruption Laws that are applicable to the Company Group.

(d)    No material licenses or approvals pursuant to the Trade Control Laws are necessary for the transfer of any export licenses or other export approvals to any Parent Entity or the Surviving Entities in connection with the consummation of the Mergers.

(e)    Except as would not be material to the Company Group, during the past five (5) years, neither the Company Group nor, to the Knowledge of the Company, any officer, director, agent, employee or other Person acting on its behalf, has, directly or indirectly, (i) taken any action that would cause them to be in violation of any provision of Anti-Corruption Laws; (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (iii) made, offered or authorized any unlawful payment, or other thing of value, to foreign or domestic government officials or employees; or (iv) made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment in violation of Anti-Corruption Laws.

(f)    Except as would not be material to the Company Group, neither the Company Group nor any of its respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company Group, is currently, or has been in the past five (5) years: (i) a Sanctioned Person or organized, resident or located in a Sanctioned Country, or (ii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country, in each case that would result in a violation of Trade Control Laws.

(g)    No member of the Company Group engages in (a) the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA. No member of the Company Group has any current intention of engaging in such activities in the future.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

Except as set forth in the disclosure letter delivered by the Buyer Parties on the date hereof (the “Parent Disclosure Letter”), the Buyer Parties hereby represent and warrant to the Company Parties as follows:

4.1    Organization; Good Standing.

(a)    Parent Entities. Each Parent Entity (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(b)    Merger Subs. Each of Merger Sub I and Merger Sub II (i) is a corporation or limited liability company duly organized or formed, validly existing and in good standing pursuant to the DGCL or the DLLCA, as applicable; and (ii) has the requisite corporate or limited liability company power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(c)    Organizational Documents. The Parent Entities have made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of the Buyer Parties, each as amended to date. No Buyer Party is in violation of its certificate of incorporation, bylaws or other similar organizational document.

4.2    Power; Enforceability. Each Buyer Party has the requisite power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Mergers. The execution and delivery of this Agreement by the Buyer Parties, the performance by each Buyer Party of its respective covenants and obligations hereunder and the consummation of the Mergers have been duly authorized by all necessary action on the part of each Buyer Party and no additional actions on the part of any Buyer Party are necessary to authorize (i) the execution and delivery of this Agreement by each Buyer Party; (ii) the performance by each Buyer Party of its respective covenants and obligations hereunder; or (iii) the consummation of the Mergers. This Agreement has been duly executed and delivered by each Buyer Party and, assuming the due authorization, execution and delivery by the Company Parties, constitutes a legal, valid and binding obligation of each Buyer Party, enforceable against each Buyer Party in accordance with its terms, subject to the Enforceability Limitations.

4.3    Non-Contravention. The execution and delivery of this Agreement by each Buyer Party, the performance by each Buyer Party of their respective covenants and obligations hereunder, and the consummation of the Mergers do not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of the Buyer Parties; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any Buyer Party is a party or by which the Buyer Parties or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any law or order applicable to the Buyer Parties or by which any of their properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Buyer Parties, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not, individually or in the aggregate, prevent or materially delay the consummation of the Mergers or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.

4.4    Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of the Buyer Parties or any of their Affiliates (a) in connection with the execution and delivery of this Agreement by each Buyer Party; (b) the performance by each Buyer Party of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Mergers, except (i) the filing of the Holdings Certificate of Merger and the Company Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and Antitrust Laws and Foreign Investment Laws set forth in Section 7.1(b) of the Company Disclosure Letter; and (iv) such other Consents the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Mergers or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement. None of the Buyer Parties will permit, as of the Closing, any entity under the “control” (defined in the DPA) of a People’s Republic of China national, or any entity under the control of a Russian Federation national, or, except as would not prevent the consummation of the Mergers or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement, any entity under the control of any other foreign government, to obtain through any Buyer Party, control with respect to the Company Group; provided that any entity that does not expand the applicable Antitrust Laws and Foreign Investment Laws beyond those set forth in Section 7.1(b) of the Company Disclosure Letter shall be deemed to satisfy this exception.

4.5    Legal Proceedings; Orders.

(a)    No Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of the Parent Entities or any of their Affiliates, threatened against the Buyer Parties that would, individually or in the aggregate, prevent or materially delay the consummation of the Mergers or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.

(b)    No Orders. No Buyer Party is subject to any order of any kind or nature that would prevent or materially delay the consummation of the Mergers or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.

4.6    Ownership of Company Capital Stock. None of the Buyer Parties or any of their respective directors, officers, general partners or Affiliates or, to the knowledge of the Parent Entities or any of their controlled Affiliates, any employees of the Buyer Parties or any of their controlled Affiliates (a) has owned any shares of Company Capital Stock; or (b) has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case during the two years prior to the date hereof.

4.7    Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Buyer Parties or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Mergers.

4.8    Operations of the Buyer Parties. Each Buyer Party has been formed solely for the purpose of engaging in the Mergers, and, prior to the Holdings Merger Effective Time and the Company Merger Effective Time, none of the Buyer Parties will have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Equity Commitment Letter or any agreements or arrangements entered into in connection with the Debt Financing, the Guaranty and this Agreement. Parent I owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Merger Sub I free and clear of all liens. Parent II owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Merger Sub II free and clear of all liens.

4.9    No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, any Parent Entity is necessary to approve this Agreement and the Mergers. The vote or consent of Parent I, as the sole stockholder of Merger Sub I is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub I necessary to approve this Agreement and the Company Merger. The vote or consent of Parent II, as the sole member of Merger Sub II is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub II necessary to approve this Agreement and the Holdings Merger.

4.10    Guaranty. Concurrently with the execution of this Agreement, the Guarantor has delivered to the Company its duly executed Guaranty. The Guaranty is in full force and effect and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, subject to the Enforceability Limitations. No event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of the Guarantor pursuant to the Guaranty.

4.11    Financing.

(a)    Equity Commitment Letter. As of the date hereof, the Parent Entities have delivered to the Company a true, correct and complete copy of the executed Equity Commitment Letter, dated as of the date hereof, pursuant to which the Guarantor has committed, subject to the terms and conditions thereof, to invest in the Parent Entities, directly or indirectly, the cash amounts set forth therein for the purpose of funding up to the aggregate value of the Mergers (such financing, the “Equity Financing”). The Equity Commitment Letter provides that (A) the Company is an express third party beneficiary thereof in connection with the Company’s exercise of its rights under Section 9.8(b); and (B) subject in all respects to Section 9.8(b), the Parent Entities and the Guarantor will not oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise of such third party beneficiary rights.

(b)    No Amendments. As of the date hereof, (i) the Equity Commitment Letter and the terms of the Equity Financing have not been amended or modified prior to the date hereof; (ii) no such amendment or modification is contemplated; and (iii) the respective commitments contained therein have not been withdrawn, terminated or rescinded in any respect. As of the date hereof, there are no other Contracts, agreements, side letters or arrangements to which any Parent Entity is a party relating to the funding or investing, as applicable, of the full amount of the Equity Financing, other than as expressly set forth in the Equity Commitment Letter. Other than as set forth in the Equity Commitment Letter, there are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Equity Financing.

(c)    Sufficiency of Equity Financing. The net proceeds of the Equity Financing, when funded in accordance with the Equity Commitment Letter, along with the Company Group’s Cash on Hand at Closing, will be, in the aggregate, sufficient to (i) make the payment of all amounts payable pursuant to Article II in connection with or as a result of the Mergers and (ii) pay all fees and expenses required to be paid at the Closing by the Company Parties in connection with the Mergers and the Equity Financing.

(d)    Validity. As of the date hereof, the Equity Commitment Letter (in the form delivered by the Parent Entities to the Company) is in full force and effect and constitutes the legal, valid and binding obligations of the Parent Entities and the Guarantor, as applicable, enforceable against each Parent Entity and the Guarantor, as applicable, in accordance with its terms, subject to the Enforceability Limitations. Other than as expressly set forth in the Equity Commitment Letter, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Equity Financing pursuant to any agreement relating to the Equity Financing to which the Guarantor, any Parent Entity or any of their respective Affiliates, is a party. As of the date hereof, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach on the part of any Parent Entity or the Guarantor pursuant to the Equity Commitment Letter (it being understood that no Parent Entity is making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article III or the Company Parties’ compliance hereunder). As of the date hereof, no Parent Entity has any reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Equity Financing to be satisfied by it, whether or not such term or condition is contained in the Equity Commitment Letter (it being understood that no Parent Entity is making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article III or the Company Parties’ compliance hereunder). As of the date hereof, the Parent Entities have fully paid, or caused to be fully paid, all commitment or other fees that are due and payable on or prior to the date hereof, in each case pursuant to and in accordance with the terms of the Equity Commitment Letter.

(e)    No Exclusive Arrangements. As of the date hereof, none of the Guarantor, any Parent Entity, or any of their respective Affiliates has entered into any Contract, arrangement or understanding (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis in connection with the Mergers; or (ii) expressly prohibiting any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person in connection with a transaction relating to the Company Group in connection with the Mergers.

4.12    Stockholder and Management Arrangements. As of the date hereof, except for the Voting Agreements, no Parent Entity nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder (other than any existing limited partner or other equity financing source of the Guarantor or any of its Affiliates), director, officer, employee or other Affiliate of the Company Group (a) relating to (i) this Agreement or the Mergers; or (ii) the Surviving Entities or any of their Subsidiaries, businesses or operations (including as to continuing employment) from and after the Closing; or (b) pursuant to which any (i) such holder of Holdings Units or Company Capital Stock would be entitled to receive consideration of a different amount or nature than the Per Unit Price or Per Share Price in respect of such holder’s Holdings Units or shares of Company Capital Stock, respectively; (ii) such holder of Holdings Units or Company Capital Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company Group other than the Guarantor has agreed to provide, directly or indirectly, equity investment to the Buyer Parties or the Company Parties to finance any portion of the Mergers.

4.13    Solvency. As of the Company Merger Effective Time and immediately after giving effect to the Mergers (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Mergers and all related fees and expenses of the Parent Entities, the Company and their respective Subsidiaries in connection therewith), (a) the amount of the “fair saleable value” of the assets of each of the Surviving Entities and its respective Subsidiaries will exceed (i) the value of all liabilities of such Surviving Entity and its Subsidiaries, including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of each such Surviving Entity and its Subsidiaries on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) each of the Surviving Entities and its respective Subsidiaries will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) each of the Surviving Entities and its respective Subsidiaries will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

4.14    Exclusivity of Representations and Warranties.

(a)    No Other Representations and Warranties. Each Buyer Party, on behalf of itself and its respective Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III:

(i)    neither the Company Parties nor any of their respective Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Mergers;

(ii)    no Person has been authorized by the Company Group or any of its Affiliates or Representatives to make any representation or warranty relating to the Company Group or any of its businesses or operations or otherwise in connection with this Agreement or the Mergers, and if made, such representation or warranty must not be relied upon by the Buyer Parties or any of their respective Affiliates or Representatives as having been authorized by the Company Group or any of its Affiliates or Representatives (or any other Person); and

(iii)    the representations and warranties made by the Company Parties in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company Parties hereby disclaim any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Buyer Parties or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b)    No Reliance. Each Buyer Party, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, it is not acting (including, as applicable, by entering into this Agreement or consummating the Mergers) in reliance on:

(i)    any representation or warranty, express or implied;

(ii)    any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Buyer Parties or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Mergers, in connection with presentations by the Company’s management or in any other forum or setting; or

(iii)    the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1    Affirmative Obligations. Except (a) as expressly contemplated by this Agreement; (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; (c) as contemplated by Section 5.2; (d) for any actions taken reasonably and in good faith to respond to COVID-19 or any COVID-19 Measures; or (e) as approved by Parent I (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company Merger Effective Time, each of the Company Parties will, and will cause each of its Subsidiaries to, (i) use its respective commercially reasonable efforts to maintain its existence in good standing pursuant to applicable law; (ii) subject to the restrictions and exceptions set forth in Section 5.2 or elsewhere in this Agreement, use its respective commercially reasonable efforts to conduct its business and operations in the ordinary course of business; and (iii) use its respective commercially reasonable efforts to (A) preserve intact its material assets, properties, Contracts or other legally binding understandings, licenses and business organizations; (B) keep available the services of its current officers and key employees; and (C) preserve the current relationships with customers, vendors, distributors, partners (including resellers, platform partners, referral partners, consulting and implementation partners), lessors, licensors, licensees, creditors, contractors and other Persons with which the Company Group has business relations.

5.2    Forbearance Covenants. Except (i) as set forth in Section 5.2 of the Company Disclosure Letter; (ii) as approved by Parent I (which approval will not be unreasonably withheld, conditioned or delayed); or (iii) as expressly contemplated by the terms of this Agreement, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company Merger Effective Time, the Company Parties will not, and will not permit any of its Subsidiaries, to:

(a)    amend the Charter, the Bylaws, the Holdings LLCA, or any other similar organizational document;

(b)    propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c)    issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities, except (A) for the issuance or sale of shares of Company Common Stock or Holdings Units in connection with the exercise or settlement (as applicable) of Convertible Notes, Company Options, Company PSUs, Company RSUs, Holdings RSUs or Holdings Incentive Units outstanding as of the Capitalization Date in accordance with their terms and pursuant to the ESPP in accordance with its terms (as modified by Section 2.8(g) and Section 2.8(h)); (B) in connection with agreements in effect on the date hereof and made available to the Parent Entities (or the form of such agreement has been made available to the Parent Entities and any such agreement is substantially identical to such form), including the maximum amount of Company Securities to be issued thereunder; or (C) in connection with any Holdings Unit Redemption;

(d)    directly or indirectly acquire, repurchase or redeem any securities, except for (A) repurchases, withholdings, or cancellations of Company Securities pursuant to the terms and conditions of the Capped Call Documentation, Company Options, Company RSUs, Company PSUs, Holdings RSUs or Holdings Incentive Units outstanding as of the date hereof in accordance with their terms as of the date hereof; (B) transactions between the Company and any of its direct or indirect Subsidiaries; or (C) in connection with any Holdings Unit Redemption;

(e)    (A) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of Holdings to the Company, Holdings, or one of Holdings’ other wholly owned Subsidiaries; (C) pledge or encumber any shares of its capital stock or other equity or voting interest; or (D) modify the terms of any shares of its capital stock or other equity or voting interest;

(f)    (A) incur or assume any Indebtedness (including any long-term or short-term debt) or issue any debt securities, except (1) for trade payables incurred in the ordinary course of business; (2) obligations incurred pursuant to business credit cards in the ordinary course of business; and (3) intercompany loans or advances between or among Holdings, the Company and/or Holdings’ direct or indirect wholly-owned Subsidiaries; or (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of Holdings or any direct or indirect wholly owned Subsidiaries of Holdings;

(g)    mortgage or pledge any of its and its Subsidiaries’ assets, tangible or intangible, or create or incur any lien thereupon (other than Permitted Liens), other than in connection with financing transactions permitted by Section 5.2(f) or consented to by Parent I;

(h)    make any loans, advances or capital contributions to, or investments in, any other Person, except for (1) extensions of credit to customers in the ordinary course of business; (2) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company Group’s policies related thereto; and (3) loans, advances or capital contributions to, or investments in, Holdings or any direct or indirect wholly-owned Subsidiaries of Holdings;

(i)    acquire, lease, license, sell, abandon, transfer, assign, guarantee, or exchange any assets, tangible or intangible (including any Company Intellectual Property), in each case in excess of $250,000 individually, and other than (1) the sale, lease or licensing of products or services of the Company Group or other materials embodying Company Intellectual Property in the ordinary course of business; (2) the acquisition, assignment or abandonment of immaterial Company Intellectual Property in connection with the exercise of the reasonable business judgment of the Company Group in the ordinary course of business; (3) the abandonment of trade secrets in the ordinary course of business and to the extent not economically desirable to maintain for the conduct of the business of the Company Group; and (4) any capital expenditures permitted by (or consented to by Parent I under) Section 5.2(n);

(j)    (A) enter into, adopt, amend (including accelerating the vesting, payment or funding), modify or terminate any bonus, profit sharing, compensation, severance, termination, option, appreciation right, performance unit, phantom equity, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other Employee Plan or employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer or employee of the Company Group in any manner (other than at-will offer letters (or, for jurisdictions outside of the United States, employment agreements that provide for employment periods or rights no greater than required by applicable law) entered into with new hires of employees of the Company Group in the ordinary course of business and consistent with past practice and whose annual salary is less than $200,000); (B) increase or decrease the compensation of any director, officer, employee, individual consultant, former employee, individual independent contractor, or other individual service provider of the Company Group, pay any special bonus or special remuneration to any director, officer, employee, individual consultant, former employee, individual independent contractor, or other individual service provider of the Company Group, or pay any benefit not required by (or accelerate the time of payment or vesting of any payment becoming due under) any Employee Plan as in effect as of the date hereof, except in the case of each of (A) and (B), (1) as may be required by applicable law or the terms of the applicable Employee Plan in effect as of the date hereof; or (2) for increases in base salary for employees of the Company Group below the level of vice president and whose annual salary is less than $200,000 in the ordinary course of business and consistent with past practice (it being understood that these exceptions in the foregoing clauses (1) and (2) will not apply to any actions otherwise prohibited by Section 5.2(c) or the following sub-clause (C)); (C) enter into any change in control, severance or similar agreement or any retention or similar agreement with any officer, employee, director, individual independent contractor, individual consultant, or other individual service provider of the Company Group, or (D) hire, terminate (other than for “cause”), furlough or temporarily lay off any officer, employee, director, individual independent contractor, individual consultant, or other individual service provider of the Company Group with an annual base salary or wages (or, in the case of non-employee service providers, equivalent compensation) of $200,000 or more.

(k)    settle, release, waive or compromise any pending or threatened material Legal Proceeding or other claim, except for the settlement of any Legal Proceedings or other claim that is (A) reflected or reserved against in the Audited Company Balance Sheet; (B) for solely monetary payments of no more than $200,000 individually and $500,000 in the aggregate; or (C) settled in compliance with Section 6.15;

(l)    except as required by applicable law or GAAP, (A) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business; or (B) make any change in any of its accounting principles or practices;

(m)    except in the ordinary course of business, (A) make or change any material Tax election; (B) settle, consent to or compromise any material Tax claim or assessment or surrender a right to a material Tax refund; (C) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment; (D) file an amended Tax Return that could materially increase the Taxes payable by the Company or its Subsidiaries; or (E) enter into a closing agreement with any Governmental Authority regarding any material Tax;

(n)     incur or commit to incur any capital expenditure(s) other than (1) consistent with the capital expenditure budget set forth in Section 5.2(n) of the Company Disclosure Letter or (2) to the extent that such capital expenditures do not exceed $1,000,000 individually or $5,000,000 in the aggregate;

(o)    enter into, modify, amend or terminate any (a) Contracts (other than any Material Contract) that if so entered into, modified, amended or terminated would, individually or in the aggregate, have a Company Material Adverse Effect; or (b) Material Contract or any Contract that would have been a Material Contract if such Contract was in existence as of the date hereof, except in the ordinary course of business or as permitted under Section 5.2(c) and Section 5.2(j);

(p)    maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

(q)    engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(r)    effectuate or announce any closing, employee layoff, furlough, reduction to terms and conditions of employment or other event affecting in whole or in part any site of employment, facility, operating unit or employee that would result in liability of the Company Group under WARN;

(s)    grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business;

(t)    acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material portion thereof or material equity interest therein or enter into any Contract that involves a joint venture entity, limited liability company or legal partnership (excluding, for avoidance of doubt, reseller agreements and other commercial agreements that do not involve the formation of an entity with any third Person);

(u)    (A) enter into any Collective Bargaining Agreement or agreement or arrangement to form a works council or other Contract with any labor union or other labor organization or works council, except to the extent required by applicable law; provided that the Company Parties or their applicable Subsidiaries must first provide Parent I and its counsel reasonable advance notice thereof and a reasonable opportunity to review and comment thereon, and the Company Parties and such Subsidiaries will give due consideration to all reasonable additions, deletions, changes or other recommendations suggested thereto by Parent I or its counsel; or (B) recognize or certify any labor union, works council or other labor organization, or group of employees, as the bargaining representative for any employees of the Company Group, except as required by applicable law;

(v)    waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;

(w)    adopt or implement any stockholder rights plan or similar arrangement, in each case, applicable to the Mergers or any other transaction consummated pursuant to the Parent Entities’ rights under Section 5.3(d)(i)(2) or Section 5.3(d)(ii)(3);

(x)    enter into, authorize any of, or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.2.

5.3    No Solicitation.

(a)    No Solicitation or Negotiation. Subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company Merger Effective Time, the Company Parties will cease and cause to be terminated any discussions or negotiations with any Person and its Affiliates, directors, officers, employees, consultants, agents, representatives and advisors (collectively, “Representatives”) that would be prohibited by this Section 5.3(a), request the prompt return or destruction of all non-public information concerning the Company Group theretofore furnished to any such Person with whom a confidentiality agreement was entered into at any time within the six month period immediately preceding the date hereof and will (A) cease providing any further information with respect to the Company Parties or any Acquisition Proposal to any such Person or its Representatives; and (B) terminate all access granted to any such Person and its Representatives to any physical or electronic data room. Subject to the terms of Section 5.3(b), from the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company Merger Effective Time, the Company Group will not, and will not instruct, authorize or knowingly permit any of its Representatives to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than to the Parent Entities or any designees of the Parent Entities) any non-public information relating to the Company Group or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group (other than the Parent Entities or any designees of the Parent Entities), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 5.3 and contacting the Person making the Acquisition Proposal to the extent necessary to clarify the terms of the Acquisition Proposal); (iv) approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; or (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). From the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company Merger Effective Time, the Company will not be required to enforce, and will be permitted to waive, any provision of any standstill or confidentiality agreement solely to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to the Company Board (or any committee thereof).

(b)    Superior Proposals. Notwithstanding anything to contrary set forth in this Section 5.3, from the date hereof until the Company’s receipt of the Requisite Stockholder Approval, the Company Parties and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives (including the Advisor), participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made or delivered to the Company Parties an Acquisition Proposal after the date hereof, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such Person), in each case with respect to an Acquisition Proposal that did not result from any material breach of Section 5.3(a); provided, however, that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 5.3(b) would be inconsistent with its fiduciary duties pursuant to applicable law; and provided further, however, that the Company will promptly (and in any event within 24 hours) make available to the Parent Entities any non-public information concerning the Company Group that is provided to any such Person or its Representatives that was not previously made available to the Parent Entities.

(c)    No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(d), at no time after the date hereof may the Company Board (or a committee thereof):

(i)    (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to any Parent Entity in any material respect; (B) adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within 10 Business Days after Parent I so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than three separate occasions); (D) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until the close of business on the 10th Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 5.3); or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal or (2) the delivery by the Company to the Parent Entities of any notice contemplated by Section 5.3(d) will constitute a Company Board Recommendation Change; or

(ii)    cause or permit the Company Group to enter into an Alternative Acquisition Agreement.

(d)    Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:

(i)    other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal, the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to any positive material event or development or material change in circumstances with respect to the Company that was (A) not actually known to, or reasonably expected by, the Company Board as of the date hereof; and (B) does not relate to (a) any Acquisition Proposal; or (b) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof, or changes after the date hereof in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (b) may be considered and taken into account) (each such event, an “Intervening Event”), if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law and if and only if:

(1)    the Company has provided prior written notice to the Parent Entities at least four Business Days in advance to the effect that the Company Board (or a committee thereof) has (A) so determined; and (B) resolved to effect a Company Board Recommendation Change pursuant to this Section 5.3(d)(i), which notice will specify the applicable Intervening Event in reasonable detail; and

(2)    prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such four Business Day period, must have (A) negotiated with the Parent Entities and their Representatives in good faith (to the extent that the Parent Entities desire to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Company Board (or a committee thereof) no longer determines that the failure to make a Company Board Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable law; and (B) permitted the Parent Entities and their Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that the Parent Entities requests to make such a presentation); or

(ii)    if the Company has received a bona fide Acquisition Proposal, that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) authorize the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, in each case if and only if:

(1)    the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law;

(2)    the Company Group and its Representatives have complied in all material respects with their obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal;

(3)    (i) the Company has provided prior written notice to the Parent Entities at least four Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received a bona fide Acquisition Proposal that has not been withdrawn; (B) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Company Board

Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(d)(ii) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Company Board Recommendation Change or termination, including the identity of the Person or “group” of Persons making such Acquisition Proposal, the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, must have (1) negotiated with the Parent Entities and their Representatives in good faith (to the extent that the Parent Entities desire to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (2) permitted the Parent Entities and their Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that the Parent Entities request to make such a presentation); provided, however, that in the event of any material revisions to such Acquisition Proposal, the Company will be required to deliver a new written notice to the Parent Entities and to comply with the requirements of this Section 5.3(d)(ii)(3) (other than the requirement of a presentation as contemplated by clause (ii)(3) above) with respect to such new written notice (it being understood that the “Notice Period” in respect of such new written notice will be three Business Days); and

(4)    in the event of any termination of this Agreement in order to cause or permit the Company Group to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 8.1(h), including paying the Company Termination Fee in accordance with Section 8.3(b)(iii).

(e)    Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company Merger Effective Time, the Company will promptly (and, in any event, within one Business Day) notify the Parent Entities if any inquiries, offers or proposals that constitute an Acquisition Proposal are received by the Company or any of its Representatives or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives with respect to an Acquisition Proposal. Such notice must include (i) the identity of the Person or “group” of Persons making such offers or proposals (unless, in each case, such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or “group” of Persons that is in effect on the date of this Agreement); and (ii) a summary of the material terms and conditions of such offers or proposals. Thereafter, the Company must keep the Parent Entities reasonably informed, on a prompt basis, of the status (and supplementally provide the terms) of any such offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations.

(f)    Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.3; or (iv) making any disclosure to the Company Stockholders (including regarding the business, financial condition or results of operations of the Company Group) that the Company Board (or a committee thereof) has determined to make in good faith in order to comply with applicable law, regulation or stock exchange rule or listing agreement, it being understood that any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to this Section 5.3(f) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof) and the rights of the Parent Entities under this Section 5.3, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.3(d). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof) that describes the Company’s receipt of an Acquisition

Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and the operation of this Agreement with respect thereto will not, in and of itself, be deemed to be (A) a withholding, withdrawal, amendment, or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend or modify, the Company Board Recommendation; (B) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (C) a Company Board Recommendation Change.

(g)    Breach by Representatives. The Company Parties agree that any breach of this Section 5.3 by any director, officer or other Representative of a Company Party (other than a consultant or an employee of a Company Party who is not an officer of the Company) will be deemed to be a breach of this Section 5.3 by the Company Parties. The Company Parties will not authorize, direct or knowingly permit any consultant or employee of a Company Party to breach this Section 5.3, and upon becoming aware of any breach or threatened breach of this Section 5.3 by a consultant or employee of a Company Party, shall use their reasonable best efforts to stop such breach or threatened breach.

ARTICLE VI

ADDITIONAL COVENANTS

6.1    Required Action and Forbearance; Efforts.

(a)    Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, the Buyer Parties, on the one hand, and the Company Parties, on the other hand, will use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Mergers, including by:

(i)    causing the conditions to the Mergers set forth in Article VII to be satisfied;

(ii)    (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Mergers;

(iii)    obtaining all consents, waivers and approvals and delivering all notifications pursuant to any Material Contracts in connection with this Agreement and the consummation of the Mergers so as to maintain and preserve the benefits to the Surviving Entities of such Material Contracts as of and following the consummation of the Mergers; and

(iv)    executing and delivering any Contracts and other instruments that are reasonably necessary to consummate the Mergers.

(b)    No Omission to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement (including subject to clause (D) of the second sentence of Section 6.2(a)), neither the Buyer Parties, on the one hand, nor the Company Parties, on the other hand, will take any action, or omit to take any action, which action or omission is intended to or has (or would reasonably be expected to have) the effect of preventing, impairing, delaying or otherwise adversely affecting (i) the consummation of the Mergers; or (ii) the ability of such Parties to fully perform their obligations pursuant to this Agreement. For the avoidance of doubt, no action by the Company Parties taken in compliance with Section 5.3 will be considered a violation of this Section 6.1. In addition to the foregoing, subject to the terms and conditions of this Agreement, the Company Parties shall promptly notify the Parent Entities of any material actions taken, or expected to be taken by the Company Group relating to COVID-19; provided, that the Company Parties shall consult with the Parent Entities in good faith prior to implementing any such actions by the Company Group relating to COVID-19.

(c)    No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, the Company Group will not be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Mergers, including in connection with obtaining any consent pursuant to any Material Contract.

6.2    Filings.

(a)    Filing Under the HSR Act and Other Applicable Antitrust Laws and Foreign Investment Laws. The Buyer Parties (and their respective Affiliates, if applicable), on the one hand, and the Company Parties (and their respective Subsidiaries, if applicable), on the other hand, will, to the extent required in the reasonable judgment of counsel to the Parent Entities and the Company, (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Mergers as required by the HSR Act within 7 Business Days following the date hereof, provided that in the event that the FTC and/or the Antitrust Division of the DOJ is closed or not accepting such filings under the HSR Act (a “Governmental Closure”), such day shall be extended day-for-day, for each Business Day the Government Closure is in effect; and (ii) as soon as practicable after the date of this Agreement file comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority (including in draft form where applicable) pursuant to any other applicable Antitrust Laws and Foreign Investment Laws, with the Parent Entities having primary responsibility for the making of such filings. Each of the Parent Entities and the Company will use reasonable efforts to (A) cooperate and coordinate (and cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause the other to be supplied) any additional information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) take all action necessary to (1) cause the expiration or termination of the applicable waiting periods (including where applicable, by way of a positive clearance decision) pursuant to the HSR Act and any other applicable Antitrust Laws and Foreign Investment Laws, including requesting early termination of the HSR waiting period; and (2) obtain the required consents pursuant to any other applicable Antitrust Laws and Foreign Investment Laws, in each case as soon as practicable. If any Party or Subsidiary thereof receives a request for additional information or documentary material from any Governmental Authority with respect to the Mergers pursuant to the HSR Act or any other applicable Antitrust Laws and Foreign Investment Laws, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.

(b)    Divestitures. In furtherance and not in limitation of the foregoing, if and to the extent necessary to obtain clearance of the Mergers pursuant to the HSR Act and the Antitrust Laws and Foreign Investment Laws set forth in Section 7.1(b) of the Company Disclosure Letter, the Buyer Parties (and their respective controlled Affiliates, if applicable) will (i) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of the Buyer Parties (and their respective controlled Affiliates, if applicable), on the one hand, and the Company Group, on the other hand; and (B) any other restrictions on the activities of the Buyer Parties (and their respective controlled Affiliates, if applicable), on the one hand, and the Company Group, on the other hand; and (ii) contest, defend and appeal any Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Mergers.

(c)    Cooperation. In furtherance and not in limitation of the foregoing, the Company Parties and the Buyer Parties shall (and shall cause their respective Subsidiaries to), subject to any restrictions under applicable laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Mergers and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other parties in relation to) any proposed draft notifications, formal notifications (provided, however, that filings made under the HSR Act need not be shared), filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Mergers to a Governmental Authority; (ii) keep the other Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Mergers and any material developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable laws and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Mergers; and (iii) not independently participate in any meeting, hearing, proceeding or material discussions (whether in person, by telephone or otherwise) with or before any Governmental Authority in respect of the Mergers without giving the other parties reasonable prior notice of such meeting or discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the

Company Parties and the Buyer Parties may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other Party without approval of the Party providing the non-public information; provided, however, that each of the Company Parties and the Buyer Parties may redact any valuation and related information, or information that is protected by legal privilege, before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis.

6.3    Proxy Statement and Other Required SEC Filings.

(a)    Proxy Statement. Promptly following the date hereof, the Company will prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.3(d), the Company must include the Company Board Recommendation in the Proxy Statement.

(b)    Other Required Company Filing. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Mergers pursuant to applicable law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will promptly prepare and file such Other Required Company Filing with the SEC. The Company Parties will use their reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. The Company Parties may not file the Proxy Statement or any Other Required Company Filing with the SEC without first providing the Parent Entities and their counsel a reasonable opportunity to review and comment thereon, and the Company Parties will give due consideration to all reasonable additions, deletions or changes suggested thereto by the Parent Entities or their counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company Parties with respect to any information supplied by the Buyer Parties or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by the Company Parties for inclusion or incorporation by reference in any Other Required Parent Filings will not, at the time that such Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)    Other Required Parent Filing. If the Parent Entities determine that any Buyer Party (or any of their respective Affiliates, if applicable) is required to file any document with the SEC in connection with the Mergers or the Company Stockholder Meeting pursuant to applicable law (an “Other Required Parent Filing”), then the Buyer Parties will, and will cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. The Buyer Parties will cause, and will cause their respective Affiliates to cause, any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither the Buyer Parties nor any of their respective Affiliates may file any Other Required Parent Filing (or any amendment thereto) with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and the Parent Entities will give due consideration to all reasonable additions, deletions or changes suggested thereto by the Company or its counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, no Other Required Parent Filing may contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Buyer Parties with respect to any information supplied by the Company Parties for inclusion or incorporation by reference in any Other Required Parent Filing.

The information supplied by the Buyer Parties and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d)    Furnishing Information. Each of the Company Parties, on the one hand, and the Buyer Parties, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company Parties, the Buyer Parties or any of their respective Affiliates should be discovered by the Company, on the one hand, or the Parent Entities, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.

(e)    Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and the Parent Entities and their Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(f)    Notices. The Company, on the one hand, and the Parent Entities, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith.

(g)    Dissemination of Proxy Statement. Subject to applicable law, the Company will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement.

6.4    Company Stockholder Meeting.

(a)    Call of Company Stockholder Meeting. Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with the DGCL, the Exchange Act, the Charter, the Bylaws and the rules of Nasdaq to establish a record date for (and the Company will not change the record date without the prior written consent of Parent I (such consent not to be unreasonably withheld, conditioned or delayed)) and, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”), in each case, as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval. Within five Business Days after the date of this Agreement (and thereafter, upon the reasonable request of Parent I made not more than one time every two weeks), the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act assuming that, for such purposes only, the record date of the Company Stockholder Meeting will be 20

Business Days after the date the broker search is conducted. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the 20th Business Day following the mailing of the Proxy Statement to the Company Stockholders. Subject to Section 5.3(d) and unless there has been a Company Board Recommendation Change, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval.

(b)    Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting if (i) there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting (it being understood that the Company may not postpone or adjourn the Company Stockholder Meeting more than two times pursuant to this clause (i) without Parent I’s prior written consent); or (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable law, order or a request from the SEC or its staff. Unless this Agreement is validly terminated in accordance with Section 8.1, the Company will submit this Agreement to the Company Stockholders at the Company Stockholder Meeting for the purpose of obtaining the Requisite Stockholder Approval even if the Company Board (or a committee thereof) has effected a Company Board Recommendation Change.

6.5    Equity Financing.

(a)    No Amendments to Equity Commitment Letter. Subject to the terms and conditions of this Agreement, the Parent Entities will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter if such amendment, modification or waiver would, or would reasonably be expected to, (i) reduce the aggregate amount of the Equity Financing; (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or any other terms to the Equity Financing in a manner that would reasonably be expected to (A) delay or prevent the Closing Date; or (B) make the timely funding of the Equity Financing, or the satisfaction of the conditions to obtaining the Equity Financing, less likely to occur in any respect; or (iii) adversely impact the ability of any Parent Entity or the Company, as applicable, to enforce its rights against the Guarantor under the Equity Commitment Letter. Any reference in this Agreement to (1) the “Equity Financing” will include the financing contemplated by the Equity Commitment Letter as amended or modified in compliance with this Section 6.5; and (2) ”Equity Commitment Letter” will include such document as amended or modified in compliance with this Section 6.5.

(b)    Taking of Necessary Actions. Subject to the terms and conditions of this Agreement, each Parent Entity will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including using its reasonable best efforts to (i) maintain in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof; (ii) satisfy on a timely basis all conditions to funding that are applicable to the Parent Entities in the Equity Commitment Letter; (iii) consummate the Equity Financing at or prior to the Closing; (iv) comply with its obligations pursuant to the Equity Commitment Letter; and (v) enforce its rights pursuant to the Equity Commitment Letter.

(c)    Enforcement. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.5 will require, and in no event will the reasonable best efforts of the Parent Entities be deemed or construed to require any Parent Entity to (i) bring any enforcement action against any source of the Equity Financing to enforce its rights pursuant to the Equity Commitment Letter (it being understood that the Parent Entities will seek to enforce, including by bringing suit for specific performance, the Equity Commitment Letter if the Company seeks and is granted a decree of specific performance of the obligation to consummate the Mergers); or (ii) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter.

6.6    Cooperation With Debt Financing; Convertible Notes and Capped Call Transactions.

(a)    Cooperation with Debt Financing. Prior to the Company Merger Effective Time, each of the Company Parties will use its reasonable best efforts to, and will use its reasonable best efforts to cause each of its Subsidiaries and its and their respective Representatives to do the following:

(i)    providing the Parent Entities with such reasonable cooperation as may be reasonably requested by any Parent Entity to assist the Buyer Parties in arranging the debt financing (if any) to be obtained by the Buyer Parties or their respective Affiliates in connection with the Mergers (the “Debt Financing”);

(ii)    participating (and causing senior management and Representatives, with appropriate seniority and expertise, of the Company Parties to participate) in a reasonable number of meetings and presentations with actual or prospective lenders, road shows and due diligence sessions, drafting sessions and sessions with rating agencies, and otherwise reasonably cooperating with the marketing and due diligence efforts for any of the Debt Financing;

(iii)    providing reasonable assistance to the Parent Entities and the Financing Sources with the timely preparation of customary (A) rating agency presentations, bank information memoranda, confidential information memoranda, lender presentations and similar documents required in connection with or proper for the Debt Financing or customarily used to arrange transactions similar to the Debt Financing by companies of a comparable size in a comparable industry as the Company; and (B) pro forma financial statements and forecasts of financial statements of the Surviving Entities for one or more periods following the Closing Date, in each case based on financial information and data derived from the Company Group’s historical books and records; provided, however, that no member of the Company Group will be required to provide any information or assistance with respect to the preparation of pro forma financial statements and forecasts of financing statements relating to (i) the determination of the proposed aggregate amount of the Debt Financing, the interest rates thereunder or the fees and expenses relating thereto; (ii) the determination of any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing; or (iii) any financial information related to the Parent Entities or any of their Subsidiaries or any adjustments that are not directly related to the acquisition of the Company Group;

(iv)    assisting the Parent Entities in connection with the preparation, registration, execution and delivery (but in the case of execution and delivery, solely to the extent any such execution and delivery would only be effective on or after the Closing Date) of any pledge and security documents, mortgages, currency or interest hedging arrangements and other definitive financing documents and certificates as may be reasonably requested by any Parent Entity or the Financing Sources (including using reasonable best efforts to obtain, to the extent applicable, consents of accountants for use of their reports in any materials relating to the Debt Financing as reasonably requested by any Parent Entity), obtaining insurance certificates and endorsements, and facilitating the delivery of all stock and other certificates representing equity interests in the Company and its Subsidiaries to the extent required in connection with the Debt Financing, and otherwise reasonably facilitating the pledging of collateral and the granting of security interests in respect of the Debt Financing, in each case as may be reasonably requested by any Parent Entity or the Financing Sources, it being understood that such documents will not take effect until the Holdings Merger Effective Time and/or the Company Merger Effective Time, as applicable;

(v)    furnishing the Parent Entities and the Financing Sources, as promptly as practicable, with (A) to the extent customarily provided by companies of comparable size and comparable industry in transactions similar to the Debt Financing for a financing of the type being incurred, financial and other pertinent and customary information (and supplementing such information to the extent any such information contains any material misstatement of fact or omits to state a material fact necessary to make such information not misleading) regarding the Company Group as may be reasonably requested by any Parent Entity or the Financing Sources to the extent that such information is of the type and form customarily included in a bank confidential information memorandum in connection with the arrangement of financing similar to the Debt Financing or in rating agency presentations, lender presentations or other customary marketing materials, and (B) (1) audited consolidated balance sheets and related statements of income and cash flows of the Company and its Subsidiaries on a consolidated basis for the fiscal years ended December 31, 2017, 2018 and 2019 and, if such fiscal year ends at least 90 days prior to the Closing Date, 2020 and (2) in respect of any subsequent fiscal quarter ending after January 1, 2020 and at least 45 days prior to the Closing Date, unaudited consolidated balance sheets and related statements of income and cash flows of the Company and its Subsidiaries for such fiscal quarter, in each case prepared in accordance with GAAP (subject to the absence of footnotes and year-end adjustments, in the case of unaudited financial statements);

(vi)    cooperating with the Parent Entities to obtain customary and reasonable corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, non-imputation affidavits, legal opinions, surveys and title insurance as reasonably requested by any Parent Entity, including in connection with any sale-and-leaseback agreements or arrangements to be effected at or after the Closing;

(vii)    reasonably facilitating the granting of security interests (and perfection thereof) in collateral or the reaffirmation of the pledge of collateral on or after the Closing Date, and obtaining and delivering any pay-off letters and other cooperation in connection with the repayment or other retirement of existing indebtedness required to be repaid at the Closing and the release and termination of any and all related liens on or prior to the Closing Date;

(viii)    delivering notices of prepayment within the time periods required by the relevant agreements governing indebtedness and obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at the Closing, giving any other necessary notices, to allow for the payoff, discharge and termination in full at the Closing of all indebtedness required to be repaid at the Closing; and cooperating in the replacement, backstop or cash collateralization of any outstanding letters of credit issued for the account of the Company or any of its Subsidiaries;

(ix)    providing customary authorization letters, confirmations and undertakings to the Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a representation to the Financing Sources that the information pertaining to the Company Group and based on financial information and data derived from the Company Group’s historical books and records contained in the disclosure and marketing materials related to the Debt Financing is complete and correct in all material respects and that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries or securities; provided, however, that all such materials have been previously identified to, and provided to, the Company;

(x)    facilitating and assisting in the preparation, execution and delivery of one or more credit agreements, guarantees, certificates and other definitive financing documents as may be reasonably requested by any Parent Entity (including furnishing all information relating to the Company and its Subsidiaries and their respective businesses to be included in any schedules thereto or in any perfection certificates); provided that the foregoing documentation shall be subject to the occurrence of the Closing Date and become effective no earlier than the Closing Date;

(xi)    ensuring that the Debt Financing benefits from existing lending relationships of the Company and its Subsidiaries to the extent reasonably requested by any Parent Entity;

(xii)    taking all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by any Parent Entity to (A) permit the consummation of the Debt Financing (including distributing the proceeds of the Debt Financing, if any, obtained by any Subsidiary of the Company to the Surviving Corporation); and (B) cause the direct borrowing or incurrence of all of the proceeds of the Debt Financing by the Surviving Entities or any of their Subsidiaries concurrently with or immediately following the Holdings Merger Effective Time and/or Company Merger Effective Time, as applicable;

(xiii)    promptly furnishing (but in no event later than three Business Days prior to the Closing Date) the Parent Entities and the Financing Sources with all documentation and other information about the Company Group as is reasonably requested by any Parent Entity or the Financing Sources relating to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing at least seven Business Days prior to the Closing Date; and

(xiv)    cooperating in satisfying the conditions precedent set forth in the definitive agreements relating to the Debt Financing to the extent satisfaction thereof requires the cooperation, or is within the control, of the Company, its Subsidiaries or their respective representatives.

(b)    Convertible Notes; Capped Call Transactions. Prior to the Company Merger Effective Time, the Company shall use its reasonable best efforts to (i) give all notices and take all other actions that may be required under or in connection with the Capped Call Transactions and the Convertible Notes, provided that the Company will provide copies of any such notice to the Parent Entities at least three Business Days prior to delivering any such notice, and all such notices and actions not required by the terms of the Convertible Notes, the Indenture or the Capped Call Documentation shall be subject to the prior approval of Parent I (such approval not to be unreasonably withheld, conditioned or delayed); (ii) take all actions required to facilitate the settlement of the Capped Call Transactions in connection with the Closing (it being understood that (A) any such settlement will be subject to the terms of the Capped Call Documentation, as such terms may be amended or modified from time to time with the prior written consent of Parent I and (B) no such settlement shall be effective prior to the Company Merger Effective Time); and (iii) not amend, modify or terminate the Capped Call Transactions without the prior written consent of Parent I (other than any modification or adjustment made by counterparties to the Capped Call Documentation without the need for consent of or agreement by the Company pursuant to the terms of the Capped Call Documentation).

(c)    Obligations of the Company. Nothing in this Section 6.6 will require the Company Group to (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Company Merger Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of the Parent Entities; (ii) enter into any definitive agreement or distribute any cash (except to the extent subject to concurrent reimbursement by the Parent Entities) that will be effective prior to the Closing Date; (iii) give any indemnities in connection with the Debt Financing or any action required to be taken by the Company Group pursuant to Section 6.6(b) that are, in each case, effective prior to the Company Merger Effective Time; (iv) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business of the Company Group or create an unreasonable risk of damage or destruction to any property or assets of the Company Group; or (v) take any action that will conflict with or violate its organizational documents or any applicable laws or would result in a material violation or breach of, or default under, any material agreement to which any member of the Company Group is a party. In addition, (A) no action, liability or obligation of the Company Group or any of its Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing or any of the actions required to be taken by the Company Group pursuant to Section 6.6(b) (other than customary representation letters, authorization letters and undertakings (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing based on financial information and data derived from the Company’s historical books and records)) will be effective until the Company Merger Effective Time, and the Company Group will not be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (other than customary representation letters, authorization letters and undertakings (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing based on financial information and data derived from the Company’s historical books and records)) that is not contingent on the occurrence of the Closing or that must be effective prior to the Company Merger Effective Time; and (B) any bank information memoranda required in relation to the Debt Financing will contain disclosure reflecting the Surviving Corporation or its Subsidiaries as the obligor. Nothing in this Section 6.6 will require (1) any officer or Representative of the Company Group to deliver any certificate or opinion or take any other action under this Section 6.6 that could reasonably be expected to result in personal liability to such officer or Representative; or (2) the Company Board to approve any financing or Contracts related thereto, effective prior to the Closing Date.

(d)    Use of Logos. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to or likely to harm or disparage the Company Group or the reputation or goodwill of the Company Group; (ii) are used solely in connection with a description of the Company, its business and products or the Merger; and (iii) are used in a manner consistent with the other terms and conditions that the Company reasonably imposes.

(e)    Confidentiality. All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that the Parent Entities will be permitted to disclose such information to any Financing Sources or prospective Financing Sources and other financial institutions and investors that may become parties to the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto; or (ii) are subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary.

(f)    Reimbursement. Promptly upon request by the Company, the Parent Entities will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company Group in connection with the cooperation of the Company Group contemplated by this Section 6.6.

(g)    Indemnification. The Company Group and its Representatives will be indemnified and held harmless by the Parent Entities from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with any cooperation provided pursuant to this Section 6.6 or the provision of information utilized in connection therewith. Parent Entities’ obligations pursuant to Section 6.6(f) and this Section 6.6(g) referred to collectively as the “Reimbursement Obligations.”

(h)    No Exclusive Arrangements. In no event will the Guarantor, any Parent Entity or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in the Buyer Parties and the financing sources or potential financing sources of the Buyer Parties and such investors) enter into any Contract (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis; or (ii) prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company Group or in connection with the Mergers.

(i)    No Financing Condition. The Buyer Parties acknowledge and agree that obtaining the Debt Financing is not a condition to the Closing. Except in the case of a willful and material breach that has not been cured by the Company Parties within a reasonable period of time after a Parent Entity has provided written notice to the Company of the specific breach, the Company Parties’ breach of Section 6.6(a) will not be asserted as the basis for (A) any conditions set forth in Article VII to consummate the Mergers having not been satisfied or (B) the termination of this Agreement pursuant to Section 8.1(e). If the Debt Financing has not been obtained, the Buyer Parties will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Mergers.

6.7    Anti-Takeover Laws. The Company Parties and the Company Board (and any committee empowered to take such action, if applicable) will (a) take all actions within their power to ensure that no “anti-takeover”

statute or similar statute or regulation is or becomes applicable to the Mergers; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Mergers, take all action within their power to ensure that the Mergers may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize or make inapplicable the effect of such statute or regulation on the Mergers.

6.8    Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Closing, the Company will afford the Parent Entities and their Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records and personnel of the Company Group, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable law or regulation requires the Company Group to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which the Company Group is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets of third Persons; or (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and any Parent Entity and its Affiliates, on the other hand. Nothing in this Section 6.8 will be construed to require the Company Group or any of its Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company Group or create a risk of damage or destruction to any property or assets of the Company Group. Any access to the properties of the Company Group will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. Notwithstanding anything to the contrary in this Agreement, the Company may satisfy its obligations set forth above by electronic means if physical access is not permitted under applicable law or not practicable as a result of COVID-19 or any COVID-19 Measures. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by any Parent Entity or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. All requests for access pursuant to this Section 6.8 must be directed to the General Counsel of the Company, or another person designated by the Company.

6.9    Section 16(b) Exemption. The Company will take all actions reasonably necessary to cause the Company Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Company Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule  16b-3 promulgated under the Exchange Act.

6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a)    Indemnified Persons. The Surviving Entities and their Subsidiaries will (and the Parent Entities will cause the Surviving Entities and their Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company Group pursuant to any indemnification agreements between a member of the Company Group and any of its current or former directors or officers (and any person who becomes a director or officer of a member of the Company Group prior to the Company Merger Effective Time) (collectively, the “Indemnified Persons”) or employees for any acts or omissions by such Indemnified Persons or employees occurring prior to the Company Merger Effective Time. In addition, during the period commencing at the Company Merger Effective Time and ending on the sixth anniversary of the Company Merger Effective Time, the Surviving Entities and their Subsidiaries will (and the Parent Entities will cause the Surviving Entities and their Subsidiaries to) cause the certificates of incorporation, bylaws, and other similar organizational documents of the Surviving Entities and their Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws, the Holdings LLCA and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the date hereof. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any adverse manner except as required by applicable law.

(b)    Indemnification Obligation. Without limiting the generality of the provisions of Section 6.10(a), during the period commencing at the Company Merger Effective Time and ending on the sixth anniversary of the Company Merger Effective Time, the Surviving Entities will (and the Parent Entities will cause the Surviving Entities to) indemnify and hold harmless, to the fullest extent permitted by applicable law or pursuant to any indemnification agreements with the Company and any of its Subsidiaries in effect on the date hereof, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as an Affiliate, director, officer, employee or agent of the Company Group or its Affiliates to the extent that such action or omission, or alleged action or omission, occurred prior to or at the Company Merger Effective Time; and (ii) the Mergers, as well as any actions taken by the Company Parties or the Buyer Parties with respect thereto (including any disposition of assets of the Surviving Entities or any of their Subsidiaries that is alleged to have rendered the any of the Surviving Entities or any of their Subsidiaries insolvent), except that if, at any time prior to the sixth anniversary of the Company Merger Effective Time, any Indemnified Person delivers to the Parent Entities a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Company Merger Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, (A) the Surviving Corporation will have the right to control the defense thereof after the Company Merger Effective Time (it being understood that, by electing to control the defense thereof, the Surviving Corporation, on behalf of itself and its Affiliates, will be deemed to have waived any right to object to the Indemnified Person’s entitlement to indemnification hereunder with respect thereto); (B) each Indemnified Person will be entitled to retain his or her own counsel, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; (C) the Surviving Entities will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; and (D) no Indemnified Person will be liable for any settlement of such Legal Proceeding effected without his or her prior written consent (unless such settlement relates only to monetary damages for which the Surviving Corporation is entirely responsible). Notwithstanding anything to the contrary in this Agreement, none of the Parent Entities, the Surviving Entities nor any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the Surviving Corporation.

(c)    D&O Insurance. During the period commencing at the Company Merger Effective Time and ending on the sixth anniversary of the Company Merger Effective Time, the Surviving Corporation will (and the Parent Entities will cause the Surviving Corporation to) maintain in effect the Company’s directors’ and officers’ liability insurance in effect on the date hereof (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Company Merger Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.10(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (such 300% amount, the “Maximum

Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s directors’ and officers’ liability insurance carrier on the date hereof. The Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s directors’ and officers’ liability insurance carrier on the date hereof so long as the aggregate cost for such “tail” policy does not exceed the amount set forth on 6.10(c) of the Company Disclosure Letter. If the Company elects to purchase such a “tail” policy, the Surviving Corporation will (and the Parent Entities will cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.

(d)    Successors and Assigns. If any Parent Entity, the Surviving Entities or any of their respective successors or assigns will (i) consolidate with or merge into any other Person and not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfer all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of such Parent Entity, the Surviving Entities or any of their respective successors or assigns will assume all of the obligations of such Parent Entity and the Surviving Entities set forth in this Section 6.10.

(e)    No Impairment. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person. Each of the Indemnified Persons or other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if such person were a Party. The rights of the Indemnified Persons (and other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter, Bylaws and Holdings LLCA; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company Group; or (iv) applicable law (whether at law or in equity).

(f)    Joint and Several Obligations. The obligations of the Surviving Entities, the Parent Entities and their respective Subsidiaries pursuant to this Section 6.10 will be joint and several.

(g)    Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company Group for any of its directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.11    Employee Matters.

(a) Acknowledgement. The Parent Entities hereby acknowledge and agree that a “change in control” (or similar phrase) within the meaning of each of the Employee Plans, as applicable, will occur as of the Company Merger Effective Time and/or the Holdings Merger Effective Time, as applicable.

(b)    Existing Arrangements. Subject to this Section 6.11, from and after the Company Merger Effective Time, the Surviving Entities will (and the Parent Entities will cause the Surviving Entities to) honor all of the Employee Plans and compensation and severance arrangements in accordance with their terms as in effect immediately prior to the Company Merger Effective Time. Notwithstanding the foregoing, nothing will prohibit the Surviving Entities from in any way amending, modifying or terminating any such Employee Plans or compensation or severance arrangements in accordance with their terms or if otherwise permitted pursuant to applicable law.

(c)    Employment; Benefits. As of the Closing, the Surviving Entities or one of their respective Subsidiaries will continue to employ the employees of the Company Group as of the Company Merger Effective Time. From and after the Company Merger Effective Time until December 31, 2021 (or, if earlier, the termination date of an applicable Continuing Employee) (the “Continuation Period”) the Surviving Entities and their respective Subsidiaries will (and the Parent Entities will cause the Surviving Entities and their respective Subsidiaries to) either (i) maintain for the benefit of each Continuing Employee the Employee Plans set forth on Section 3.18(a) of the Company Disclosure Letter and any other employee benefit plans or other compensation and severance arrangements (other than defined pension, nonqualified deferred compensation, post-termination or retiree health or welfare, or equity-based benefits and, subject to Section 6.11(b), individual employment agreements) of the applicable Surviving Entity or Subsidiary (the “Company Plans”) at benefit levels that are substantially comparable in the aggregate to those in effect at the Company or its applicable Subsidiaries on the date hereof, and provide compensation and benefits (other than defined pension, nonqualified deferred compensation, post-termination or retiree health or welfare, or equity-based benefits and individual employment agreements) to each Continuing Employee pursuant to such Company Plans; (ii) provide compensation, benefits and severance payments (other than defined pension, nonqualified deferred compensation, post-termination or retiree health or welfare, or equity-based benefits and, subject to Section 6.11(b), individual employment agreements) to each Continuing Employee that are substantially comparable in the aggregate to the compensation, benefits and severance payments (other than defined pension, nonqualified deferred compensation, post-termination or retiree health or welfare, or equity-based benefits and individual employment agreements) provided to such Continuing Employee immediately prior to the Company Merger Effective Time (“Comparable Plans”); or (iii) provide some combination of Company Plans and Comparable Plans such that each Continuing Employee receives compensation, benefits and severance payments (other than equity-based benefits and, subject to Section 6.11(b), individual employment agreements) that, taken as a whole, are substantially comparable in the aggregate to the compensation, benefits and severance payments (other than equity-based benefits and individual employment agreements) provided to such Continuing Employee immediately prior to the Company Merger Effective Time. In each case, from and after the Company Merger Effective Time until the first anniversary of the Closing Date, base compensation and target incentive compensation opportunity will not be decreased for any Continuing Employee. During the Continuation Period, the Surviving Entities will (and the Parent Entities will cause the Surviving Entities to) provide severance benefits to eligible employees in accordance with the Company’s severance plans, guidelines and practices as in effect on the date hereof and that have been made available to the Parent Entities prior to the Closing Date. Notwithstanding the foregoing, (x) nothing in this Section 6.11 shall obligate the Surviving Entities and their respective Subsidiaries to continue the employment of any Continuing Employee for any specific period, and (y) the obligations set forth in this Section 6.11 shall not (i) apply to any individual during such time as such individual is furloughed, temporarily laid off, or suffers a termination of employment or reduction in hours or benefits at any time because of, in whole or in part, COVID-19-related circumstances, or (ii) limit the Surviving Entities’ or their Subsidiaries’ right, in their sole discretion, to furlough, temporarily layoff, terminate the employment of, or reduce the hours or benefits of, any employee because of, in whole or in part, COVID-19-related circumstances (in which case, for the avoidance of doubt, the Surviving Entities and their Subsidiaries shall have no obligations under Section 6.11, including in respect of providing any severance or termination benefits).

(d)    New Plans. To the extent that a Company Plan or Comparable Plan is made available to any Continuing Employee at or after the Company Merger Effective Time, the Surviving Entities and their respective Subsidiaries will (and the Parent Entities will cause the Surviving Entities and their respective Subsidiaries to) cause to be granted to such Continuing Employee credit for all service with the Company Group prior to the Company Merger Effective Time for purposes of eligibility to participate, vesting and (for vacation and severance benefits only) entitlement to benefits where length of service is relevant, except that (i) such service need not be credited to the extent that it would result in duplication of coverage or benefits, (ii) such service shall only be credited to the same extent and for the same purpose as such service was credited under an analogous Company Plan, and (iii) no service shall be required to be credited under any Comparable Plan that provides for equity or equity-based, defined benefit pension, deferred compensation or post-termination or retiree welfare benefits. In addition, and without limiting the generality of the foregoing, the Surviving Entities shall use commercially reasonable efforts to ensure that (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by the Surviving Entities and their respective Subsidiaries (other than the Company Plans) (such plans, the “New Plans”) to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a comparable Company Plan in which such Continuing Employee participates immediately before the Company Merger Effective Time (such plans, the “Old Plans”); (ii) during the plan year in which the Closing Date occurs, for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, (x) the Surviving Entities will cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and (y) the Surviving Entities will cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year ending on the Closing Date to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance, co-pay, offsets and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iii) credit the accounts of such Continuing Employees pursuant to any New Plan that is a flexible spending plan with any unused balance in the account of such Continuing Employee. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Company Merger Effective Time will be credited to such Continuing Employee following the Company Merger Effective Time, and will not be subject to accrual limits or other forfeiture and will not limit future accruals (except to the extent that such limits or forfeitures applied under the Company Plans in effect as of the date hereof).

(e)    No Third Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.11 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of any Parent Entity, the Surviving Entities or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) subject to the limitations and requirements specifically set forth in this Section 6.11, require any Parent Entity, the Surviving Entities or any of their respective Subsidiaries to continue any Company Plan or prevent the amendment, modification or termination thereof after the Company Merger Effective Time; (iii) create any third party beneficiary rights in any Person; or (iv) establish, amend or modify any benefit plan, program, agreement or arrangement.

6.12    Obligations of the Buyer Parties and the Company Parties. The Parent Entities will take all action necessary to cause Merger Sub I, Merger Sub II, and the Surviving Entities to perform their respective obligations pursuant to this Agreement and to consummate the Mergers upon the terms and subject to the conditions set forth in this Agreement. Each of the Buyer Parties will be jointly and severally liable for any breach of this Agreement by any Buyer Party (or, following the Closing, the Surviving Entities) or any other failure by any Buyer Party (or, following the Closing, the Surviving Entities) to perform and discharge any of its respective covenants, agreements and obligations pursuant to this Agreement.

6.13    Notification of Certain Matters.

(a)    Notification by the Company. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company Merger Effective Time, the Company will give prompt notice to the Parent Entities upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of the Buyer Parties to consummate the Mergers set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of the Buyer Parties to consummate the Mergers or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to any Parent Entity pursuant to this Section 6.13(a).

(b)    Notification by Parent Entities. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company Merger Effective Time, the Parent Entities will give prompt notice to the Company upon becoming aware that any representation or warranty made by the Buyer Parties in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Buyer Parties to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company Parties to consummate the Mergers set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Buyer Parties set forth in this Agreement or the conditions to the obligations of the Company Parties to consummate the Mergers or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to the Company Parties pursuant to this Section 6.13(b).

(c)    Impact of Non-Compliance. The Company Parties’ or the Buyer Parties’ failure to comply with this Section 6.13 will not be taken into account for purposes of determining whether any conditions set forth in Article VII to consummate the Mergers have been satisfied.

6.14    Public Statements and Disclosure. The initial press release concerning this Agreement and the Mergers of the Company Parties, on the one hand, and the Buyer Parties, on the other hand, will each be reasonably acceptable to the other Party. Thereafter, the Company Parties (other than with respect to the portion of any communication relating to a Company Board Recommendation Change), on the one hand, and the Buyer Parties, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Mergers or the transactions contemplated by this Agreement, except that the Company Parties will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable law, regulation or stock exchange rule or listing agreement; (ii) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party); (iii) solely to the extent related to a Superior Proposal or Company Board Recommendation Change; or (iv) with respect to any actual Legal Proceeding between the Company Parties or their Affiliates, on the one hand, and the Buyer Parties and their Affiliates, on the other hand.

6.15    Transaction Litigation. Prior to the Company Merger Effective Time, the Company Parties will provide the Parent Entities with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep the Parent Entities reasonably informed with respect to the status thereof. The Company Parties will (a) give the Parent Entities the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with the Parent Entities with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company Parties may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless the Parent Entities have consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.15, “participate” means that the Parent Entities will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company Parties (to the extent that the attorney-client privilege between a Company Party and its counsel is not undermined), and the Parent Entities may offer comments or suggestions with respect to such Transaction Litigation but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.

6.16    Stock Exchange Delisting; Deregistration. Prior to the Company Merger Effective Time, the Company will cooperate with the Parent Entities and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable law and the rules and regulations of Nasdaq to cause (a) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Company Merger Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.17    Additional Agreements. If at any time after the Holdings Merger Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving LLC with full title to all properties, assets, rights, approvals, immunities and franchises of either of Holdings or Merger Sub II, then the proper officers or managers of each Party will use their reasonable best efforts to take such action. If at any time after the Company Merger Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub I, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.

6.18    Parent Vote. Immediately following the execution and delivery of this Agreement, Parent I, in its capacity as the sole stockholder of Merger Sub I, will execute and deliver to Merger Sub I and the Company a written consent approving the Company Merger in accordance with the DGCL. Immediately following the execution and delivery of this Agreement, Parent II, in its capacity as the sole member of Merger Sub II, will execute and deliver to Merger Sub II and Holdings a written consent approving the Holdings Merger in accordance with the DLLCA.

6.19    No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give the Buyer Parties, on the one hand, or the Company Parties, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Company Merger Effective Time. Prior to the Company Merger Effective Time, each of the Buyer Parties and the Company Parties will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

6.20    No Employment Discussions. Except as approved by the Company Board, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company Merger Effective Time, the Parent Entities will not, and will cause Guarantor and any of Guarantor’s controlled Affiliates not to, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any executive officer of the Company (i) regarding any continuing employment or consulting relationship with the Surviving Entities or their Affiliates from and after the Company Merger Effective Time; (ii) pursuant to which any such individual would be entitled to receive consideration of a different amount or nature than the consideration to which such individual is entitled pursuant to Section 2.7 in respect of such holder’s shares of Company Capital Stock or Holdings Units, as applicable; or (iii) pursuant to which such individual would agree to provide, directly or indirectly, equity investment to the Buyer Parties or the Company Parties or their respective Affiliates in connection with the Mergers.

6.21    FIRPTA Affidavits. At the Closing, (i) each Holdings Unitholder (other than the Company) shall deliver a properly completed and duly executed IRS Form W-9 or any other non-foreign affidavit, dated as of the Closing Date in form and substance required by Code Sections 1445 and 1446 and the Treasury Regulations thereunder and (ii) the Company shall deliver a certificate, under penalties of perjury, stating that the Company is not and has not been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treasury Regulation Section 1.897-2(h); provided, however, that the sole remedy for failure to deliver such forms or certificate shall be that Payment Agent, any Parent Entity, Holdings, the Company and the Surviving Entities shall deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of Holdings Units or shares of Company Capital Stock such amounts as are required to be deducted or withheld therefrom pursuant to any Tax laws.

6.22    Cash and Marketable Securities. To the extent requested by Parent I, the Company Parties shall, and shall cause the Company Group to, use reasonable best efforts to sell the securities set forth on Section 6.22 of the Company Disclosure Letter and any similar securities then owned by the Company Group reasonably proximate to the Closing Date so as to permit the net proceeds of such sale to be used by or at the direction of the Buyer Parties as a potential partial source for the payments contemplated by this Agreement, including the payment of expenses in connection with the transactions contemplated by this Agreement.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1    Conditions to Each Party’s Obligations to Effect the Mergers. The respective obligations of the Buyer Parties and the Company Parties to consummate the Mergers are subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions:

(a)    Requisite Stockholder Approval. The Company will have received the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b)    Antitrust Laws. The waiting periods (and any extensions thereof), if any, applicable to the Mergers pursuant to the HSR Act and the Antitrust Laws and Foreign Investment Laws set forth in Section 7.1(b) of the Company Disclosure Letter will have expired or otherwise been terminated, or all requisite consents, directions or orders required to consummate the Mergers pursuant thereto will have been obtained.

(c)    No Prohibitive Laws or Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Mergers will be in effect, nor will any action have been taken by any Governmental Authority of competent jurisdiction, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Mergers, that in each case prohibits, makes illegal, or enjoins the consummation of the Mergers.

7.2    Conditions to the Obligations of the Buyer Parties. The obligations of the Buyer Parties to consummate the Mergers will be subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions, any of which may be waived exclusively by Parent I:

(a)    Representations and Warranties.

(i)    Other than the representations and warranties listed in Section 7.2(a)(ii) and Section 7.2(a)(iii), the representations and warranties of the Company Parties set forth in this Agreement will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not have a Company Material Adverse Effect.

(ii)    The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3(c), the last two sentences of Section 3.7(a), the last sentence of Section 3.7(b), Section 3.7(c) (other than the first sentence thereof), Section 3.7(d), Section 3.12(a)(ii), and Section 3.25 that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) that are qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date).

(iii)    The representations and warranties set forth in Section 3.7(a) (other than the last two sentences thereof), Section 3.7(b) (other than the last sentence thereof) and the first sentence of Section 3.7(c) will be true and correct in all respects as of the Closing Date (in each case (A) without giving effect to any

Company Material Adverse Effect or other materiality qualifications; and (B) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to the Company, the Parent Entities and their Affiliates, individually or in the aggregate, that is more than $10,000,000.

(b)    Performance of Obligations of the Company Parties. The Company Parties will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c)    Officer’s Certificate. The Buyer Parties will have received a certificate of the Company Parties, validly executed for and on behalf of the Company Parties and in the respective names of the Company Parties by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied.

(d)    Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date hereof that is continuing.

7.3    Conditions to the Obligations of the Company Parties to Effect the Mergers. The obligations of the Company Parties to consummate the Mergers are subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions, any of which may be waived exclusively by the Company:

(a)    Representations and Warranties. The representations and warranties of the Buyer Parties set forth in this Agreement will be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Mergers or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Mergers or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.

(b)    Performance of Obligations of the Buyer Parties. The Buyer Parties will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by the Buyer Parties at or prior to the Closing.

(c)    Officer’s Certificate. The Company Parties will have received a certificate of the Buyer Parties, validly executed for and on behalf of the Buyer Parties and in the respective names of the Buyer Parties by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1    Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a)    at any time prior to the Holdings Merger Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent I (on behalf of the Buyer Parties) and the Company (on behalf of the Company Parties);

(b)    by either Parent I (on behalf of the Buyer Parties) or the Company (on behalf of the Company Parties), at any time prior to the Holdings Merger Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Mergers will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Mergers and has become final and non-appealable; or (ii) any statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Mergers that prohibits, makes illegal or enjoins the consummation of the Mergers, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has failed to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, action, statute, rule, regulation or order;

(c)    by either Parent I (on behalf of the Buyer Parties) or the Company (on behalf of the Company Parties), at any time prior to the Holdings Merger Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Closing has not occurred by 11:59 p.m., Pacific time, on July 12, 2021(the “Termination Date”), it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to (i) (1) Parent I if the Company has the valid right to terminate this Agreement pursuant to Section 8.1(g); or (2) the Company if Parent I has the valid right to terminate this Agreement pursuant to Section 8.1(e); and (ii) any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Mergers set forth in Article VII prior to the Termination Date; or (B) the failure of the Closing to have occurred prior to the Termination Date;

(d)    by either Parent I (on behalf of the Buyer Parties) or the Company (on behalf of the Company Parties), at any time prior to the Holdings Merger Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Company Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the cause of, or resulted in, the failure to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof);

(e)    by Parent I (on behalf of the Buyer Parties) (whether prior to or after the receipt of the Requisite Stockholder Approval), if the Company Parties have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2, except that if such breach or failure to perform is capable of being cured by the Termination Date, Parent I will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent I to the Company of written notice of such breach, delivered at least 45 days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating Parent I’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent I will not be entitled to terminate this Agreement if such breach or failure to perform has been cured prior to such termination;

(f)    by Parent I (on behalf of the Buyer Parties), if at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change, except that Parent I’s right to terminate this Agreement pursuant to this Section 8.1(f) will expire at 5:00 p.m., Pacific time, on the 10th Business Day following the date on which such right to terminate first arose;

(g)    by the Company (on behalf of the Company Parties) (whether prior to or after the receipt of the Requisite Stockholder Approval), if the Buyer Parties have breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach or failure to perform is capable of being cured by the Termination Date, the Company Parties will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to the Parent Entities of written notice of such breach, delivered at least 45 days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach or failure to perform has been cured prior to such termination; or

(h)    by the Company (on behalf of the Company Parties), at any time prior to receiving the Requisite Stockholder Approval if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal; (iii) the Company Parties have complied in all material respects with Section 5.3 with respect to such Superior Proposal; and (iv) concurrently with such termination the Company pays the Company Termination Fee due to the Parent Entities in accordance with Section 8.3(b).

8.2    Manner and Notice of Termination; Effect of Termination.

(a)    Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.

(b)    Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that Section 6.6(f), Section 6.6(g), Section 6.14, this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing but subject to Section 8.3(e), nothing in this Agreement will relieve any Party from any liability for any willful and material breach of this Agreement. For the avoidance of doubt, in the event of termination of this Agreement, the Financing Sources will have no liability to the Company Parties, any of their Affiliates or any of its or their direct or indirect equityholders hereunder or otherwise relating to or arising out of the transactions contemplated hereby or any Debt Financing (including for any willful and material breach), provided that the foregoing shall not preclude any liability of the Financing Sources to the Company Parties and their Affiliates under any definitive agreements relating to any Debt Financing. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement or the Guaranty, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3    Fees and Expenses.

(a)    General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Mergers will be paid by the Party incurring such fees and expenses whether or not the Mergers are consummated. For the avoidance of doubt, the Parent Entities or the Surviving Entities will be responsible for all fees and expenses of the Payment Agent. The Parent Entities will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, real property transfer and other similar Taxes or fees arising out of or in connection with entering into this Agreement and the consummation of the Mergers.

(b)    Company Payments.

(i)    If (A) this Agreement is validly terminated pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e); (B)(1) in the case of a termination pursuant to Section 8.1(c), at the time of such termination, the conditions set forth in Sections 7.1(b) and Section 7.1(c) have been satisfied or (2) in the case of a termination pursuant to Section 8.1(d) or Section 8.1(e), at the time of such termination, the Company (on behalf of the Company Parties) is not then able to terminate this Agreement pursuant to 8.1(b), and (3) the conditions set forth in Section 7.3(a) and Section 7.3(b) would be satisfied if the date of such termination was the Closing Date; (C) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), as applicable, an Acquisition Proposal for an Acquisition Transaction has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned; and (D) within one year following the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), as applicable, either an Acquisition Transaction is consummated or a Company Party enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then the Company Parties will concurrently with the consummation of such Acquisition Transaction pay or cause to be paid to the Parent Entities (as directed by Parent I) an amount equal to $104,600,000 (the “Company Termination Fee”). For purposes of this Section 8.3(b)(i), all references to (i) “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and (ii) “the Company or Holdings (by vote or economic interest)” will be deemed to be references to “the aggregate voting power of the Company or the economic ownership of the Company and Holdings taken as a whole”.

(ii)    If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company Parties must promptly (and in any event within two Business Days) following such termination pay or cause to be paid to the Parent Entities (as directed by Parent I) the Company Termination Fee.

(iii)    If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company Parties must prior to or concurrently with such termination pay or cause to be paid to the Parent Entities (as directed by Parent I) the Company Termination Fee.

(c)    Single Payment Only. The Parties acknowledge and agree that in no event will the Company Parties be required to pay more than one Termination Fee, collectively, or be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(d)    Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Mergers, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company Parties fail to promptly pay any amount due pursuant to Section 8.3(b) and, in order to obtain such payment, any Parent Entity commences a Legal Proceeding that results in a judgment against the Company Parties for the amount set forth in Section 8.3(b) or any portion thereof, the Company Parties will pay to any Parent Entity its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate of 5% plus the prime rate as published in The Wall Street

Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable law. All payments under this Section 8.3 shall be made by the Company Parties to the Parent Entities (as directed by Parent I) by wire transfer of immediately available funds to the account designated in Section 8.3(d) of the Parent Disclosure Letter (which account information may be updated by Parent I by written notice to the Company Parties from time to time).

(e)    Sole and Exclusive Remedy.

(i)    Under no circumstances will the collective monetary damages payable by the Buyer Parties or any of their Affiliates for breaches under this Agreement, the Guaranty or the Equity Commitment Letter exceed an amount equal to $209,200,000 plus the Reimbursement Obligations in the aggregate for all such breaches (the “Parent Liability Limitation”). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award in excess of the Parent Liability Limitation against (A) the Buyer Parties or the Guarantor; or (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Financing Sources, Affiliates (other than the Buyer Parties or the Guarantor), members, managers, general or limited partners, stockholders and assignees of each of the Buyer Parties and the Guarantor (the Persons in clauses (A) and (B) collectively, the “Parent Related Parties”), and in no event will the Company Group be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement, the Equity Commitment Letter, the Guaranty or the transactions contemplated hereby and thereby (including any breach by the Guarantor or the Buyer Parties), the termination of this Agreement, the failure to consummate the Mergers or any claims or actions under applicable law arising out of any such breach, termination or failure; provided that the foregoing shall not preclude any liability of the Financing Sources to the Company Parties or the Buyer Parties under the definitive agreements relating to the Debt Financing, nor limit the Company Parties or the Buyer Parties from seeking to recover any such damages or obtain equitable relief from or with respect to any Financing Source pursuant to the definitive agreements relating to the Debt Financing. Other than the Guarantor’s obligations under the Guaranty and the Equity Commitment Letter and other than the Buyer Parties’ obligations under this Agreement, in no event will any Parent Related Party or any other Person other than the Guarantor and the Buyer Parties have any liability for monetary damages to the Company Parties or any other Person relating to or arising out of this Agreement or the Mergers.

(ii)    The Parent Entities’ receipt of the Company Termination Fee to the extent owed pursuant to Section 8.3(b) will be the only monetary damages that the Buyer Parties and each of their respective Affiliates may recover from (A) the Company Group and its Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company Group and its Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Mergers or any claims or actions under applicable law arising out of any such breach, termination or failure, and upon payment of such amount, (1) none of the Company Related Parties will have any further liability or obligation to the Buyer Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to the Confidentiality Agreement, the Voting Agreements Section 8.3(a) and Section 8.3(d), as applicable); and (2) none of the Buyer Parties or any other Person will be entitled to bring or maintain any claim, action or proceeding against the Company Parties or any Company Related Party arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their Affiliates) will remain obligated with respect to the Confidentiality Agreement, the Voting Agreements Section 8.3(a) and

Section 8.3(d), as applicable). Under no circumstances will the collective monetary damages payable by the Company Parties for breaches under this Agreement (taking into account the payment of the Company Termination Fee pursuant to this Agreement) exceed $104,600,000 in the aggregate for all such breaches (plus any obligations pursuant to Section 8.3(d)) (the “Company Liability Limitation”). In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation against any of the Company Related Parties, and in no event will the Buyer Parties be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to, this Agreement or the Mergers, the termination of this Agreement, the failure to consummate the Mergers or any claims or actions under applicable law arising out of any such breach, termination or failure.

(f)    Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 8.3(e) or the existence of the Parent Liability Limitation or the availability of monetary damages, it is agreed that the Buyer Parties and the Company Parties will be entitled to an injunction, specific performance or other equitable relief as provided in Section 9.8(b), except that, although the Company, in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 9.8(b), under no circumstances will the Company Parties be permitted or entitled to receive both specific performance that results in the occurrence of the Closing and any monetary damages.

(g)    Non-Recourse Parent Party. In no event will the Company Parties seek or obtain, nor will they permit any of their Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Non-Recourse Parent Party (as defined in the Equity Commitment Letter, which excludes, for the avoidance of doubt, the Guarantor and the Buyer Parties) with respect to this Agreement, the Equity Commitment Letter or the Guaranty or the transactions contemplated hereby and thereby (including any breach by the Guarantor or the Buyer Parties), the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under applicable laws arising out of any such breach, termination or failure, other than from the Buyer Parties to the extent expressly provided for in this Agreement or the Guarantor to the extent expressly provided for in the Guaranty and the Equity Commitment Letter.

8.4    Amendment. Subject to applicable law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Buyer Parties and the Company Parties (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Financing Sources set forth in Section 6.6(a), Section 8.2, Section 8.3(e), Section 8.6, Section 9.3, Section 9.6, Section 9.8, Section 9.9, Section 9.10, Section 9.11 and this Section 8.4 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of the provisions relating to the Financing Sources set forth in Sections 6.6(a), Section 8.2, Section 8.3(e), Section 8.6, Section 9.3, Section 9.6, Section 9.8, Section 9.9, Section 9.10, Section 9.11 or this Section 8.4) may not be amended, modified or altered without the prior written consent of the Financing Sources.

8.5    Extension; Waiver. At any time and from time to time prior to the Holdings Merger Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

8.6    No Liability of Financing Sources. None of the Financing Sources will have any liability to the Company Parties or any of their Affiliates relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise, and none of the Company Parties nor any of their Affiliates will have any rights or claims against any of the Financing Sources hereunder or thereunder; provided, that nothing in this Section 8.6 shall limit the rights of the Company Parties and their Affiliates from and after the Holdings Merger Effective Time under any debt commitment letter or the definitive debt documents executed in connection with the Debt Financing (but not, for the avoidance of doubt, under this Agreement) to the extent the Company Parties and/or their Affiliates are party thereto.

ARTICLE IX

GENERAL PROVISIONS

9.1    Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company Parties and the Buyer Parties contained in this Agreement will terminate at the Closing, except that any covenants that by their terms survive the Closing will survive the Closing in accordance with their respective terms.

9.2    Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:

(a)	if to the Buyer Parties to:

c/o Vista Equity Partners Management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, CA 94111

Attention:      Maneet S. Saroya

                      Adrian R. Alonso

                      Christina Lema

Email:           msaroya@vistaequitypartners.com

                       aalonso@vistaequitypartners.com

                       clema@vistaequitypartners.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:      Daniel E. Wolf, P.C.

              David M. Klein, P.C.

Email:   daniel.wolf@kirkland.com

              dklein@kirkland.com

and

Kirkland & Ellis LLP

555 California Street

San Francisco, California 94104

Attn:       Stuart E. Casillas, P.C.

              Nathan J. Davis

Email:   stuart.casillas@kirkland.com

               nathan.davis@kirkland.com

(b)	if to the Company Parties (prior to the Company Merger Effective Time) to:

Pluralsight, Inc.

42 Future Way

Draper, UT 84020

Attn:     Matthew Forkner

Email:  matthew-forkner@pluralsight.com

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn:    Rezwan Pavri

            Martin Korman

            Douglas K. Schnell

Fax:     (650) 493-6811

Email:   rpavri@wsgr.com

            mkorman@wsgr.com

            dschnell@wsgr.com

Any notice received by email at the addressee’s email address or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.2, except that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3    Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that the Buyer Parties will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Company Merger Effective Time (a) in connection with a merger or consolidation involving the Buyer Parties or other disposition of all or substantially all of the assets of the Buyer Parties or the Surviving Entities; (b) to any of their respective Affiliates; or (c) to any Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the parties to the Equity Commitment Letter or the Guarantor pursuant to the Guaranty; or (ii) impede or delay the consummation of the Mergers or otherwise materially impede the rights of the holders of shares of Company Capital Stock, Company PSUs, Company RSUs, Company Options, Holdings RSUs and Holdings Incentive Units pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder.

9.4    Confidentiality. The Buyer Parties and the Company Parties hereby acknowledge that Vista Equity Partners Management, LLC and the Company have previously executed a Confidentiality Agreement, dated October 6, 2020 (the “Confidentiality Agreement”), that will continue in full force and effect in accordance with its terms; provided that from and after the date hereof, notwithstanding anything to the contrary in the Confidentiality Agreement, no consent of the Company shall be required for any Person who is a potential source of, or may provide, equity, debt or any other type of financing for the transactions contemplated hereby to become a Representative (as defined in the Confidentiality Agreement) of Vista Equity Partners Management, LLC thereunder. Each of the Buyer Parties and their respective Representatives will hold and treat all documents and information concerning the Company Group furnished or made available to the Buyer Parties or their respective Representatives in connection with the Mergers in accordance with the Confidentiality Agreement. By executing this Agreement, each of the Buyer Parties agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.

9.5    Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company

Disclosure Letter, the Parent Disclosure Letter, the Guaranty and the Equity Commitment Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Company Merger Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.6    Third Party Beneficiaries. Except as set forth in Section 6.10 and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.10; (b) if a court of competent jurisdiction has declined to grant specific performance and has instead granted an award of damages, then the Company may enforce such award and seek additional damages on behalf of the holders of shares of Company Common Stock, Company RSUs, Company PSUs, Company Options, Holdings Units, Holdings RSUs and Holdings Incentive Units (which the Buyer Parties and the Guarantor acknowledge and agree may include damages based on a decrease in share value or lost premium) subject to the limitations set forth in Section 8.3(e)(i); (c) if any of the Buyer Parties wrongfully terminate or willfully breach this Agreement, or if the Guarantor wrongfully terminates or willfully breaches the Guaranty, then, following the termination of this Agreement, the Company may seek damages and other relief (including equitable relief) on behalf of the holders of shares of Company Common Stock, Company RSUs, Company PSUs, Company Options, Holdings Units, Holdings RSUs and Holdings RSUs (which the Buyer Parties and the Guarantor acknowledge and agree may include damages based on a decrease in share value or lost premium) subject to the limitations set forth in Section 8.3(e)(i); and (d) from and after the Closing, the rights of the holders of shares of Company Common Stock, Company RSUs, Company PSUs, Company Options, Holdings Units, Holdings RSUs and Holdings Incentive Units to receive the consideration set forth in Article II. The rights granted pursuant to clause (c) of the second sentence of this Section 9.6 will only be enforceable on behalf of the holders of shares of Company Common Stock, Company RSUs, Company PSUs, Company Options, Holdings Units, Holdings RSUs and Holdings Incentive Units by the Company, in its sole and absolute discretion, as agent for such holders, and it is understood and agreed that any and all interests in such claims will attach to such shares of the Company Common Stock, Company RSUs, Company PSUs, Company Options, Holdings Units, Holdings RSUs or Holdings Incentive Units and subsequently transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith and subject to the limitations set forth in Section 8.3(e)(i)) may, in the Company’s sole and absolute discretion, be (A) distributed, in whole or in part, by the Company to such holders as of any date determined by the Company; or (B) retained by the Company for the use and benefit of the Company Group in any manner that the Company deems fit. The provisions of Section 6.6(a), Section 8.2, Section 8.3(e), Section 8.4, Section 8.6, Section 9.3, Section 9.8, Section 9.9, Section 9.10, Section 9.11 and this Section 9.6 will inure to the benefit of the Financing Sources and their successors and assigns, each of whom are intended to be third party beneficiaries thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Financing Sources and their respective successors and assigns) and Section 8.3(g) will inure to the benefit of each Non-Recourse Parent Party and their respective successors and assigns, each of whom are intended to be third party beneficiaries thereof (it being understood and agreed that the provisions of such Section will be enforceable by each Non-Recourse Parent Party and their respective successors and assigns).

9.7    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8    Remedies.

(a)    Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company (on behalf of the Company Parties) may pursue both a grant of specific performance and monetary damages, under no circumstances will any of the Company Parties be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including any monetary damages in lieu of specific performance).

(b)    Specific Performance.

(i)    The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, subject to Section 8.6, (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (B) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company Parties, on the one hand, or the Buyer Parties, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Mergers and without that right, neither the Company Parties nor the Buyer Parties would have entered into this Agreement. It is explicitly agreed that the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing the Buyer Parties’ obligations to consummate the Mergers and cause the Equity Financing to be funded to fund the Mergers (including to cause any Parent Entity to enforce the obligations of the Guarantor under the Equity Commitment Letter in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter). Notwithstanding the foregoing and subject to the rights of the parties to the definitive agreements for any Debt Financing under the terms thereof, none of the Company Parties and their Affiliates and their direct and indirect equityholders shall have any rights or claims (whether in contract or in tort or otherwise) against any Financing Source, solely in their respective capacities as lenders or arrangers in connection with the Debt Financing, and in no event shall any Company Party, any of its Affiliates or its or their direct or indirect equityholders be entitled to directly seek the remedy of specific performance of this Agreement against any Financing Source.

(ii)    The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or any Parent Entity, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Buyer Parties pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

9.9    Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware. Any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the internal laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rules that would result in the application of the laws or statutes of limitations of a different jurisdiction.

9.10    Consent to Jurisdiction.

(a)    General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Mergers and the Guaranty, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guaranty or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement, the Guaranty or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Guaranty or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of the Buyer Parties and the Company Parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(b)    Jurisdiction for Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Financing Sources arising out of, or relating to, the Mergers, the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable debt commitment letter will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed and construed in accordance with the laws of the State of New York.

9.11    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGERS, THE GUARANTY, THE EQUITY COMMITMENT LETTER, THE DEBT FINANCING OR THE EQUITY FINANCING (INCLUDING ANY SUCH LEGAL

PROCEEDING INVOLVING FINANCING SOURCES). EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION  9.11.

9.12    Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company Parties that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company Parties that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

9.13    Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed (including by electronic signature) by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.14    No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

LAKE HOLDINGS, LP

By:	/s/ Maneet S. Saroya
Name:	Maneet S. Saroya
Title:	President

LAKE GUARANTOR, LLC

By:	/s/ Maneet S. Saroya
Name:	Maneet S. Saroya
Title:	President

LAKE MERGER SUB I, INC.

By:	/s/ Maneet S. Saroya
Name:	Maneet S. Saroya
Title:	President

LAKE MERGER SUB II, LLC

By:	/s/ Maneet S. Saroya
Name:	Maneet S. Saroya
Title:	President

[Signature Page to Agreement and Plan of Merger]

PLURALSIGHT, INC.

By:	/s/ Aaron Skonnard
Name:	Aaron Skonnard
Title:	Chief Executive Officer

PLURALSIGHT HOLDINGS, LLC

By:	/s/ Aaron Skonnard
Name:	Aaron Skonnard
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

December 11, 2020

Board of Directors

Pluralsight, Inc.

182 North Union Avenue

Farmington, Utah 84025

Members of the Board:

We understand that Pluralsight, Inc., a Delaware corporation (the “Company”), Lake Holdings, LP, a Delaware limited partnership (“Parent I”), and Lake Guarantor, LLC, a Delaware limited liability company (“Parent II,” and together with Parent I, “Parents”)), Lake Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”), Lake Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), and Pluralsight Holdings, LLC, a Delaware limited liability company and subsidiary of the Company (“Holdings”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 11, 2020, pursuant to which, among other things, Merger Sub II will be merged with and into Holdings (the “Holdings Merger”) and Merger Sub I will be merged with and into the Company (the “Company Merger” and, together with the Holdings Merger, the “Mergers”). Holdings will be the surviving entity in the Holdings Merger and the Company will be the surviving entity in the Company Merger. Pursuant to the Company Merger, each share of Class A common stock, par value $0.0001 per share, of the Company (“Company Class A Common Stock”) issued and outstanding immediately prior to the effective time of the Company Merger, other than Owned Company Shares and Dissenting Company Shares (each as defined in the Merger Agreement), will be converted into the right to receive $20.26 per share in cash, without interest (the “Per Share Price”). The terms and conditions of the Mergers are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Per Share Price to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Company Class A Common Stock (other than Parents or any affiliate of Parents) (the “Holders”) is fair, from a financial point of view, to such Holders.

For purposes of the opinion set forth herein, we have reviewed the Merger Agreement, certain related documents and certain publicly available financial statements and other business and financial information of the Company. We have also reviewed certain forward-looking information relating to the Company prepared by the management of the Company, including financial projections and operating data of the Company (the “Company Projections”). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company with senior management of the Company. We also reviewed the historical market prices and trading activity for Company Class A Common Stock and compared the financial performance of the Company and the prices and trading activity of Company Class A Common Stock with that of certain other selected publicly traded companies and their securities. In addition, we reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or

One Maritime Plaza | 24th Floor | San Francisco, CA 94111

Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914

discussed with, us by the Company. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We have assumed that the Mergers will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification, waiver or delay. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Mergers, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Merger. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or its affiliates, nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessment of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products.

We have been engaged by the Company to provide financial advisory services and have acted as financial advisor to the Board of Directors of the Company in connection with the Mergers. We will receive a fee for our services, a portion of which will become payable upon rendering of this opinion. We will also receive an additional, larger fee if the Mergers are consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two-year period prior to the date hereof, no material relationship existed between Qatalyst Partners or any of its affiliates and the Company or Parents pursuant to which compensation was received by Qatalyst Partners or its affiliates, other than in connection with an affiliate of Qatalyst Partners acting as financial advisor to Delta Topco, Inc., an affiliate of Parent;s portfolio company Infoblox Inc., in connection with an investment from Warburg Pincus LLC. Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to the Company or Parents and their respective affiliates for which we would expect to receive compensation.

Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Parents or certain of their respective affiliates.

This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how to vote with respect to the Mergers or any other matter and does not in any manner address the price at which Company Class A Common Stock will trade at any time.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Mergers, or the relative merits of the Mergers as compared to any strategic alternatives that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the Per Share

One Maritime Plaza | 24th Floor | San Francisco, CA 94111

Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914

Price to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the Holders, and we express no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of the Company or any of its affiliates, or any class of such persons, relative to such consideration, nor do we express any opinion with respect to the fairness of the amount or nature of the consideration to any person or entity pursuant to or in relation to that certain Tax Receivable Agreement, dated as of May 16, 2018, as amended, by and among the Company, Holdings, and the other members party thereto. We also express no opinion regarding the consideration to be received under the Merger Agreement by any holder of Company Capital Stock (as such term is defined in the Merger Agreement) other than in such holder’s capacity as a holder of Company Class A Common Stock.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Per Share Price to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the Holders is fair, from a financial point of view, to such Holders.

Yours faithfully,

Qatalyst Partners LP

One Maritime Plaza | 24th Floor | San Francisco, CA 94111

Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914

Annex C

SECTION 262 OF THE DGCL

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §  228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§  251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §  255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §  114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of December 11, 2020, is by and among Lake Holdings, LP, a Delaware limited partnership (“Parent I”), Lake Guarantor, LLC, a Delaware limited liability company (“Parent II” and together with Parent I, the “Parent Entities” and each, a “Parent Entity”), Pluralsight, Inc., a Delaware corporation (the “Company”) and the Stockholders set forth on Schedule I hereto (the “Stockholders” and each, a “Stockholder”).

WHEREAS, the Parent Entities, Lake Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”), Lake Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II” and together with the Parent Entities and Merger Sub I, the “Buyer Parties”), the Company and Pluralsight Holdings, LLC, a Delaware limited liability company (“Holdings” and, together with the Company, the “Company Parties”) are, concurrently with the execution hereof, entering into an Agreement and Plan of Mergers, dated as of the date hereof, and as may be amended, supplemented or otherwise modified from time to time (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub I with and into the Company (the “Company Merger”) and the merger of Merger Sub II with and into Holdings (the “Holdings Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

WHEREAS, each Stockholder is, as of the date hereof, the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of Company Capital Stock and the number of Holdings Units, in each case, as set forth opposite the name of such Stockholder on Schedule I hereto; and

WHEREAS, as a condition to the willingness of the Buyer Parties and the Company Parties to enter into the Merger Agreement and as an inducement and in consideration therefor, the Buyer Parties and the Company Parties have required that each Stockholder, and each Stockholder has agreed to, solely in such Stockholder’s capacity as the beneficial owner of the Applicable Securities (as defined below) and not in any other capacity, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1.    Representations and Warranties of Stockholder. Each Stockholder, solely in such Stockholder’s capacity as the beneficial owner of the Applicable Securities and not in any other capacity, hereby severally and not jointly represents and warrants to the Parent Entities and the Company as follows:

(a)

As of the time of execution of this Agreement, such Stockholder (i) is the beneficial owner of the shares of Company Capital Stock and Holdings Units set forth opposite such Stockholder’s name on Schedule I to this Agreement (together with any shares of Company Capital Stock or other Company Securities, that such Stockholder may become the beneficial owner of at any time in the future during the term of this Agreement, the “Applicable Securities”) and (ii) except as set forth in Schedule I to this Agreement, neither holds nor has any beneficial ownership interest in any other shares of Company Capital Stock or Holdings Units or any option, warrant, right or other Company Securities convertible, exchangeable or exercisable therefor or other instrument, obligation or right, the value of which is based on any of the foregoing.

(b)	Such Stockholder has the legal capacity to execute and deliver this Agreement and to perform the obligations contemplated herein.

(c)	This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a legal, valid and binding obligation of the Parent Entities and the Company,

this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder by each of the Parent Entities and the Company in accordance with its terms, subject to bankruptcy, insolvency (including all applicable legal requirements relating to fraudulent transfers), reorganization, moratorium and similar legal requirements of general applicability relating to or affecting creditors’ rights and subject to general principles of equity.

(d)

Neither the execution and delivery of this Agreement nor the performance by such Stockholder of the obligations contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder or Stockholder’s assets are bound, except for such violations, defaults or conflicts as would not prevent or materially delay or impair such Stockholder’s performance of its obligations under this Agreement. Assuming compliance with the applicable provisions of the HSR Act, any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws and Foreign Investment Laws, and assuming that all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company Parties or the Buyer Parties in connection with the Merger Agreement and the transactions contemplated thereby are obtained or made, the performance by such Stockholder of its obligations under this Agreement will not (i) violate any provision of any decree, order or judgment applicable to such Stockholder, (ii) require any consent, approval or notice under any legal requirements applicable to such Stockholder, other than as required under the Exchange Act and the rules and regulations promulgated thereunder, or (iii) if such Stockholder is an entity, violate any provision of such Stockholder’s organizational documents, except in each such case of the foregoing clauses (i), (ii) or (iii) as would not prevent or materially delay or impair such Stockholder’s performance of its obligations under this Agreement.

(e)

Subject to the terms of the Charter, Bylaws and Holdings LLCA, the Applicable Securities and the certificates, if any, representing the Applicable Securities owned by such Stockholder are now, and, except as permitted by Section 4(b), at all times during the term hereof will be, held by such Stockholder or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens and encumbrances, except for any such liens or encumbrances arising hereunder, any applicable restrictions on transfer under the Securities Act and any liens or encumbrances that would not prevent or materially delay or impair such Stockholder’s performance of its obligations under this Agreement (collectively, “Permitted Encumbrances”).

(f)

Subject only to community property laws and the terms of the Charter, Bylaws and Holdings LLCA, such Stockholder has, and at all times during the term of this Agreement will have, full voting power, with respect to such Stockholder’s shares of Company Capital Stock and full power of disposition, full power to issue instructions with respect to the matters set forth herein, and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s shares of Company Capital Stock held in the name of such Stockholder. The Applicable Securities of such Stockholder are not subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Applicable Securities.

(g)

As of the time of execution of this Agreement, there is no Legal Proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or equity before or by any Governmental Authority, except for any Legal Proceeding that would not prevent or materially delay or impair such Stockholder’s performance of its obligations under this Agreement.

(h)

Such Stockholder has received and reviewed a copy of the Merger Agreement. Such Stockholder understands and acknowledges that the Buyer Parties and the Company Parties are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(i)

No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Stockholder (it being understood that arrangements of the Company Parties or their other Affiliates shall not be deemed to be an arrangement of such Stockholder).

SECTION 2.    Representations and Warranties of the Parent Entities. Each Parent Entity hereby represents and warrants to each Stockholder and to the Company as follows:

(a)

Such Parent Entity is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver and perform its obligations under this Agreement and to perform the obligations contemplated herein, and has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement.

(b)

This Agreement has been duly authorized, executed and delivered by such Parent Entity, and, assuming this Agreement constitutes the legal, valid and binding obligations of the other parties hereto, constitutes the legal, valid and binding obligations of such Parent Entity, and are enforceable against such Parent Entity in accordance with its terms, subject to bankruptcy, insolvency (including all legal requirements relating to fraudulent transfers), reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and subject to general principles of equity.

(c)

Assuming compliance with the applicable provisions of the HSR Act, any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws and Foreign Investment Laws, the execution and delivery of this Agreement by such Parent Entity, and the consummation of the transactions contemplated by this Agreement, will not: (i) cause a violation, or a default, by such Parent Entity of any applicable legal requirement or decree, order or judgment applicable to such Parent Entity, or to which such Parent Entity is subject; or (ii) conflict with, result in a breach of, or constitute a default on the part of such Parent Entity under any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Parent Entity is a party or by which such Parent Entity or its assets are bound, except for such violations, defaults or conflicts as would not, individually or in the aggregate, prevent or materially delay or impair the performance by such Parent Entity of any of its obligations under this Agreement. Except as may be required by the Exchange Act (including the filing with the SEC of the Proxy Statement), any “anti-takeover” laws, the DGCL, in connection with the HSR Act, any filing, notification or approval in any foreign jurisdiction required by Antitrust Laws and Foreign Investment Laws, neither such Parent Entity nor any of its other Affiliates are required to make any filing with or give any notice to, or to obtain any consent or approval from, any Person at or prior to the consummation of the transactions contemplated in connection with the execution and delivery of this Agreement by such Parent Entity, other than such filings, notifications, approvals, notices or consents that, if not obtained, made or given, would not, individually or in the aggregate, prevent or materially delay or impair the performance by such Parent Entity of any of its obligations under this Agreement.

SECTION 3.    Representations and Warranties of the Company. The Company hereby represents and warrants to each Stockholder and to the Parent Entities as follows:

(a)

The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver and perform its obligations under this Agreement and to perform the obligations contemplated herein, and has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement.

(b)

This Agreement has been duly authorized, executed and delivered by the Company, and, assuming this Agreement constitutes the legal, valid and binding obligations of the other parties hereto, constitutes the legal, valid and binding obligations of the Company, and are enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency (including all legal requirements relating to fraudulent transfers), reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and subject to general principles of equity.

(c)

Assuming compliance with the applicable provisions of the HSR Act, any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws and Foreign Investment Laws, the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated by this Agreement, will not: (i) cause a violation, or a default, by the Company of any applicable legal requirement or decree, order or judgment applicable to the Company, or to which the Company is subject; or (ii) conflict with, result in a breach of, or constitute a default on the part of the Company under any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or by which the Company or its assets are bound, except for such violations, defaults or conflicts as would not, individually or in the aggregate, prevent or materially delay or impair the performance by the Company of any of its obligations under this Agreement. Except as may be required by the Exchange Act (including the filing with the SEC of the Proxy Statement), any “anti-takeover” laws, the DGCL, in connection with the HSR Act, any filing, notification or approval in any foreign jurisdiction required by Antitrust Laws and Foreign Investment Laws, neither the Company nor any of its other Affiliates are required to make any filing with or give any notice to, or to obtain any consent or approval from, any Person at or prior to the consummation of the transactions contemplated in connection with the execution and delivery of this Agreement by the Company, other than such filings, notifications, approvals, notices or consents that, if not obtained, made or given, would not, individually or in the aggregate, prevent or materially delay or impair the performance by the Company of any of its obligations under this Agreement.

SECTION 4.    Transfer of the Shares or Units; Other Actions.

(a)

Prior to the Final Termination Date, except as otherwise expressly provided herein (including pursuant to this Section 4 or Section 5) or pursuant to a repurchase, forfeiture or redemption right of any member of the Company Group set forth in any contract between the Company and such Stockholder, if exercised by the applicable member of the Company Group and if applicable, each Stockholder shall not, and shall cause each of its Affiliates not to: (i) transfer, redeem, surrender, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by liquidation, dissolution, dividend, distribution or otherwise) of, enter into any derivative arrangement with respect to, create any lien or encumbrance on or take any other action that would be deemed a “Transfer” (as such term is defined in the Charter) with respect to (any of the items set forth in this clause (i), a “Transfer”), any or all of such Stockholder’s Applicable Securities; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of such Stockholder’s Applicable Securities with respect to any matter that is in contravention of the obligations of such Stockholder under this Agreement with respect to such Stockholder’s Applicable Securities; (iv) deposit any of such Stockholder’s Applicable Securities into a voting trust, or enter into a voting agreement or arrangement with respect to any of such Applicable Securities, in contravention of the obligations of such Stockholder under this Agreement; (v) initiate or exercise a Holdings Unit Redemption, or otherwise voluntarily convert or exchange any or all of such Stockholder’s shares of Company Capital Stock as of the date hereof into a different class of Company Capital Stock (including by way of a “Transfer” as such term is defined in the Charter); or (vi) knowingly take or cause the taking of any other action that would materially restrict or prevent the performance of such Stockholder’s obligations hereunder, excluding any involuntary bankruptcy filing. Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of the Applicable Securities shall occur (including, but not limited to, a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Applicable Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date. Notwithstanding the foregoing, prior to the Parent Termination Date, the Company shall not repurchase or redeem, or cause the repurchase or redemption of, any Stockholder’s Applicable Securities; provided, that any such failure to repurchase or redeem, or cause the repurchase or redemption of any Stockholder’s Applicable Securities pursuant hereto will not be deemed or asserted by any Buyer Party as a breach or failure to perform of any of the Company Parties’ representations, warranties, covenants or agreements under the Merger Agreement.

(b)

Notwithstanding the foregoing, each Stockholder may make (i) Transfers of Applicable Securities by will or for estate planning purposes so long as such Stockholder maintains full voting power with respect to any transferred Applicable Securities, (ii) with respect to such Stockholder’s Company Options which expire on or prior to the termination of the Merger Agreement or a result of the consummation of the Mergers, Transfers or cancellations of the underlying shares of Company Common Stock to the Company (x) in payment of the exercise price of such Stockholder’s Company Options and (y) in order to satisfy taxes applicable to the exercise of such Stockholder’s Company Options, (iii) with respect to such Stockholder’s Company RSUs, Company PSUs, Holdings RSUs or Holdings Incentive Units, as applicable, Transfers or cancellations of the underlying shares of Company Common Stock or Holdings Units, as applicable, to the applicable Company Party for the net settlement of such Company RSUs, Company PSUs, Holdings RSUs or Holdings Incentive Units, as applicable in order to satisfy any tax withholding obligation, and (iv) Transfers of Applicable Securities to any controlled Affiliate of such Stockholder, so long as such Stockholder maintains full voting power with respect to any transferred Applicable Securities, and in each case of the foregoing clauses (i) through (iv), so long as any such transferee shall agree in writing to be bound by this Agreement prior to the consummation of any such transfer.

(c)

Each Stockholder agrees that such Stockholder will not exercise any dissenter’s or appraisal rights available to such Stockholder with respect to the Mergers pursuant to Section 262 of the DGCL or otherwise.

(d)

Each Stockholder hereby undertakes and agrees not to, and shall cause its Affiliates not to, commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against any Buyer Party, the Company or any of their respective Affiliates, any of their respective successors or the directors or officers of any of the foregoing, in each case relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, (ii) alleging a breach of any duty of the Company Board or any member of the Company Board in connection with this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, or (iii) making any claim with respect to SEC disclosure (or other disclosure to the Company’s stockholders) in connection with this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby; provided that the foregoing shall not prevent any claim against any Buyer Party to enforce such Stockholder’s rights under the Merger Agreement in accordance with the terms thereof.

SECTION 5.    Agreement to Vote.

(a)

Voting of Shares in Connection with the Mergers. Prior to the earlier of (x) the Final Termination Date and (y) the valid termination of the Merger Agreement in accordance with its terms, and without in any way limiting such Stockholder’s right to vote such Stockholder’s shares of Company Capital Stock in such Stockholder’s sole discretion on any other matters that may be submitted to a stockholder or member vote, consent or other approval, whether at any annual, special or other meeting of the Company Stockholders called or otherwise, and at any adjournment or postponement thereof, each Stockholder (solely in such Stockholder’s capacity as a holder of Applicable Securities, and not in any other capacity) shall, or shall cause the holder of record on any applicable record date to, (i) appear at each such meeting or otherwise cause all of its Applicable Securities entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) vote all Applicable Securities beneficially owned by such Stockholder and entitled to vote (the “Vote Securities”) (A) in favor of (1) the adoption of the Merger Agreement and the approval of the Mergers and the other transactions contemplated by the Merger Agreement, (2) any proposal recommended by the Company Board (or a committee thereof) that is intended to facilitate the consummation of the transactions contemplated by the Merger Agreement and (3) any non-binding advisory vote on “golden parachute” executive compensation arrangements (provided, if any Stockholder is an executive officer of the Company, he or she will not be obligated to vote his or her shares in respect of any such non-binding advisory vote), and/or (B) against (1) any action or agreement that would reasonably be expected to result in any of the conditions to the Company Parties’ obligations to consummate the Company Merger set forth in Article VII of the Merger Agreement not being fulfilled, and (2) subject to Section 5(b), any Acquisition Proposal. The obligations set forth in this Section 5(a) shall apply to each Stockholder unless and until the Parent Termination Date or the Stockholder Termination Date with respect to such Stockholder shall have occurred, at which time such obligations shall terminate and be of no further force or effect.

(b)

Voting of Shares in Connection with an Acquisition Transaction. In the event that the Company terminates the Merger Agreement in accordance with Section 8.1(h) of the Merger Agreement in order to enter into a definitive Alternative Acquisition Agreement to consummate an Acquisition Transaction contemplated by a Superior Proposal and pays the Company Termination Fee due to the Parent Entities thereunder, and without in any way limiting such Stockholder’s right to vote such Stockholder’s shares of Company Capital Stock in such Stockholder’s sole discretion on any other matters that may be submitted to a stockholder or member vote, consent or other approval, whether at any annual, special or other meeting of the Company Stockholders called or otherwise, and at any adjournment or postponement thereof, each Stockholder (solely in such Stockholder’s capacity as a holder of Applicable Securities, and not in any other capacity) shall, or shall cause the holder of record on any applicable record date to, (i) appear at each such meeting or otherwise cause all of its Applicable Securities entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) vote all Vote Securities (A) in favor of (1) the adoption of such Alternative Acquisition Agreement (or any other Alternative Acquisition Agreement then in effect) and the approval of the Acquisition Transaction and the other transactions contemplated thereby, (2) any proposal recommended by the Company Board (or a committee thereof) that is intended to facilitate the consummation of the transactions contemplated by such Alternative Acquisition Agreement (or any other Alternative Acquisition Agreement then in effect) and (3) any non-binding advisory vote on “golden parachute” executive compensation arrangements, and/or (B) against (x) any action or agreement which would reasonably be expected to result in any of the conditions to the Company Parties’ obligations to consummate the Acquisition Transaction pursuant to such Alternative Acquisition Agreement (or any other Alternative Acquisition Agreement then in effect) not being fulfilled, and (y) any Acquisition Proposal that is not the Acquisition Transaction contemplated by such Alternative Acquisition Agreement (or any other Alternative Acquisition Agreement then in effect). The obligations set forth in this Section 5(b) shall apply to each Stockholder unless and until the Final Termination Date or the Stockholder Termination Date with respect to such Stockholder shall have occurred, at which time such obligations shall terminate and be of no further force or effect. Each reference in this Amendment to the “Alternative Acquisition Agreement” shall mean and be a reference to any Alternative Acquisition Agreement that the Company and/or Holdings may enter into concurrently with terminating the Merger Agreement (or any alternative Alternative Acquisition Agreement) pursuant to Section 8.1(h) of the Merger Agreement (or any similar provision in any alternative Acquisition Agreement), including any alternative Alternative Acquisition Agreement to any Alternative Acquisition Agreement; provided that (x) the Company Board has recommended that the holders of Company Capital Stock approve and adopt such Alternative Acquisition Agreement and approve the Acquisition Transaction to be effected thereby, (y) the Acquisition Transaction to be effected by such Alternative Acquisition Agreement constitutes an “Acquisition” or an “Asset Transfer” (each as defined in the Charter) and (z) such “Alternative Acquisition Agreement” shall include, as applicable, an Alternative Acquisition

Agreement to effect any purchase or acquisition described in clause (i) of the definition of “Acquisition Transaction” in the Merger Agreement (or any similar term in any similar purchase or acquisition described in any similar such term(s) in any alternative Alternative Acquisition Agreement) by the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates. Each reference in this Amendment to the “Acquisition Transaction” shall mean and be a reference to an Acquisition Transaction to be effected pursuant to an Alternative Acquisition Agreement, and shall include any similar such term(s) in any alternative Alternative Acquisition Agreement.

SECTION 6.    Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, each provision of this Agreement shall apply to each Stockholder solely in such Stockholder’s capacity as a holder of the Applicable Securities and/or other Company Securities and not in such Stockholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or as a trustee or fiduciary of any employee benefit plan or trust. For the avoidance of doubt, this Agreement shall not apply to any partner, officer, employee or Affiliate of such Stockholder in its capacity as a director, officer or employee of the Company or any of its Subsidiaries or as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require Stockholder or any partner, officer, employee or Affiliate of Stockholder to attempt to) limit or restrict any actions or omissions of a director and/or officer of the Company or any of its Subsidiaries (taken in his or her capacity as such), including, without limitation, in the exercise of his or her fiduciary duties as a director and/or officer of the Company or any of its Subsidiaries or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of the Company or any of its Subsidiaries or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary. Solely for purposes of this Agreement, no member of the Company Group shall be deemed to be an “Affiliate” of any Stockholder.

SECTION 7.    Further Assurances. Each party hereto shall execute and deliver any additional documents and take such further actions that are reasonably necessary to carry out all of its obligations under the provisions hereof.

SECTION 8.    Termination.

(a)

All rights and obligations of the Parent Entities under this Agreement shall terminate immediately without any notice or other action by any Person upon the earliest to occur of the following (the date of such termination, the “Parent Termination Date”):

(i)	the valid termination of the Merger Agreement in accordance with its terms;

(ii)	the Company Merger Effective Time; or

(iii)	the mutual written consent of any Parent Entity and each Stockholder.

(b)

All rights and obligations of a Stockholder under this Agreement shall terminate immediately without any notice or other action by any Person upon the earliest to occur of the following (the date of such termination with respect to such Stockholder, the “Stockholder Termination Date”):

(i)

any change to the terms of the Mergers without the prior written consent of such Stockholder that (A) reduces the Per Share Price or Per Unit Price payable with respect to the shares of Company Common Stock and Holdings Units beneficially owned by any Stockholder (subject to adjustments in compliance with Section 2.7(c) of the Merger Agreement), (B) changes the form of consideration payable in the Mergers or (C) disproportionately affects such Stockholder (solely in its capacity as a holder of the Applicable Securities) in a material and adverse manner relative to other holders of Company Capital Stock and Holdings Units;

(ii)	if the Parent Termination Date has not occurred, the mutual written consent of any Parent Entity, the Company and such Stockholder; or

(iii)	if the Parent Termination Date has occurred, the mutual written consent of the Company and such Stockholder.

(c)

This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately without any notice or other action by any Person upon the earliest to occur of the following (the date of such termination, the “Final Termination Date”):

(i)	the valid termination of the Merger Agreement in accordance with its terms, other than a termination of the Merger Agreement by the Company pursuant to Section 8.1(h) of the Merger Agreement;

(ii)	the Company Merger Effective Time;

(iii)

if, following a valid termination of the Merger Agreement pursuant to Section 8.1(h) thereof, the Company and/or Holdings has entered into a definitive Alternative Acquisition Agreement (or, if thereafter (in one or more iterations) the Company subsequently terminates such Alternative Acquisition Agreement (in accordance with its terms) to enter into an alternative Alternative Acquisition Agreement), either (A) the valid termination of the then applicable definitive Alternative Acquisition Agreement in accordance with its terms (other than to enter into an alternative Alternative Acquisition Agreement) or (B) the consummation of the Acquisition Transaction contemplated by the Alternative Acquisition Agreement then in effect;

(iv)	if the Parent Termination Date has not occurred, the mutual written consent of Parent, the Company and each Stockholder; or

(v)	if the Parent Termination Date has occurred, the mutual written consent of the Company and each Stockholder.

(d)

Subject to Section 8(e), upon termination of the rights and obligations of a party to this Agreement, all obligations of the applicable party under this Agreement will terminate, without any liability or other obligation on the part of such party to any Person in respect of this Agreement or the obligations under this Agreement, and no other party hereto shall have any claim against such party (and no Person shall have any rights against another party hereto), whether under contract, tort or otherwise, with respect to this Agreement or the obligations under this Agreement. Subject to Section 8(e), following the Final Termination Date, all obligations of each of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect of this Agreement or the obligations hereunder, and no party hereto shall have any claim against another (and no Person shall have any rights against another party hereto), whether under contract, tort or otherwise, with respect to this Agreement or the obligations under this Agreement. Notwithstanding the foregoing, nothing in this Agreement or any termination of any rights or obligations under this Agreement shall relieve any party hereto from liability from any willful and material breach of this Agreement or the obligations under this Agreement prior to such termination; provided, that (i) in the event the Company Merger Effective Time shall have occurred, no Stockholder shall have any liability or other obligation hereunder whatsoever, including with respect to any willful and material breach occurring prior thereto (other than any breach of Stockholder’s covenant in Sections 4(c) or 4(d)) or (ii) in the event an Acquisition Transaction shall have been consummated, no Stockholder shall have any liability or other obligation to the Company hereunder, including with respect to any willful and material breach occurring prior thereto (other than Stockholder’s covenant in Sections 4(c) or 4(d)).

(e)

Sections 8(d), 9 and 12 hereof and this Section 8(e) shall survive the termination of this Agreement, and shall continue to apply to and bind any each party hereto in accordance with their terms upon and following termination of the rights and obligations of a party to this Agreement.

SECTION 9.    Expenses. All fees and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Mergers or any Acquisition Transaction is consummated.

SECTION 10.    Public Announcements. Each Stockholder (in such Stockholder’s capacity as an owner of shares of Company Capital Stock or Holdings Units and/or signatory to this Agreement, and not in such Stockholder’s capacity as a director or officer of a member of the Company Group) shall only make public announcements regarding this Agreement and the transactions contemplated hereby that are consistent with the public statements made by the Company and any Parent Entity in connection with this Agreement, the Merger Agreement and the transactions contemplated thereby, and only with the prior written consent of any Parent Entity and the Company. Each Stockholder (i) consents to and authorizes the publication and disclosure by the Parent Entities or the Company and their respective Affiliates of its identity and holding of the Applicable Securities and the nature of its commitments and obligations under this Agreement in any disclosure required by the SEC or other Governmental Authority, provided that, the Parent Entities or the Company, as applicable, shall provide Stockholder and its counsel a reasonable opportunity to review and comment thereon, and the Parent Entities or the Company, as applicable, shall give reasonable consideration to any such comments, and (ii) agrees promptly to give to the Parent Entities and the Company, after written request therefor, any information reasonably required by such party or its Affiliates for the preparation of any such disclosure documents. The Parent Entities and the Company consents to and authorizes the publication and disclosure by each Stockholder of the nature of its commitments and obligations under this Agreement and such other matters as may be required in connection with the Mergers or any Acquisition Transaction in any Form 4, Schedule 13D, Schedule 13G or other disclosure required by the SEC or other Governmental Authority to be made by any Stockholder in connection with the Mergers or any Acquisition Transaction. Nothing set forth herein shall limit any disclosure by any Stockholder to its or its Affiliates’ general or limited partners on a confidential basis.

SECTION 11.    Adjustments. Subject to the restrictions set forth in Section 4 hereof, in the event (a) of any unit or stock split, unit or stock dividend or distribution, merger, reorganization, recapitalization, reclassification, combination, exchange of units or shares or the like of the capital stock or limited liability company interests of the Company or Holdings on, of or affecting the Applicable Securities or (b) that any Stockholder shall become the beneficial owner of any additional shares of Company Capital Stock or other Applicable Securities, then the terms of this Agreement shall apply to the shares of Company Capital Stock or other Applicable Securities held by a Stockholder immediately following the effectiveness of the events described in clause (a) or a Stockholder becoming the beneficial owner thereof as described in clause (b).

SECTION 12.    Miscellaneous.

(a)    Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, to the Parent Entities or the Company in accordance with Section 9.2 of the Merger Agreement and to a Stockholder at its address set forth on Schedule I attached hereto (or at such other address for a party as shall be specified by like notice).

(b)    Headings. The headings contained in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(c)    Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed (including by electronic signature) by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(d)    Entire Agreement, No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties, with respect to the subject matter hereof and thereof and (ii) is not intended to confer, nor shall it confer, upon any Person other than the parties hereto any rights or remedies or benefits of any nature whatsoever.

(e)    Governing Law, Jurisdiction. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware. Any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the internal laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rules that would result in the application of the laws or statutes of limitations of a different jurisdiction. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the transactions contemplated hereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 12(a) or in such other manner as may be permitted by applicable law, and nothing in this Section 12(e) will affect the right of any party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the parties agree that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(f)    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(f).

(g)    Assignment. Other than in connection with any Transfer permitted by Section 4, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto; provided, however, that either Parent Entity may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more direct or indirect wholly owned Subsidiaries of such Parent Entity in connection with the assignment of the rights, interests and obligations of such Parent Entity under the Merger Agreement to such indirect wholly owned Subsidiaries of such Parent Entity in accordance with the terms of the Merger Agreement, and any such assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional direct or indirect wholly owned Subsidiaries of such Parent Entity in connection with the assignment of the rights, interests and obligations of such assignee under the Merger Agreement to such additional direct or indirect wholly owned Subsidiaries of such Parent Entity in accordance with the terms of the Merger Agreement; provided that no such assignment shall relieve such Parent Entity of its obligations under this Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(h)    Severability of Provisions. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(i)    Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (A) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; and (B) the right of specific enforcement is an integral part of the Agreement and without that right, the Parent Entities and the Company would not have entered into this Agreement. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity and any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

(j)    Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto (other than, for the avoidance of doubt, any party whose rights and obligations under this Agreement have terminated as of such time), and no waiver or consent hereunder shall be effective against any party hereto unless it shall be in writing and signed by such party.

(k)    Binding Nature. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns.

(l)    No Recourse. The Parent Entities and the Company agree that no Stockholder or its Affiliates (in their capacity as holders of Company Securities) will be liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the Merger Agreement (which, for the avoidance of doubt, shall not include claims, losses, damages, expenses and other liabilities or obligations solely to the extent arising under, and in accordance with the terms of, this Agreement). In no event shall any Stockholder have any liability hereunder with respect to the representations, warranties, liabilities or obligations hereunder of any Stockholder who is not an Affiliate of such Stockholder.

(m)    No Presumption. This Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

(n)    No Agreement Until Executed. This Agreement (i) shall not be effective unless and until the Merger Agreement is executed by all parties thereto following approval thereof by the Company Board and (ii) shall be effective with respect to any Stockholder upon the execution of this Agreement by the Parent Entities, the Company and such Stockholder.

(o)    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Buyer Parties any direct or indirect ownership or incidence of ownership of or with respect to the Applicable Securities. All rights, ownership and economic benefits of and relating to the Applicable Securities shall remain vested in and belong to such Stockholder, and no Buyer Party shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company Parties or exercise any power or authority to direct any Stockholder in the voting of any of the Applicable Securities, except as otherwise specifically provided herein.

[Signature pages follow]

SIGNATURE PAGE TO

VOTING AND SUPPORT AGREEMENT

IN WITNESS WHEREOF, the Parent Entities, the Company and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

LAKE HOLDINGS, LP

By:
Name:
Title:

LAKE GUARANTOR, LLC

By:
Name:
Title:

Pluralsight, Inc.

By:
Name:
Title:

SIGNATURE PAGE TO

VOTING AND SUPPORT AGREEMENT

[●]

By:
[●]
[●]

SCHEDULE I

NAME	ADDRESS	COMPANY COMMON STOCK	COMPANY CLASS B STOCK	COMPANY CLASS C STOCK	COMPANY OPTIONS	COMPANY PSUS	COMPANY RSUS	HOLDINGS UNITS	HOLDINGS INCENTIVE UNITS	HOLDINGS RSUS

Pluralsight, Inc. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: VOTE BY INTERNET – [•] Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE – [•] Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, the day before the special meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [•]. KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1, 2 AND 3. 1.TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 11, 2020, AS IT MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG PLURALSIGHT, INC., LAKE HOLDINGS, LP, LAKE GUARANTOR, LLC, LAKE MERGER SUB I, INC., LAKE MERGER SUB II, LLC AND PLURALSIGHT HOLDINGS, LLC. 2.TO APPROVE ANY PROPOSAL TO ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING. 3.TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE BY PLURALSIGHT, INC. TO ITS NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGERS. NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.For AgainstAbstainThis proxy should be marked, dated and signed by the stockholder(s) exactly as his/her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. Signature (PLEASE SIGN WITHIN BOX)Date Signature (Joint Owners) Date

PRELIMINARY FORM OF PROXY CARD – SUBJECT TO COMPLETION PROXY CARD—WHITE Pluralsight, Inc. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Pluralsight, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated [    ], 2021 and hereby appoints Matthew Forkner and Mark McReynolds, and each of them, proxy and attorney-in fact, with full power of substitution and re-substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders, to be held on [    ], 2021 online via a live interactive webcast on the internet at [    ], at [    ], Mountain time, and at any postponement or adjournment or other delay or change in venue thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters that may properly come before the special meeting and adjournment(s) thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. PLEASE SIGN, DATE ON THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE, OR FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE TO VOTE BY INTERNET OR BY TELEPHONE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE